Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163704

PROSPECTUS SUPPLEMENT NO. 2

(To prospectus dated January 26, 2010, as supplemented by Supplement No. 1, dated May 27, 2010)

119,512,556 Ordinary Shares

AMARIN CORPORATION PLC

This prospectus supplement no. 2 (this “Supplement”) supplements and amends the prospectus dated January 26, 2010 (as amended and supplemented by prospectus supplement no. 1, dated May 27, 2010, as so amended and supplemented, the “Prospectus”), which relates to the sale of up to 119,512,556 of our ordinary shares, par value £0.50 per share (“Ordinary Shares”), each represented by one American Depositary Share (“ADS”), of Amarin Corporation plc, by the selling shareholders named in the Prospectus or their transferees, pledgees, donees or other successors in interest. This Supplement does not relate to our issuance of additional Ordinary Shares or ADSs beyond the 119,512,556 originally covered by the Prospectus.

On June 24, 2010, Amarin Corporation plc filed with the Securities and Exchange Commission its Annual Report on Form 20-F for the year ended December 31, 2009. This Annual Report is attached to this Supplement and thereby incorporated into the Prospectus. The information contained in our Annual Report supplements and supersedes, in part, the information contained in the Prospectus.

This Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus, which is to be delivered with this Supplement. This Supplement is qualified by reference to the Prospectus, except to the extent that the information in this Supplement updates and supersedes the information contained in the Prospectus.

Our ADSs are listed on the NASDAQ Capital Market, the principal trading market for our securities, under the symbol “AMRN.”

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS AND ON PAGE 4 OF THE ANNUAL REPORT INCLUDED IN THIS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES. BEFORE BUYING THESE SECURITIES, YOU SHOULD READ AND CONSIDER THE INFORMATION THAT AMARIN CORPORATION PLC FILES WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement no. 2 is June 24, 2010.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 20-F

☐	REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

OR

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

OR

☐	SHELL COMPANY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF EVENT REQUIRING THIS SHELL COMPANY REPORT

Commission file number 0-21392

AMARIN CORPORATION PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales

(Jurisdiction of Incorporation or Organization)

First Floor, Block 3, The Oval

Shelbourne Road, Ballsbridge, Dublin 4, Ireland

+353 1 6699020

(Address of Principal Executive Offices)

John F. Thero, Chief Financial Officer

12 Roosevelt Avenue, 3rd Floor, Mystic, CT 06355

+1-860-572-4979 phone

+1-860-572-4940 fax

(Name, Telephone, E-mail and/or Facsimile number and Address of company contact person)

SECURITIES REGISTERED OR TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Name of Each Exchange on Which Registered
American Depositary Shares, each representing one Ordinary Share Ordinary Shares, 50 pence par value per share	The NASDAQ Stock Market LLC

SECURITIES REGISTERED OR TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

(Title of Class)

SECURITIES FOR WHICH THERE IS A REPORTING OBLIGATION PURSUANT TO SECTION 15(d) OF THE ACT:

None.

(Title of Class)

Indicate the number of outstanding shares of each of the issuer’s classes of capital or common stock as of the close of the period covered by the annual report.

98,374,983 shares held as American Depository Shares (ADS), each representing one Ordinary Share, 50 pence par value per share, and 426,999 held as Ordinary Shares (not in the form of an ADS)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

YES  ☐    NO   ☒

If this report is an annual or transition report, indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

YES  ☐    NO   ☒

Note – Checking the box above will not relieve any registrant required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 from their obligations under those Sections.

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES  ☒    NO   ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

YES  ☐    NO   ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                Accelerated filer  ☐                Non-accelerated filer  ☒

Indicate by check mark which basis of accounting the registrant has used to prepare the financial statements included in this filing:

U.S. GAAP  ☐

International Financial Reporting Standards as issued by the International Accounting Standards Board  ☒

Other  ☐

If “Other” has been checked in response to the previous question, indicate by check mark which financial statement item the registrant has elected to follow.

ITEM 17  ☐    ITEM 18   ☐

If this is an annual report, indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

YES  ☐     NO  ☒

INTRODUCTION

This report comprises the annual report to shareholders of Amarin Corporation plc (NASDAQ: AMRN) and its annual report on Form 20-F in accordance with the requirements of the United States Securities and Exchange Commission, or SEC, for the year ended December 31, 2009. Amarin Corporation plc is a public limited company incorporated under the laws of England and Wales.

As used in this annual report, all references to “Parent” or “Parent Company” refer to the U.K. incorporated parent corporation only, Amarin Corporation plc. All references to the “Company”, “Consolidated”, “Group”, “Amarin”, “we”, “us” and “our” refer to the consolidated entity, which includes the Parent Company and all its wholly owned subsidiary companies, except as expressly noted otherwise.

Our registered office is located at 110 Cannon Street, London, EC4N 6AR, England. Our principal executive offices are located at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland, phone number 353 1 6699020. Our principal research and development facility and certain of our executive offices are located at 12 Roosevelt Avenue, 3rd Floor, Mystic, CT 06355, USA. Our U.S. telephone number is 860-572-4979. Our consolidated financial statements for the year ended December 31, 2009 have been prepared in accordance with international financial reporting standards (“IFRS”) as adopted by the European Union (“E.U.”) and as issued by the International Accounting Standards Board (“IASB”) and U.K. Companies Act 2006.

Our consolidated financial statements are presented in U.S. Dollars rounded to the nearest thousand. In this annual report, references to “pounds sterling,” “£” or “GBP” are to U.K. currency, references to “U.S. Dollar”, “$” or “US$” are to U.S. currency and references to “euro” or “€” are to Euro currency.

Also, as used in this annual report, unless the context otherwise indicates, the term “Ordinary Shares” refers to our ordinary shares, par value 50 pence per share, the term “Preference Shares” refers to our authorized preference shares, par value 5 pence per share, and the term “Series A Preference Shares” refers to our Series A Preference Shares, par value 50 pence per share.

Our American Depositary Shares, or ADSs, each representing one of our ordinary shares, are traded on the NASDAQ Capital Market under the symbol “AMRN.” The ADSs are evidenced by American Depositary Receipts, or ADRs, issued by Citibank, N.A., as Depositary under a Deposit Agreement dated as of March 29, 2003, among Amarin, Citibank, N.A. and registered holders from time to time of ADRs, as amended. See Part I, Item 12, Section D “American Depository Shares.”

Amarin and AMR101 are trademarks of Amarin Corporation plc. This annual report also includes the registered and unregistered trademarks and service marks of other parties.

See Part I, Item 5, Section G “Safe Harbor” for a cautionary statement regarding forward-looking statements and industry data used in this annual report.

PART I

Item 1	Identity of Directors, Senior Management and Advisers

Not applicable.

Item 2	Offer Statistics and Expected Timetable

Not applicable.

Item 3	Key Information

A. Selected Financial Data

General

The following table presents selected historical consolidated financial data. The selected historical consolidated financial data as of December 31, 2009, 2008 and 2007 and for each of the years ended December 31, 2009, 2008 and 2007 have been derived from our audited consolidated financial statements beginning on page F-1 of this annual report, prepared in accordance with IFRS as adopted by the E.U. and as issued by the IASB, which have been audited by PricewaterhouseCoopers, an independent registered public accountant firm, for the years ended December 31, 2009, 2008, and 2007.

The selected historical consolidated financial data as of December 31, 2006 and for the year then ended has been derived from our audited historical financial statements prepared in accordance with IFRS as adopted by the E.U. and as issued by the IASB which are not included in this annual report. The financial statements for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers, an independent registered public accountant firm, for the year ended December 31, 2006.

The selected historical consolidated financial data as of December 31, 2005 and for the year then ended has been derived from our audited historical financial statements prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”) which are not included in this annual report. Unless otherwise specified, all references in this annual report to “fiscal year” or “year” of Amarin refer to a twelve-month financial period ended December 31.

On January 18, 2008 our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of 5 pence each became one ordinary share of 50 pence each. The new conversion ratio, together with all prior conversions, has been reflected in all years in the weighted average share numbers shown in the consolidated statement of operations data below.

Selected Consolidated Financial Data (in US $, in 000’s) — IFRS

Years Ended December 31:

	2009	2008[1]	2007[1]	2006
Consolidated Income Statement Data — IFRS
Net sales revenues	—	—	—	500
Total loss from operations	(52,303)	(28,180)	(40,733)	(28,068)
Net loss	(59,317)	(20,021)	(37,800)	(26,751)
Net loss per Ordinary Share – basic[2]	(1.40)	(0.91)	(3.86)	(3.25)
Net loss per Ordinary Share – diluted[2]	(1.40)	(0.91)	(3.86)	(3.25)
Consolidated Balance Sheet Data — IFRS
Working capital assets	49,359	10,069	11,072	28,710
Total assets	56,197	38,115	43,712	49,559
Long term obligations	(902)	(651)	(4,801)	(110)
Capital stock (Ordinary Shares)	83,930	25,928	12,942	7,990
Total shareholders’ equity	48,602	30,356	28,255	38,568
Number of ordinary shares in issue (in 000’s)[2]	98,802	27,047	13,906	9,068
Denomination of each ordinary share[2]	£0.50	£0.50	£0.50	£0.50

[1]	Results for 2008 and 2007 were adjusted in connection with the adoption of the IFRS 2 (Amendment).
[2]

On January 18, 2008, our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of 5p each became one ordinary share of 50p. All shares and share information have been adjusted to reflect this consolidation.

Selected Consolidated Financial Data (in US $, in 000’s) — U.K. GAAP

Year Ended December 31, 2005

2005[1]
Consolidated Income Statement Data — U.K. GAAP
Net sales revenues	500
Total loss from operations	(20,478)
Loss from continuing operations	(20,478)
Net income/(loss)	(20,547)
Loss from continuing operations per Ordinary Share[2]	(4.45)
Net income/(loss) per Ordinary Share – basic[2]	(4.41)
Net income/(loss) per Ordinary Share – diluted[2]	(4.41)
Consolidated Balance Sheet Data — U.K. GAAP
Working capital assets	28,673
Total assets	46,760
Long term obligations	(180)
Capital stock (Ordinary Shares)	6,778
Total shareholders’ equity	38,580
Number of Ordinary Shares in issue (in 000’s)[2]	7,755
Denominations of each ordinary share[2]	£0.50

[1]	As restated for non-cash compensation expense due to the adoption of U.K. GAAP, Financial Reporting Standard 20 “Share-based payments”.
[2]

On January 18, 2008, our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of 5p each became one ordinary share of 50p. The share numbers and share information above have been adjusted to reflect this share consolidation.

Exchange Rates

Our functional currency has been U.S. dollar (“US$”) since January 1, 2003. The consolidated financial data provided in this annual report is in US$.

Since certain of our assets, liabilities and transactions are denominated in pounds sterling (“GBP”) and Euros, the rate of exchange between GBP and US$ and between Euros and US$, which is determined by supply and demand in the foreign exchange markets and affected by numerous factors, impact our financial results. Fluctuations in the exchange rates between US$ and GBP and between US$ and Euros may affect any earnings or losses reported by us and the book value of our shareholders’ equity as expressed in US$, and consequently may affect the market price for our ADSs.

The following table sets forth the average buying rate on the last day of the period indicated, as expressed in US$ per GBP:

Fiscal Period	Average Buying Rate (US$/GBP)
12 months ended December 31, 2009	1.57
12 months ended December 31, 2008	1.85
12 months ended December 31, 2007	2.01
12 months ended December 31, 2006	1.84
12 months ended December 31, 2005	1.82

The following table sets forth the high and low buying rate for each of the last six months, as expressed in US$ per GBP:

Month	High Buying Rate (US$/GBP)	Low Buying Rate (US$/GBP)
May 2010	1.54	1.42
April 2010	1.55	1.50
March 2010	1.54	1.48
February 2010	1.61	1.52
January 2010	1.65	1.59
December 2009	1.67	1.58

The average buying rate as of June 16, 2010 was US$1.48 per GBP.

B. Capitalization and Indebtedness

Not applicable.

C. Reasons for the Offer and Use of Proceeds

Not applicable.

D. Risk Factors

You should carefully consider the risks and the information about our business described below, together with all the other information included in this annual report before making an investment decision regarding our ADSs. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks and uncertainties develop into actual events, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such an instance, the trading price of our ADSs could decline.

Risks Related to our Financial Position and Capital Requirements

We have a history of losses and anticipate that we will incur continued losses for the foreseeable future.

We have not been profitable in any of the last five fiscal years. For the fiscal years ended December 31, 2009, 2008 and 2007 we reported losses under IFRS of approximately $58.1 million, $20.0 million and $37.8 million, respectively. Substantially all of our operating losses resulted from costs incurred in connection with our development programs and from general and administrative costs associated with our operations. We expect to incur additional and increasing operating losses over the next several years. These losses, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders’ equity and working capital. We expect our research and development expenses to significantly increase in connection with our ongoing Phase III clinical trials for AMR101 and other studies for our product candidates. In addition, if we obtain regulatory approval for any of our product candidates, we may incur significant sales, marketing, in-licensing and outsourced manufacturing expenses, as well as continued research and development expenses. As a result, we expect to continue to incur significant and increasing operating losses for the foreseeable future. Because of the numerous risks and uncertainties associated with developing pharmaceutical products, we are unable to predict the extent of any future losses or when we will become profitable, if at all.

We have not generated any revenue from our product candidates and may never be profitable.

Our ability to become profitable depends upon our ability to generate revenue. Unless and until marketing approval is obtained from either the U.S. Food and Drug Administration, which we refer to as the FDA, or European Medicines Evaluation Agency, which we refer to as the EMEA, for any of our products candidates, or we are otherwise able to acquire rights to products or product candidates that have received regulatory approval or are at an advanced stage of development and can be readily commercialized, we may not be able to generate sufficient revenues to attain profitability. In addition, our ability to generate profits after any FDA or EMEA approval of our product candidates is subject to our ability to contract for the manufacture of commercial quantities of our product candidates at acceptable cost levels and establish sales and marketing capabilities or identify and enter into one or more strategic collaborations to effectively market and sell our product candidates.

Even if one or more of our product candidates is approved for commercial sale, which we do not expect to occur for several years, any approved product candidate may not gain market acceptance or achieve commercial success. In addition, we would anticipate incurring significant costs associated with commercializing any approved product. We may not achieve profitability soon after generating product sales, if ever. If we are unable to generate product revenues, we will not become profitable and may be unable to continue operations without continued funding.

Our ability to generate revenues depends on obtaining regulatory approvals for our products.

In order to successfully commercialize a product, we or our potential partners will be required to conduct tests and successfully complete clinical trials needed in order to meet regulatory requirements and to obtain applicable regulatory approvals. The costs of developing and obtaining regulatory approvals for pharmaceutical products can be substantial. Our ability to commercialize any of our products in development is dependent upon the success of development efforts in clinical studies. If these clinical trials fail to produce satisfactory results, or if we are unable to maintain the financial and operational capability to complete these development efforts, we may be unable to generate revenues. Even if we obtain regulatory approvals, the timing or scope of any approvals may prohibit or reduce our ability to commercialize products successfully. For example, if the approval process takes too long, we may miss market opportunities and give other companies the ability to develop competing products or establish market dominance. Additionally, the terms of any approvals may not have the scope or breadth needed for us to commercialize products successfully.

Our historical financial results do not form an accurate basis for assessing our current business.

As a consequence of our decision in 2009 to focus on product development for cardiovascular indications and the discontinuation of development work related to other product candidates, together with our acquisition of Ester Neurosciences Limited in December 2007, our historical financial results do not form an accurate basis upon which investors should base their assessment of our business and prospects. We are now conducting Phase III clinical trials for AMR101 and expect our research and development expenses to continue to increase significantly in the coming years. Accordingly, our historical financial results reflect a substantially different business from that currently being conducted. In addition, we have not yet demonstrated an ability to obtain regulatory approval for or commercialize a product candidate. Consequently, any predictions about our future performance may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

We are undergoing significant organizational change. Failure to manage disruption to the business or the loss of key personnel could have an adverse effect on our business.

During 2009 and 2010 we made significant changes to both our management structure and the locations from which we operate. We opened a new office in Mystic, CT USA in September 2008 and have transitioned substantially all operating activities and functions from Dublin, Ireland to Mystic. As a result of this, key employees may be distracted from their usual role and our business may experience a loss of continuity. In addition, we expect to expend substantial amounts of money in connection with this transition. Any of these factors could result in delays in development projects, failure to achieve managerial targets or other disruption to the business which could have material adverse affects on our business and results of operations.

We are highly dependent upon the efforts of our senior management. The loss of the services of one or more members of senior management could have a material adverse effect on us. As a small company with a streamlined management structure, the departure of any key person could have a significant impact and would be potentially disruptive to our business until such time as a suitable replacement is hired. Furthermore, because of the specialized nature of our business, as our business plan progresses we will be highly dependent upon our ability to attract and retain qualified scientific, technical and key management personnel. There is intense competition for qualified personnel in the areas of our activities. In this environment, we may not be able to attract and retain the personnel necessary for the development of our business, particularly if we do not achieve profitability. The failure to recruit key scientific, technical and management personnel would be detrimental to our ability to implement our business plan.

We will require substantial additional resources to fund our operations and to develop our product candidates. If we cannot find additional capital resources, we will have difficulty in operating as a going concern and growing our business.

We currently operate with limited resources. On March 31, 2010, we had a cash balance of approximately $44.4 million. Based upon current business activities, we forecast having sufficient cash to fund operations for at least a period of 12 months from the date of this report. Our future capital requirements will depend on many factors, including the:

•	progress of pre-clinical development and laboratory testing and clinical trials;

•	time and costs involved in obtaining regulatory approvals;

•	number of product candidates we pursue;

•	costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and

•

the costs associated with commercializing our product candidates if they receive regulatory approval, including the cost and timing of developing sales and marketing capabilities, or entering into strategic collaboration with others relating to the commercialization of our product candidates.

Furthermore, in order to potentially obtain the broadest possible label for AMR101 in the United States based on the results of our clinical Study 17 (known as the ANCHOR trial), we are required to have an outcome study substantially underway at the time of our New Drug Application, or NDA, filing. Our current financial resources are not sufficient to fund an outcome study which study could last for years. In the event that we do not receive funding from a commercial partner for an outcome study on acceptable terms, if at all, we will be required to seek additional capital resources to fund such study or to file our NDA for a potentially narrower indication.

Our ability to execute our business strategy and sustain our infrastructure at our current level will be impacted by whether or not we have sufficient funds. Depending on market conditions and our ability to maintain financial stability, we may not have access to additional funds on reasonable terms or at all. Any inability to obtain additional funds when needed would have a material adverse effect on our business and on our ability to operate on an ongoing basis.

The continued negative economic conditions would likely negatively impact Amarin’s ability to obtain financing on acceptable terms.

While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of any financings may be dilutive to, or otherwise adversely affect, holders of our outstanding securities. Many people believe that participants in financial markets in the United States are increasingly less willing to fund drug discovery companies like us. There can be no assurance that we will be able to access equity or credit markets in order to finance our operations or expand development programs for any of our product candidates, or that there will not be a further deterioration in financial markets and confidence in economies. We may also have to scale back or further restructure our operations. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our research or development programs.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaboration, strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder.

As of May 31, 2010, there were warrants outstanding for the purchase of up to 41,217,578 ADSs (in the form of ordinary shares) with a weighted average exercise price of $1.75 per share. It is likely that we may issue additional warrants to purchase ADSs or ordinary shares in connection with any future financing. Further, as of May 31, 2010 we also had outstanding employee options to purchase 8,953,100 ADSs at an average exercise price of $2.47 per share. The exercise of any of these options or warrants will further dilute your ownership interest.

Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic alliance and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

Risks Related to the Development and Commercialization of our Product Candidates

We may not be successful in developing or marketing future products if we cannot meet the extensive regulatory requirements of the FDA and other regulatory agencies for quality, safety and efficacy.

The success of our research and development efforts is dependent in part upon our ability, and the ability of our partners or potential partners, to meet, regulatory requirements in the jurisdictions where we or our partners or potential partners ultimately intend to sell such products once approved. The development, manufacture and marketing of pharmaceutical products are subject to extensive regulation by governmental authorities in the U.S., the E.U., Japan and elsewhere. In the U.S., the FDA generally requires pre-clinical testing and clinical trials of each drug to establish its safety and efficacy and extensive pharmaceutical development to ensure its quality before its introduction into the market. Regulatory authorities in other jurisdictions impose similar requirements. The process of obtaining regulatory approvals is lengthy and expensive and the issuance of such approvals is uncertain. The commencement and rate of completion of clinical trials and the timing of obtaining marketing approval from regulatory authorities may be delayed by many factors, including:

•	the lack of efficacy during clinical trials;

•	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices for use in clinical trials;

•	slower than expected rates of patient recruitment;

•	the inability to observe patients adequately after treatment;

•	changes in regulatory requirements for clinical or preclinical studies;

•	unforeseen safety issues emerge in clinical or preclinical studies;

•	delay, suspension, or termination of a trial by the institutional review board responsible for overseeing the study at a particular study site;

•	unanticipated changes to the requirements imposed by regulatory authorities on the extent, nature or timing of studies to be conducted on quality, safety and efficacy; and

•	government or regulatory delays or “clinical holds” requiring suspension or termination of a trial.

Even if we obtain positive results from early stage pre-clinical or clinical trials, we may not achieve the same success in future trials. Similarly, positive results from studies in Japan of the active ingredient in AMR101 may not result in the same success in trials outside of Japan. Clinical trials that we or potential partners conduct may not provide sufficient safety and efficacy data to obtain the requisite regulatory approvals for product candidates. The failure of clinical trials to demonstrate safety and efficacy for our desired indications could harm the development of that product candidate as well as other product candidates, and our business and results of operations would suffer. For example, the efficacy results of our AMR101 Phase III clinical trials for the treatment of Huntington’s disease were negative, as a result of which we revised our clinical strategy and shifted our focus of AMR101 towards the treatment of cardiovascular disease.

Any approvals that are obtained may be limited in scope, may require additional post-approval studies or may require the addition of labeling statements, such as a contraindication or a “black box” warning that the drug carries significant risks of serious or life-threatening adverse effects or other requirements. Any of these or similar circumstances could adversely affect our ability to earn revenues from the sale of such products. Even in circumstances where products are approved by a regulatory body for sale, the regulatory or legal requirements may change over time, or new safety or efficacy information may be identified concerning a product, which may lead to the withdrawal of a product from the market or similar use restrictions. The discovery of previously unknown problems with a product or manufacturer may result in restrictions on that product or manufacturer, including withdrawal of the product from the market, which would have a negative impact on our potential revenue stream.

After approval, our products will be subject to extensive government regulation.

Once a product is approved, numerous post-approval requirements apply. Among other things, the holder of an approved New Drug Application, or NDA, is subject to periodic and other monitoring and reporting obligations enforced by the FDA and other regulatory bodies, including obligations to monitor and report adverse events and instances of the failure of a product to meet the specifications in the approved application. Application holders must also submit advertising and other promotional material to regulatory authorities and report on ongoing clinical trials.

With respect to sales and marketing activities by our partners, advertising and promotional materials must comply with FDA rules in addition to other potentially applicable federal and local laws in the United States and in other countries. In the United States, the distribution of product samples to physicians must comply with the requirements of the U.S. Prescription Drug Marketing Act. Manufacturing facilities remain subject to FDA inspection and must continue to adhere to the FDA’s current good manufacturing practice requirements. Application holders must obtain FDA approval for product and manufacturing changes, depending on the nature of the change. Sales, marketing, and scientific/educational grant programs must also comply with the U.S. Medicare-Medicaid Anti-Fraud and Abuse Act, as amended, the U.S. False Claims Act, as amended and similar state laws. Pricing and rebate programs must comply with the U.S. Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990, as amended. If products are made available to authorized users of the U.S. Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to U.S. federal and state consumer protection and unfair competition laws. Similar requirements exist in all of these areas in other countries.

Depending on the circumstances, failure to meet these post-approval requirements can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, or refusal to allow us to enter into supply contracts, including government contracts. In addition, even if we or our potential partners comply with FDA and other requirements, new information regarding the safety or effectiveness of a product could lead the FDA to modify or withdraw a product approval. Adverse regulatory action, whether pre- or post-approval, can potentially lead to product liability claims and increase our product liability exposure. We or our potential partners must also compete against other products in qualifying for reimbursement under applicable third party payment and insurance programs.

We may be dependent upon the success of a limited range of products.

If development efforts for our products are not successful for any indications or if they are not approved by the FDA, or if adequate demand for our products is not generated, our business will be materially and adversely affected. Even if we are able to develop additional products from our research and development efforts, the range of products we will be able to commercialize may be limited. This could restrict our ability to respond to adverse business conditions. If we are not successful in developing any future product or products, or if there is not adequate demand for any such products or the market for such product develops less rapidly than we anticipate, we may not have the ability to shift our resources to the development of alternative products. As a result, the limited range of products we intend to develop could constrain our ability to generate revenues and achieve profitability.

Our future products may not be able to compete effectively against our competitors’ pharmaceutical products.

The pharmaceutical industry is highly competitive. If we are successful in completing the development of any of our products, we may face competition to the extent other pharmaceutical companies have on the market or are able to develop products for the treatment of similar indications. Potential competitors in this market include companies with greater resources and name recognition than us. Furthermore, to the extent we are able to acquire or develop additional marketable products in the future such products will compete with a variety of other products within the United States or elsewhere, possibly including established drugs and major brand names. Competitive factors, including generic competition, could force us to lower prices or could result in reduced sales. In addition, new products developed by others could emerge as competitors to our future products. Products based on new technologies or new drugs could render our products obsolete or uneconomical.

Our potential competitors both in the United States and Europe include large, well-established pharmaceutical companies, specialty pharmaceutical sales and marketing companies and specialized cardiovascular treatment companies, including Lovaza, as currently marketed by GlaxoSmithKline. In addition, we may compete with universities and other institutions involved in the development of technologies and products that may compete with ours. Many of our competitors will likely have greater resources than us, including financial, product development, marketing, personnel and other resources. Our projected revenue streams for our product candidates, if approved, could be significantly eroded if a competing product obtains marketing approval, particularly if this approval is obtained before the approval of our product candidate.

The success of our future products will also depend in large part on the willingness of physicians to prescribe these products to their patients. Our future products may compete against products that have achieved broad recognition and acceptance among medical professionals. In order to achieve an acceptable level of subscriptions for our future products, we must be able to meet the needs of both the medical community and end users with respect to cost, efficacy and other factors.

Our current lead product candidate is a prescription grade Omega-3 fatty acid. Omega-3 fatty acids are marketed by other companies as a dietary supplement. As a result, our lead product candidate, if approved, may be subject to substitution and competition.

Our current lead product candidate, AMR101, is a prescription grade Omega-3 fatty acid. Omega-3 fatty acids are naturally occurring substances in various foods, including fatty fish. Omega-3 fatty acids are also marketed by others as a dietary supplement. We believe the pharmaceutical grade purity of AMR101, if approved, will have a superior therapeutic profile to naturally occurring Omega-3 fatty acids and dietary supplements. However, we cannot be sure physicians will view AMR101, if approved, as superior. To the extent the price of AMR101, if approved, is significantly higher than the prices of commercially available Omega-3 fatty acids marketed by other companies as dietary supplements, physicians may recommend these commercially alternatives instead of writing prescriptions for AMR101 or patients may elect on their own to take commercially available Omega-3 fatty acids. Either of these outcomes may adversely impact our results of operations by limiting how we price our product.

In order to commercialize our future products, we may need to find a collaborative partner to help market and sell our products.

Our strategy for commercializing currently anticipates that we will enter into collaborative arrangements with one or more pharmaceutical companies that have product development resources and expertise, established distribution systems and direct sales forces to successfully market our products. If so, we will be reliant on one or more of these strategic partners to generate revenue on our behalf.

We may not be successful in finding a collaborative partner to help market and sell our products, or may be delayed in doing so, in which case we would not receive revenue or royalties on the timeframe and to the extent that we currently anticipate. We face significant competition in seeking appropriate collaborators and these collaborations are complex and time-consuming to negotiate and document. We may not be able to negotiate collaborations on acceptable terms, or at all. If that were to occur, we may have to curtail the development of a particular product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of our sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we will need to obtain additional capital, which may not be available to us on acceptable terms, or at all. If we cannot raise sufficient funds, we will not be able to bring our product candidates to market and generate product revenue.

For example, in October 2009, we announced our heightened strategic and operating focus on cardiovascular disease and our cessation of research and development of product candidates to treat central nervous system disorders. As of the date of this report, we have not received any acceptable offers to acquire, outlicense or otherwise continue the development of any of these product candidates. As a result, we have decided to write down the value of our central nervous system disorders program to zero as of December 31, 2009.

Potential technological changes in our field of business create considerable uncertainty.

We are engaged in the biopharmaceutical field, which is characterized by extensive research efforts and rapid technological progress. New developments in research are expected to continue at a rapid pace in both industry and academia. We cannot assure you that research and discoveries by others will not render some or all of our programs or product candidates uncompetitive or obsolete. Our business strategy is based in part upon new and unproven technologies to the development of biopharmaceutical products for the treatment of cardiovascular diseases. We cannot assure you that unforeseen problems will not develop with these technologies or applications or that any commercially feasible products will ultimately be developed by us.

We are subject to continuing potential product liability.

In October 2003, we sold Gacell Holdings AB, the Swedish holding company of Amarin Development AB, which we refer to as ADAB, our Swedish drug development subsidiary, to Watson Pharmaceuticals, Inc. In February 2004, we sold our U.S. subsidiary, Amarin Pharmaceuticals Inc., and certain assets, to Valeant Pharmaceuticals International, or Valeant. In connection with these transactions, we provided a number of representations and warranties to Watson and Valeant regarding the respective businesses sold to them, and other matters, and we undertook to indemnify Watson and Valeant under certain circumstances for breaches of such representations and warranties. We are not aware of any circumstances which could reasonably be expected to give rise to an indemnification obligation under our agreements with either Watson or Valeant. However, we cannot predict whether matters may arise in the future which were not known to us and which, under the terms of the relevant agreements, could give rise to a claim against us.

Although we disposed of the majority of our former commercial products in 2003 and 2004, we remain subject to the potential risk of product liability claims relating to the manufacturing and marketing of our former products during the period prior to their divestiture. Any person who is injured as a result of using one of our former products during our period of ownership may have a product liability claim against us without having to prove that we were at fault. The potential for liability exists despite the fact that our former subsidiary, Amarin Pharmaceuticals Inc. conducted all sales and marketing activities with respect to such products. Although we have not retained any liabilities of Amarin Pharmaceuticals Inc. in this regard, as the prior holder of ownership rights to such former products, third parties could seek to assert potential claims against us. Since we distributed and sold our products to a wide number of end users, the risk of such claims could be material.

We do not at presently carry product liability insurance to cover any such risks. If we were to seek insurance coverage, we may not be able to maintain product liability coverage on acceptable terms if our claims experience results in high rates, or if product liability insurance otherwise becomes costlier or unavailable because of general economic, market or industry conditions. If we add significant products to our portfolio, we will require product liability coverage and may not be able to secure such coverage at reasonable rates or at all.

Product liability claims could also be brought by persons who took part in clinical trials involving our current or former development stage products. A successful claim brought against us could have a material adverse effect on our business.

We may become subject to product liability claims as a result of our prior sales and marketing activities related to Permax.

Amarin was responsible for the sales and marketing of Permax from May 2001 until February 2004. On May 17, 2001, Amarin acquired the U.S. sales and marketing rights to Permax from Elan. An affiliate of Elan had previously obtained the licensing rights to Permax from Eli Lilly and Company in 1993. Eli Lilly originally obtained approval for Permax on December 30, 1988, and has been responsible for the manufacture and supply of Permax since that date. On February 25, 2004, Amarin sold its U.S. subsidiary, Amarin Pharmaceuticals, Inc., including the rights to Permax, to Valeant.

In late 2002, Eli Lilly, as the holder of the NDA for Permax, received a recommendation from the FDA to consider making a change to the package insert for Permax based upon the very rare observation of cardiac valvulopathy in patients taking Permax. While Permax has not been definitely proven as the cause of this condition, similar reports have been notified in patients taking other ergot-derived pharmaceutical products, of which Permax is an example. In early 2003, Eli Lilly amended the package insert for Permax to reflect the risk of cardiac valvulopathy in patients taking Permax and also sent a letter to a number of doctors in the United States describing this potential risk. Causation has not been established, but is thought to be consistent with other fibrotic side effects observed in Permax.

On March 29, 2007, the FDA announced that the manufacturers of pergolide drug products will voluntarily remove these drug products, including Permax, from the market. Further information about the removal of Permax and other pergolide drug products is available on the FDA’s website.

During 2008, two lawsuits alleging claims related to cardiac valvulopathy and Permax were filed in March and August respectively. One of the lawsuits was dismissed in February 2009, and the remaining case is currently pending in the United States. Among others, Eli Lilly, Elan, Valeant, Amarin Pharmaceuticals, and Amarin are named as defendants in this lawsuit, however Amarin has not been formally served with the complaint from the lawsuit. In addition, six cases alleging claims related to cardiac valvulopathy and Permax were filed in April 2008 in the United States and currently remain pending. Eli Lily, Valeant, Amarin Pharmaceuticals and unidentified parties are named as defendants in these cases and are defending against the claims and allegations. Amarin has not been named as a defendant or served with the complaints from these cases.

During 2009, two lawsuits alleging claims related to cardiac valvulopathy and Permax were filed in March and are currently pending in the United States. Eli Lilly, Elan, Valeant, Amarin Pharmaceuticals, Amarin and other parties are named as defendants in these lawsuits. Amarin has not been formally served with the complaint from these lawsuits. A third lawsuit, also filed in March, was dismissed in September only as to Amarin for the plaintiff’s failure to prosecute the case against Amarin.

Ten other claims related to cardiac valvulopathy and Permax and one claim related to compulsive gambling and Permax are or were being threatened against Eli Lilly, Elan, and/or Valeant and could possibly implicate Amarin.

We have reviewed the position and having taken external legal advice and consider the potential risk of significant liability arising for Amarin from these legal actions to be remote. No provision is booked in the accounts as of December 31, 2009.

Risks Related to Our Reliance of Third Parties

We rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet established deadlines for the completion of such clinical trials.

Our reliance on these third parties for clinical development activities reduces our control over these activities. However, if we sponsor clinical trials, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be delayed in obtaining regulatory approvals for our product candidates and may be delayed in our efforts to successfully commercialize our product candidates for targeted diseases.

Our supply of products for clinical trials and ultimately for commercial supply is dependent upon relationships with manufacturers and key suppliers.

We have no in-house manufacturing capacity and, to the extent we are successful in completing the development of our product candidates and/or acquiring or developing other marketable products in the future, we will be obliged to rely on contract manufacturers. We cannot assure you that we will successfully manufacture any product we may develop, either independently or under manufacturing arrangements, if any, with third party manufacturers. Moreover, if any manufacturer should cease doing business with us or experience delays, shortages of supply or excessive demands on their capacity, we may not be able to obtain adequate quantities of product in a timely manner, or at all. Manufacturers are required to comply with current NDA commitments and good manufacturing practices requirements enforced by the FDA, and similar requirements of other countries. The failure by a manufacturer to comply with these requirements could affect its ability to provide us with product.

Any manufacturing problem or the loss of a contract manufacturer could be disruptive to our operations and result in lost sales. Additionally, we will be reliant on third parties to supply the raw materials needed to manufacture our potential products. Any reliance on suppliers may involve several risks, including a potential inability to obtain critical materials and reduced control over production costs, delivery schedules, reliability and quality. Any unanticipated disruption to future contract manufacture caused by problems at suppliers could delay shipment of products, increase our cost of goods sold and result in lost sales.

In the past and currently, we purchase all supplies of the bulk compound (ethyl-EPA), which constitutes the only pharmaceutically active ingredient of AMR101, from a single supplier with a single manufacturing facility. While we have contractual freedom to source this ingredient elsewhere, there is no guarantee we will either be successful in identifying alternative supplier(s) or that these manufacturers will be qualified to manufacture the product to our specifications or that such future supplier(s) will have the manufacturing capacity to meet future requirements. All such suppliers are subject to regulatory approval. Our current supplier currently does not have sufficient manufacturing capacity to meet expected future commercial supply requirements and we cannot assure you that it or an alternative supplier will have the necessary capacity to meet our requirements or that we can contract with any such manufacturer on acceptable terms.

We do not currently have the capability to undertake marketing, or sales of any potential products.

We have not invested in marketing or product sales resources. We cannot assure you that we will be able to acquire such resources. We cannot assure you that we will successfully market any product we may develop, either independently or under marketing arrangements, if any, with other companies. To the extent that we enter into contractual relationships with other companies to market our products, if any, the success of such products may depend on the success of securing and maintaining such contractual relationships the efforts of those other companies (and any subcontractors they engage).

We have limited personnel to oversee out-sourced contract manufacturing, clinical testing and the regulatory approval process.

It is likely that we will also need to hire additional personnel skilled in the manufacturing, clinical testing and regulatory compliance process if we develop additional product candidates with commercial potential. We do not currently have the capability to conduct clinical testing in-house and do not currently have plans to develop such a capability. We out-source our clinical testing to contract research organizations. We currently have a limited number of employees and certain other outside consultants who oversee the contract research organizations involved in clinical testing of our compounds.

Legislative or regulatory reform of the health care system in the United States and foreign jurisdictions may affect our ability to profitably sell our products, if approved.

Our ability to commercialize our future products successfully, alone or with collaborators, will depend in part on the extent to which reimbursement for the products will be available from government and health administration authorities, private health insurers and other third-party payors. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payors of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. Congress has just passed the America Affordable Health Choices Act of 2009 and is considering a number of proposals that are intended to reduce or limit the growth of health care costs and which could significantly transform the market for pharmaceuticals products. We expect further federal and state proposals and health care reforms to continue to be proposed by legislators, which could limit the prices that can be charged for the products we develop and may limit our commercial opportunity. In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

The continuing efforts of government and other third-party payors to contain or reduce the costs of health care through various means may limit our commercial opportunity. It will be time-consuming and expensive for us to go through the process of seeking reimbursement from Medicare and private payors. Our products may not be considered cost-effective, and government and third-party private health insurance coverage and reimbursement may not be available to patients for any of our future products or sufficient to allow us to sell our products on a competitive and profitable basis. Our results of operations could be adversely affected by the MMA and additional prescription drug coverage legislation, by the possible effect of this legislation on amounts that private insurers will pay and by other health care reforms that may be enacted or adopted in the future. In addition, increasing emphasis on managed care in the United States will continue to put pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we or any potential collaborators could receive for any of our future products and could adversely affect our profitability.

In some foreign countries, including major markets in the European Union and Japan, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to 12 months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical study that compares the cost-effectiveness of our product candidates to other available therapies. Such pharmacoeconomic studies can be costly and the results uncertain. Our business could be harmed if reimbursement of our products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

Risks Related to Our Intellectual Property

We are dependent on patents, proprietary rights and confidentiality.

Because of the significant time and expense involved in developing new products and obtaining regulatory approvals, it is very important to obtain patent and trade secret protection for new technologies, products and processes. Our ability to successfully implement our business plan will depend in large part on our ability to:

•	acquire patented or patentable products and technologies;

•	obtain and maintain patent protection or market exclusivity for our current and acquired products;

•	preserve any trade secrets relating to our current and future products; and

•	operate without infringing the proprietary rights of third parties.

Although we intend to make reasonable efforts to protect our current and future intellectual property rights and to ensure that any proprietary technology we acquire does not infringe the rights of other parties, we may not be able to ascertain the existence of all potentially conflicting claims. Therefore, there is a risk that third parties may make claims of infringement against our current or future products or technologies. In addition, third parties may be able to obtain patents that prevent the sale of our current or future products or require us to obtain a license and pay significant fees or royalties in order to continue selling such products.

We may in the future discover the existence of products that infringe upon patents that we own or that have been licensed to us. Although we intend to protect our trade secrets and proprietary know-how through confidentiality agreements with our manufacturers, employees and consultants, we may not be able to prevent our competitors from breaching these agreements or third parties from independently developing or learning of our trade secrets.

We anticipate that competitors may from time to time oppose our efforts to obtain patent protection for new technologies or to submit patented technologies for regulatory approvals. Competitors may seek to challenge patent applications or existing patents to delay the approval process, even if the challenge has little or no merit. Patent challenges are generally highly technical, time consuming and expensive to pursue. Were we to be subject to one or more patent challenges, that effort could consume substantial time and resources, with no assurances of success, even when holding an issued patent.

If we do not obtain protection under the Hatch-Waxman Amendments and similar foreign legislation to extend our patents and to obtain market exclusivity for our product candidates, our business may be materially harmed.

We believe that the AMR101 compound is a new chemical entity in the United States and may be eligible for market exclusivity under the Food Drug and Cosmetic Act (“FDCA”), as amended by the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. A drug can be classified as a new chemical entity if the FDA has not previously approved any other new drug containing the same active agent. Under sections 505(c)(3)(E)(ii) and 505(j)(5)(F)(ii) of the FDCA, as amended by the Hatch-Waxman Amendments, a new chemical entity that is granted regulatory approval may, in the absence of patent protections, be eligible for five years of marketing exclusivity in the United States following regulatory approval. This marketing exclusivity, if granted, would preclude approval during the exclusivity period of certain 505(b)(2) applications or certain abbreviated new drug applications submitted by another company for another version of the drug. However, there is no assurance that our compounds will be considered to be new chemical entities for these purposes or be entitled to the period of marketing exclusivity. If we are not able to gain or exploit the period of marketing exclusivity, we may face significant competitive threats to our commercialization of these compounds from other manufacturers, including the manufacturers of generic alternatives. Further, even if our compounds are considered to be new chemical entities and we are able to gain five years of marketing exclusivity, another company could also gain such marketing exclusivity under the provisions of the FDCA, as amended by the Hatch-Waxman Amendments, if such company can complete a full NDA with a complete human clinical trial process and obtain regulatory approval of its product.

Despite the use of confidentiality agreements and/or proprietary rights agreements, which themselves may be of limited effectiveness, it may be difficult for us to protect our trade secrets.

We rely on trade secrets to protect technology in cases when we believe patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. While we require certain of our academic collaborators, contractors and consultants to enter into confidentiality agreements, we may not be able to adequately protect our trade secrets or other proprietary information.

Risks Related to Ownership of our ADSs and Ordinary Shares

The price of our ADSs and Ordinary Shares may be volatile.

The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the securities of many pharmaceutical and medical technology companies have been especially volatile in the past, and this trend is expected to continue in the future. Our ADSs may also be subject to volatility as a result of their limited trading market.

As of December 31, 2009 and May 31, 2010 we had 98,901,974 shares outstanding. As of May 31, 2010 there are 98,383,215 shares held as ADSs and 418,767 held as ordinary shares (which are not held in the form of ADSs). We issued 66.4 million ADSs and warrants to purchase an additional 33.2 million ADSs in our October 2009 private placement. There is a risk that there may not be sufficient liquidity in the market to accommodate significant increases in selling activity or the sale of a large block of our securities. Our ADSs have historically had limited trading volume, which may also result in volatility. During the twelve-month period ending December 31, 2009, the average daily trading volume for our ADSs was 15,432. If any of our large investors, particularly the participants in our October 2009 private placement, seek to sell substantial amounts of our ADSs, particularly if these sales are in a rapid or disorderly manner, or other investors perceive that these sales could occur, the market price of our ADSs could decrease significantly.

If our public float and the level of trading remain at limited levels over the long term, this could result in volatility and increase the risk that the market price of our ADSs and ordinary shares may be affected by factors such as:

•	the announcement of new products or technologies;

•	innovation by us or our competitors;

•	developments or disputes concerning any future patent or proprietary rights;

•	actual or potential medical results relating to our products or our competitors’ products;

•	interim failures or setbacks in product development;

•	regulatory developments in the United States, the European Union or other countries;

•	currency exchange rate fluctuations; and

•	period-to-period variations in our results of operations.

A share price of less than $1.00 may impact our NASDAQ listing.

Our ADSs are currently trading above $1.00; however, during periods of 2010, 2009 and 2008, it was trading beneath $1.00 per share, including an extended period from October 6, 2008 to April 7, 2009. If Amarin’s closing bid price is less than $1.00 for 30 consecutive trading days, Amarin will receive a NASDAQ staff deficiency letter indicating that we are not in compliance with the minimum bid price requirement for continued listing. Such a letter would trigger an automatic 180 calendar day period within which the company could regain compliance. Compliance is regained at any time during this period, if the Amarin closing bid price is $1.00 per share or more for a minimum of 10 consecutive trading days. If compliance cannot be demonstrated by the end of the 180 days, Amarin will be afforded an additional 180 calendar day compliance period if NASDAQ determines at that time that we meet the remaining NASDAQ Capital Market initial listing criteria in Rule 5215(b), except for the bid price requirement. If Amarin was not eligible for an additional compliance period, NASDAQ would provide written notification that our securities will be delisted. At that time, Amarin could appeal NASDAQ’s determination to delist its securities to a Listing Qualifications Panel.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended. As such, we are currently exempt from certain provisions applicable to U.S. public companies including:

•	the rules under the Securities Exchange Act of 1934, as amended, or Exchange Act, requiring the filing with the SEC of quarterly reports on Form 10-Q and current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

A foreign private issuer may lose this status if a majority of its directors are U.S citizens or residents and it fails to meet additional requirements. Although this test is not conducted until June 30 of this year, our current belief is that we will lose our status as a foreign private issuer effective as of January 1, 2011.

The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer will be significantly more than costs we incur as a foreign private issuer. In addition to having to make the above described filings with the U.S. Securities and Exchange Commission, which are more detailed forms typically filed by foreign private issuer, we will lose our ability to rely upon exemptions from certain corporate governance requirements and we will be required to prepare our financial statements in accordance with U.S. generally accepted accounting principles.

U.S. Holders of our Ordinary Shares or ADSs could be subject to material adverse tax consequences if we are considered a PFIC for U.S. federal income tax purposes.

There is a risk that we will be classified as a passive foreign investment company, or “PFIC,” for U.S. federal income tax purposes. Our status as a PFIC could result in a reduction in the after-tax return to U.S. Holders of our ordinary shares or ADSs and may cause a reduction in the value of such shares. We will be classified as a PFIC for any taxable year in which (i) 75% or more of our gross income is passive income or (ii) at least 50% of the average value of all our assets produces or are held for the production of passive income. For this purpose, passive income includes interest, gains from the sale of stock, and royalties that are not derived in the active conduct of a trade or business. Because we receive interest and may receive royalties, there is a risk that we will be considered a PFIC under the income test described above. In addition, because of our cash position and our ownership of patents, there is a risk that we will be considered a PFIC under the asset test described above. While we believe that the PFIC rules were not intended to apply to companies such as us that focus on research, development and commercialization of drugs, no assurance can be given that the U.S. Internal Revenue Service or a U.S. court would determine that, based on the composition of our income and assets, we are a PFIC currently or in the future. If we were classified as a PFIC, U.S. holders of our ordinary shares or ADSs could be subject to greater U.S. income tax liability than might otherwise apply, imposition of U.S. income tax in advance of when tax would otherwise apply, and detailed tax filing requirements that would not otherwise apply. The PFIC rules are complex, and U.S. Holders of our ordinary shares or ADSs are urged to consult their own tax advisors regarding the possible application of the PFIC rules to them in their own particular circumstances.

A change in our tax residence could have a negative effect on our future profitability.

Although we are incorporated in England and Wales, our directors seek to ensure that our affairs are conducted in such a manner that we are resident in Ireland for Irish tax purposes. It is possible that in the future, whether as a result of a change in law or the practice of any relevant tax authority or as a result of any change in the conduct of our affairs following a review by our directors, we could become, or be regarded as having become resident in a jurisdiction other than Ireland. Should we cease to be an Irish tax resident, we may be subject to a charge to Irish capital gains tax on our assets. Similarly, if the tax residency of any of our subsidiaries were to change from their current jurisdiction for any of the reasons listed above, we may be subject to a charge to local capital gains tax charge on the assets.

U.S. Holders of our Ordinary Shares or ADSs may be subject to U.S. income taxation at ordinary income tax rates on undistributed earnings and profits.

Although we do not currently generate any revenue or profits, there is a future risk that we will be classified as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes. If we are classified as a CFC, any shareholder that is a U.S. person that owns directly, indirectly or by attribution, 10% or more of the voting power of our outstanding shares may be subject to U.S. income taxation at ordinary income tax rates on all or a portion of our undistributed earnings and profits attributable to “subpart F income.” Such 10% shareholder may also be taxable at ordinary income tax rates on any gain realized on a sale of ordinary shares or ADS, to the extent of our current and accumulated earnings and profits attributable to such shares. The CFC rules are complex and U.S. Holders of our ordinary shares or ADSs are urged to consult their own tax advisors regarding the possible application of the CFC rules to them in their particular circumstances.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under English law. The rights of holders of ordinary shares and, therefore, certain of the rights of holders of ADSs, are governed by English law, including the provisions of the Companies Act 2006, and by our Memorandum and Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. The principal differences include the following:

•

Under English law, each shareholder present at a meeting has only one vote unless demand is made for a vote on a poll, in which each holder gets one vote per share owned. Under U.S. law, each shareholder typically is entitled to one vote per share at all meetings. Under English law, it is only on a poll that the number of shares determines the number of votes a holder may cast. You should be aware, however, that the voting rights of ADSs are also governed by the provisions of a deposit agreement with our depositary bank.

•

Under English law, each shareholder generally has preemptive rights to subscribe on a proportionate basis to any issuance of shares. Under U.S. law, shareholders generally do not have preemptive rights unless specifically granted in the certificate of incorporation or otherwise.

•

Under English law, certain matters require the approval of 75% of the shareholders, including amendments to the Memorandum and Articles of Association. This may make it more difficult for us to complete corporate transactions deemed advisable by our board of directors. Under U.S. law, generally only majority shareholder approval is required to amend the certificate of incorporation or to approve other significant transactions.

•

Under English law, shareholders may be required to disclose information regarding their equity interests upon our request, and the failure to provide the required information could result in the loss or restriction of rights attaching to the shares, including prohibitions on the transfer of the shares, as well as restrictions on dividends and other payments. Comparable provisions generally do not exist under U.S. law.

•

The quorum requirement for a shareholders’ meeting is a minimum of two persons present in person or by proxy. Under U.S. law, a majority of the shares eligible to vote must generally be present (in person or by proxy) at a shareholders’ meeting in order to constitute a quorum. The minimum number of shares required for a quorum can be reduced pursuant to a provision in a company’s certificate of incorporation or bylaws, but typically not below one-third of the shares entitled to vote at the meeting.

U.S. shareholders may not be able to enforce civil liabilities against us.

A number of our directors and executive officers and those of each of our subsidiaries, including Amarin Finance Limited, are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors that there is doubt as to the enforceability in England in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States. Amarin Finance Limited is an exempted company limited by shares organized under the laws of Bermuda. We have been advised by our Bermuda attorneys that uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions (including the United States) against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Foreign currency fluctuations may affect our future financial results or cause us to incur losses.

We prepare our financial statements in US$. Since our strategy involves the development of products for the U.S. market, a significant part of our clinical trial expenditures are denominated in US$ and we anticipate that the majority of our future revenues will be denominated in US$. However, a portion of our costs are denominated in pounds sterling and euro as a result of our being engaged in activities in the United Kingdom and the European Union and, as a consequence, our financial results are potentially subject to the impact of currency fluctuations. We are focused on development activities and do not anticipate generating on-going revenues in the short-term. Accordingly, we do not engage in significant currency hedging activities in order to limit the risk of exchange rate fluctuations. However, if we should commence commercializing any products in the United States, changes in the relation of the US$ to the pound sterling and/or the euro may affect our revenues and operating margins. In general, we could incur losses if the US$ should become devalued relative to pounds sterling and/or the euro.

We will incur significant increased costs as a result of our continued compliance with the Sarbanes-Oxley Act of 2002, and our management will be required to devote substantial time to new compliance initiatives.

The Sarbanes-Oxley Act of 2002 requires, among other things, that we maintain effective internal controls for financial reporting and disclosure. In particular, commencing in fiscal 2010, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. We expect to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404. We currently do not have an internal audit function, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the NASDAQ Stock Market, the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.

We have identified a material weakness in our internal control over financial reporting.

During 2009, we engaged in several financial transactions, including the issuance of convertible bridge loans. The terms of some of these transactions created derivative liabilities. At December 31, 2009 these derivative liabilities were no longer applicable, as the underlying instruments either expired or were retired. As part of the annual financial statement review, an adjustment for the retirement of the conversion option for these convertible bridge loans was identified. In light of this potential error, management re-evaluated the effectiveness of the internal controls over financial reporting. Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2009 with respect to the technical expertise/review for the accounting for complex, non-ordinary course transactions, that there was a deficiency in our internal control over financial reporting relating to such transactions and that this deficiency constituted a material weakness. See Part I, Item 15T, Section B. “Management’s Annual Report on Internal Control Over Financial Reporting.” A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Item 4	Information on the Group

A. History and Development of the Group

Amarin Corporation plc (formerly Ethical Holdings plc) is a public limited company with its primary stock market listing in the U.S. on the NASDAQ Capital Market. Amarin was originally incorporated in England as a private limited company on March 1, 1989 under the Companies Act 1985, and re-registered in England as a public limited company on March 19, 1993.

Our registered office is located at First Floor, 110 Cannon Street, London, EC4N 6AR, England. Our principal executive offices are located at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland. Our principal research and development facility and certain of our executive offices are located at 12 Roosevelt Avenue, 3rd Floor, Mystic, CT 06355, USA.

On October 16, 2009, we completed a private placement resulting in gross proceeds of $70.0 million. These proceeds are being used primarily to fund two Phase III clinical trials for AMR101 for different indications. In connection with this private placement, a significant portion of our Board of Directors and executive management were changed, and our research and development activities, as well as certain executive functions, were consolidated from multiple offices to our research and development headquarters in the United States. In connection with these changes, we re-focused our efforts on developing improved treatments for cardiovascular disease. As a result, impairment charges were incurred from the write-off of investments in all development programs other than AMR101.

Business Overview

We are a clinical-stage biopharmaceutical company focused on developing improved treatments for cardiovascular disease. Our development programs capitalize on our expertise in the field of lipid science and the known therapeutic benefits of essential fatty acids in cardiovascular disease. We are currently focusing our efforts on our lead candidate, AMR101, a prescription grade Omega-3 fatty acid, comprising not less than 96% ultra pure ethyl ester of eicosapentaenoic acid (ethyl-EPA).

Lipid Disorders and Cardiovascular Disease

Heart attacks, strokes and other cardiovascular events represent the leading cause of death and disability among men and women in western societies. The Center of Disease Control’s 2006 statistics report that over approximately 750,000 deaths in the United States were caused by heart disease and stroke, substantially more than the approximately 550,000 deaths caused by cancer.

Hypertriglyceridemia refers to a condition in which patients have high blood levels of triglycerides and is recognized as an independent risk factor for cardiac disease. In addition, elevated triglycerides have been linked to atherosclerosis and stroke.

We also estimate that approximately 40 million adults in the U.S. have elevated triglyceride levels >200 mg/dl. In patients with severely elevated levels of triglycerides the risk of cardiovascular events is generally overshadowed by the risk of acute pancreatitis, a life threatening disease.

Mixed dyslipidemia refers to a condition in which patients have a combination of two or more lipid abnormalities including elevated triglycerides, low high-density lipoprotein, also known as HDL cholesterol (HDL-C) and/or elevated low-density-lipoprotein cholesterol, also known as LDL cholesterol (LDL-C). Both hypertriglyceridemia and mixed dyslipidemia are components of a range of lipid disorders collectively referred to as dyslipidemia. Dyslipidemia has been linked to atherosclerosis.

Limitations of Current Therapies

For patients with triglyceride levels > 200 mg/dl, it is estimated that less than 4% of such patients are currently receiving prescription medication for lowering triglycerides. Many such patients are on statin therapy directed primarily at improving cholesterol levels. Drug treatment for hypercholesterlemia patients exceeds $25 billion per year in the U.S. with such sales dominated by statin therapies.

The leading treatments to lower triglyceride levels are fibrates and a prescription-grade Omega-3 fatty acid. Currently there is only one FDA approved prescription-grade Omega-3 fatty acid, known as Lovaza (Omacor in Europe). Lovaza consists predominately of the Omega-3 esters of EPA and DHA and was launched in the U.S. in 2005. Marketed in the U.S. by GlaxoSmithKline, U.S. sales of Lovaza in 2009 as reported by IMS Health were over $700 million. Worldwide sales of Lovaza/Omacor in 2009 exceeded $1.0 billion, reflecting substantial annual growth both in the U.S. and Europe.

The MARINE and ANCHOR Studies

We are conducting two Phase III registration trials, referred to as the MARINE (also known as Study 16) and ANCHOR (also known as Study 17) studies, for which we began patient enrollment in December 2009. Although the trials are being run concurrently, both of the trials are separate registration trials seeking to demonstrate safety and efficacy for different indications.

In the MARINE trial, AMR101 is being studied for the treatment of patients with very high triglycerides (≥500 mg/dl). In the ANCHOR trial, AMR101 is being studied for the treatment of elevated triglycerides in patients with mixed dyslipidemia (≥200mg/dl and <500 mg/dl). We intend to use the results of the ANCHOR trial as the basis for potentially broadening the label for AMR101 beyond treatment for very high triglycerides to include treatment for elevated triglycerides for patients on background statin therapy. This would enable the treatment of the majority of patients clinically indicated for hypotriglyceridemic therapy, as outlined by the National Cholesterol Education Program (NCEP) Expert Panel (Adult Treatment Panel III, ATP III, 2002). Both of these Phase III clinical trials are conducted under Special Protocol Assessment (SPA) agreements with the U.S. Food and Drug Administration (FDA).

Our cardiovascular pipeline also includes additional potential product candidates, including potential combination product candidates. No clinical trials have commenced for these additional cardiovascular product candidates.

In October 2009, we announced that we had ceased development of all product candidates outside of our cardiovascular disease focus. In particular, this decision resulted in our ceasing all direct development of product candidates for Huntington’s disease, Myasthenia gravis and Parkinson’s disease.

Market Opportunities for Amarin

Distinguishing features of AMR101 include its high ethyl-EPA purity content at not less than 96% with intentional exclusion of Docosahexaenoic Acid, or DHA. DHA has been shown to increase LDL-C levels and thereby partially offsets one of the typically desired benefits of statins. We believe that the removal of DHA results in removal of this DHA-induced LDL-C raising effect as well removing the fishy taste and smell often associated with DHA. We also believe that the removal of this DHA-induced LDL-C raising effect positions AMR101 to perform well in the ANCHOR trial. Currently no Omega-3 based product is approved for mixed dyslipidemia. We believe that these features of AMR101 position the product candidate to be “best-in-class” in the prescription grade Omega-3 market.

Cardiovascular-Focused Phase III Clinical Trials

We are concurrently conducting two Phase III registration trials, referred to as the MARINE (also know as Study 16) and ANCHOR (also known as Study 17) trials. Although the trials are being run concurrently, both of the trials are separate registration trials seeking to demonstrate safety and efficacy for different indications.

We began enrolling patients in both the MARINE and ANCHOR trials in December 2009. Once enrolled, patients undergo a six to eight week washout period and patients that are not excluded during this period are then randomized to one of three study arms for the 12-week treatment period. As of June 16, 2010 we had randomized approximately 200 of the 240 patients required in the MARINE trial and approximately 285 of the 650 patients required in the ANCHOR trial. Randomization in the MARINE trial has progressed faster than originally expected, although for each study there can be no guarantee that enrollment rates and/or randomization rates will continue at this pace. We anticipate that any cost savings from the MARINE trial will be applied to further advancing the ANCHOR trial, including potentially adding more clinical sites to the ANCHOR trial, including potentially adding sites located outside the United States.

We currently anticipate reporting top-line results from both the ANCHOR and MARINE trials in 2011 and, subject to achieving favorable results from these studies, submitting an NDA for AMR101 in 2012. Based on current projections, we expect to be able to report top-line results from the MARINE trial independent of a similar report from the ANCHOR trial.

Our strategy is to seek approval for two indications supported by the MARINE and ANCHOR trials. The indication being evaluated in the MARINE trial is independent of the ANCHOR trial and could potentially be submitted independently, whereas, the indication being evaluated in the ANCHOR trial is dependent upon also showing success in the MARINE trial. We expect that our current financial resources are sufficient to finance our planned operations through the filing of an NDA for AMR101 seeking approval for the indication being studied in the MARINE trial with reference in the label to treatment of high triglyceride levels in statin-treated patients who have mixed dyslipidemia as studied in the ANCHOR trial. In order to obtain a separate indication for AMR101 based on the ANCHOR trial results, the FDA requires that we have a clinical “Outcomes study” substantially underway at the time of the NDA filing. If we elect to seek this separate indication in our initial NDA filing and commence an Outcomes study, we will need to seek additional financing, through a commercial partner or otherwise. The results of an Outcomes study are not required for FDA approval of the broader indication and an Outcomes study is not required for the indication being studied in the MARINE trial.

Our principal investigators for the MARINE trial are Harold Bays, M.D., Medical Director and President of Louisville Metabolic and Atherosclerosis Research Center. Our principal investigator for the ANCHOR trial is Christie M. Ballantyne, M.D., Methodist DeBakey Heart and Vascular Center, Houston, Texas. We also engage Medpace, a clinical research organization and other consultants for advice regarding clinical matters.

MARINE Trial

The MARINE trial (also known as Study 16) is a multi-center, placebo-controlled, randomized, double-blind, 12-week study to evaluate the efficacy and safety of 2 grams and 4 grams of AMR101 in patients with fasting triglyceride levels of ≥500 mg/dl. Patients with this level of triglycerides are classified as having very high triglyceride levels. The primary endpoint in the trial is the percentage change in triglyceride level from baseline to week 12. Following completion of the 12-week double-blind treatment period, patients will be eligible to enter a 40-week, open-label, extension period. This extension period does not have to be completed in order to submit our NDA.

ANCHOR Trial

The ANCHOR trial (also known as Study 17) is a multi-center, placebo-controlled, randomized, double-blind, 12-week study to evaluate the efficacy and safety of 2 grams and 4 grams of AMR101 in patients with high triglyceride levels of ≥200 mg/dl and <500 mg/dl who are on stable statin therapy. Patients in this trial are classified as having high triglyceride levels with mixed dyslipidemia. The primary endpoint in the trial is the percentage change in triglyceride level from baseline to week 12. In addition, in order for us to achieve the broad indication sought from this trial, AMR101 must demonstrate that it does not significantly increase LDL-C.

We intend to use the results of the ANCHOR trial as the basis for broadening the label for AMR101 beyond treatment for very high triglycerides to include treatment for elevated triglycerides in patients with mixed dyslipidemia. In order to seek approval this potentially expanded indication, we will be required to have substantially enrolled subjects in a medical “outcomes study” at the time of our NDA submission.

Assuming success in the ANCHOR trial, and assuming sufficient financial resources, we would initiate the outcomes study prior to our NDA submission. The results of this outcomes study are not required for approval of this indication, only that the study has been substantially enrolled.

Observed Efficacy of Ethyl-EPA

Prior to commencing Phase III trials for AMR101, Amarin did not conduct Phase II trials for the patient populations being studied in the MARINE and ANCHOR trials. Such Phase II studies were not required as part of the SPAs for either trial. Among the reasons why Phase II trials were not conducted or required is that the active ingredient in AMR101, ethyl-EPA of not less than 96% with no DHA, has been shown to be safe and effective in Japan where it has been approved by regulatory authorities and marketed by Mochida for over a decade. In Japan, ethyl-EPA is marketed under the product name of Epadel and is indicated for dyslipidemia and peripheral vascular disease which, we understand has revenues in Japan that exceed $300 million per year. Clinical data from Japan shows that Epadel is effective in reducing triglycerides. In addition, in an outcome study called the JELIS study, which study consisted of more than 18,000 patients followed over multiple years, Epadel when used in conjunction with statins was shown to reduce cardiovascular events by 19% compared to the use of statins alone. In this study, cardiovascular events decreased by approximately 53% compared to statins alone in the subset of patients with triglyceride levels of > 150 mg/dl (average 269 mg/dl at entry) and HDL-C <40 mg/dl.

Observed Clinical Safety of AMR101

Prior to commencing the MARINE and ANCHOR trials, Amarin conducted a pre-clinical program for AMR101, including toxicology and pharmacology studies. In addition, we previously investigated AMR101 in central nervous system disorders in several double-blind, placebo-controlled studies, including Phase III trials in Huntington’s disease. Over 900 patients have received AMR101 in these studies, with over 100 receiving continuous treatment for a year or more. While the focus of these studies was Huntington’s disease, the formulation of AMR101 used in these studies is identical to the formulation of AMR101 currently being used in the MARINE trial and ANCHOR trial. In all studies performed to date, AMR101 has shown a very good safety and tolerability profile.

In addition to the MARINE and ANCHOR trials, we have commenced a 26-week study to evaluate the toxicity of AMR101 in transgenic mice.

New Lipid Compounds Preclinical Program

Amarin is also considering development of other next generation compounds based on our internal lipid science expertise, including potential combination and derivative therapies. Currently all such development is in pre-clinical stages. We believe that AMR101 and other lipid-based compositions have an impact on a number of biological factors in the body such as anti-inflammatory mechanisms, cell membrane composition and plasticity, triglyceride levels and regulation of glucose metabolism.

CNS Programs Discontinued

In October 2009 we ceased development of all product candidates outside of our focus on cardiovascular disease. As a result, we ceased all direct development of product candidates for the treatment of Huntington’s disease, Myasthenia gravis and Parkinson’s disease. To create value for our stockholders, we may enter into one or more strategic relationships in an attempt to realize value from all or a portion of one of these discontinued programs. We cannot provide assurances that we will be able to enter into any such strategic relationship on acceptable terms, if at all.

Huntington’s disease

We voluntarily withdrew our previously announced European marketing application for AMR101 relating to an Orphan Medicinal Product indication for a subset of Huntington’s disease patients. While the safety profile of AMR101 for Huntington’s disease was very encouraging, feedback from European regulatory authorities indicated that an additional study of AMR101 was required to establish the efficacy of this product candidate in treating motor symptoms of Huntington’s disease.

Myasthenia gravis

We had been developing EN101, an orally available antisense oligonucleotide, preferentially targeting the “read-through” or “R” isoform (AChE-R) of acetylcholinesterase (AChE). This oligonucleotide suppressed the production of the AChE-R protein without the negative cholinergic effects currently observed with conventional inhibitors.

EN101 is a potential candidate for the treatment of Myasthenia gravis, whichis an autoimmune neuromuscular disease leading to fluctuating muscle weakness and fatigue. In 2004, a Phase IIa dose finding study of EN101 was commenced in Myasthenia gravis patients. The primary objective of the exploratory study was to assess the efficacy and safety of three doses of EN101 each given orally once daily for one week in patients with Myasthenia gravis. In June 2009 the final results of the study were announced, indicating that 10mg, 20mg and 40mg doses of EN101 resulted in a statistically significant reduction in the Quantitative Myasthenia Gravis (QMG) scores from the baseline by 11.8% (p=0.001), 16.8% (p<0.001) and 20.3% (p<0.001), respectively. Importantly, EN101 was also shown to be safe and well tolerated. The 31-patient study was performed in six centers in the U.K., Israel and Serbia.

In June 2009, Amarin amended the Ester acquisition agreement with Medica II Management L.P (“Medica”), the former shareholders of Ester, such that (i) Amarin agreed to seek a partner for EN101, (ii) Amarin is released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations by Amarin will be made from income received from potential partners, if any. If Amarin fails to secure a partnering arrangement with 21 months from the amendment date, (period may be extended to 27/30 months) Amarin can either reassume its research and development diligence obligations contained in the original agreement (this option expires at the 27 month extension) or, at the request of Medica (the original owner of EN 101), transfer back in full its rights in the share capital of Ester. The amendment extinguishes in full the Group’s obligation to settle milestone Ia. In consideration of this amendment and waiver agreement, we issued 1,315,789 shares to the former Ester shareholders.

At December 31, 2009, the intangible asset related to EN101 was deemed to be fully impaired. As a result, the full value of the intangible was written-off, and we recorded a charge of $21.4 million for the period ended December 31, 2009. The financial liability associated with the Milestone Ib contractual obligation, fair valued at $1,458,000, was also written-off.

Parkinson’s disease

We had been engaged in the pre-clinical development of AMR103, a novel delivery form of levodopa. The program was part of our development of different types of chemical linkage to attach a range of bioactive lipids either to other lipids or other drugs. This Targeted Lipid Transport Technology (“TLT”) platform results in novel chemical entities, potentially offering substantial and clinically relevant advantages over either compound alone. Amarin has discontinued all further development of AMR103 and the TLT platform and we are seeking to divest these candidates.

Seasonality of Business

Our results of operations have not been materially impacted by seasonality.

Manufacturing and Supply for AMR101

We currently use third party manufacturers and suppliers to manufacture clinical quantities of the compound (ethyl-EPA), which constitutes the only pharmaceutically active ingredient of AMR101, to encapsulate and bottle AMR101 and to maintain inventory of AMR101. One such supplier has produced all of the active pharmaceutical ingredients for AMR101 for Amarin’s clinical trials and they have Drug Master Files, or “DMFs”, which contain information on the processes and facilities used in drug manufacture and storage on file for qualified production of this active ingredient for use in the U.S. and E.U. Under the terms of this agreement, this supplier is prohibited from providing product to our specification to any company other than Amarin. Key aspects of this specification include pharmaceutical grade compound at a level of purity of at least 96% EPA and containing no DHA. The main raw material that constitutes ethyl-EPA is a naturally occurring substance which is sourced from fish oil. We are aware that certain other manufacturers have the ability to produce ethyl-EPA to a similar level of purity, and we are in discussions with certain of these suppliers in order to broaden our supply chain beyond a single source.

We also plan to rely on third parties to manufacture commercial quantities of any products we successfully develop. Among the conditions for FDA approval of a pharmaceutical product is the requirement that the manufacturer’s quality control and manufacturing procedures conform to current Good Manufacturing Practice, which must be followed at all times. The FDA typically inspects manufacturing facilities on an ongoing basis. In complying with current Good Manufacturing Practice regulations, pharmaceutical manufacturers must expend resources and time to ensure compliance with product specifications as well as production, record keeping, quality control, reporting, and other requirements.

Our Marketing Partners

We currently have no marketing, sales or distribution capabilities. In order to commercialize products that are approved for commercial sale, if any, we must either develop a sales and marketing infrastructure or collaborate with third parties that have sales and marketing experience. With respect to AMR101 for cardiovascular indications, our plan is to partner with a larger pharmaceutical company for the launch, marketing and sale of AMR101. We are in active discussions with various pharmaceutical companies for this purpose.

With respect to AMR101 for Huntington’s Disease, prior to discontinuing our development of this program, we had established license agreements with several partners in various European markets, Japan, Israel, Australia and New Zealand. We are currently seeking to terminate the remainder of these agreements. The termination of these agreements will have no impact on the financial condition of the Group.

The Financial Year

We had no revenues in 2009, 2008 and 2007. Our consolidated revenues in 2006 consisted of milestone payments received from Multicell and were derived from the licensing of exclusive, worldwide rights to Multicell for MCT-125. For the year ended December 31, 2006, all revenues originated in the United Kingdom. No revenues were generated from licensing, development or contract manufacturing fees. At present, all of our products are in the development stage, and we therefore have no products that can be marketed.

Competition

The biotechnology and pharmaceutical industry is highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to our products. It is probable that the number of companies seeking to develop products and therapies similar to our products will increase. Many of these and other existing or potential competitors have substantially greater financial, technical and human resources than we do and may be better equipped to develop, manufacture and market products. These companies may develop and introduce products and processes competitive with or superior to ours. In addition, other technologies or products may be developed that have an entirely different approach or means of accomplishing the intended purposes of our products, which might render our technology and products noncompetitive or obsolete.

While we believe our product, if approved, will have a superior therapeutic profile to Lovaza and other pharmaceutical products for treating hypertriglyceridemia, AMR101 will also face competition from dietary supplement companies marketing naturally occurring Omega-3 fatty acids as nutritional supplements. We believe the ultra-high purity of AMR101, together with FDA approved labeled claims, will significantly differentiate AMR101 from Omega-3 based nutritional supplements as well as other pharmaceutical products, though we cannot be sure that physicians will view AMR101, if approved, as superior.

See Part I, Item 3 “Key Information — Risk Factors — Our future products may not be able to compete effectively against our competitors’ pharmaceutical products” and “Key Information — Risk Factors — Our current lead product candidate is a prescription grade Omega-3 fatty acid. Omega-3 fatty acids are marketed by other companies as a dietary supplement. As a result, our lead product candidate, if approved, may be subject to substitution and competition”.

Regulatory Matters

Government Regulation and Regulatory Matters

Any product development activities related to AMR101 or products that we may develop or acquire in the future will be subject to extensive regulation by various government authorities, including the FDA and comparable regulatory authorities in other countries, which regulate the design, research, clinical and non-clinical development, testing, manufacturing, storage, distribution, import, export, labeling, advertising and marketing of pharmaceutical products and devices. Generally, before a new drug can be sold, considerable data demonstrating its quality, safety and efficacy must be obtained, organized into a format specific to each regulatory authority, submitted for review and approved by the regulatory authority. The data is generated in two distinct development stages: pre-clinical and clinical. Our drugs must be approved by the FDA through the NDA process before they may be legally marketed in the United States. For new chemical entities, the pre-clinical development stage generally involves synthesizing the active component, developing the formulation and determining the manufacturing process, as well as carrying out non-human toxicology, pharmacology and drug metabolism studies which support subsequent clinical testing.

The clinical stage of development can generally be divided into Phase I, Phase II and Phase III clinical trials. In Phase I, generally, a small number of healthy volunteers are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these studies is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the drug. Phase II trials typically involve studies in disease-affected patients to determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected. Phase III trials generally involve large numbers of patients at multiple sites, in multiple countries and are designed to provide the pivotal data necessary to demonstate the effectiveness of the product for its intended use, its safety in use, and may include comparisons with placebo and/or other comparator treatments. The duration of treatment is often extended to mimic the actual use of a product during marketing.

United States Drug Development

In the U.S., the process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

Prior to the start of human clinical studies for a new drug in the U.S., preclinical laboratory and animal tests are often performed under the FDA’s Good Laboratory Practices regulations (GLP) and an investigational new drug application, or IND, is filed with the FDA. Similar filings are required in other countries. The amount of data that must be supplied in the IND depends on the phase of the study. Phase I studies typically require less data than larger Phase III studies. A clinical plan must be submitted to the FDA prior to commencement of a clinical trial. If the FDA has concerns about the clinical plan or the safety of the proposed studies, they may suspend or terminate study at any time. Studies must be conducted in accordance with good clinical practice and regular reporting of study progress and any adverse experiences is required. Studies are also subject to review by independent institutional review boards (“IRB”) responsible for overseeing studies at particular sites and protecting human research study subjects. An independent IRB may also suspend or terminate a study once initiated.

United States Drug Review and Approval

Following trial completion, data is analyzed to determine safety and efficacy. Data is then filed with the FDA in an NDA along with proposed labeling for the product and information about the manufacturing and testing processes and facilities that will be used to ensure product quality. In the US, FDA approval of an NDA must be obtained before marketing a product. The NDA must contain proof of safety, purity, potency and efficacy, which entails extensive pre-clinical and clinical testing.

The FDA will likely re-analyze the clinical trial data, which could result in extensive discussions between the FDA and us during the review process. The review and evaluation of applications by the FDA is extensive and time consuming and may take several years to complete. The FDA may conduct a pre-approval inspection of the manufacturing facilities for the new product to determine whether they comply with current good manufacturing practice requirements and may also audit data from clinical and pre-clinical trials.

There is no assurance that the FDA will act favorably or quickly in making such reviews and significant difficulties or costs may be encountered in our efforts to obtain FDA approvals. The FDA may also require post-marketing testing and surveillance to monitor the effects of approved products or it may place conditions on approvals including potential requirements or risk management plans that could restrict the commercial promotion, distribution, prescription or dispensing of products. Product approvals may be withdrawn for non compliance with regulatory standards or if problems occur following initial marketing.

European Union Drug Development

In the E.U., our future products may also be subject to extensive regulatory requirements. As in the U.S., the marketing of medicinal products has been subject to the granting of marketing authorizations by regulatory agencies. Particular emphasis is also being placed on more sophisticated and faster procedures for reporting of adverse events to the competent authorities.

Similar to the U.S., the various phases of pre-clinical and clinical research in the E.U. are subject to significant regulatory controls. Although the regulatory controls on clinical research are currently undergoing a harmonization process following the adoption of the Clinical Trials Directive 2001/20/EC, there are currently significant variations in the member state regimes. However, all member states currently require independent institutional review board approval of interventional clinical trials. With the exception of U.K. Phase I studies in healthy volunteers, all clinical trials require either prior governmental notification or approval. Most regulators also require the submission of adverse event reports during a study and a copy of the final study report.

European Union Drug Review and Approval

In the E.U., approval of new medicinal products can be obtained through one of three processes: the mutual recognition procedure, the centralized procedure and the decentralized procedure.

Mutual Recognition Procedure – An applicant submits an application in one E.U. member state, known as the reference member state. Once the reference member state has granted the marketing authorization, the applicant may choose to submit applications in other concerned member states, requesting them to mutually recognize the marketing authorizations already granted. Under this mutual recognition process, authorities in other concerned member states have 55 days to raise objections, which must then be resolved by discussions among the concerned member states, the reference member state and the applicant within 90 days of the commencement of the mutual recognition procedure. If any disagreement remains, all considerations by authorities in the concerned member states are suspended and the disagreement is resolved through an arbitration process. The mutual recognition procedure results in separate national marketing authorizations in the reference member state and each concerned member state.

Centralized Procedure – This procedure is currently mandatory for products developed by means of a biotechnological process and optional for new active substances and other “innovative medicinal products with novel characteristics.” Under this procedure, an application is submitted to the European Agency for the Evaluation of Medical Products. Two European Union member states are appointed to conduct an initial evaluation of each application. These countries each prepare an assessment report that is then used as the basis of a scientific opinion of the Committee on Proprietary Medical Products. If this opinion is favorable, it is sent to the European Commission, which drafts a decision. After consulting with the member states, the European Commission adopts a decision and grants a marketing authorization, which is valid throughout the European Union and confers the same rights and obligations in each of the member states as a marketing authorization granted by that member state.

Decentralized Procedure – The most recently introduced of the three processes for obtaining approval of new medicinal processes in the E.U., the decentralized procedure is similar to the mutual recognition procedure described above, but with differences in the timing that key documents are provided to concerned member states by the reference member state, the overall timing of the procedure and the possibility of “clock stops” during the procedure, among others.

Post-Marketing Requirements

Following approval of a new product, a pharmaceutical company generally must engage in various monitoring activities and continue to submit periodic and other reports to the applicable regulatory agencies, including any cases of adverse events and appropriate quality control records. Modifications or enhancements to the products or labeling or changes of site of manufacture are often subject to the approval of the FDA and other regulators, which may or may not be received or may result in a lengthy review process.

Prescription drug advertising is subject to federal, state and foreign regulations. In the U.S., the FDA regulates prescription drug promotion, including direct-to-consumer advertising. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Any distribution of prescription drug products and pharmaceutical samples must comply with the U.S. Prescription Drug Marketing Act, or the PDMA, a part of the U.S. Federal Food, Drug, and Cosmetic Act.

In the U.S., once a product is approved, its manufacture is subject to comprehensive and continuing regulation by the FDA. The FDA regulations require that products be manufactured in specific approved facilities and in accordance with current good manufacturing practices, and NDA holders must list their products and register their manufacturing establishments with the FDA. These regulations also impose certain organizational, procedural and documentation requirements with respect to manufacturing and quality assurance activities. NDA holders using contract manufacturers, laboratories or packagers are responsible for the selection and monitoring of qualified firms. These firms are subject to inspections by the FDA at any time, and the discovery of violative conditions could result in enforcement actions that interrupt the operation of any such facilities or the ability to distribute products manufactured, processed or tested by them.

Other Regulatory Matters

Manufacturing, sales, promotion, and other activities following product approval are also subject to regulation by numerous regulatory authorities in addition to the FDA, including, in the U.S., the Centers for Medicare & Medicaid Services, other divisions of the Department of Health and Human Services, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, and state and local governments. Sales, marketing and scientific/educational programs must also comply with the U.S. Medicare-Medicaid Anti-Fraud and Abuse Act and similar state laws. Pricing and rebate programs must comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. The handling of any controlled substances must comply with the U.S. Controlled Substances Act and Controlled Substances Import and Export Act. Products must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, sales, promotion and other activities are also potentially subject to federal and state consumer protection and unfair competition laws.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The failure to comply with regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of product approvals, or refusal to allow a firm to enter into supply contracts, including government contracts. In addition, even if a firm complies with FDA and other requirements, new information regarding the safety or effectiveness of a product could lead the FDA to modify or withdraw a product approval. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations or statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

Patents and Proprietary Technology

Our success depends in part on our ability to obtain and maintain intellectual property protection for our drug candidates, technology and know-how, and to operate without infringing the proprietary rights of others. We seek to protect our chemical compounds and technologies by, among other methods, filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. We also rely on trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop and maintain our proprietary position. We, or our licensors, file patent applications directed to our key drug candidates in an effort to establish intellectual property positions regarding new chemical entities relating to our product candidates as well as uses of new chemical entities in the treatment of diseases. Our patenting strategy encompasses pursuing patents for compositions, formulations, indications/uses and combinations with other drugs. Amarin has filed six patents in an effort to protect the intellectual property developed during the AMR101 cardiovascular program.

We believe that patent protection of our technologies, processes and products is important to our future operations. The success of our products may depend, in part, upon our ability to obtain strong patent protection. There can however be no assurance that:

•	any additional patents will be issued for AMR101 or any other or future products in any or all appropriate jurisdictions;

•	any patents that we or our licensees may obtain will not be successfully challenged in the future;

•	our technologies, processes or products will not infringe upon the patents of third parties; or

•	the scope of any patents will be sufficient to prevent third parties from developing similar products.

Our strategy is to file patent applications where we think it is appropriate to protect and preserve the proprietary technology and inventions considered significant to our business. We have patents covering our various compounds and their uses. These include filed and granted composition and use patents for the method of treating a number of CNS and cardiovascular disorders with highly pure forms of EPA and composition of matter patents relating to potential second generation technology platforms. We will also rely upon trade secrets and know-how to retain our competitive position. When deemed appropriate, we intend to vigorously enforce our patent protection and intellectual property rights. We will file patent applications either on a country-by-country basis or by using the European or international patent cooperation treaty systems.

We may be dependent in some cases upon third party licensors to pursue filing, prosecution and maintenance of patent rights or applications owned or controlled by those parties. It is possible that third parties will obtain patents or other proprietary rights that might be necessary or useful to us. In cases where third parties are first to invent a particular product or technology, or first to file in the U.S., it is possible that those parties will obtain patents that will be sufficiently broad so as to prevent us from utilizing such technology. In addition, we may use unpatented proprietary technology, in which case there would be no assurance that others would not develop similar technology. See Item 3 “Key Information — Risk Factors — We will be dependent on patents, proprietary rights and confidentiality, and — Potential technological changes in our field of business create considerable uncertainty”.

Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration and specifics of FDA approval of the use of AMR101, some of our U.S. patents may be eligible for a limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA, plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved drug is eligible for the extension and the extension must be applied for prior to expiration of the patent. The United States Patent and Trademark Office, in consultation with the FDA, reviews and approves the applications for any patent term extension or restoration. In the future, we intend to apply for restorations of patent term for some of our currently owned or licensed patents to add patent life beyond their current expiration date, depending on the expected length of clinical trials and other factors involved in the filing of the relevant NDA.

Market-exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application, or ANDA, or a 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by FDA to be essential to the approval of the application, for example, for new indications, dosages, or strengths of an existing drug. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

We intend to pursue both patent extensions and exclusivity as described above, although there can be no assurance that we will be successful.

Pediatric exclusivity is another type of exclusivity in the United States. Pediatric exclusivity, if granted, provides an additional six months to an existing exclusivity or a statutory delay in approval resulting from a patent certification. This six-month exclusivity, which runs from the end of other exclusivity protections or patent delay, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study. If market exclusivity, as described above, is successful, we will consider pursuing pediatric exclusivity, although there can be no assurance that we will be successful.

Employees

As of December 31, 2009 we had 20 employees. All of our employees are engaged in administration, finance, clinical, regulatory and business development functions. We believe our relations with our employees are good.

C. Organizational Structure

At December 31, 2009, we had the following subsidiaries:

Subsidiary Name	Country of Incorporation or Registration	Proportion of Ownership Interest and Voting Power Held
Amarin Pharmaceuticals Ireland Limited	Ireland	100%
Amarin Pharma Inc	United States	100%
Amarin Neuroscience Limited	Scotland	100%
Ester Neurosciences Limited	Israel	100%
Amarin Finance Limited	Bermuda	100%

As of the date of this annual report, our principal operating activities were being conducted by the Parent Company, Amarin Corporation plc, together with Amarin Pharmaceuticals Ireland Limited and Amarin Pharma Inc., with little to no activity being conducted by Amarin Neuroscience Limited, Ester Neurosciences Limited or Amarin Finance Limited.

D. Property, Plant and Equipment

The following table lists the location, use and ownership interest of our principal properties as of May 31, 2010:

Location	Use	Ownership	Size (sq. ft.)
Dublin, Ireland	Offices	Leased	3,251
Mystic, Connecticut, USA	Offices	Leased	4,075
Ely, Cambridgeshire, England
Ground Floor	Offices	Leased and sublet	7,135
First Floor	Offices	Leased and sublet	2,800
Godmanchester, Cambridgeshire, England	Offices	Leased and sublet	7,000

On November 1, 2008, we leased 2,725 square feet of office space at 12 Roosevelt Avenue, Mystic, Connecticut, USA. On March 4, 2010, we leased an additional 1,350 square feet at 12 Roosevelt Avenue. Both leases expire on October 31, 2011.

In January 2007 we leased 3,251 square feet of office space located at 1st Floor, Block 3, The Oval, Shelbourne Road, Dublin 4, Ireland. This lease expires December 2026, however, it may be terminated on January 22, 2012 with twelve months written notice. In June 2010 we sublet a portion of this office space. The sublease may be cancelled upon 30 days written notice.

Our lease for office space in Ely, Cambridgeshire expired in February 2010. Our lease for 2,830 square feet of office space at 7 Curzon Street, London, Mayfair expired in March 2010. We have no manufacturing capacity at any of the above properties. We believe our existing facilities are adequate for our current needs and that additional space will be available in the future on commercially reasonable terms as needed.

Item 4A	Unresolved Staff Comments

None.

Item 5	Operating and Financial Review and Prospects

A. Operating Results

The following discussion of operating results should be read in conjunction with our selected financial information set forth in Part I, Item 3 “Key Information — Selected Financial Data” and our consolidated financial statements and related notes thereto beginning on page F-1 of this annual report.

Overview

We are a clinical-stage biopharmaceutical company focused on developing improved treatments for cardiovascular disease. Our cardiovascular disease programs are designed to take advantage of our expertise in the field of lipid science and the known therapeutic benefits of essential fatty acids in addressing cardiovascular disease. We are currently focusing our efforts on our lead product candidate, AMR101, a prescription grade Omega-3 fatty acid, comprising not less than 96% ultra pure ethyl ester of eicosapentaenoic acid (ethyl-EPA).

AMR101 is currently being studied in two Phase III clinical trials. The first trial, the MARINE trial (also known as Study 16), is a multi-center, placebo-controlled, randomized, double-blind, 12-week study to evaluate the efficacy and safety of 2 grams and 4 grams of AMR101 in patients classified as having very high triglyceride levels (defined as levels ≥500 mg/dl). The second trial, the ANCHOR trial (also known as Study 17), is a multi-center, placebo-controlled, randomized, double-blind, 12-week study to evaluate the efficacy and safety of 2 grams and 4 grams of AMR101 in patients with elevated triglyceride levels (defined as levels ≥200 mg/dl and <500 mg/dl) on stable dose of statin therapy. The triglyceride levels being studied in the MARINE trial and the ANCHOR trial reflect stratifications of hypertriglyceridemia. Both of these Phase III clinical trials are conducted under Special Protocol Assessment, or SPA, agreements with the U.S. Food and Drug Administration, or FDA.

We hope to use the results of the ANCHOR trial as the basis for potentially broadening the label for AMR101 beyond treatment for very high triglycerides to include treatment for high triglycerides in patients with mixed dyslipidemia.

We began enrolling patients in both the MARINE and ANCHOR trials in December 2009. Once enrolled, patients undergo a six to eight week washout period and patients that are not excluded during this period are then randomized to one of three study arms for the 12-week treatment period. As of June 16, 2010 we had randomized approximately 200 of the 240 patients required in the MARINE trial and approximately 285 of the 650 patients required in the ANCHOR trial. Randomization in the MARINE trial has progressed faster than originally expected, although for each study there can be no guarantee that enrollment rates and/or randomization rates will continue at this pace. We anticipate that any cost savings from the MARINE trial will be applied to further advancing the ANCHOR trial, including potentially adding more clinical sites to the ANCHOR trial, including potentially adding sites located outside the United States.

We currently anticipate reporting top-line results from both the ANCHOR and MARINE trials in 2011 and, subject to achieving favorable results from these studies, submitting an NDA for AMR101 in 2012. Based on current projections, we expect to be able to report top-line results from the MARINE trial independent of a similar report from the ANCHOR trial.

Our strategy is to seek approval for two indications supported by the MARINE and ANCHOR trials. The indication being evaluated in the MARINE trial is independent of the ANCHOR trial and could potentially be submitted independently, whereas the indication being evaluated in the ANCHOR trial is dependent upon also showing success in the MARINE trial. We expect that our current financial resources are sufficient to finance our planned operations through the filing of an NDA for AMR101 seeking approval for the indication being studied in the MARINE trial with reference in the label to treatment of high triglyceride levels in statin-treated patients who have mixed dyslipidemia as studied in the ANCHOR trial. In order to obtain a separate indication for AMR101 based on the ANCHOR trial results, the FDA requires that we have a clinical “Outcomes study” substantially underway at the time of the NDA filing. If we elect to seek this separate indication in our initial NDA filing and commence an Outcomes study, we will need to seek additional financing, through a commercial partner or otherwise. The results of an Outcomes study are not required for FDA approval of the broader indication and an Outcomes study is not required for the indication being studied in the MARINE trial.

Financial Operations Overview

Historical Perspective. Throughout 2007 and much of 2008, management embarked upon a program of broadening our product development pipeline, including an analysis of data from a Phase III trial for AMR101 in Huntington’s disease. Leveraging our proprietary expertise and intellectual property in lipid science, we also launched a cardiovascular initiative, in particular, triglyceride lowering and the treatment of dyslipidemia. Our pipeline was further expanded through the acquisition of Ester Neurosciences (“Ester”), and their lead product candidate, EN101, an AChE-R mRNA inhibitor for the treatment of myasthenia gravis, a debilitating neuromuscular disease.

During 2007, data received from two Phase III trials showed no statistically significant difference between AMR101 for Huntington’s disease and placebo, with regard to the primary and secondary endpoints. As a result, all intangible assets for AMR101 for Huntington’s disease were written off during 2007 and further development was terminated. Subsequently, management evaluated the remaining existing development programs and decided to focus resources on the most promising candidate, AMR101 for lowering triglycerides and the treatment of dyslipidemia. As a result of this corporate realignment, significant operational and strategic changes were made during 2009.

In October 2009 a private placement of common stock resulted in gross proceeds to the Group of $70.0 million. These proceeds are being used primarily to fund two Phase III clinical trials for AMR101 for different indications. In connection with this transaction, changes were made in the composition of the Board of Directors and executive management, development was terminated for all other product candidates other than AMR101, impairment charges of $21.4 million were incurred from the write-off of investments in programs other than AMR101, offices were closed and the workforce was substantially consolidated at our Mystic, CT research and development facility.

We have incurred significant operating losses to date and expect to continue to incur additional losses as we continue to develop AMR101. While we expect our direct operating costs to decrease versus prior periods, the costs associated with both our clinical trials and our clinical research organization will increase our overall research and development spending in 2010 and 2011 as we enroll patients in these trials and prepare an NDA for submission to the FDA.

We have funded our operations primarily through private and public placements of equity securities, equipment-backed financings and other debt financings. At March 31, 2010, we had approximately $44.4 million in cash and cash equivalents. As of December 31, 2009, we had an accumulated deficit of $263.0 million. For the years ended December 31, 2009 and 2008 we incurred net losses of $59.3 million and $20.0 million, respectively.

Revenue. We have not generated any revenue from the sale of our product candidates. We do not expect to generate significant revenue unless or until we obtain regulatory approval of, and commercialize our product candidates, or in-license additional products that generate revenue. We intend to seek to generate revenue from a combination of product sales, up-front fees and milestone payments in connection with collaborative or strategic relationships, and royalties resulting from the license of our intellectual property. We expect that any revenue we generate will fluctuate from quarter to quarter as a result of the nature, timing and amount of milestone payments we may receive from our collaborative or strategic relationships, as well as revenue we may receive upon the sale of our products, to the extent any are successfully commercialized.

Research and development expenses. Research and development expenses include costs incurred in connection with the discovery and development of drug candidates. These consist primarily of employee related costs, stock based compensation charges, expenses for facilities and third-party contract fees relating to research, formulation, manufacturing, preclinical studies and clinical trial activities. We charge all research and development costs to expense as incurred. We expect our research and development costs to be substantial and to increase as we advance our current product candidate through Phase III clinical trials and prepare an NDA submission. In particular, we anticipate that our research and development expenses will increase in 2010 as we initiate clinical sites and enrol patients in our MARINE and ANCHOR trials.

We have historically developed our product candidates in parallel, utilizing employee and infrastructure resources across multiple projects. Thus, some of our research and development expenses are not attributable to an individual project but have been allocated across clinical stage programs based on management estimates. These allocated expenses include employee costs, stock based compensation charges and expenses for consultants and clinical suppliers.

General and administrative expenses. General and administrative expenses primarily include employee costs, stock based compensation charges, expenses for facilities and legal and professional fees. Legal fees include the cost of pursuing patent protection for our intellectual property.

Ester Restatement for IFRS 2 and Impairment

In December 2007 we purchased 100% of the outstanding share capital of Ester Neurosciences Limited (“Ester”). The purchase price consisted of (i) an upfront payment of $5.2 million, (ii) $10.0 million in common stock and (iii) a contingent common stock payment of $5.0 million, based on the achievement of a performance milestone called “Milestone Ia”, described below. The achievement of Milestone Ia was considered probable and recognized as part of the initial investment. As Milestone Ia was an equity settled transaction, it was fair valued at the date of acquisition in accordance with IFRS 2, “Share-based payment: vesting conditions and cancellations”. The $4.8 million fair value of the equity payment was included in equity as share based payment reserve and included in the corresponding total intangible asset value of $19.9 million.

In accordance with the Ester agreement, further consideration would become payable if the following milestones were achieved: (i) $6 million payable in cash or shares (at Amarin’s option) upon successful completion of a Phase II Myasthenia Gravis (“MG”) study to support commencement of a Phase III program in the U.S. (“Milestone Ib”) and (ii) $6 million payable in cash upon successful completion of the U.S. Phase III clinical trial to support an NDA filing for MG in the U.S. (“Milestone II”).

The fair value of Milestone Ia was included within equity at December 31, 2008 and 2007 in share based payment reserve, in accordance with IFRS 2. On June 10, 2009 Amarin announced encouraging results from its Phase 2a study of EN101 in MG, the primary criteria required to achieve Milestone Ia.

The amendment to IFRS 2 clarifies the accounting treatment of vesting conditions and cancellations. Specifically, this arises in respect of the fair value attributable to the Milestone Ia and Ib equity-settled share-based payment component of the Ester agreement. Milestone Ia was previously accounted for under IFRS 2, the fair value of Milestone Ia was included in the statement of financial position and therefore, no retrospective adjustment is required. Under the amendment to IFRS 2, the achievement of Milestone Ib was determined to be a non-vesting condition. Non-vesting conditions are taken into account in measuring the grant date fair value of share based payments and there is no true-up for differences between expected and actual outcomes in subsequent periods.

Therefore, the application of this amendment resulted in the following retrospective adjustments to our consolidated statement of financial position at December 31, 2008:

•	Intangible assets increased by $1.458 million;

•	Total assets increased by $1.458 million;

•	Share based payment reserves increased by $1.458 million;

•	Shareholder’s equity increased by $1.458 million; and,

•	Shareholder’s equity and liabilities increased by $1.458 million.

The application of the amendment to IFRS 2 has had no impact on our consolidated income statements or our calculation of basic and fully diluted earnings per share for the years ended December 31, 2009 and 2008.

In June 2009, Amarin amended the Ester acquisition agreement with Medica II Management L.P (“Medica”), the former shareholders of Ester, such that (i) Amarin agreed to seek a partner for EN101, (ii) Amarin is released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations by Amarin will be made from income received from potential partners, if any. If Amarin fails to secure a partnering arrangement within 21 months from the amendment date, (period may be extended to 27/30 months) Amarin can either reassume its research and development diligence obligations contained in the original agreement (this option expires at the 27 month extension) or, at the request of Medica (the original owner of EN 101), transfer back in full its rights in the share capital of Ester. The amendment extinguishes in full the Group’s obligation to settle Milestone Ia. In consideration of this amendment and waiver agreement, we issued 1,315,789 shares to the former Ester shareholders.

Under the amendment, in relation to Milestone Ib, Amarin has a contractual obligation to pay to Medica only to the extent monies received (if any) from a third party licensee or partner for EN101 up to a maximum of $6,000,000. During 2009, this contractual obligation was fair valued at $1,458,000 and accounted for as a financial liability under IAS 32. As the financial liability released Amarin from its equity-settled obligation, the cost of the release (the fair value of the liability) was deducted from equity.

At December 31, 2009, the intangible asset related to EN101 was deemed to be fully impaired. As a result, the full value of the intangible was written-off, and we recorded a charge of $21.4 million for the period ended December 31, 2009. The financial liability associated with the Milestone Ib contractual obligation, fair valued at $1,458,000, was also written-off.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2009 and December 31, 2008

Revenue. We recorded no revenue in 2009 or 2008.

Research and development expenses. Research and development expenses for the year ended December 31, 2009 totalled $17.8 million, versus $13.0 million in the prior year period, an increase of $4.8 million, or 36.9%. This increase in research and development expense was primarily due to higher costs in 2009 for our new AMR101 cardiovascular program, which includes costs associated with our two planned Phase III clinical trials, increases in Mystic, CT-based staffing to support these cardiovascular trials and clinical trial start-up costs incurred with Medpace, the clinical research organization (CRO) we engaged in late 2009 to help us set-up and manage the two trials. These cost increases were partially offset by reduced costs for our non-cardiovascular development programs which were discontinued during the fourth quarter of 2009. Stock compensation expense included within research and development totalled $1.2 million and $1.4 million for the years ended December 31, 2009 and 2008, respectively.

General and administrative expenses. General and administrative expenses for the year ended December 31, 2009 totalled $15.3 million, versus $15.2 million in the prior year period. General and administrative expenses include stock and warrant compensation expense of $3.7 million for the year ended December 31, 2009, versus $3.2 million in the prior year period. General and administrative expenses in 2009 also include provisions for lease termination costs, severance and other reorganization costs associated with the relocation to Mystic, CT. We expect general and administrative costs in 2010 to be lower than in 2009 due primarily to reduced headcount and efficiencies from consolidating the majority of our operations into a single location.

Impairment of exceptional assets. With the decision in 2009 to cease development of all product candidates other than AMR101, we evaluated all development programs for impairment. As a result, we determined that the $21.4 million investment balance for EN101, which had been acquired in connection with our acquisition of Ester in December 2007, was impaired. As a result, the full value of the intangible of $21.4 million was written-off, and we recorded a net charge of $19.9 million for the period ended December 31, 2009. The financial liability associated with EN101, fair valued at $1,458,000, was also written-off.

Finance and other income. Finance and other income for the year ended December 31, 2009 was $0.8 million versus $9.6 million in the prior year period, a decrease of $8.8 million, or 92%. The decrease was due primarily to a gain of $9.3 million recorded in 2008 from a change in the fair value of a derivative liability. This derivative liability was recorded in conjunction with our December 2007 financing related to an option granting May 2008 investors the right to participate in a second financing tranche at a later date, under the same terms as the initial financing.

Finance costs. Finance costs for 2009 were $8.2 million versus $2.1 million for 2008, an increase of $6.1 million. The increase was due primarily to $3.9 million in amortization on our 2009 bridge loans and a $3.8 million movement on the fair value of financial liabilities. Finance costs related to bridge loans resulted from the amortization of the difference between the fair value of the loans at the date of issue and their face value, since they were repaid in conjunction with our October 2009 private placement. The amortization is calculated using the effective interest rate based on the initial value of each of the bridge loans and their maturity date. These increases in finance costs were partially offset by lower costs in 2009 for notional interest and coupon interest cost for our convertible debentures, which were outstanding from December 31, 2007 to May 29, 2008, the date of redemption.

Taxation. A research and development tax credit of $0.4 million was recognized in the year ended December 31, 2009 versus to $0.7 million in the prior year period, a decrease of $0.3 million, or 57%. Under U.K. tax law, qualifying companies can surrender part of their tax losses in return for a cash refund. It is the amount of such cash refunds which we recognize as tax credits. We anticipate that the amount we recognize as tax credits will decline in future years as the majority of our research and development spending is likely to be incurred for clinical trials being conducted outside of the U.K and not subject to a tax credit cash refund without offsetting profits.

Comparison of Fiscal Years Ended December 31, 2008 and December 31, 2007

Revenue. We recorded no revenue in 2008 or 2007.

Research and development expenses. Research and development expenses for the period ended December 31, 2008 were $13.0 million, versus $12.1 million in the prior year period, an increase of $0.9 million, or 7.4%. The increase in research and development costs was due primarily to increased costs from the commencement of the AMR101 cardiovascular program, including costs for our new Mystic, CT location. Research and development expense for the period ended December 31, 2008 included $1.4 million for stock related compensation expense, versus $1.3 million in the prior year period.

General and administrative expenses. General and administrative expenses for the period ended December 31, 2008 were $15.2 million versus $19.8 million in the prior year period, a decrease of $4.6 million, or 23.2%. This decrease was due primarily to our cost reduction program begun in early 2008 to reduce staffing levels, facility and consulting costs. General and administrative expenses the period ended December 31, 2008 included $3.2 million for stock related compensation expense, versus $3.7 million in the prior year period.

Finance and other income. Finance and other income for the period ended December 31, 2008 was $9.6 million compared to $2.3 million for 2007, an increase of $7.3 million. The 2008 finance income comprises interest and similar income of $0.4 million which was earned from cash balances held on deposit. We hold cash denominated in pounds sterling, U.S. Dollars and euro. In 2008, a gain of $9.3 million was recorded due to a decrease in the fair value of derivative financial liabilities in connection with warrants issued in December 2007 and an option granted to May 2008 investors to participate in a future financing.

Finance costs. Finance costs for 2008 were $2.1 million compared to $0.2 million for 2007, an increase of $0.9 million. Finance costs in 2008 relate to a net foreign exchange gain on non-dollar cash balances.

Taxation. A research and development tax credit of $0.7 million was recognized in the year ended December 31, 2008. An amount of $0.8 million was also recognized in 2007. Under U.K. tax law, qualifying companies can surrender part of their tax losses in return for a cash refund. It is the amount of such cash refunds which we recognize as tax credits.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with IFRS as adopted by the E.U. and as issued by the IASB. The preparation of these financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements, as well as the reported amounts of revenues and expenses during the periods presented. To the extent there are material differences between these estimates, judgments or assumptions and actual results, our financial statements will be affected.

While our significant accounting policies are described in more detail in note 2 of the Notes to our consolidated financial statements beginning on page F-1 of this annual report, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Intangible assets and research and development expenditure

Acquired in-process research and development

Acquired in-process research and development (“IPR&D”) is stated at cost less accumulated amortization and impairments. Acquired IPR&D arising on acquisitions is capitalized and amortized on a straight-line basis over its estimated useful economic life, which is the patent life of the intangible asset. The useful economic life commences upon generation of economic benefits relating to the acquired IPR&D.

Cost is defined as the amount of cash or cash equivalents paid, or the fair value of other consideration given. When IPR&D is acquired and the consideration is settled using the Group’s equity instruments, the IPR&D is stated at fair value at the date of acquisition. In cases where the fair value of the IPR&D acquired cannot be measured reliably, the fair value capitalized at the date of acquisition is measured by reference to the fair value of the equity instruments granted as consideration. No IPR&D was capitalized as of December 31, 2009.

Capitalization policy for internal in-process research and development

Costs incurred on development projects (relating to the design and testing of new or improved products) are recognized as intangible assets when the following criteria are fulfilled: completing the asset so it will be available for use or sale is technically feasible; management intends to complete the intangible asset and use or sell it; an ability to use or sell the intangible asset; it can be demonstrated how the intangible asset will generate probable future economic benefits; adequate technical, financial and other resources to complete the development and to use or sell the intangible asset are available; and the expenditure attributable to the intangible asset during its development can be reliably measured. To date, development expenditures have not met the criteria for recognition of an internally generated intangible asset.

Intangible assets not yet available for use are not subject to amortization but are tested for impairment at least annually. An impairment loss is recognized if the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset’s continued use.

Research and development expenditures

Research and development expenditures not capitalized are expensed to our consolidated income statement as incurred. One of the largest areas of research and development costs incurred relates to clinical trials. When we conduct clinical trials, expenditures for such trials may be incurred over multiple years. Clinical trial costs are expensed to the income statement on a systematic basis over the estimated timeline of the trials to ensure the costs charged reflect the research and development activity performed. To date, all research and development costs, other than those related to clinical development contracts, have been expensed as incurred, as disclosed in note 7. See “Allocation of clinical trial costs to accounting periods” section below.

Carrying value and impairment of capitalized intangible assets

Intangible assets are tested for impairment at least annually. An impairment loss is recognized if the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset’s continued use.

In December 2007 we purchased 100% of the outstanding share capital of Ester Neurosciences Limited (“Ester”). The purchase price consisted of (i) an upfront payment of $5.2 million, (ii) $10.0 million in common stock and (iii) a contingent common stock payment of $5.0 million, based on the achievement of Milestone Ia. The achievement of Milestone Ia was considered probable and recognized as part of the initial investment. As Milestone Ia was an equity settled transaction, it was fair valued at the date of acquisition in accordance with IFRS 2, “Share-based payment: vesting conditions and cancellations”. The $4.8 million fair value of the equity payment was included in equity as share based payment reserve and included in the corresponding total intangible asset value of $19.9 million.

Under the terms of the Ester agreement, further consideration was payable if further milestones were achieved: (i) $6 million payable in cash or shares (at Amarin’s option) upon successful completion of a Phase II Myasthenia Gravis (“MG”) study to support commencement of a Phase III program in the U.S. (“Milestone Ib”) and (ii) $6 million payable in cash upon successful completion of the U.S. Phase III clinical trial to support an NDA filing for MG in the U.S. (“Milestone II”).

The fair value of Milestone Ia was included within equity at December 31, 2008 and 2007 in share based payment reserve, in accordance with IFRS 2.

In June 2009, Amarin amended the Ester acquisition agreement with Medica II Management L.P (“Medica”), the former shareholders of Ester, such that (i) Amarin agreed to seek a partner for EN101, (ii) Amarin is released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations by Amarin will be made from income received from potential partners, if any. At December 31, 2009 the Group assessed the development and commercialization opportunities for EN101 and determined that this asset had no future economic value. As such, the Group recorded and an impairment charge of $19.9 million and all associated assets were written down to zero at December 31, 2009.

Milestone and royalty payments

Judgment is also required in assessing the cost to Amarin of achieving triggering events such as milestones and settlement of royalty commitments. For the purpose of calculating the cost of investment and R&D expenditure management use their judgment to assess the probability that milestones/royalty commitments will be achieved.

Share based payments

The Group operates an equity-settled, share based payments plan and enters into transactions where the consideration is settled with shares. Management judgment is required in assessing the number of shares expected to vest, and the determination of the fair value of the awards.

Onerous lease

The Group is party to a number of property leases. Where the Company vacates premises during the term of the lease, management judgment is required in assessing whether the lease can be successfully sub let or is onerous.

Allocation of clinical trial costs to accounting periods

A significant portion of our clinical trial costs are associated with third-party contractors. We outsource a substantial portion of our clinical trial activities, utilizing external entities such as contract research organizations, independent clinical investigators and other third-party service providers to assist us with the execution of our clinical studies. For each clinical trial that we conduct, certain clinical trial costs are expensed immediately, while others are expensed over time based on the expected total number of patients in the trial, the rate at which patients enter the trial and the period over which clinical investigators or contract research organizations are expected to provide services.

Clinical activities which relate principally to clinical sites and other administrative functions to manage our clinical trials are performed primarily by contract research organizations (“CROs”). CROs typically perform most of the start-up activities for our trials, including document preparation, site identification, screening and preparation, pre-study visits, training and program management. These start-up costs usually occur within a few months after the contract has been executed and are event driven in nature. The remaining activities and related costs, such as patient monitoring and administration, generally occur ratably throughout the life of the individual contract or study.

For clinical studies, where payments are made periodically on a milestone achievement basis, we accrue expense on a straight-line basis over the estimated life of the trial. The amount of clinical study expense recognized in a quarter should be broadly consistent over the life of the trial. During the course of a trial, we monitor the progress of the trial to determine if actual results differ from our estimates. Our estimates and assumptions for clinical expense recognition could differ significantly from our actual results, which could cause material increases or decreases in research and development expenses in future periods when the actual results become known. No material adjustments to our past clinical trial accrual estimates were made during the years ended December 31, 2009, 2008 or 2007.

Foreign currency

Functional and presentation currencies

Items included in the financial statements of each of our entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The Consolidated Financial Statements are presented in US dollars, which is our functional and presentation currency. A percentage of our expenses, assets and liabilities are denominated in currencies other than our functional currency. Fluctuations in exchange rates may have a material adverse effect on our consolidated results of operations and could also result in exchange gains and losses. We cannot accurately predict the impact of future exchange rate fluctuations on our consolidated results of operations. We aim to reduce our foreign currency risk by holding cash balances in the currencies in which we expect to incur future cash outflows.

Transactions and balances

Transactions in foreign currencies are recorded at the average exchange rate prevailing in the month of the transaction. The resulting monetary assets and liabilities are translated into the appropriate functional currency at exchange rates prevailing at the balance sheet date and the resulting gains and losses are recognized in the income statement. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the income statement.

Consolidated companies

Our results and financial position includes consolidation of our subsidiaries (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from our Parent Company’s presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each balance sheet presented are translated at the closing rate at the balance sheet date;

•

income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

•	all resulting exchange differences are recognized as a separate component of equity.

We treat monetary items that are receivable or payable to a foreign operation as a net investment in the foreign operation as settlement is neither planned nor likely to occur in the foreseeable future. On consolidation, exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken to equity. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in equity are recognized in the income statement as part of the gain or loss on sale.

Fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

Carrying value of investment in subsidiaries

The carrying value of the Group’s investment in subsidiaries is tested when there is a triggering event. The Group uses the present value of future cash flows of their products to determine whether an impairment provision is required. These cash flows assume the Group’s products will be approved by the FDA and/or EMEA and will be capable of generating revenues. Management judgment is required in forecasting the revenue potential of a successful product, the probability that the product can be developed and the ability to secure a partnering arrangement and in selecting an appropriate discount rate.

Derivative financial liabilities

Issued financial liabilities, including components thereof, are classified as derivative financial liabilities where the substance of the contractual arrangement results in a present obligation to either deliver cash or another financial asset to the holder, to exchange financial instruments on terms that are potentially unfavorable or to satisfy the obligation otherwise than by the exchange of a fixed amount of cash or another financial asset for a fixed number of shares.

Derivative financial liabilities on initial recognition are recorded at fair value, being the fair value of consideration received. They are subsequently held at fair value, with gains and losses arising for changes in fair value recognized in the income statement at each period end. The fair value of derivative financial liabilities is determined using binomial valuation techniques. The Group uses its judgment to select a variety of methods and make assumptions that are mainly based on market conditions existing at each balance sheet date. We derecognize the derivative financial liability and recognize a gain in the income statement when our contractual obligations are cancelled or expired. If we issue shares to discharge the liability, the derivative financial liability is derecognized and share premium is recognized on the issuance of those shares.

Where the options and warrants give rise to obligations to issue ordinary shares other than on the above basis, they are classified as financial liabilities on the balance sheet. Where these instruments meet the definition of derivatives, they are included at fair value on the balance sheet at each reporting year end with the resulting unrealized gains or losses being recorded in the income statement. In both situations, at settlement date the carrying value of the options and warrants are transferred to equity. The cash proceeds received from shareholders for additional shares are recorded in the share capital and share premium account.

Taxation

The Group is subject to income taxes in a number of jurisdictions. Provisions for tax liabilities require management to make judgments and estimates in relation to tax issues and exposures. Amounts provided are based on management’s interpretation of country specific tax laws and the likelihood of settlement. Where the final outcome is different from the amounts that were initially recorded, such differences will impact the current tax and deferred tax provisions in the period in which such determination is made.

Deferred tax assets require management judgment in determining the amount to be recognized. In particular, significant judgment is used when assessing the extent to which deferred tax assets should be recognized, with consideration given to the timing and level of future taxable income in the relevant jurisdiction.

Impact of Inflation

Although our operations are influenced by general economic trends, we do not believe that inflation had a material impact on our operations for the periods presented.

B. Liquidity and Capital Resources

As of December 31, 2009, we had approximately $52.2 million in cash and cash equivalents versus $14.2 million at December 31, 2008, an increase of $38.0 million. We were debt free at both December 31, 2009 and December 31, 2008. Our cash has been invested primarily in US dollars, pounds sterling and euro denominated money market and checking accounts with financial institutions in the U.K., U.S., Ireland and Israel, predominately having a high credit standing. Due to current economic conditions the credit ratings of financial institutions have been extremely volatile. Management believes that the financial institutions where we hold our cash deposits are of a high and acceptable credit rating, given current economic conditions.

Our capital requirements relate primarily to clinical trials, employee infrastructure and working capital requirements. Historically, we have funded our cash requirements primarily through the public and private sales of equity and debt securities.

During 2009, operating activities used $28.1 million in cash, investing activities generated $0.8 million in cash and financing activities generated $65.7 million in cash.

Cash outflows from operating activities were $28.1 million for the year ended December 31, 2009 versus $26.4 million for the prior year period.

•

During 2009 cash outflows from operating activities primarily reflect funding a net loss of $59.3 million, offset primarily by a $21.4 million non-cash impairment charge for the EN101 intangible write-off, a $7.2 million non-cash charge for a fair value loss on derivative financial liability and a $3.8 million non-cash charge for share based compensation.

•

During 2008 cash outflows from operating activities primarily reflect funding a net loss of $20.0 million, a $9.3 million fair value gain on derivative financial liability and a $4.0 million inflow from decreases in current liabilities, partially offset by a $4.6 million non-cash charge for share-based compensation and a tax refund of $1.5 million.

Cash inflows from investing activities were $0.8 million for the year ended December 31, 2009 versus $0.1 million for the prior year period. Cash inflows are primarily from interest income, 2009 cash inflows include $0.7 million received from the sale of the Lorazapam intellectual property. We do not expect to incur significant capital expenditures in 2010.

Cash inflows from financing activities were $65.7 million versus $23.5 million in the prior year period. The increase was due primarily to the $66.4 million net proceeds received under an October 2009 offering of ordinary shares, versus $30.0 million received under an offering of ordinary shares in 2008.

We anticipate that the cash used for our operating activities will increase in 2010, reflecting capital commitments for our Phase III clinical trials with patient enrollment and costs anticipated to increase during 2010.

Based upon current business activities, we believe that we have sufficient cash to fund operations for at least the next 12 months from the date of this report. Furthermore, based on our current business plan, we forecast that we have sufficient capital resources to finance the MARINE and ANCHOR trials through the results of these studies and through the filing of an NDA for AMR101 seeking approval for the indication being studied in the MARINE trial with reference in the label to treatment of high triglyceride levels in statin-treated patients who have mixed dyslipidemia as studied in the ANCHOR trial. However, there can be no assurance that we will not encounter unexpected costs or delays.

In order to potentially obtain a second and broader indication for AMR101 based on the ANCHOR trial results, the FDA has requested that we have an outcome study substantially underway at the time of the NDA filing. If we elect to seek this separate indication in our initial NDA filing and commence an outcome study, we will need to seek additional financing, through a commercial partner or otherwise, to finance the study. An outcome study, if commenced, is anticipated to require multiple years to complete. The results of an outcome study are not required for FDA approval of the second and broader indication for AMR101, provided that the outcome study is substantially underway at the time of NDA submission, and an outcome study is not required for the indication being studied in the MARINE trial.

Sources of Cash Inflows from Financing Activities

On October 16, 2009, we completed a $70.0 million private placement with both existing and new investors resulting in $66.4 million in proceeds and an additional $3.6 million from bridge notes converted in conjunction with the private placement. In consideration for the $66.4 million in cash proceeds Amarin issued 66.4 million units, each unit consisting of (i) one ADS (representing one ordinary share) at purchase price of $1.00 and (ii) a warrant with a five year term to purchase 0.5 of an ADS at an exercise price of $1.50 per ADS. In consideration for the conversion of $3.6 million of convertible bridge notes, Amarin issued 4.0 million units, each unit consisting of (i) one ADS (representing one ordinary share) at a purchase price of $0.90 and (ii) a warrant with a five year term to purchase 0.5 of an ADS an exercise price of $1.50 per ADS.

In June 2009 we completed a $2.6 million private placement of 8% convertible bridge loans (“June 2009 bridge”) due August 2009, with certain existing investors including several current and former directors of the Group. In conjunction with the June 2009 bridge we issued 1,722,221 warrants with an exercise price of $1.00. In July 2009, we completed a second private placement of $3.0 million of 8% convertible bridge loans due September 30, 2009 (the “July 2009 bridge”). In conjunction with the July 2009 bridge (i) $0.1 million of the June 2009 bridge notes were repaid, (ii) the maturity date of the June 2009 bridge notes was extended to September 30, 2009, (iii) we cancelled and reissued 1,666,666 of the June 2009 warrants with an exercise price of $1.00 and (iv) we issued an additional 1,388,884 warrants with an exercise price of $1.00. In September 2009, the maturity date of the June and July 2009 bridge notes was extended to October 16, 2009. In conjunction with the October 2009 private placement, $3.6 million of the $5.5 million outstanding bridge loan notes were converted into 3,999,996 ordinary shares and new warrants were issued to purchase 1,999,996 ordinary shares at an exercise price of $1.50. Accrued interest on these notes was repaid in cash. The holders of the remaining $1.9 million convertible bridge loans elected to have their principal and accrued interest repaid in cash on this date.

In June 2009, we amended the December 2007 Ester Neurosciences Limited (“Ester”) acquisition agreement such that (i) Amarin would seek a partner for EN101, (ii) Amarin was released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations of Amarin would be paid only from income received from potential partners, if any. In consideration for the amendment we issued 1,315,789 ordinary shares to the former shareholders of Ester.

In May 2008 we announced a private placement of ordinary shares for up to $60.0 million under two separate tranches. Under the first tranche completed on May 19, 2008, we received gross proceeds of $30.0 million ($26.3 million, net) and issued 13,043,479 ADSs (each representing one ordinary share) at a purchase price of $2.30 per ADS. The option to invest the second tranche of $30.0 million was cancelled in conjunction with the $70.0 million October 2009 financing.

In conjunction with a registered direct offering in December 2007, we issued 1,629,090 ADSs (representing one ordinary share per ADS) at a purchase price of $3.30, for gross proceeds of $5.4 million. In conjunction with this offering we issued 1,043,703 warrants to purchase ordinary shares at an exercise price of $4.80 per share. Per the warrant agreement, if at any time prior to December 6, 2009 we issue (i) ordinary shares, (ii) securities convertible into ADSs or ordinary shares, (iii) warrants to purchase ADSs or ordinary shares or (iv) options to purchase any of the foregoing, to a third party at a price that is less than, or converts at a price that is less than $3.66, the warrant exercise price shall be adjusted to equal 130% of the new issue price. As a result of the issuance of ADSs in the May 2008 private placement at $2.30 per ADS, the exercise price of these warrants were adjusted down to $2.99 per share from their original grant price of $4.80 per share. As a result of the issuance of ADSs in the October 2009 private placement at $0.90 per ADS, the exercise price of these warrants was adjusted down again, to $1.17 per share.

C. Research and Development

Amarin has in-house research and development capability and expertise, supplemented by retained external consultants. Costs classified as research and development are expensed as incurred, as are patent costs. The nature of our research and development expenses for the years ended December 31, 2009 and 2008 are disclosed above.

D. Trend Information

We currently have no product approved for sale. Our operations consist primarily of product development activities, the nature and trends of which are disclosed above. Until we are able to market a product or secure revenue from licensing sources, if ever, this trend is expected to continue. We refer users to Items 4B “Business Overview,” 5A “Operating Results” and 5B “Liquidity and Capital Resources.”

E. Off Balance Sheet Arrangements

As of December 31, 2009, we did not have any significant off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC.

We have entered into transactions involving contingent milestones — see “Note 32 — Financial Commitments” in the financial statements.

F. Tabular Disclosure of Contractual Obligations

The following table summarizes our payment obligations as of December 31, 2009. The operating lease obligations primarily represent rent payable on properties that we lease. Some of the properties leased by us have been sub-let and generate rental income. Purchase obligations relate to manufacturing contracts with a third party for the production of our products.

	Payment Due By Period (in $000’s)
	Total	Less than 1 Year	1-2 Years	2-3 Years	3-4 Years	4-5 Years	Thereafter
Capital/finance leases	25	12	13	—	—	—	—
Operating leases	1,597	685	505	154	132	121	—
Purchase obligations	5,824	832	2,496	2,496	—	—	—

Total	7,317	1,460	2,954	2,650	132	121	—

The above table does not reflect our contract with Medpace, our clinical research organization, or CRO, for the conduct of our two registration trials for AMR101. Under that contract, we have initially expected to commit capital of approximately $28.6 million to complete the two trials, of which approximately $6.3 million was billed, $4.7 million has been paid and $1.6 million has been accrued as of December 31, 2009. We may incur some capital costs from time-to-time to support our office facilities. As we seek our current manufacturer, and potential supplemental manufacturers to expand production capability for AMR101, we may make capital commitments to support such expansion, particularly if such commitments further reduce the cost to us of the manufactured product.

Under our 2004 share purchase agreement with Laxdale Limited, upon the attainment of specified development milestones, we will be required to issue additional ordinary shares to the selling shareholders or make cash payments (at the sole option of each of the selling shareholders) and we will be required to make royalty payments of 8-9% on certain future revenues of AMR101 booked by Amarin. This potential royalty consists of 7% payable to Scarista Limited, 0.5% payable to each of Dr. Malcolm Peet and Dr. Krishna Vaddadi and 1% payable to Dr. Mehar Manku (1% royalty to Dr. Manku is payable only on net sales up to £100 million; the royalty reduces to 0.5% for net sales between £100 million and £500 million; and the royalty reduces to 0.25% for sales in excess of £500 million). We believe that certain of these royalties may not apply to the sale of AMR101 outside of its originally intended neuroscience application. In the event that Amarin should re-commence development of the assets acquired from Laxdale, the final purchase price of Laxdale will be a function of the number of ordinary shares of Amarin issued at closing and actual direct acquisition costs, together with contingent consideration which may become payable, in the future, on the achievement of certain approval milestones. Upon receipt of marketing approval in the United States and Europe for the first indication of any product containing Amarin Neuroscience intellectual property, we must make an aggregate stock or cash payment (at the sole option of each of the sellers) of GBP 7.5 million for each of the two potential market approvals (i.e., GBP 15.0 million maximum). In addition, upon receipt of a marketing approval in the United States and Europe for any other product using Amarin Neuroscience intellectual property or for a different indication of a previously approved product, we must make an aggregate stock or cash payment (at the sole option of each of the sellers) of GBP 5.0 million for each of the two potential market approvals (i.e., GBP10.0 million maximum). The average buying rate as of June 16, 2010 was US$1.48 per GBP.

We are no longer pursuing any indications other than AMR101 for cardiovascular applications.

G. Safe Harbor

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This annual report contains forward-looking statements about our financial condition, results of operations, product candidates, clinical trials and business prospects. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “project”, “forecast”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or events.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our industry’s actual results, performance or achievements to be materially different from those anticipated by such statements. Among the factors that could cause actual results to differ materially from those described or projected herein are the following:

•	The success of our research and development activities, in particular, the pace and results of our clinical trials;

•

Decisions by regulatory authorities regarding whether and when to approve our drug applications, as well as their decisions regarding labeling and other matters that could affect the commercial potential of our products;

•	The speed with which regulatory authorizations, pricing approvals and product launches may be achieved;

•	The success with which developed products may be commercialized, including licensing, manufacturing scale-up, launch, marketing and sale;

•	Competitive developments affecting our products under development;

•

The effect of possible domestic and foreign legislation or regulatory action affecting, among other things, pharmaceutical pricing and reimbursement, including under Medicaid and Medicare in the United States, and involuntary approval of prescription medicines for over-the-counter use;

•	Claims and concerns that may arise regarding the safety or efficacy of our product candidates;

•	Governmental laws and regulations affecting our operations, including those affecting taxation;

•	Our ability to maintain sufficient cash and other liquid resources to meet operating requirements and debt service requirements;

•	General changes in International Financial Reporting Standards (“IFRS”) as adopted by the European Union (“E.U.”) and as issued by the International Accounting Standards Board (“IASB”);

•

Patent positions can be highly uncertain and patent disputes are not unusual. An adverse result in a patent dispute can hamper commercialization of products or negatively impact sales of future products or result in injunctive relief and payment of financial remedies;

•

Uncertainties of the U.S. Food and Drug Administration (“FDA”) approval process and the regulatory approval processes in other countries, including, without limitation, delays in approval of new products;

•

Difficulties in product development. Pharmaceutical product development is highly uncertain. Products that appear promising in development may fail to reach market for numerous reasons. They may be found to be ineffective or to have harmful side effects in clinical or pre-clinical testing, they may fail to receive the necessary regulatory approvals, they may turn out not to be economically feasible because of manufacturing costs or other factors or they may be precluded from commercialization by the proprietary rights of others;

•	Growth in costs and expenses; and

•	The impact of acquisitions, divestitures, in and other unusual items.

Although we believe that the expectations reflected in the forward-looking statements contained in this annual report are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we are under no duty to update or revise any of such forward looking statements, whether as a result of new information, future events, or otherwise, after the date of this annual report.

Unless otherwise indicated, information contained in this annual report concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity, and market share, is based on information from independent industry analysts and third-party sources (including industry publications, surveys, and forecasts), our internal research, and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. None of the sources cited in this annual report have consented to the inclusion of any data from its reports, nor have we sought their consent. Our internal research has not been verified by any independent source, and we have not independently verified any third-party information. While we believe the market position, market opportunity, and market share information included in this annual report is generally reliable, such information is inherently imprecise. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in Part I, Item 1, Section D of this annual report. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Item 6	Directors, Senior Management and Employees

A. Directors and Senior Management

The following table sets forth certain information regarding our officers and directors as of December 31, 2009. The following table does not include the following Directors who resigned during 2009: Dr. John Climax, Dr. William Mason and Mr. Anthony Russell-Roberts. The table also does not include Mr. Joseph S. Zakrzewski, who was appointed as Executive Chairman on January 1, 2010 replacing Mr. Lynch, and Mr. Jan Van Heek, who was appointed to the board on February 2, 2010. A summary of the background and experience of each of the individuals listed below follows the table.

Name	Age	Position
Thomas Lynch	53	Chairman
Dr. Joseph Anderson	50	Non-Executive Director
Dr. Lars Ekman	60	Non-Executive Director
Dr. Carl L. Gordon	45	Non-Executive Director
Dr. James I. Healy	45	Non-Executive Director
Dr. Manus Rogan	42	Non-Executive Director
Dr. Declan Doogan	57	Interim Chief Executive Officer
Dr. Paresh Soni	49	Senior Vice President and Head of Development
John Thero	49	Chief Financial Officer
Tom Maher	43	Interim General Counsel and Group Secretary
Conor Dalton	45	Vice President, Finance & Principal Accounting Officer

Mr. Thomas Lynch joined Amarin in January 2000 as Chairman of the Board. Between 1993 and 2004, Mr. Lynch was with Elan Corporation plc where he held a number of positions including Chief Financial Officer and Executive Vice Chairman. Mr. Lynch spearheaded Elan’s transition from a drug delivery technology provider to a fully integrated pharmaceutical company, through a number of acquisitions, including Athena Neurosciences, Inc. The Athena acquisition brought Elan its programs in multiple sclerosis, autoimmune diseases and Alzheimer’s disease. Mr. Lynch was also a founder of the specialty pharmaceutical company Warner Chilcott plc. Mr. Lynch is a board member of Icon plc, publicly traded company that provides outsourced development services to the pharmaceutical, biotechnology and medical device industries, and has been a board member of a number of other biotechnology and healthcare companies. Mr. Lynch resigned as Chairman on January 1, 2010 but continues to serve as a non-executive director.

Dr. Joseph Anderson joined Amarin as a non-executive director in October 2009. Dr. Anderson is a Partner at Abingworth LLP, an international investment group dedicated to the life sciences and healthcare sectors. He leads private investments in public companies in the U.S. and Europe and manages open-market portfolios of small-cap public equities. He has more than 20 years experience as a

Fund Manager and Analyst in the pharmaceutical and bioscience sectors. Dr. Anderson was previously at First State Investments in London, part of the Commonwealth Bank of Australia, where he was Head of Global Healthcare Equities and Portfolio Manager. Prior to this, he was a Pharmaceuticals Analyst at investment bank, Dresdner Kleinwort Benson. From 1990 – 1998, Dr. Anderson established and was Head of the Strategy Unit at the Wellcome Trust, one of the world’s largest medical foundations. Dr. Anderson is currently a Director of Algeta ASA, a publicly quoted oncology company developing radiopharmaceuticals, Epigenomics Ag, a publicly quoted diagnostics company, and Abingworth BioEquities, an offshore investment fund. He has a PhD in Biochemistry.

Dr. Lars Ekman joined Amarin as a non-executive director in November 2008. He has more than 24 years experience in the pharmaceutical industry. Dr. Ekman is currently the Chief Executive Officer and an Executive Board Member of Cebix Inc. He was formerly Executive Vice President and President of Global Research and Development at Elan Corporation plc, where he is currently a director and chairs the Science and Technology Committee. Prior to joining Elan, he was Executive Vice President, Research and Development at Schwarz Pharma AG and was employed in a variety of senior scientific and clinical functions at Pharmacia, now Pfizer. In addition to Elan and Cebix, Inc., Dr. Ekman also sits on the Board of Directors of ARYx Therapeutics Inc., InterMune Inc., and Ocera Therapeutics. Dr. Ekman is a board certified surgeon with a Ph.D in experimental biology and has held several clinical and academic positions in both the United States and Europe. He obtained his Ph.D and M.D. from the University of Gothenburg, Sweden.

Carl L. Gordon, Ph. D., CFA, joined Amarin as a non-executive director in May 2008. Dr. Gordon is a founding General Partner and Co-Head of Private Equity of OrbiMed Advisors LLC. Dr. Gordon is active in both private equity and small-capitalization public equity investments. Dr. Gordon served on the Board of Directors of BioCryst Pharmaceuticals, Inc. from 2004 until 2007 and currently serves on the Board of Directors of the following private companies: Amnis Corporation, Acceleron Pharma, Sapphire Therapeutics, Complete Genomics, Inc., Pacira, Inc. and Singulex Inc. He was a senior biotechnology analyst at Mehta and Isaly from 1995 to 1997. He was a Fellow at The Rockefeller University from 1993 to 1995. Dr. Gordon received a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology. His doctoral work involved studies of protein folding and assembly. He received a Bachelor’s degree from Harvard College.

James I. Healy, M.D., Ph.D., joined Amarin as a non-executive director in May 2008. Dr. Healy joined Sofinnova Ventures as a General Partner in 2000. Dr. Healy was a founding investor and board member of Cellective (acquired by MedImmune), CoTherix (acquired by Actelion), Novacea, and Intermune. He also serves on the boards of directors of several private companies. In the pharmaceutical industry, Dr. Healy held positions at Bayer Pharmaceuticals (Miles) and ISTA Pharmaceuticals prior to its initial public offering. He began his private equity career at Sanderling Ventures. Dr. Healy earned B.A.s in Molecular Biology and Scandinavian Studies from the University of California at Berkeley, where he graduated with Distinction in General Scholarship, Honors, and received a Departmental Citation. He received his M.D. from Stanford University’s School of Medicine through the Medical Scientist Training Program, and earned his Ph.D. in Immunology from Stanford University, where he was a Beckman Scholar and received a bursary award from the Novartis Foundation. Dr. Healy teaches a course on entrepreneurship at Stanford University, and is an active member of the BIO-NVCA Working Group. Dr. Healy serves on the Board of Directors of Anthera Pharmaceuticals, Inc., InterMune, Inc. and Movetis as well as the following private companies: Cebix Inc., Hyperion Therapeutics; InteKrin Therapeutics, Inc.; KaloBios Pharmaceuticals, Inc.; Sorbent Therapeutics; PregLem; and Durata Therapeutics.

Dr. Manus Rogan joined Amarin as a non-executive director in October 2009. Dr. Rogan is a Co-founder and Managing Partner at Fountain Healthcare Partners. He began his career in product development at GlaxoSmithkline in the UK. He completed an MBA at Trinity College Dublin in 1996 and joined Elan Corporation’s business development group shortly thereafter. For four years he was responsible for licensing Elan’s products and drug delivery technologies in Europe and Japan. In 2001, Dr. Rogan joined Elan’s corporate VC group in the U.S. where he was involved in the sourcing, screening and management of investments in private and public biotechnology companies. In his seven years at Elan, Dr. Rogan concluded over twenty-five investment and technology licensing transactions involving companies in the U.S., Europe and Japan. Dr. Rogan serves on the Board of Directors of Opsona Therapeutics Ltd. He has a PhD in chemistry.

Dr. Declan Doogan joined us on April 10, 2007 as Head, Research and Development. Prior to joining us, Dr. Doogan was Senior Vice President and Head of Worldwide Development at Pfizer Global Research & Development. In recent years, he held a number of senior positions in Pfizer in the US and the UK. Dr. Doogan joined Pfizer in 1982, where he led the Zoloft clinical development program. He held positions in the UK and in Japan, where he was initially Medical Director and later head of the Group’s development organization. Dr. Doogan holds Visiting Professorships at Harvard, Glasgow and Kitasato University in Japan. In addition, Dr. Doogan holds a number of non-executive directorships, including Sosei Corporation. Dr. Doogan received his medical degree from Glasgow University in 1975. He is a Fellow of the Royal College of Physicians of Glasgow and the Faculty of Pharmaceutical Medicine in the U.K. in October 2009, Dr. Doogan was appointed Interim Chief Executive Officer of Amarin.

Dr. Paresh Soni joined Amarin in September 2008 as Senior VP and Head of Development. Dr. Soni joined Amarin from Pfizer where he held a number of leadership roles in Pfizer Global Research and Development in both experimental medicine and late stage development. Dr. Soni, a board-certified internist and gastroenterologist, completed his medical and specialist training at the University of Natal in South Africa before completing a research fellowship at the Division of Hepatology, Royal Free Hospital School of Medicine, London, where he also completed a PhD. Dr. Soni is a member of the American Gastroenterology Association (AGA) and American Association for the Study of Liver Diseases (AASLD). At Amarin, he has responsibility for clinical and non-clinical development functions.

Mr. John Thero joined Amarin in November 2009 as Chief Financial Officer. Mr. Thero has more than 20 years of senior financial and operational management experience including over 15 years supporting the growth of life science companies. Previously, Mr. Thero was Chief Financial Officer at ViaCell, Inc., where he helped guide the company to its successful sale, and Abiomed, Inc., during its transition from a development-stage company into a commercial entity. Mr. Thero began his professional career at Arthur Andersen LLP, during which time he became a Certified Public Accountant.

Mr. Tom Maher was appointed General Counsel and Group Secretary in February 2006, having commenced working with the Group on a part-time basis in July 2005. Mr. Maher was previously a partner at Matheson Ormsby Prentice Solicitors, Dublin. Prior to Matheson Ormsby Prentice, Mr. Maher worked at Elan Corporation plc where he held the position of Vice President of Legal Affairs. Mr. Maher commenced his legal career at A&L Goodbody Solicitors, Dublin. He holds a law degree from Trinity College Dublin and is an Irish qualified solicitor. At December 31, 2009 Mr. Maher held the title of Interim General Counsel and Group Secretary. On January 29, 2010 Mr. Maher resigned as Interim General Counsel.

Mr. Conor Dalton was appointed Vice-President, Finance in May 2005. Prior to joining Amarin, Mr. Dalton spent approximately eight years with Elan Corporation, most recently as Director of Finance. Mr. Dalton is a fellow of the Association of Chartered Certified Accountants. On January 29, 2010 Mr. Dalton resigned as Principal Accounting Officer.

Mr. Joseph S. Zakrzewski was appointed as Executive Chairmen of our Board of Directors effective January 1, 2010. From May 2007 until May 2010, Mr. Zakrzewski served as the president and Chief Executive Officer of Xcellerex Incorporated. From 2005 to 2007, Mr. Zakrzewski served as the Chief Operating Officer of Reliant Pharmaceuticals. From 1988 to 2005, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company, including as Vice President, Corporate Business Development from 2003 to 2005. Mr. Zakrzewski also serves as a member of the Board of Directors of Insulet Corporation and Rapid Micro and is Chairman of the Boards of Directors of Xcellerex Incorporated, Promedior Inc. and Zelos Therapeutics. Mr. Zakrzewski served as a member of the Board of Directors of Arius Research, Inc. from May 2007 until May 2008 and DOV Pharmaceuticals, Inc. from May 2007 until November 2009. Mr. Zakrzewski earned a Bachelor of Science in Chemical Engineering and a Masters degree in Biochemical Engineering from Drexel University, as well as a Master of Business Administration from Indiana University.

Mr. Jan van Heek joined Amarin as a non-executive director effective February 2, 2010. He is currently a Principal and Partner at BioPoint Group, where he advises biotechnology and other healthcare companies in commercial strategy development, financing and business development. Prior to establishing BioPoint, Mr. van Heek spent more than 18 years at Genzyme Corporation, most recently as an Executive Vice President and Senior Advisor to the CEO and senior management team. Mr. van Heek is currently a board member of PanGenetics BV in the Netherlands and was a board member of and Chairman of the Audit Committee of ViaCell Corporation, a US public company, from 2002 until it was sold to Perkin Elmer Corporation in 2007. He received an M.B.A. from St. Gallen University, Switzerland and an executive degree from Stanford Business School, California.

Management Rights Deed of Agreement

Amarin entered into an agreement with various participants in the October 2009 private placement under which investment funds affiliated with Orbimed Advisors LLC, Sofinnova Ventures, Fountain Healthcare Partners and Abingworth LLP have the ability to designate persons for Amarin to nominate to its Board of Directors and the other participants have given these investments funds a proxy to vote their securities in favor of these nominees. Amarin has agreed to nominate one (1) designee of investment funds affiliated with each of Orbimed Advisors LLC, Sofinnova Ventures and Fountain Healthcare Partners to its Board of Directors for so long as such funds beneficially own at least fifty percent (50%) of the ADSs it purchased in the October 2009 private placement. Dr. Carl L. Gordon, Dr. James I. Healy and Dr. Manus Rogan were respectively designated by these investment funds pursuant to this arrangement. Investment funds affiliated with Orbimed Advisors LLC, Sofinnova Ventures and Fountain Healthcare Partners also have the right to designate two (2) additional independent directors for Amarin to nominate to its Board of Directors for so long as these funds collectively own at least twenty-five percent (25%) of Amarin’s outstanding voting securities. In addition, Amarin has agreed to nominate one (1) designee of investment funds affiliated with Abingworth LLP to its Board of Directors for so long as such funds beneficially own at least five percent (5%) of Amarin’s outstanding voting securities. Dr. Joseph Anderson was designated by investment funds affiliated with Abingworth LLP under this arrangement.

There is no family relationship between any director or executive officer and any other director or executive officer.

B. Compensation

At a meeting of the Board of Directors held on April 20, 2010, the compensation for Directors was modified. Directors who are not officers or employees receive $30,000 per annum (formerly £25,000) and the Chairman of the Board receives $150,000 per annum (formerly £40,000). Members of the Group’s Audit Committee, Remuneration Committee and Nominating and Corporate Governance Committee each receive an incremental amount of $6,000, $5,000 and $3,000, respectively (formerly nil). The Chairs of the Group’s Audit Committee, Remuneration Committee and Nominating and Corporate Governance Committee each receive a further incremental amount of $17,500 (formerly £40,000), $10,000 (formerly £40,000) and $7,500 (formerly nil), respectively. Such annual amounts are to be paid in equal installments made in arrears within thirty days of the end of each calendar quarter.

In addition, Board members may be granted options to acquire ordinary shares for their service as non-executive members of the Board of Directors as the Remuneration Committee of the Board of Directors may from time to time determine. At a meeting of the Remuneration Committee of the Board of Directors held on February 10, 2010, pursuant to and in accordance with the Amarin Corporation plc 2002 Stock Option Plan, as amended, stock options were granted to purchase an aggregate of 600,000 of the Group’s ordinary shares to the directors listed below. Such options were granted as of February 10, 2010 to become exercisable, subject to each recipient’s continued service to the Group as a Director, ratably in four equal installments commencing on February 10, 2011. The options have an exercise price equal to the closing price of the Group’s ADS’s on the NASDAQ Capital Market on February 10, 2011 ($1.03), which the Committee has determined is the fair value of one ordinary share of the Group’s stock as of that date; and that, for recipients subject to U.S. taxation, such options shall constitute non-qualified stock options under the U.S. Internal Revenue Code of 1986, as amended. The options were granted to:

Joseph Anderson	120,000
Lars Ekman	120,000
James Healy	120,000
Carl Gordon	120,000
Manus Rogan	120,000
Jan van Heek	120,000

Total	720,000

For the year ended December 31, 2009, all of our directors and senior management as a group received total compensation of $2,950,000 and in addition, directors and senior management were issued options to purchase a total of 2,980,000 ordinary shares. The ownership of each director and officer is listed in the table below.

With the exception of Mr. Lynch, there are no sums set aside or accrued by us for pension, retirement or similar benefits for directors. We did make contributions to certain of our employees’ and officers’ pensions during the term of their employment with us. Compensation payable and benefits granted to our directors during the year ended December 31, 2009 are detailed below:

Directors’ detailed emoluments

Name	Salary & fees $000	Benefits in kind $000	2009 Total $000
Thomas Lynch (Chairman and former Chief Executive Officer)[1]	530	14	495
Dr. Joseph Anderson[2]	8	—	8
Dr. John Climax[3]	39	—	39
Dr. Lars Ekman	39	—	39
Dr. Carl L. Gordon	39	—	39
Dr. James I. Healy	39	—	39
Dr. William Mason[3]	102	—	102
Dr. Manus Rogan[2]	8	—	8
Mr. Anthony Russell-Roberts[3]	63	—	63

	861	14	881

Benefits in kind paid to former Chief Executive Officer include medical and life insurance. No expense allowances were provided to the directors during the year except in direct reimbursement of business expenses.

[1]

Fees in respect of a Consultancy Agreement with Mr. Thomas Lynch. See “Item 7B — Related Party Transactions.” This includes $63,000 paid for consulting services. In addition, Mr. Lynch had pension contributions paid into his personal pension scheme or accrued by Amarin of $49,000. This does not include $669,000 for the fair value of warrants granted to Mr. Lynch in October 2009.

[2]	Appointed as a Director October 16, 2009.
[3]	Resigned as a Director October 16, 2009.

The Amarin Corporation plc 2002 Stock Option Plan

The Amarin Corporation plc 2002 Stock Option Plan became effective on January 1, 2002. The term of the plan is ten years, and no award shall be granted under the plan after January 1, 2012. The plan is administered by the remuneration committee of our Board of Directors. As amended by a vote of the shareholders on December 21, 2009, a maximum of 10,000,000 ordinary shares may be issued under the plan. Directors, employees, officers, consultants and independent contractors are eligible persons under the plan. The remuneration committee may grant options to eligible persons. In determining which eligible persons may receive an award of options and become participants in the plan, as well as the terms of any option award, the remuneration committee may take into account the nature of the services rendered to us by the eligible persons, their present and potential contributions to our success or such other factors as the remuneration committee, at its discretion, shall deem relevant.

Under the plan, only incentive stock options (“ISO’s”) and non-qualified stock options (“NQSO’s”) may be granted. ISO’s are options intended to meet the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended. NQSO’s are options which are not intended to be ISO’s.

As a condition to the grant of an option award, we and the recipient shall execute an award agreement containing such restrictions, terms and conditions, if any, as the remuneration committee may require. Option awards are to be granted under the plan for no cash consideration or for such minimal cash consideration as may be required by law. The exercise price of options granted under the plan shall be determined by the remuneration committee; however the plan provides that the exercise price shall not be less than 100% of the fair market value, as defined under the plan, of an ordinary share on the date that the option is granted. The consideration to be paid for the shares under option shall be paid at the time that the shares are issued. The term of each option shall end ten years following the date on which it was granted. The remuneration committee may decide from time to time whether options granted under the plan may be exercised in whole or in part.

No option granted under the plan may be exercised until it has vested. The remuneration committee will specify the vesting schedule for each option when it is granted.

If a participant’s continuous status as an employee or consultant, as defined under the plan, is terminated for cause then his or her options shall expire immediately. If such status is terminated due to death or permanent disability and if options held by the participant have vested and are exercisable, they shall remain exercisable for twelve months following the date of the participant’s death or disability.

No option award, nor any right under an option award, may be transferred by a participant other than by will or by the laws of descent as specifically set out in the plan. Participants do not have any rights as a shareholder of record in us with respect to the Ordinary Shares issuable on the exercise of their options until a certificate representing such Ordinary Shares registered in the participant’s name has been delivered to the participant.

The plan is governed by the laws of England.

C. Board Practices

General

No Director has a service contract providing for benefits upon the termination of service or employment.

Our Articles of Association stipulate that the minimum number of Directors shall be two and the maximum number shall be fifteen. At December 31, 2009 we had six Directors. Directors may be elected by the shareholders at a general meeting or appointed by the Board of Directors. If a Director is appointed by the Board of Directors, that Director must stand for election at our subsequent annual general meeting. At each annual general meeting, one-third of our Directors must retire and either stand, or not stand, for re-election. In determining which directors shall retire and stand, or not stand, for re-election, first, we include any Director who chooses to retire and not face re-election and second, we choose the Directors who have served as Directors for the longest period of time since their last election.

On June 1 and May 15, 2009, Dr.’s Aguiar and Akkaraju resigned from the Board of Directors respectively. On October 16, 2009, Mr. Anthony Russell-Roberts and Drs. John Climax and William Mason resigned from the Board of Directors. On October 16, 2009, Drs. Joseph Anderson and Manus Rogan were appointed to the Board. On January 1, 2010 Mr. Joseph Zakrzewski was appointed to the board. On February 2, 2010, Mr. Jan Van Heek was appointed to the Board.

At the annual general meeting for 2009, Drs. Lars Ekman, Manus Rogan and Joseph Anderson stood for election and Mr. Thomas Lynch and Dr. Healy retired by rotation. Each Director was re-elected. Assuming no further Directors choose to retire or resign and not stand for re-election at the annual general meeting in 2010, we would expect Mr. Joseph Zakrzewski, Mr. Van Heek, Mr. Thomas Lynch and Drs. Ekman and Gordon to retire and stand for re-election at the 2010 annual general meeting.

Audit Committee

The audit committee of the Board of Directors generally comprises at least three of our non-executive Directors and meets, as required, to review the scope of the audit and audit procedures, the format and content of the audited financial statements and the accounting principles applied in preparing the financial statements. The audit committee also reviews proposed changes in accounting policies, recommendations from the auditors regarding improving internal controls and the adequacy of resources within the accounting function.

As of December 31, 2009, the audit committee consisted of Dr. Manus Rogan and Dr. Lars Ekman. Both were appointed on November 2, 2009. Mr. Jan van Heek was appointed as a non-executive Director and Chairman and financial expert of the audit committee on February 2, 2010.

Remuneration Committee

The remuneration committee of the Board of Directors comprises at least three of our non-executive Directors. The remuneration committee’s primary responsibility is to approve the level of remuneration for Executive Directors and key employees. It may also grant options under our share option schemes to employees and Executive Directors and must approve any service contracts for Executive Directors and key employees. Non-executive Directors’ remuneration is determined by the full Board of Directors. As of December 31, 2009, the remuneration committee consisted of the following Directors: Dr. James I. Healy (appointed May 16, 2008), Dr. Manus Rogan (appointed November 2, 2009) and Dr. Joseph Anderson (appointed November 2, 2009).

D. Employees

The average numbers of employees employed by us during each of the past three financial years are detailed below:

Employment Activity	Number of Employees 2009	Number of Employees 2008	Number of Employees 2007
Marketing and Administration	13	17	17
Research and Development	13	10	8

Total	26	27	25

The average numbers of employees employed by us by geographical region for each of the last three financial years are set forth below:

Country	Number of Employees 2009	Number of Employees 2008	Number of Employees 2007
U.K.	5	11	11
Ireland	11	12	14
U.S.	10	4	—

Total	26	27	25

E. Share Ownership

The beneficial ownership of ordinary shares by, and options granted to, our Directors or Officers, including their spouses and children under eighteen years of age, as of December 31, 2009 are presented in the table below, based on 98,801,982 ordinary shares outstanding as of December 31, 2009:

Director/Officer	Note	Options/Warrants Outstanding to Acquire Number of Ordinary Shares	Date of Grant (dd/mm/yy)	Exercise Price per Ordinary Share	Ordinary Shares or ADS Equivalents Beneficially Owned	Percentage of Outstanding Share Capital(a)
J. Anderson	1 & 9	8,500,000	16/10/09	$1.50	17,000,000	17.2%
J. Healy	2 & 9	3,500,000	16/10/09	$1.50	10,586,958	10.7%
C. Gordon	3 & 9	3,500,000	16/10/09	$1.50	10,260,872	10.4%
M. Rogan	4 & 9	2,500,000	16/10/09	$1.50	5,217,391	5.3%
T.G. Lynch	5	20,792	21/12/05	$14.30	1,350,683	1.4%
	6	1,248	01/06/07	$7.20
	7	30,303	06/12/07	$1.17
	8	138,888	31/07/09	$1.00
	9	138,888	16/10/09	$1.50
	10	500,000	16/10/09	$1.50
W. Mason	12	1,500	06/11/02	$31.00	—	—
	12&16	2,500	21/07/04	$8.40
	12&16	2,000	11/01/06	$13.50
	12&13	2,000	08/12/06	$4.40
	20	40,000	16/10/09	$1.64
A. Russell-Roberts	12	1,000	07/04/00	$30.00	235	—
	12	1,000	19/02/01	$61.20
	12	1,500	23/01/02	$176.50
	12	1,500	06/11/02	$31.00
	12	2,500	21/07/04	$8.40
	12	2,000	11/01/06	$13.50
	12&13	2,000	08/12/06	$4.40
	20	50,000	16/10/09	$1.64
J. Climax	7	22,698	21/12/05	$14.30	3,687,977	3.7%
	12	2,000	27/01/06	$27.20
	12	2,000	20/03/06	$32.60
	12&13	2,000	08/12/06	$4.40
	17	3,327	01/06/07	$7.20
	18	136,363	06/12/07	$2.99
	20	20,000	16/10/09	$1.64
J. Zakrzewski	21	1,170,000	21/12/09	$1.35	—	—
A. Cooke	19	37,500	07/07/04	$8.50	27,021	—
	19	20,000	10/06/05	$13.00
	5	1,559	21/12/05	$14.30
	19	20,000	16/01/06	$19.50
	19&13	67,500	08/12/06	$4.40
	19	400,000	20/05/08	$2.60	—	—
	10	247,050	16/10/09	$1.50
J. Thero	11	900,000	21/12/09	$1.35	—	—
D. Doogan	12	65,000	09/04/07	$4.40	—	—
	12	400,000	20/05/08	$2.60	—	—
	21	1,170,000	21/12/09	$1.35	—	—
T. Maher	12	32,500	02/12/05	$11.60	1,980	—
	14	693	21/12/05	$14.30
	12&13	35,000	08/12/06	$4.40
	12	15,000	02/08/07	$4.40
	12	15,000	28/08/07	$4.60
	12	280,000	20/05/08	$2.60	—	—
	10	156,955	10/12/09	$1.50
C. Dalton	12	10,000	28/06/05	$10.90	—	—
	12	5,000	12/01/06	$15.30	—	—
	12&13	20,000	08/12/06	$4.40	—	—
	12	50,000	20/05/08	$2.60	—	—
P. Soni	12	100,000	01/09/08	$1.43	—	—
	11	800,000	21/12/09	$1.35	—	—

Notes:

(1)	These shares and warrants have been issued to Abingworth Bioventures V L.P., Abingworth Bioventures V Co-Invest Growth Equity Fund LP and Abingworth Bioequities Master Fund Limited, the management company of which Dr. Joseph Anderson is a Partner. Dr. Joseph Anderson is also a non-executive director of Amarin.
(2)	These shares and warrants have been issued to Sofinnova Venture Partners VII, L.P., the management company of which Dr. James I. Healy is a Managing General Partner. Dr. James I. Healy is also a non-executive director of Amarin.
(3)	These shares and warrants have been issued to Caduceus Private Investments III, LP and OrbiMed Associates III, LP, of whom Dr. Carl L. Gordon is a General Partner. Dr. Carl L. Gordon is also a non-executive director of Amarin.
(4)	These shares have been issued to Fountain Healthcare Partners Fund 1, L.P. Fountain Healthcare Partners Ltd. is the sole General Partner of Fountain Healthcare Partners Fund 1, L.P. Dr Manus Rogan is a Managing Partner of Fountain Healthcare Partners Ltd. and is also a non-executive director of Amarin. Dr Manus Rogan, Aidan King, Dr Ena Prosser and Justin Lynch share voting and dispositive power with respect to shares held by Fountain Healthcare Partners Fund 1, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.
(5)	These warrants were issued to all investors in the December 2005 private placement and are exercisable anytime after 180 days from grant date. The warrants were issued to Amarin Investment Holding Limited, an entity controlled by our former Chairman, Mr. Thomas Lynch. If our trading market price is equal to or above $102, as adjusted for any stock splits, stock combinations, stock dividends and other similar events, for each of any twenty consecutive trading days, then we at any time thereafter shall have the right, but not the obligation, on 20 days’ prior written notice to the holder, to cancel any unexercised portion of this warrant for which a notice of exercise has not yet been delivered prior to the cancellation date.

(6)	These warrants were issued to investors in the June 2007 registered direct offering and are exercisable immediately from grant date. The warrants were issued to Amarin Investment Holding Limited, an entity controlled by our former Chairman, Mr. Thomas Lynch.
(7)	These warrants were issued to all investors in the December 2007 registered direct offering including directors and are exercisable immediately from the grant date. The warrants were issued to Amarin Investment Holding Limited which is an entity controlled by our Chairman, Mr. Thomas Lynch. There is a price adjustment clause in the December 2007 warrant agreement which provides that if, at any time prior to December 6, 2009, we issue Ordinary Shares, securities convertible into ADSs or Ordinary Shares, warrants to purchase ADSs or Ordinary Shares, or options to purchase any of the foregoing to a third party (other than any Exempt Issuance) at a price that is less than, or converts at a price that is less than $3.66 (such lesser price, the “Down-round Price”), then the Exercise Price shall be adjusted to equal 130% of the Down round Price. On May 16, 2008, Amarin raised gross proceeds of $30,000,000 in a private placement of equity at a share price of $2.30 per Ordinary Share. As $2.30 is below the Down-round Price, the initial warrant exercise price has been adjusted from $4.80 to $2.99. On October 16, 2009, $3.6 million convertible bridge notes converted at $0.90 per share. These warrants have therefore been re-priced again, to $1.17 per share.
(8)	Warrants issued to investors under the June 2009 convertible bridge loan and are exercisable immediately from grant date.
(9)	Warrants issued to investors under the October 2009 private placement of equity and are exercisable immediately from grant date.
(10)	Warrants issued as part of compromise agreements, vested and exercisable on issue date.
(11)	Options which vest 25% on each of the first, second, third and fourth anniversaries of grant date, exercisable for 10 years from grant date.
(12)	Options which vest 33% on each of the first, second and third anniversaries of the grant date, exercisable for 10 years from grant date.
(13)	The exercise price of options granted between December 8, 2006 and April 11, 2007 were amended to $4.40.
(14)	These warrants were issued to investors in the December 2005 private placement and are exercisable anytime after 180 days from the grant date. If our trading market price is equal to or above $102, as adjusted for any stock splits, stock combinations, stock dividends and other similar events, for each of any twenty consecutive trading days, then we at any time thereafter shall have the right, but not the obligation, on 20 days’ prior written notice to the holder, to cancel any unexercised portion of this warrant for which a notice of exercise has not yet been delivered prior to the cancellation date.
(15)	These options are exercisable immediately from the date of grant and remain exercisable for a period ended on the tenth anniversary of the date of grant.
(16)	These options were issued to Vision Resources Limited, a company wholly owned by Dr. Mason.
(17)	These warrants were issued to all investors in the June 2007 registered direct offering including directors and are exercisable immediately from the grant date. These warrants were issued to Sunninghill Limited which is an entity controlled by one of our non-executive directors Dr. John Climax
(18)	These warrants were issued to all investors in the December 2007 registered direct offering including directors and are exercisable immediately from the grant date. These warrants were issued to Sunninghill Limited which is an entity controlled by one of our non-executive directors Dr. John Climax. There is a price adjustment clause in the December 2007 warrant agreement which provides that if, at any time prior to December 6, 2009, we issue Ordinary Shares, securities convertible into ADSs or Ordinary Shares, warrants to purchase ADSs or Ordinary Shares, or options to purchase any of the foregoing to a third party (other than any Exempt Issuance) at a price that is less than, or converts at a price that is less than $3.66 (such lesser price, the “Down-round Price”), then the Exercise Price shall be adjusted to equal 130% of the Down round Price. On May 16, 2008, Amarin raised gross proceeds of $30,000,000 in the first tranche of a private placement of equity at a share price of $2.30 per Ordinary Share. As $2.30 is below the Down-round Price, the initial warrant exercise price has been adjusted from $4.80 to $2.99. In connection with the 2009 Private Placement, $3.6 million convertible bridge notes converted at $0.90 per share. These warrants have therefore been re-priced again to $1.17 per share.
(19)	Options which are fully vested and exercisable until October 31, 2010.
(20)	Options which are fully vested and exercisable from October 16, 2009 and expire June 30, 2011.
(21)	Options which vest 25% on January 1, 2010 and 25% on each of the first, second, third anniversaries of the grant date, exercisable for 10 years from the grant date.

Item 7	Major Shareholders and Related Party Transactions

A. Major Shareholders

The following table sets forth to the best of our knowledge certain information regarding the ownership of our Ordinary Shares at December 31, 2009 by each person who is known to us to be the beneficial owner of more than five percent of our outstanding ordinary shares, either directly or by virtue of ownership of ADSs based on ownership of ordinary shares (or ADSs), warrants and share options. This information is based on 98,801,982 ordinary shares outstanding, 41,217,578 warrants and 7,764,100 share options granted on ordinary shares as of December 31, 2009.

Name of Owner[1]	Number of Ordinary Shares or ADSs Beneficially Owned	Percentage of Share Capital
Abingworth LLP[2]	25,500,000	17.3%
Sofinnova Ventures[3]	14,086,957	9.5%
Orbimed Advisors LLC[4]	13,760,870	9.3%
LSP	10,875,000	7.4%
Great Point Partners	10,650,000	7.2%
Fountain Healthcare Partners[5]	7,717,391	5.2%

[1]	Unless otherwise noted, the persons referred to above have sole investment power.
[2]

12,750,000 shares have been issued to Abingworth LLP and 12,750,000 to Abingworth Bioequities Master Fund Limited of which Dr. Joe Anderson is a partner. Dr. Anderson is also a non-executive director of Amarin.

[3]

These shares have been issued to Sofinnova Venture Partners VII, L.P., the management company of which Dr. James I. Healy is a Managing General Partner. Dr. James I. Healy is also a non-executive director of Amarin.

[4]

13,631,050 shares have been issued to Caduceus Private Investments III, LP and 129,820 shares to OrbiMed Associates III, LP, of which Dr. Carl L. Gordon is a General Partner. Dr. Carl L. Gordon is also a non-executive director of Amarin.

[5]	These shares have been issued to Fountain Healthcare Partners, of which Dr. Manus Rogan is a partner. Dr. Manus Rogan was appointed as a non-executive director of Amarin on October 16, 2009.

The following table shows changes over the last three years in the percentage of our issued share capital held by major shareholders, either directly or by virtue of ownership of ADSs (excluding warrants and options):

Name of Owner[1]	2009	2008	2007
	%	%	%
Abingworth LLP	17.2	—	—
Sofinnova Ventures	10.7	13.3	—
Orbimed Advisors LLC	10.4	12.1	—
LSP	7.3	—	—
Great Point Partners	7.2	—	—
Thomas, McNerney & Partners LLC	2.2	8.0	—
Panorama Capital LP	1.9	6.8	—
Amarin Investment Holding Limited	1.4	4.0	7.7
Simon G. Kukes	1.6	4.7	6.8
Medica Funds	3.9	9.2	17.9
Sunninghill Limited	3.7	5.4	6.8

The total number of ADSs outstanding as of December 31, 2008 and May 31, 2010 is approximately 98.8 million. As of May 31, 2010, the ADSs represented approximately 99.6% of the issued and outstanding ordinary shares as of such date. As at May 31, 2010, to the best of our knowledge, we estimate that U.S. shareholders constituted approximately 56% of the beneficial holders of both our ordinary shares and our ADSs. All shares have equal voting rights.

B. Related Party Transactions

All related party transactions are approved in accordance with our policy for related party transactions, which requires Audit Committee review and approval, followed by the approval of a majority of the Board of Directors who do not have a material interest in the transaction.

A. Elan

In February 2007, we signed a development and license agreement with Elan Pharma International Limited, a subsidiary of Elan Corporation, plc (“Elan”), licensing the rights to develop and market a nasal formulation of lorazepam (NanoCrystal®). Mr. Shane Cooke, chief financial officer of Elan is related to Mr. Alan Cooke, our former president and chief operating officer. Under the terms of the agreement, we paid $192,000 to Elan during the year ended December 31, 2008. On July 22, 2009 we sold all rights in lorazepam back to Elan for $700,000.

B. Financings

(i) October 2009 Private Placement

In October 2009, several of our current and former directors purchased approximately 36.0 million ADSs (in the form of ordinary shares) in a private placement, including:

•	17 million ADSs purchased by Abingworth LLP and Abingworth Bioequities Master Fund, where Mr. Joe Anderson, a Director of Amarin, is a partner;

•	7 million ADSs purchased by Orbimed Advisors LLC, where Dr. Carl L. Gordon, a Director of Amarin, is a General Partner;

•	7 million ADSs purchased by Sofinnova Venture Partners VII, L.P., where Dr. James I. Healy, a Director of Amarin, is a Managing General Partner; and

•

5 million ADSs purchased by Fountain Healthcare Partners Fund 1, L.P. Fountain Healthcare Partners Ltd. is the sole General Partner of Fountain Healthcare Partners Fund 1, L.P. Dr Manus Rogan is a Managing Partner of Fountain Healthcare Partners Ltd. and is also a non-executive director of Amarin.

(ii) June 2009 Convertible Bridge Notes

In June 2009, Sunninghill Limited, a company controlled by Dr. John Climax, who was a non-executive director of Amarin until October 2009, participated in a private placement of convertible bridge loan notes in the amount of $2 million. In June 2009, Mr. Thomas Lynch, then an executive director of Amarin, participated in a private placement of convertible bridge loan notes in the amount of $0.25 million.

(iii) May 2008 Private Placement

In May 2008, several of our current and former directors purchased approximately 10.9 million ADSs (in the form of ordinary shares) in a private placement, including:

•	3.6 million ADSs purchased by Sofinnova Venture Partners VII, L.P., where Dr. James I. Healy, a director of Amarin, is a Managing General Partner;

•	3.3 million ADSs purchased by Orbimed Advisors LLC, where Dr. Carl L. Gordon, a director of Amarin, is a General Partner of Orbimed;

•

2.2 million ADSs purchased by Thomas, McNerney & Partners LP, where Dr. Eric Aguiar, a former director of Amarin, is a Partner. Dr. Aguiar resigned as a non-executive director of Amarin on June 1, 2009.

•

1.8 million ADSs purchased by Panorama Capital LP, where Dr. Srinivas Akkaraju, a former director of Amarin, was formerly Managing Director. Dr. Akkaraju resigned as a non-executive director of Amarin on May 15, 2009.

C. Icon

At December 31, 2009 Poplar Limited, a company controlled by Dr. Climax, a former non-executive Director of the Group until October 2009, owned approximately 5.5% of Icon plc. Under a 2005 agreement with Amarin, Icon Clinical Research Limited (a company wholly owned by Icon Plc) performed trial management services for Amarin’s studies on AMR101 for HD. For the years ended December 31, 2009 and 2008 Amarin incurred costs of $0.3 million and $0.4 million, respectively, under this agreement. The former Chairman and Chief Executive Officer and current non-executive director, Mr. Thomas Lynch has served as an outside director of Icon since January 1996. He is also a member of Icon’s audit committee, compensation committee and nominations committee.

D. Transactions with Directors and Executive officers

The total compensation of our key management, defined as directors and executive officers was as follows:

	For the Years Ended December 31,
	2009	2008	2007
	$’000	$’000	$’000
Short-term employee benefits	2,950	3,106	3,690
Post-employment benefits	—	—	75
Warrant-based compensation	1,210	—	—
Share-based compensation	2,170	2,011	2,300
Termination benefits	1,103	—	804

Total	7,433	5,117	6,869

There are no service contracts greater than one year in existence between any of the directors and executive officers of Amarin.

Mr. Thomas Lynch

In March 2007, Amarin’s Remuneration Committee reviewed and approved a consultancy agreement between the Group and Dalriada Limited for Dalriada Limited to provide consultancy services to the Group, including consultancy services relating to financing and other corporate finance matters, investor and media relations and implementation of corporate strategy. Under the Consultancy Agreement, the Group pays Dalriada Limited a fee of £240,000 per annum for the provision of the consultancy services through June 30, 2010 at which time the agreement terminates. An additional amount of £195,000 was also approved by the remuneration committee of which £75,000 was paid during the year ended December 31, 2007 in respect of consultancy services, with the remainder being paid during the year ended December 31, 2008. In January 2009, the annual consultancy fee was revised to €300,000 per annum and an additional performance related payment of $100,000 was paid.

Dalriada Limited is owned by a family trust, the beneficiaries of which include Mr. Thomas Lynch, former Amarin Chairman and Chief Executive Officer and current non-executive director, and family members.

On October 16, 2009, Mr. Lynch was issued 500,000 warrants to purchase shares in Amarin upon the completion of the $70 million financing raised by Amarin. The fair value of these warrants on the date of grant was $669,000, which was expensed by the Company. In conjunction with Mr. Lynch’s participation in the June and July 2009 bridge loans, he received 277,777 shares and 277,776 warrants. The warrants are exercisable for five years from the issuance date, 138,888 warrants have an exercise price of $1.00 and 138,888 warrants have an exercise price of $1.50.

Mr. Alan Cooke

On October 16, 2009, Mr. Cooke, Amarin’s former President and Chief Financial Officer, entered a compromise agreement with the Group. Pursuant to the compromise agreement, Mr. Cooke received a termination payment of €375,000, his 289,167 options to purchase shares in the Group became fully vested and are exercisable until October 16, 2010. Mr. Cooke’s 255,833 vested options to purchase shares in the Group will remain exercisable for a period of twelve months.

During October 2009, Mr. Cooke was issued 247,050 warrants to purchase shares in Amarin. The fair value of these warrants on the date of grant was $331,000, which was expensed by the Company. The warrant exercise price is $1.50 and they are exercisable for five years from the issuance date. In addition, Mr. Cooke subsequently entered into a consulting agreement with the Group on October 31, 2009.

Mr. Conor Dalton

On October 19, 2009, Mr. Dalton entered a compromise agreement with the Group. Pursuant to the compromise agreement, Mr Dalton will receive a termination payment of €142,340. Mr Dalton’s unvested options to purchase shares in the Group will vest and become exercisable until June 30, 2011. In addition, Mr. Dalton subsequently entered into a consulting agreement with the Group.

Dr. Mehar Manku

On February 2, 2010, Dr. Manku entered a compromise agreement with the Group. Pursuant to the compromise agreement, Dr. Manku will receive a termination payment of £148,909. Dr. Manku’s 250,000 options to purchase shares in the Group became fully vested and are exercisable until April 30, 2013. In addition, Dr. Manku subsequently entered into a consulting agreement with the Group.

Mr. Thomas Maher

During October 2009, Mr. Maher was issued 156,955 warrants to purchase shares in Amarin. The fair value of these warrants on the date of grant was $210,000, which was expensed by the Company. The warrant exercise price is $1.50 and they are exercisable for five years from the issuance date. On December 10, 2009, Mr. Maher entered a compromise agreement with the Group. Pursuant to the compromise agreement, Mr Maher will receive a termination payment of €273,498. Mr Maher’s 377,500 options to purchase shares in the Group became fully vested and are exercisable until June 30, 2011. In addition, Mr. Maher subsequently entered into a consulting agreement with the Group on October 31, 2009.

E. Interests of Experts and Counsel

Not applicable.

Item 8	Financial Information

A. Consolidated Statements and Other Financial Information

See our consolidated financial statements beginning at page F-1.

Legal Proceedings

Amarin was responsible for the sales and marketing of Permax from May 2001 until February 2004. On May 17, 2001, Amarin acquired the U.S. sales and marketing rights to Permax from Elan. An affiliate of Elan had previously obtained the licensing rights to Permax from Eli Lilly and Company in 1993. Eli Lilly originally obtained approval for Permax on December 30, 1988 and has been responsible for the manufacture and supply of Permax since that date. On February 25, 2004, Amarin sold its U.S. subsidiary, Amarin Pharmaceuticals, Inc., including the rights to Permax, to Valeant Pharmaceuticals International.

In late 2002, Eli Lilly, as the holder of the NDA for Permax, received a recommendation from the FDA to consider making a change to the package insert for Permax based upon the very rare observation of cardiac valvulopathy in patients taking Permax. While Permax has not been definitely proven as the cause of this condition, similar reports have been notified in patients taking other ergot-derived pharmaceutical products, of which Permax is an example. In early 2003, Eli Lilly amended the package insert for Permax to reflect the risk of cardiac valvulopathy in patients taking Permax and also sent a letter to a number of doctors in the United States describing this potential risk. Causation has not been established but is thought to be consistent with other fibrotic side effects observed in Permax.

On March 29, 2007, the FDA announced that the manufacturers of pergolide drug products will voluntarily remove these drug products, including Permax, from the market. Further information about the removal of Permax and other pergolide drug products is available on the FDA’s website.

During 2008, two lawsuits alleging claims related to cardiac valvulopathy and Permax were filed in March and August respectively. One of the lawsuits was dismissed in February 2009 and the remaining case is currently pending in the United States. Among others, Eli Lilly, Elan, Valeant, Amarin Pharmaceuticals and Amarin are named as defendants in this lawsuit; however Amarin has not been formally served with the complaint from the lawsuit. In addition, six cases alleging claims related to cardiac valvulopathy and Permax were filed in April 2008 in the United States and currently remain pending. Eli Lily, Valeant, Amarin Pharmaceuticals and unidentified parties are named as defendants in these cases and are defending against the claims and allegations. Amarin has not been named as defendant or served with the complaints from these cases.

During 2009, two lawsuits alleging claims related to cardiac valvulopathy and Permax were filed in March and are currently pending in the United States. Eli Lilly, Elan, Valeant, Amarin Pharmaceuticals, Amarin and other parties are named as defendants in these lawsuits. Amarin has not been formally served with the complaint from these lawsuits. A third lawsuit, also filed in March, was dismissed in September only as to Amarin for the plaintiff’s failure to prosecute the case against Amarin.

Ten other claims related to cardiac valvulopathy and Permax and one claim related to compulsive gambling and Permax are or were being threatened against Eli Lilly, Elan, and/or Valeant and could possibly implicate Amarin.

We have reviewed the position and have taken external legal advice to consider the potential risk of significant liability arising for Amarin from these legal actions to be remote. No provision is booked in the accounts at December 31, 2009.

Other

We are not a party to any other legal or arbitration proceedings that may have, or have had in the recent past, significant effects on our financial position or profitability. No governmental proceedings are pending or, to our knowledge, contemplated against us. We are not a party to any material proceedings in which any director, member of senior management or affiliate of ours is either a party adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

Policy on Dividend Distributions

We have never paid dividends on ordinary shares and do not anticipate paying any cash dividends on the ordinary shares in the foreseeable future. Under English law, any payment of dividends would be subject to relevant legislation and our Articles of Association, which requires that all dividends must be approved by our Board of Directors and, in some cases, our shareholders, and may only be paid from our distributable profits available for the purpose, determined on an unconsolidated basis. See Item 10 “Additional Information — Memorandum and Articles of Association — Description of Ordinary Shares — Dividends.”

B. Significant Changes

None.

Item 9	The Offer and Listing

A. Offer and Listing Details

The following table sets forth the range of high and low closing sale prices for our ADSs for the periods indicated, as reported by the NASDAQ Capital Market. These prices do not include retail mark-ups, markdowns or commissions but give effect to a change in the number of ordinary shares represented by each ADS, implemented in both October 1998 and July 2002. Historical data in the table has been restated to take into account these changes. Share price information has been adjusted for a 1-for-10 stock consolidation, effective January 18, 2008.

	US$	US$
	High	Low
Fiscal Year Ended
31-Dec-05	34.00	10.60
31-Dec-06	37.40	12.70
31-Dec-07	37.80	2.30
31-Dec-08	3.59	0.60
31-Dec-09	1.95	0.52
Fiscal Year Ended December 31, 2008
First Quarter	3.59	1.81
Second Quarter	3.07	1.89
Third Quarter	2.05	0.86
Fourth Quarter	1.00	0.60
Fiscal Year Ended December 31, 2009
First Quarter	0.77	0.65
Second Quarter	1.47	0.62
Third Quarter	1.51	1.15
Fourth Quarter	1.68	1.20
Dec-09	1.60	1.24
Jan-10	1.52	1.14
Feb-10	1.18	0.98
Mar-10	1.54	0.99
Apr-10	2.26	1.55
May-10	2.78	2.06

The closing price of our stock as reported by the NASDAQ Capital Market on June 16, 2010 was $2.62.

B. Plan of Distribution

Not applicable.

C. Markets

Our American Depositary Shares (“ADS’s”) are traded on the NASDAQ Capital Market, the principal trading market for our securities, under the symbol “AMRN.” There is no public trading market for our ordinary shares. Each ADS represents one ordinary share.

NASD Rule Election

Pursuant to NASD Rule 5615(c) for Foreign Private Issuers, we have elected to follow the home country practice of the United Kingdom in lieu of the shareholder approval requirements of NASD Rule 5635(c). Under NASD Rule 5635(c), issuers are required to obtain shareholder approval prior to the issuance of securities, interalia: (A) in connection with the establishment or material amendment of a stock option or purchase plan or other equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants of the issuer, subject to certain exceptions; (B) when such issuance or potential issuance will result in a change of control of the issuer; (C) in connection with the acquisition of the stock or assets of another company if (i) any director, officer or substantial shareholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more or (ii) where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash (a) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock or securities; or (D) in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equal to 20% or more of the common stock or 20% or more of the voting power outstanding or (ii) the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The applicable laws of England and Wales do not prohibit the issuance of securities without shareholder approval in the circumstances described in NASDAQ Rule 5635(c).

D. Selling Shareholders

Not applicable.

E. Dilution

Not applicable.

F. Expenses of the Issue

Not applicable.

Item 10	Additional Information

A. Share Capital

Not applicable.

B. Memorandum and Articles of Association

Objects and Purposes

We were formed as a private limited company under the Companies Act 1985 and re-registered as a public limited company on March 19, 1993 under registered number 02353920. Under article 4 of our Memorandum of Association, our purpose and objectives are to carry on the business of a holding company and to carry on any other business in connection therewith as determined by the board of directors.

Directors

Directors’ Interests

A director may serve as an officer or director of, or otherwise have an interest in, any company in which we have an interest. A director may not vote (or be counted in the quorum) on any resolution concerning his appointment to any office or any position from which he may profit, either with us or any other company in which we have an interest. A director is not prohibited from entering into transactions with us in which he has an interest, provided that all material facts regarding the interest are disclosed to the board of directors.

A director is not entitled to vote (or be counted in the quorum) on any resolution relating to a transaction in which he (or anyone connected with him within the meaning of the Companies Act 2006) has a material interest. However, this prohibition does not apply to any of the following matters:

•

he or any other person receives a security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of us or any of our subsidiaries;

•	a security is given to a third party in respect of a debt or obligation of us or any of our subsidiaries which he has himself guaranteed or secured in whole or in part;

•

a contract or arrangement concerning an offer or invitation for our shares, debentures or other securities or those of any of our subsidiaries, if he subscribes as a holder of securities or if he underwrites or sub-underwrites in the offer;

•	a contract or arrangement in which he is interested by virtue of his interest in our shares, debentures or other securities or by reason of any interest in or through us;

•

a contract or arrangement concerning any other company (not being a company in which he owns 1% or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise;

•

a proposal concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme for both our directors and employees and those of any of our subsidiaries which does not give him, as a director, any privilege or advantage not accorded to the employees to whom the scheme or fund relates;

•

an arrangement for the benefit of our employees or those of any of our subsidiaries which does not give him any privilege or advantage not generally available to the employees to whom the arrangement relates; and

•	insurance which we propose to maintain or purchase for the benefit of directors or for the benefit of persons including directors.

Compensation of Directors

Each director is to be paid a director’s fee at such rate as may from time to time be determined by the board of directors and which shall not exceed £500,000 (approximately USD$800,000 at year end exchange rates) in aggregate to all the directors per annum. Any director who, at our request, goes or resides abroad for any purposes or services which in the opinion of the board of directors go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board of directors may determine.

Any executive director will receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board of directors or, where there is a committee constituted for the purpose, such committee may determine, and either in addition to or in lieu of his remuneration as a director.

Borrowing Powers of Directors

The board of directors has the authority to exercise all of our powers to borrow money and issue debt securities. If at any time our securities should be listed on any recognized stock exchange, our total indebtedness (on a consolidated basis) would be subject to a limitation of the greater of (i) three times the total of paid up share capital and consolidated reserves and (ii) $100,000,000.

Retirement of Directors

At every annual general meeting, one-third of the directors (excluding any Series A Director) must retire from office. In determining which directors shall retire and stand, or not stand, for re-election, first, we include any director who chooses to retire and not face re-election and, second, we choose the directors who have served as directors for the longest period of time since their last election. A retiring director shall be eligible for re-election. There is no age limit or requirement that directors retire at a specified age. Directors are not required to hold our securities.

Description of Ordinary Shares

Our authorized share capital is £100,000,000 divided into 155,914,406 ordinary shares of 50p each (post share consolidation effective January 18, 2008 whereby ten ordinary shares of 5p each became one ordinary share of 50p each) and 440,855,854 Preference Shares of 5p each. In the following summary, a “shareholder” is the person registered in our register of members as the holder of the relevant securities. For those ordinary shares that have been deposited in our ADS facility pursuant to our deposit agreement with Citibank N.A., Citibank or its nominee is deemed the shareholder.

Dividends

Holders of shares are entitled to receive such dividends as may be declared by the board of directors. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. To date there have been no dividends paid to holders of ordinary shares.

Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by the board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share or a Preference Share into a separate account shall not constitute us as a trustee in respect thereof.

Rights in a Liquidation

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation, subject to prior satisfaction of the claims of creditors and preferential payments to holders of outstanding Preference Shares.

Voting Rights

Voting at any general meeting of shareholders is by a show of hands, unless a poll is demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	at least two shareholders entitled to vote at the meeting;

•	any shareholder or shareholders representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting; or

•

any shareholder or shareholders holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

In a vote by a show of hands, every shareholder who is present in person or by proxy at a general meeting has one vote. In a vote on a poll, every shareholder who is present in person or by proxy shall have one vote for every share of which they are registered as the holder (provided that no shareholder shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf). The quorum for a shareholders’ meeting is a minimum of two persons, present in person or by proxy. To the extent the Articles of Association provide for a vote by a show of hands in which each shareholder has one vote, this differs from U.S. law, under which each shareholder typically is entitled to one vote per share at all meetings.

Holders of ADSs are also entitled to vote by supplying their voting instructions to Citibank who will vote the ordinary shares represented by their ADSs in accordance with their instructions. The ability of Citibank to carry out voting instructions may be limited by practical and legal limitations, the terms of our Memorandum and Articles of Association, and the terms of the ordinary shares on deposit. We cannot assure the holders of our ADSs that they will receive voting materials in time to enable them to return voting instructions to Citibank a timely manner.

Unless otherwise required by law or the Articles of Association, voting in a general meeting is by ordinary resolution. An ordinary resolution is approved by a majority vote of the shareholders present at a meeting at which there is a quorum. Examples of matters that can be approved by an ordinary resolution include:

•	the election of directors (other than the Series A Directors);

•	the approval of financial statements;

•	the declaration of final dividends;

•	the appointment of auditors;

•	the increase of authorized share capital; or

•	the grant of authority to issue shares.

A special resolution or an extraordinary resolution requires the affirmative vote of not less than three-fourths of the eligible votes. Examples of matters that must be approved by a special resolution include modifications to the rights of any class of shares, certain changes to the Memorandum or Articles of Association, or our winding-up.

Capital Calls

The board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen days notice provided by the board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the board.

Preference Shares

Preference Shares issued are classified as equity. At December 31, 2009, Amarin had 440,855,934 preference shares of £0.05 each forming part of its authorized share capital. On May 16, 2008, pursuant to articles 5 and 6 of the Articles of Association, the board of directors resolved that: (i) 80 of the £0.05 Preference Shares be consolidated into 8 Preference Shares with a nominal value of £0.5 each; and (ii) the Preference Shares with a nominal value of £0.5 each be issued and allotted to subscribers, and be known as “Series A Preference Shares”. In conjunction with the $70.0 million October 2009 private placement of ordinary shares, these 8 Series A Preference Shares were converted into 8 ordinary shares in the Group.

The issuance of preference shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that ordinary shareholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preference shares also could have the effect of delaying, deterring or preventing a change in control of us.

Our Articles of Association and English Law provide that the holders of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of that of preference shares.

Pre-emptive Rights

English law provides that shareholders have pre-emptive rights to subscribe to any issuances of equity securities that are or will be paid wholly in cash. These rights may be waived by a special resolution of the shareholders, either generally or in specific instances, for a period not exceeding five years. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise. Pursuant to resolutions passed at our annual general meeting on December 21, 2009, our Directors are duly authorized during the period ending on December 21, 2014 to exercise all of our powers to allot our securities and to make any offer or agreement which would or might require such securities to be allotted after that date. The aggregate nominal amount of the relevant securities that may be allotted under the authority cannot exceed up to an aggregate nominal amount of £147,042,792.70 (being the aggregate nominal amount of £125,000,000 in respect of ordinary shares and £22,042,792.70 in respect of preference shares). Under these resolutions, we are empowered to allot equity securities as if English statutory pre-emption rights did not apply to such issuance and, therefore, without first offering equity securities to our existing shareholders.

Redemption Provisions

Subject to the Companies Act 2006 and with the sanction of a special resolution, shares in us may be issued with terms that provide for mandatory or optional redemption. The terms and manner of redemption would be provided for by the alteration of our Articles of Association. Subject to the Companies Act 2006, we may also purchase in any manner the board of directors considers appropriate any of our own ordinary shares, Preference Shares or any other shares of any class (including redeemable shares) at any price.

Variation of Rights

If at any time our share capital is divided into different classes of shares, the rights of any class may be varied or abrogated with the written consent of the holders of not less than 75% of the issued shares of the class, or pursuant to a special resolution passed at a separate meeting of the holders of the shares of that class. At any such separate meeting the quorum shall be a minimum of two persons holding or representing by proxy one-third in nominal amount of the issued shares of the class, unless such separate meeting is adjourned, in which case the quorum at such adjourned meeting or any further adjourned meeting shall be one person. Each holder of shares of that class has one vote per share at such meetings.

Meetings of Shareholders

The board of directors may call general meetings, and general meetings may also be called on the requisition of our shareholders representing at least one-tenth of the voting rights in general meeting pursuant to section 303 of the Companies Act 2006. Annual general meetings are convened upon advance notice of at least 21 clear days. All other general meetings are convened upon advance notice of at least 14 clear days notice. Notice to shareholders may be supplied in electronic form by means of our website to those shareholders who have not opted-out of the electronic communications regime that we implemented by special resolution at our 2007 Annual General Meeting; those shareholders who did opt-out of this regime will receive such notices in hard copy in the usual manner.

Citibank will mail to the holders of ADSs any notice of shareholders’ meeting received from us, together with a statement that holders will be entitled to instruct Citibank to exercise the voting rights of the ordinary shares represented by ADSs and information explaining how to give such instructions.

Limitations on Ownership

There are currently no U.K. foreign exchange controls on the payment of dividends on our ordinary shares or Preference Shares or the conduct of our operations. There are no restrictions under our Memorandum and Articles of Association or under English law that limit the right of non-resident or foreign owners to hold or vote our ordinary shares, Preference Shares or ADSs.

Change of Control

Save as expressly permitted by the Companies Act 2006, we shall not give financial assistance, whether directly or indirectly, for the purposes of the acquisition of any of our shares or for reducing or discharging any liability incurred for the purpose of such acquisition.

Disclosure of Interests

Under English Law, any person who acquires an equity interest above a “notifiable percentage” must disclose certain information to us regarding the person’s shares. The applicable threshold is currently 3%. The disclosure requirement applies to both persons acting alone or, in certain circumstances, with others. After a person’s holdings exceed the “notifiable” level, similar notifications must be made when the ownership percentage figure increases or decreases by a whole number.

In addition, Section 793 of the Companies Act 2006 gives us the authority to require certain disclosure regarding an equity interest if we know, or have reasonable cause to believe, that the shareholder is interested or has within the previous three years been interested in our share capital. Failure to supply the information required may lead to disenfranchisement under our Articles of Association of the relevant shares and a prohibition on their transfer and on dividend or other payments. Under the deposit agreement with Citibank pursuant to which the ADRs have been issued, a failure to provide certain information pursuant to a similar request may result in the forfeiture by the holder of the ADRs of rights to direct the voting of the ordinary shares underlying the ADSs and to exercise certain other rights with respect to the Ordinary Shares. The foregoing provisions differ from U.S. law, which typically does not impose disclosure requirements on shareholders.

Directors’ Indemnification

Subject to the Companies Act 2006, we can obtain liability insurance for directors and can also pay directors’ legal costs if they are successful in defending legal proceedings. Accordingly, our board of directors has taken a decision that Amarin should so indemnify our directors and officers and Amarin has entered into forms of indemnity with our directors and officers to do so. In addition, Amarin carries liability insurance for our directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of

1933 may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

C. Material Contracts

We are party to certain material contracts inside and outside the ordinary course of business. Copies of these agreements are filed with or incorporated by reference as exhibits to this annual report.

D. Exchange Controls

There are currently no U.K. foreign exchange controls that may affect the export or import of capital, including the availability of cash and cash equivalents for use by the Group, or that affect the remittance of dividends, interest or other payments to non-U.K. resident holders of ordinary shares, Preference Shares, Series A Preference Shares or ADSs.

E. Taxation

Irish Tax Considerations

The following is a general summary of certain Irish tax consequences applicable to Irish Holders and U.S. Holders (as defined below in this summary) in respect of the purchase, ownership and disposition of ordinary shares or ADSs evidenced by ADRs.

This summary is based on Irish taxation laws currently in force, regulations promulgated thereunder, the current provisions of the Ireland-United States Double Taxation Convention, or the Treaty, specific proposals to amend any of the foregoing publicly announced prior to the date hereof and the currently published administrative practices of the Irish Revenue Commissioners, all as of the date of this annual report. Taxation laws are subject to change, from time to time, and no representation is or can be made as to whether such laws will change, or what impact, if any, such changes will have on the statements contained in this summary. It is assumed that any proposed amendments will be enacted in the form proposed. No assurance can be given that proposed amendments will be enacted as proposed, or that legislative or judicial changes, or changes in administrative practice, will not modify or change the statements expressed herein.

This summary is of a general nature only. It does not constitute legal or tax advice nor does it discuss all aspects of Irish taxation that may be relevant to any particular Irish Holder or U.S. Holder of ordinary shares or ADSs.

HOLDERS OF ORDINARY SHARES OR ADSs ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF IRISH TAXATION LAWS TO THEIR PARTICULAR CIRCUMSTANCES IN RELATION TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF ORDINARY SHARES OR ADSs.

The summary only applies to Irish Holders and U.S. Holders that legally and beneficially hold their ordinary shares or ADSs evidenced by ADRs as capital assets (i.e. investments) and does not address special classes of holders including, but not limited to, dealers in securities, insurance companies, pension schemes, employee share ownership trusts, collective investment undertakings, charities, tax-exempt organizations, financial institutions and close companies, each of which may be subject to special rules not discussed below.

(i) Irish Tax Considerations Applicable to Irish Holders

For the purposes of this summary, an “Irish Holder” means a holder of ordinary shares or ADSs evidenced by ADRs that (i) beneficially owns the ordinary shares or ADSs registered in their name; (ii) in the case of individual holders, are resident, ordinarily resident and domiciled in Ireland under Irish taxation laws; (iii) in the case of holders that are companies, are resident in Ireland under Irish taxation laws; and (iv) are not also resident in any other country under any double taxation agreement entered into by Ireland.

For Irish taxation purposes, Irish Holders of ADSs will be treated as the owners of the underlying ordinary shares represented by such ADSs.

Taxation of Dividends

We do not expect to pay dividends in the foreseeable future. Should we begin paying dividends, such dividends will generally be subject to dividend withholding tax, or DWT, in Ireland at the standard rate of income tax. Where DWT applies, we will be responsible for withholding such tax at source.

Corporate Irish Holders will generally be entitled to claim an exemption from DWT by delivering a declaration to us in the form prescribed by the Irish Revenue Commissioners. Such corporate Irish Holders will generally not otherwise be subject to Irish tax in respect of dividends received.

Individual Irish Holders will be subject to income tax on the gross amount of any dividend (that is the amount of the dividend received plus any DWT withheld) at their marginal rate of tax (currently either 20% or 41% depending on the individual’s circumstances). Individual Irish Holders will be able to claim a credit against their resulting income tax liability in respect of DWT withheld.

Individual Irish Holders may, depending on their circumstances, also be subject to the Irish health levy of 2% - 5%, income levy of 4% and pay related social insurance contribution of 3% - 4% in respect of their dividend income.

Disposals of Ordinary Shares or ADSs

Capital Acquisitions Tax

A gift or inheritance of ordinary shares or ADSs will fall within the charge to Irish capital acquisitions tax, or CAT. CAT is currently chargeable at a rate of 25% on the value of gifts or inheritances above specified tax free thresholds. Different classes of tax free thresholds apply depending upon the relationship between the donor and the recipient. These tax free thresholds are also affected by the value of previous gifts or inheritances received since December 5, 1991. CAT is generally payable by the recipient of the gift or inheritance. Gifts or inheritances between spouses are not subject to Irish CAT. Gifts of up to €3,000 of the total value of all gifts received from any one individual in any year up to December 31 can be received without triggering a charge to CAT. This exemption does not generally apply to inheritances. Where a charge to CGT and CAT arises on the same event, CAT payable on the event can be reduced by the amount of the CGT payable.

Stamp Duty

Irish stamp duty, which is a tax imposed on certain documents, is payable on all transfers of ordinary shares (other than transfers made between spouses, transfers made between 90% associated companies, or certain other exempt transfers) regardless of where the document of transfer is executed. Irish stamp duty is also payable on electronic transfers of ordinary shares.

A transfer of ordinary shares made as part of a sale or gift will generally be stamped at the ad valorem rate of 1% of the value of the consideration received for the transfer, or, if higher, the market value of the shares transferred. A minimum stamp duty of €1.00 will apply to a transfer of ordinary shares. Where the consideration for a sale is expressed in a currency other than euro, the duty will be charged on the euro equivalent calculated at the rate of exchange prevailing at the date of the transfer.

Transfers of ordinary shares where no beneficial interest passes (e.g. a transfer of shares from a beneficial owner to a nominee), will generally be exempt from stamp duty if the transfer form contains an appropriate certification, otherwise a nominal stamp duty rate of €12.50 will apply.

Transfers of ADRs (representing ADSs) by Irish Holders are generally exempt from Irish stamp duty.

Transfers of ordinary shares from the Depositary or the Depositary’s custodian upon surrender of ADRs for the purposes of withdrawing the underlying ordinary shares from the ADS/ADR system, and transfers of ordinary shares to the Depositary or the Depositary’s custodian for the purposes of transferring ordinary shares onto the ADS/ADR system, will be stamped at the ad valorem rate of 1% of the value of the shares transferred if the transfer relates to a sale or contemplated sale or any other change in the beneficial ownership of ordinary shares. Such transfers will be exempt from Irish stamp duty if the transfer does not relate to or involve any change in the beneficial ownership in the underlying ordinary shares and the transfer form contains the appropriate certification. In the absence of an appropriate certification, stamp duty will be applied at the nominal rate of €12.50.

The person accountable for the payment of stamp duty is the transferee or, in the case of a transfer by way of gift or for consideration less than the market value, both parties to the transfer. Stamp duty is normally payable within 30 days after the date of execution of the transfer. Late or inadequate payment of stamp duty will result in liability for interest, penalties and fines.

(ii) Irish Tax Considerations Applicable to U.S. Holders

Solely for the purposes of this summary of Irish Tax Considerations, a “U.S. Holder” means a holder of Ordinary Shares or ADSs evidenced by ADRs that (i) beneficially owns the Ordinary Shares or ADSs registered in their name; (ii) is resident in the United States for the purposes of the Treaty; (iii) in the case of an individual holder, is not also resident or ordinarily resident in Ireland for Irish tax purposes; (iv) in the case of a corporate holder, is not a resident in Ireland for Irish tax purposes and is not ultimately controlled by persons resident in Ireland; and (v) is not engaged in any trade or business and does not perform independent personal services through a permanent establishment or fixed base in Ireland.

For Irish taxation purposes, and for the purposes of the Treaty, U.S. Holders of ADSs will be treated as the owners of the underlying Ordinary Shares represented by such ADSs.

Taxation of Dividends

We do not expect to pay dividends in the foreseeable future. Should we begin paying dividends, such dividends will generally be subject to dividend withholding tax, or DWT, in Ireland at the standard rate of income tax (currently 20%). Where DWT applies, we will be responsible for withholding such tax at source.

Dividends paid by us to U.S. Holders of ordinary shares will be exempt from DWT if, prior to the payment of such dividends, the recipient U.S. Holder delivers to us a declaration, a certificate of residency and, in the case of U.S. Holders that are corporations, an auditor’s certificate, each in the form prescribed by the Irish Revenue Commissioners.

Where DWT is withheld from dividend payments to U.S. Holders of ordinary shares or ADSs evidenced by ADRs, such U.S. Holders can apply to the Irish Revenue Commissioners claiming a full refund of DWT paid by filing a declaration, a certificate of residency and, in the case of U.S. Holders that are corporations, an auditor’s certificate, each in the form prescribed by the Irish Revenue Commissioners.

The DWT rate applicable to U.S. Holders is reduced to 5% under the terms of the Treaty for corporate U.S. Holders holding 10% or more of our voting shares, and to 15% for other U.S. Holders. While this will, subject to the application of Article 23 of the Treaty, generally entitle U.S. Holders to claim a partial refund of DWT from the Irish Revenue Commissioners, U.S. Holders will, in most circumstances, likely prefer to seek a full refund of DWT under Irish domestic legislation.

Capital Gains on Disposals of Ordinary Shares or ADSs

U.S. Holders will not be subject to Irish capital gains tax, or CGT, on the disposal of ordinary shares or ADSs provided that such ordinary shares or ADSs are quoted on a stock exchange at the time of disposition. A stock exchange for this purpose includes, among others, the Irish Stock Exchange, or ISE or NASDAQ. While it is our intention to continue the quotation of ADSs on NASDAQ, no assurances can be given in this regard.

If, for any reason, our ADSs cease to be quoted on NASDAQ, U.S. Holders will not be subject to CGT on the disposal of their ordinary shares or ADSs provided that the ordinary shares or ADSs do not, at the time of the disposal, derive the greater part of their value from land, buildings, minerals, or mineral rights or exploration rights in Ireland.

Irish Capital Acquisitions Tax

A gift or inheritance of ordinary shares or ADSs will fall within the charge to Irish capital acquisitions tax, or CAT, because our Ordinary Shares are considered to be Irish property for CAT purposes. CAT is currently chargeable at a rate of 25% on the value of gifts or inheritances above specified tax free thresholds. Different classes of tax free thresholds apply depending upon the relationship between the donor and the recipient. These tax free thresholds are also affected by the value of previous gifts or inheritances received since December 5, 1991. Gifts or inheritances between spouses are not subject to CAT.

Gifts of up to €3,000 of the total value of all gifts received from any one individual in any year up to December 31 can be received without triggering a charge to CAT. This exemption does not generally apply to inheritances.

In a case where an inheritance of ordinary shares or ADSs is subject to both CAT and U.S. federal estate tax, the Estate Tax Convention between Ireland and the U.S. should allow for the crediting, in whole or in part, of the CAT against the U.S. federal estate tax payable. Similar relief is not available in a case where a gift of ordinary shares or ADSs evidenced by ADRs is subject both to CAT and U.S. federal gift tax as the Estate Tax Convention only applies to estate taxes.

Stamp Duty

Irish Stamp Duty will apply to transfers of ordinary shares or ADSs by U.S. Holders on the same basis as outlined above for Irish Holders.

(iii) Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain of the material U.S. federal income tax considerations for U.S. Holders from the purchase, ownership and disposition of our ordinary shares or ADRs which evidence the ADSs. The following discussion assumes that, for U.S. federal income tax purposes, U.S. Holders will be treated as the owners of our underlying ordinary shares represented by the ADSs. The following discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, current and proposed Treasury Regulations, judicial decisions and published administrative positions of the IRS, all as in effect on the date of this Annual Report, and all of which are subject to change, possibly with retroactive effect. In particular, numerous provisions of current U.S. federal income tax law (including certain tax rates referred to herein) are scheduled to change in future years, without further legislative action, as a result of “sunset” provisions. For purposes of this discussion, a person is a U.S. Holder if such person holds ordinary shares or ADSs and if such person is:

•

a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the substantial presence residency test under U.S. federal income tax laws;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any of the fifty states or the District of Columbia, unless otherwise provided by Treasury Regulations;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of source; or

•	a trust, if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder based on such holder’s particular situation. For example, the following discussion does not address the application of the alternative minimum tax rules or rules applicable to U.S. Holders in special circumstances. Special rules may apply to a U.S. Holder who is:

•	a bank, thrift, insurance company, regulated investment company, or other financial institution or financial service company;

•	a broker or dealer in securities or foreign currency;

•	a person who has a functional currency other than the US$;

•	a partnership or other flow-through entity (including a limited liability company treated as a partnership for U.S. federal income tax purposes);

•	a U.S. corporation;

•	a person subject to alternative minimum tax;

•	a person who owns our ordinary shares or ADSs evidenced by ADRs as part of a straddle, hedging transaction, conversion transaction, constructive sale transaction or other risk-reduction transaction;

•	a tax-exempt entity;

•	investors who own (directly, indirectly or through attribution) 10% or more of our outstanding voting shares;

•	a person who has ceased to be a U.S. citizen or to be taxed as a resident alien; or

•	a person who acquired our ordinary shares or ADSs evidenced by ADRs in connection with employment or the performance of services generally.

The following discussion does not address any aspect of U.S. state, local or non-U.S. tax laws or any aspect of U.S. estate or gift taxation and does not address aspects of U.S. federal income taxation applicable to U.S. Holders holding options, warrants, or other rights to acquire our ordinary shares. Further, this discussion generally considers only U.S. Holders that hold their ordinary shares or ADSs as capital assets and does not consider the tax treatment of holders who are partnerships or who hold ordinary shares or ADSs through a partnership or other pass-through entity.

This discussion does not apply to any person who is not a U.S. Holder or to any person who does not hold Ordinary Shares or ADSs.

This discussion also assumes that we will not be treated as a controlled foreign corporation. Under the Code, a controlled foreign corporation generally means any foreign corporation if, on any day during its taxable year, more than 50% of either the total combined voting power of all classes of stock of the corporation entitled to vote, or the total value of the stock of the corporation, is owned, directly, indirectly or by attribution, by U.S. persons who each, in turn, own directly, indirectly or by attribution, 10% or more of the total combined voting power of all classes of stock of the corporation entitled to vote. If a partnership (or an entity treated as a partnership) holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership (or an interest holder in an entity treated as a partnership) holding ordinary shares or ADSs, you should consult your tax advisor.

U.S. HOLDERS OF OUR ORDINARY SHARES OR ADSs ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF ORDINARY SHARES OR ADSs APPLICABLE IN THEIR PARTICULAR TAX SITUATIONS.

Dividends

We have never paid dividends, and do not expect to pay dividends in the foreseeable future. In general, and subject to the discussion below under “Passive Foreign Investment Company,” if we make certain distributions on our ordinary shares and with respect to ADSs, U.S. Holders will be required to include in gross income any dividends received (or treated as received) to the extent the distributions are paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Under U.S. tax rules, distributions by certain qualified foreign corporations are eligible for a reduced federal income tax rate. Qualified foreign corporations include foreign corporations that are “eligible for benefits” under a “comprehensive income tax treaty” that the IRS determines is satisfactory. Distributions from foreign corporations also qualify for the reduced tax rate if the distributions are received with respect to stock that is “readily tradable on an established securities market in the United States.” Accordingly, provided that these rules are satisfied, dividends paid to an individual U.S. Holder will be taxed at a maximum rate of 15% (through 2010), provided that the shares or ADSs with respect to which such dividends are paid are held by the individual U.S. Holder for more than 60 days during the 121-day period beginning 60 days before the date that the relevant share or ADS becomes ex-dividend with respect to such dividend. Under current law, the preferential rate on qualified dividend income will expire for taxable years beginning after December 31, 2010. However, there have been legislative proposals to extend the preferential treatment of qualified dividend income for taxable years beginning after December 31, 2010. Dividends that are not eligible for the treatment described above (including dividends received when we are a passive foreign investment company, as described below) generally will be taxable to U.S. Holders as ordinary income, and the special tax consequences described below may apply to such dividends. Distributions in excess of earnings and profits will be applied against and will reduce a U.S. Holder’s adjusted tax basis in our Ordinary Shares or ADSs and to the extent in excess of such basis, will be treated as capital gain. Distributions generally will not be eligible for the dividends received deduction allowed to U.S. corporations.

Distributions of current or accumulated earnings and profits paid in a foreign currency to a U.S. Holder will generally be includible in the income of a U.S. Holder in a US$ amount calculated by reference to the exchange rate on the date the distributions are received (or treated as received). A U.S. Holder who receives a foreign currency distribution and converts the foreign currency into US$ subsequent to receipt will have exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the US$, which generally will be U.S. source ordinary income or loss.

U.S. Holders who are able, under Irish domestic tax legislation, to claim a refund or exemption of Irish tax withheld should not expect to obtain a credit against U.S. federal income tax liability for that withheld tax. For more information, please see “Irish Tax Consequences.”

Because the tax rules that apply to the availability or use of foreign tax credits and deductions for foreign taxes are complex, U.S. Holders should consult with, and rely solely upon, their personal tax advisors with respect to such matters.

Sale, Exchange or Other Disposition

Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale or other disposition of ordinary shares or ADSs evidenced by ADRs in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s adjusted tax basis in his, her or its ordinary shares or ADSs. The capital gain or loss recognized on such sale or other disposition will be long-term capital gain or loss if the ordinary shares or ADSs have been held for more than one year at the time of sale or other disposition. In the case of individuals, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. In general, any gain or loss recognized by a U.S. Holder on the sale or other disposition of ordinary shares or ADSs will be U.S. source income or loss for foreign tax credit purposes.

Passive Foreign Investment Company

In general, a foreign corporation may be classified as a passive foreign investment company for U.S. federal income tax purposes if: (i) 75% or more of its gross income in a taxable year falls within specific categories of passive income; or (ii) the average percentage of its assets in a taxable year (ordinarily determined based on their market value) which produce passive income or are held for the production of passive income is at least 50%.

If we were classified as a passive foreign investment company, and a U.S. Holder did not make a qualifying election either to treat us as a “qualified electing fund” or to mark our Ordinary Shares or ADSs to market, as described below:

•

Excess distributions by us to a U.S. Holder would be taxed in a special way. “Excess distributions” are amounts received by a U.S. Holder with respect to our ordinary shares or ADSs in any taxable year that exceed 125% of the average distributions received by such U.S. Holder from us in the shorter of either the three previous years or the U.S. Holder’s holding period for the ordinary shares or ADSs before the current taxable year. Excess distributions must be allocated ratably to each day that a U.S. Holder has held our Ordinary Shares or ADSs. A U.S. Holder would be required to include amounts allocated to the current taxable year and years before we became a passive foreign investment company as ordinary income. In addition, amounts allocated to each taxable year beginning with the year we first became a passive foreign investment company would be taxed at the highest rate in effect for that year on ordinary income and the tax would be subject to an interest charge at the rate applicable to deficiencies for income tax.

•

The entire amount of gain that is realized by a U.S. Holder upon the sale or other disposition of our ordinary shares or ADSs evidenced by ADRs would also be considered an excess distribution and would be subject to tax as described above.

•

As of March 18, 2010, every U.S. Holder who is a shareholder in a passive foreign investment company must file an annual report containing the information required by the Internal Revenue Service (“IRS”).

If a U.S. Holder has made a qualified electing fund election for all taxable years during which the U.S. Holder owned our ordinary shares or ADSs and we were a passive foreign investment company, the passive foreign investment company rules described above would not apply to the U.S. Holder. Instead, that U.S. Holder would be required to include in income for each taxable year a pro rata share of our ordinary earnings and our net capital gain, but under certain conditions any gain subsequently recognized upon the sale of our ordinary shares or ADSs generally may be taxed as capital gain. The qualified electing fund election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A U.S. Holder generally makes a qualified electing fund election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return.

Alternatively, if a U.S. Holder is eligible to elect to mark our ordinary shares or ADSs evidenced by ADRs to market annually and makes a mark to market election, the following rules generally would apply for each of the U.S. Holder’s taxable years:

•

if the fair market value of the U.S. Holder’s ordinary shares or ADSs exceeds the U.S. Holder’s adjusted tax basis in such ordinary shares or ADSs as of the close of the U.S. Holder’s taxable year, the U.S. Holder would recognize the amount of the excess as ordinary income;

•

if the fair market value of the U.S. Holder’s ordinary shares or ADSs is less than the U.S. Holder’s adjusted tax basis in those ordinary shares or ADSs as of the close of the U.S. Holder’s taxable year, the U.S. Holder might recognize the amount of the difference as ordinary loss. Losses would be allowed only for the amount of net mark to market gain previously included by the U.S. Holder under the election for prior taxable years; and

•

if the U.S. Holder has elected to mark our Ordinary Shares or ADSs to market for all taxable years during which the U.S. Holder owned our ordinary shares or ADSs and we were a passive foreign investment company, the “excess distribution” rules generally would not apply to the U.S. Holder.

U.S. Holders who hold ordinary shares or ADSs evidenced by ADRs during a period when we are a passive foreign investment company will be subject to the preceding rules, even if we cease to be a passive foreign investment company, subject to exceptions for U.S. Holders who made a qualified electing fund election or mark to market election. If we cease to be classified as a passive foreign investment company, a U.S. Holder may make a deemed sale election with respect to the ordinary shares or ADSs. A U.S. Holder that makes a deemed sale election will cease to be treated as owning stock in a passive foreign investment company. However, gain recognized by a U.S. Holder as a result of making the deemed sale election will be subject to the adverse rules described above. If we were a passive foreign investment company for any prior taxable year and you held our common shares during that time, special rules will apply to you with respect to such prior year(s) if you decide to make either the qualified electing fund or mark to market election for any subsequent year. U.S. Holders are urged to consult their tax advisors about the passive foreign investment company rules, including the specific rules and requirements applicable to making qualified electing fund and mark to market elections.

In addition, under certain attribution rules, if we are a passive foreign investment company, you will be deemed to own your proportionate share of any subsidiary of ours which is also a passive foreign investment company, and will be deemed to realize your proportionate share of any gain resulting from the indirect disposition of such subsidiary. In general, no “qualified electing fund” or mark to market election with respect to such subsidiary will be available. U.S. Holders should consult their tax advisors regarding the application of the passive foreign investment company rules to any such subsidiary.

Status of Amarin as a Passive Foreign Investment Company

Passive foreign investment company status is determined as of the end of each taxable year and is dependent upon a number of factors, including the value of a corporation’s assets and the amount and character of its gross income. The determination of whether we are or will become a passive foreign investment company will be affected by how rapidly we use our cash and investment assets in our business. If the market price of our ordinary shares or ADSs is relatively low, we may be classified as a passive foreign investment company. Therefore, we cannot provide any assurance that we are not or will not become a passive foreign investment company.

Backup Withholding and Information Reporting

Dividends on our ordinary shares or ADSs, and payments of the proceeds of a sale of our ordinary shares or ADSs, paid within the U.S. or through certain U.S. related financial intermediaries are subject to information reporting and may be subject to backup withholding at a current rate of 28% if a U.S. Holder fails to:

•	furnish its taxpayer identification number (social security or employer identification number) and certify that such number is correct;

•	certify that such U.S. Holder is not subject to backup withholding; or

•	otherwise comply with the applicable requirements of the backup withholding rules.

Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

F. Dividends and Paying Agents

Not applicable.

G. Statement by Experts

Not applicable.

H. Documents on Display

We file reports, including this annual report on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Any materials filed with the SEC may be inspected without charge and copied at prescribed rates at its Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. This annual report and subsequent public filings with the SEC will also be available on the website maintained by the SEC at http://www.sec.gov.

We provide Citibank N.A., as depositary under the deposit agreement between us, the depositary and registered holders of the American Depositary Receipts evidencing ADSs, with annual reports, including a review of operations, and annual audited consolidated financial statements prepared in conformity with IFRS. Upon receipt of these reports, the depositary is obligated to promptly mail them to all record holders of ADSs. We also furnish to the depositary all notices of meetings of holders of ordinary shares and other reports and communications that are made generally available to holders of ordinary shares. The depositary undertakes to mail to all holders of ADSs a notice containing the information contained in any notice of a shareholders’ meeting received by the depositary, or a summary of such information. The depositary also undertakes to make available to all holders of ADSs such notices and all other reports and communications received by the depositary in the same manner as we make them available to holders of ordinary shares.

I. Subsidiary Information

Not applicable.

Item 11	Quantitative and Qualitative Disclosures about Market Risk

General Risk Management Principles

The Group has a systematic approach to risk management across business operations and processes. Risks and opportunities are identified, analyzed, managed and monitored as part of business performance management. Key risks are reported to management to create assurance on business risks as well as to enable prioritization of risk management activities at the Group.

Liquidity risk, foreign exchange risk and interest rate risk, as well as related counterparty risk, are managed by our Finance team. Our policy on derivatives prohibits speculative exposure.

Financial Risks

The objective for Treasury activities in the Group is twofold: to guarantee cost-efficient funding for the Group at all times, and to identify, evaluate and hedge financial risks. There is a strong focus in the Group on creating shareholder value. Treasury activities support this aim by mitigating potential adverse effects caused by fluctuations in the financial markets and managing the capital structure of the Group. Treasury activities are governed by policies approved by the CEO. Treasury Policy provides principles for liquidity and credit risk management and determines the allocation of responsibilities for financial risk management in the Group. The Group is risk averse in its Treasury activities.

(a) Market Risk

Foreign Exchange Rate Risks

The Group operates globally and is thus exposed to foreign exchange risk arising from various currencies. Foreign currency denominated assets and liabilities together with expected cash flows from highly probable purchases contribute to foreign exchange exposure.

We record our transactions and prepare our financial statements in US$. Since our strategy involves the development of products for the U.S. market, a significant part of our clinical trial expenditures are denominated in US$, and we anticipate that the majority of our future revenues will be denominated in US$. However, a significant portion of our costs are denominated in pounds sterling and euro as a result of our conducting activities in the U.K. and the E.U. As a consequence, the results reported in our financial statements are potentially subject to the impact of currency fluctuations between the US$, pounds sterling and euro.

We are focused on development activities and do not anticipate generating on-going revenues in the short-term. Accordingly, we do not engage in significant currency hedging activities in order to restrict the risk of exchange rate fluctuations. However, if we should commence commercializing any products in the U.S., changes in the relation of the US$ to the pound sterling and/or the euro may affect our revenues and operating margins. In general, we could incur losses if the US$ should become devalued relative to the pound sterling and/or the euro. We manage foreign exchange risk by holding our cash in the currencies in which we expect to incur future cash outflows.

At December 31, 2009, 2008 and 2007, the following currencies represent our outstanding foreign exchange rate risk:

2009

	GBP	Euro	Shekel	JPY
Derivatives used as cash flow hedges [1]	—	—	—	—
Exposure from balance sheet assets[2]	1,237	1,088	—	—
Exposure from balance sheet liabilities[2]	1,525	2,057	—	6

2008

	GBP	Euro	Shekel	JPY
Derivatives used as cash flow hedges [1]	—	—	—	—
Exposure from balance sheet assets[2]	2,444	5,127	—	—
Exposure from balance sheet liabilities[2]	2,303	1,852	2	—

2007

	GBP	Euro	Shekel	JPY
Derivatives used as cash flow hedges [1]	—	—	—	—
Exposure from balance sheet assets[2]	9,389	652	57	—
Exposure from balance sheet liabilities[2]	5,190	2,290	49	—

[1]	The Group does not have substantial foreign exchange risks in its cash inflows and outflows and does not use FX derivatives to hedge the foreign exchange risk.
[2]

Certain balance sheet items are denominated in foreign currencies and are not hedged by FX derivatives. These items are primarily cash and payables and are carried at fair value, resulting in FX gains or losses in the financial income and expenses.

Interest Rate Risk

We belive the Group is not exposed to significant interest rate risk through market value fluctuations of balance sheet items (i.e. price risk) or through changes in interest income or expenses (i.e. re-financing or re-investment risk). Interest rate risk mainly arises through interest bearing liabilities and assets. At December 31, 2009 and 2008 there was no outstanding debt. At December 31, 2007, we had fixed rate convertible debentures outstanding and were therefore not subject to interest rate risk.

Estimated future changes in cash flows and balance sheet structure also expose the Group to interest rate risk. The objective of interest rate risk management is to optimize the balance between minimizing uncertainty caused by fluctuations in interest rates and maximizing the consolidated net interest income and expenses.

Equity Price Risk

The Group has one minority investment in publicly listed equity shares and is therefore, exposed to equity price risk as the result of market price fluctuations in the listed equity instrument. The fair value of the equity investment subject to equity price risk at December 31, 2009 was approximately $17,000. This investment is classified as available-for-sale and carried at fair value. Due to the insignificant amount of exposure to equity price risk, there are currently no outstanding derivative financial instruments designated as hedges for this equity investment.

Business Related Credit Risk

The Group has no revenue or receivables and therefore, is not subject to business related credit risks.

Financial Credit Risk

Financial instruments contain an element of risk of loss resulting from counterparties being unable to meet their obligations. This risk is measured and monitored by the Group. The Group manages financial credit risk actively by limiting its counterparties to a sufficient number of major banks and financial institutions and monitoring the credit worthiness and exposure sizes continuously with all major counterparties and collateral agreements (which require counterparties to post collateral against derivative receivables) with certain counterparties.

The Group’s investment decisions are based on strict creditworthiness and maturity criteria as defined in the Treasury Policy. Due to global banking crisis and the freezing of the credit markets in 2008, the Group applied an even more defensive approach than usual within Treasury Policy towards investments and counterparty quality and maturities, focusing on capital preservation and liquidity. As result of this investment policy approach and active management of outstanding investment exposures, the Group has not been subject to any material credit losses in its financial investments.

At December 31, 2009, 2008 and 2007, 100% of the Group’s cash is held with banks of investment grade credit rating, defined as a rating of ‘A’ or higher, as rated by the major credit rating agencies.

Liquidity Risk

Liquidity risk is defined as financial distress or extraordinary high financing costs arising due to a shortage of liquid funds in a situation where business conditions unexpectedly deteriorate and require financing. Transactional liquidity risk is defined as the risk of executing a financial transaction below fair market value, or not being able to execute the transaction at all, within a specific period of time. The objective of liquidity risk management is to maintain sufficient liquidity, and to ensure that it is available fast enough without endangering its value, in order to avoid uncertainty related to financial distress at all times. The Group guarantees a sufficient liquidity at all times by efficient cash management and by investing in liquid interest bearing securities.

We operate a centralized treasury platform according to which all surplus cash and financing needs of our subsidiaries are invested with or funded by the Parent Company at market conditions. The Finance team manages the Group’s current and projected financing and ensures that the Group is able to meet its financial commitments by maintaining sufficient cash for the size of our operations.

As of December 31, 2009, cash and cash equivalents amounted to $52.3 million. The Group tends to diversify its short term investments with leading banks on monetary supports which maturity is lower than three months. As of December 31, 2009, these short term investments were mainly made of (i) mutual fund investments classified as money-market funds and (ii) bank term deposits with a maturity lower than three months. These short-term investments are entered into with leading financial institutions.

As of December 31, 2009, the Group had no debt obligations or credit facilities subject to financial covenant ratios.

Item 12	Description of Securities Other than Equity Securities

12A. Debt Securities

Not applicable.

12B. Warrants and Rights

Not applicable.

12C. Other Securities

Not applicable.

12D. American Depository Shares

12D.3 Depositary Fees and Charges

Our American Depositary Shares, or ADSs, each representing one of our shares, are traded on the NASDAQ Capital Market under the symbol “AMRN.” The ADSs are evidenced by American Depositary Receipts, or ADRs, issued by Citibank, N.A., as Depositary under the Deposit Agreement dated as of March 23, 1993, as amended by Amendment #1, dated as of October 8, 1998, as amended by Amendment #2, dated as of September 25, 2002, as supplemented by the Letter Agreement , dated as of March 29, 2006, and as further supplemented by the Supplemental Letter Agreements, dated as of April 11, 2006, October 16, 2007 and December 5, 2007 , among the Group, the Depositary and all Holders from time to time of ADRs, evidencing ADSs, issued thereunder. ADS holders may have to pay the following service fees to the Depositary:

Service	Fees
Issuance of ADSs	$5 per 100 ADSs or fraction thereof
Cancellation of ADSs	$5 per 100 ADSs or fraction thereof
Distribution of cash dividends or other cash distributions
Distribution of ADSs pursuant to:
(i) stock dividends, free stock distributions	nil
(ii) stock exercises of rights to purchase additional ADSs	nil
Distribution of securities other than ADSs or rights to purchase additional ADSs	nil
ADR transfer fee[1,2]

[1]

These fees are typically paid to the Depositary by the brokers on behalf of their clients receiving the newly-issued ADSs from the Depositary and by the brokers on behalf of their clients delivering the ADSs to the Depositary for cancellation. The brokers in turn charge these transaction fees to their clients.

[2]	In practice, the Depositary has not collected these fees. If collected, such fees are offset against the related distribution made to the ADR holder.

In addition, ADS holders are responsible for certain fees and expenses incurred by the Depositary on their behalf and certain governmental charges such as taxes and registration fees, transmission and delivery expenses, conversion of foreign currency and fees relating to compliance with exchange control regulations. The fees and charges may vary over time.

In the event of refusal to pay the depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set-off the amount of the depositary fees from any distribution to be made to the ADR holder.

12D.4 Depositary Payments for 2009

For the year ended December 31, 2009, our Depositary made the following payments on our behalf in relation to our ADR program:

Category	Payment (USD)
NASDAQ Capital Market listing fees	nil
Settlement infrastructure fees (including the Depositary Trust Company fees)	nil
Proxy process expenses (including printing, postage and distribution)	nil
ADS holder identification expenses	nil

PART II

Item 13	Defaults, Dividend Arrearages and Delinquencies

None.

Item 14	Material Modifications to the Rights of Security Holders and Use of Proceeds

None.

Item 15	Controls and Procedures

Refer to Item 15T for disclosure of controls and procedures.

Item 15T	Controls and Procedures

A. Disclosure Controls and Procedures

Management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2009. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to that company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2009, due to the material weakness in our internal control over financial reporting as described below.

B. Management’s Annual Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Internal control over financial reporting includes those policies and procedures that pertain to maintaining records that in reasonable detail accurately and fairly reflect our transactions and dispositions of the assets of the company; providing reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with IFRS; providing reasonable assurance that receipts and expenditures of the company are made only in accordance with management authorization; and providing reasonable assurance regarding prevention and timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on our financial statements. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected.

Management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2009. In making its assessment of internal control over financial reporting, management used the criteria described in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Evaluation of Internal Control Over Financial Reporting

During 2009, we engaged in several financial transactions, including the issuance of convertible bridge loans. The terms of some of these transactions created derivative liabilities. At December 31, 2009 these derivative liabilities were no longer applicable, as the underlying instruments either expired or were retired. As part of the annual financial statement review, an adjustment for the retirement of the conversion option for these convertible bridge loans was identified. This adjustment increased finance expense, net loss for the period and financial liability. This adjustment does not change shareholders equity. In light of this potential error, management, including our Chief Executive Officer and Chief Financial Officer, determined that the company did not maintain effective controls to ensure the accuracy and valuation over the aforementioned accounts, which led to an adjustment to the Company’s consolidated financial statements for December 31, 2009. Management has concluded that there was a deficiency in the company’s internal control over financial reporting relating to the technical expertise and review over the accounting for complex, non-ordinary course transactions. Additionally, this control deficiency could result in misstatements of the aforementioned accounts and disclosures that would result in a material misstatement of the consolidated financial statements that would not be prevented or detected. Accordingly, our management has determined that this control deficiency constitutes a material weakness. Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2009.

A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In response to the material weakness identified, management has put in place the following remediation plan. Non ordinary course transactions will be considered and evaluated by senior finance management. We will continue to prepare accounting position papers for all complex transactions. Where appropriate management will seek the advice of outside consultants on accounting matters related to the application of IFRS to complex, non-ordinary course transactions and in other instances as warranted.

Auditor Attestation Not Included Pursuant to Temporary Rules

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

C. Changes in Internal Control over Financial Reporting

In connection with our private placement in October 2009, a significant portion of our Board of Directors and executive management were changed, and our research and development activities, as well as certain executive functions, were consolidated from multiple offices to our research and development headquarters in the United States. Management has put in place relevant internal control procedures to manage this transition and maintain the operation of internal controls at our office in Mystic CT. In October 2009, the former Chief Financial Officer, Alan Cooke, resigned and was replaced by John F. Thero.

As described above, there have been changes in our internal control over financial reporting during the year ended December 31, 2009 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

D. This temporary Item 15T, and accompanying note, will expire on June 30, 2010.

Item 16	[Reserved]

Item 16A	Audit Committee Financial Expert

Our board has determined that Mr. Jan Van Heek, a member of our audit committee (appointed February 2, 2010), is the audit committee expert and an independent director as defined in the NASDAQ Marketplace Rules.

Item 16B	Code of Ethics

Our board of directors has adopted a code of conduct that applies to our directors, officers and employees. There have been no material modifications to, or waivers from, the provisions of such code. This code is available on the corporate governance section of our website at the following address: www.amarincorp.com.

Item 16C	Principal Accountant Fees and Services

PricewaterhouseCoopers has served as our independent public auditor for each of the fiscal years ended December 31, 2007, 2008 and 2009. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers for professional services in each of the last three fiscal years:

	2009 ($’000)	2008 ($’000)	2007 ($’000)
Audit fees	303	382	516
Audit-related fees	31	13	153
Tax fees	19	29	43
All other fees	106	117	88

Total	459	541	800

Audit fees comprise the work undertaken in auditing the Group and issuing an audit opinion on our U.K and Irish statutory accounts and work on the Group’s half yearly earnings. Audit related fees comprise work associated with SEC regulatory compliance. Tax fees comprise work relating to tax filing compliance. Other fees comprise work relating to tax advisory services.

All services provided by our auditor and companies affiliated with our auditor must be pre-approved by the audit committee. The annual contract relating to the audit of the financial statements of the Group must be approved by the audit committee. Contracts for other non-audit services must also be approved by the audit committee.

Any requests for services to be provided by the auditor or an affiliate must be made through our Chief Financial Officer, who will discuss and seek approval from the audit committee. The Chief Financial Officer also notifies the audit committee of the services provided, monitors costs incurred and notifies the chairman of the audit committee if the costs are likely to materially exceed the estimated amount.

In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services were approved pursuant to any waivers of the pre-approval requirement.

Item 16D	Exemptions from the Listing Standards for Audit Committees

Not applicable.

Item 16E	Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Not applicable.

Item 16F	Change in Registrants Certified Accountant

Not applicable.

Item 16G	Corporate Governance

In line with NASDAQ rules applicable to domestic issuers, Amarin aims to maintain a board of directors at least half of the members of which are independent. Amarin evaluates the independence of members of our Board of Directors using the standards of the UK Companies Act corporate governance recommendations as the principal reference. We believe that the overarching criteria for independence — no relationship of any kind whatsoever with the Group, its group or the management of either that is such as to color a Board member’s judgment — are on the whole consistent with the goals of the NASDAQ’s rules. Additionally, we have complied with the audit committee independence and other requirements of the Rule 10A-3 under the U.S. Securities Exchange Act of 1934, as amended, adopted pursuant to the Sarbanes-Oxley Act of 2002.

Under UK law, the committees of our Board of Directors are advisory only, and where the NASDAQ would vest certain decision-making powers with specific committees by delegation (e.g., nominating or audit committees), our Board of Directors remains under UK law the only competent body to take such decisions, albeit taking into account the recommendation of the relevant committees. Additionally, under UK corporate law, it is the shareholder meeting of Amarin that is competent to appoint our auditors upon the proposal of our Board of Directors, although our internal rules provide that the Board of Directors will make its proposal on the basis of the recommendation of our Audit Committee. We believe that this requirement of UK law, together with the additional legal requirement that two sets of statutory auditors be appointed, share the NASDAQ’s underlying goal of ensuring that the audit of our accounts be conducted by auditors independent from company management.

In addition to the oversight role of our Compensation Committee for questions of management compensation including by way of equity, under UK law any option plans or other share capital increases, whether for the benefit of top management or employees, may only be adopted by the Board of Directors pursuant to and within the limits of a shareholder resolution approving the related capital increase and delegating to the Board the authority to implement such operations.

As described above, a number of issues, which could be resolved directly by a board or its committees in the United States, require the additional protection of direct shareholder consultation in the UK. On the other hand, there is not a tradition of non-executive Board of Director sessions. Our audit committee is entirely composed of independent directors as that term is defined in Rule 10A-3 under the U.S. Securities Exchange Act of 1934, as amended, adopted pursuant to the Sarbanes-Oxley Act of 2002. The composition of our Compensation Committee, and Appointments and Governance Committee includes directors who are also officers of our principal shareholders.

As a ‘foreign private issuer’ under the U.S. securities laws, our Chief Executive Officer and our Chief Financial Officer issue the certifications required by §302 and §906 of the Sarbanes Oxley Act of 2002 on an annual basis (with the filing of our annual report on U.S. Form 20-F) rather than on a quarterly basis as would be the case of a U.S. corporation filing quarterly reports on U.S. Form 10-Q.

PART III

Item 17	Financial Statements

We are furnishing financial statements pursuant to the instructions of Item 18 of Form 20-F.

Item 18	Financial Statements

See our consolidated financial statements beginning at page F-1.

Item 19	Exhibits

Exhibits filed as part of this annual report:

1.1	Memorandum of Association of the Company(15)

1.2	Articles of Association of the Company(16)

2.1	Form of Deposit Agreement, dated as of March 29, 1993, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder(1)

2.2	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of the American Depositary Receipts issued thereunder(2)

2.3	Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 among the Company, Citibank N.A., as depositary, and all holders from time to time of the American Depositary Receipts issued thereunder(3)

2.4	Form of Ordinary Share certificate(10)

2.5	Form of American Depositary Receipt evidencing ADSs(24)

2.6	Registration Rights Agreement, dated as of October 21, 1998, by and among Ethical Holdings plc and Monksland Holdings B.V.(10)

2.7	Amendment No. 1 to Registration Rights Agreement and Waiver, dated January 27, 2003, by and among the Company, Elan International Services, Ltd. and Monksland Holdings B.V.(10)

2.8	Second Subscription Agreement, dated as of November 1999, among Ethical Holdings PLC, Monksland Holdings B.V. and Elan Corporation PLC(4)

2.9	Purchase Agreement, dated as of June 16, 2000, by and among the Company and the Purchasers named therein(4)

2.10	Registration Rights Agreement, dated as of November 24, 2000, by and between the Company and Laxdale Limited(5)

2.11	Form of Subscription Agreement, dated as of January 27, 2003 by and among the Company and the Purchasers named therein(10) (The Company entered into twenty separate Subscription Agreements on January 27, 2003 all substantially similar in form and content to this form of Subscription Agreement.).

2.12	Form of Registration Rights Agreement, dated as of January 27, 2003 between the Company and the Purchasers named therein(10) (The Company entered into twenty separate Registration Rights Agreements on January 27, 2003 all substantially similar in form and content to this form of Registration Rights Agreement.).

2.13	Securities Purchase Agreement dated as of December 16, 2005 by and among the Company and the purchasers named therein(15)

4.1	Amended and Restated Asset Purchase Agreement dated September 29, 1999 between Elan Pharmaceuticals Inc. and the Company(10)

4.2	Variation Agreement, undated, between Elan Pharmaceuticals Inc. and the Company(10)

4.3	License Agreement, dated November 24, 2000, between the Company and Laxdale Limited(6)

4.4	Option Agreement, dated as of June 18, 2001, between Elan Pharma International Limited and the Company(7)

4.5	Deed of Variation, dated January 27, 2003, between Elan Pharma International Limited and the Company(10)

4.6	Lease, dated August 6, 2001, between the Company and LB Strawberry LLC(7)

4.7	Amended and Restated Distribution Marketing and Option Agreement, dated September 28, 2001, between Elan Pharmaceuticals, Inc. and the Company(8)

4.8	Amended and Restated License and Supply Agreement, dated March 29, 2002, between Eli Lilly and Company(10)†

4.9	Deed of Variation, dated January 27, 2003, between Elan Pharmaceuticals Inc. and the Company(10)

4.10	Stock and Intellectual Property Right Purchase Agreement, dated November 30, 2001, by and among Abriway International S.A., Sergio Lucero, Francisco Stefano, Amarin Technologies S.A., Amarin Pharmaceuticals Company Limited and the Company(7)

4.11	Stock Purchase Agreement, dated November 30, 2001, by and among Abriway International S.A., Beta Pharmaceuticals Corporation and the Company(7)

4.12	Novation Agreement, dated November 30, 2001, by and among Beta Pharmaceuticals Corporation, Amarin Technologies S.A. and the Company(7)

4.13	Loan Agreement, dated September 28, 2001, between Elan Pharma International Limited and the Company(8)

4.14	Deed of Variation, dated July 19, 2003, amending certain provisions of the Loan Agreement between the Company and Elan Pharma International Limited(10)

4.15	Deed of Variation No. 2, dated December 23, 2002, between the Company and Elan Pharma International Limited(10)

4.16	Deed of Variation No. 3, dated January 27, 2003, between the Company and Elan Pharma International Limited(10)

4.17	The Company 2002 Stock Option Plan(16)

4.18	Agreement Letter, dated October 21, 2002, between the Company and Security Research Associates, Inc.(10)

4.19	Agreement, dated January 27, 2003, among the Company, Elan International Services, Ltd. and Monksland Holdings B.V.(10)

4.20	Master Agreement, dated January 27, 2003, between Elan Corporation, plc., Elan Pharma International Limited, Elan International Services, Ltd., Elan Pharmaceuticals, Inc., Monksland Holdings B.V. and the Company(10)

4.21	Form of Warrant Agreement, dated March 19, 2003, between the Company and individuals designated by Security Research Associates, Inc.(10) (The Company entered into seven separate Warrant Agreements on March 19, 2003 all substantially similar in form and content to this form of Warrant Agreement)

4.22	Sale and Purchase Agreement, dated March 14, 2003, between F. Hoffmann — La Roche Ltd., Hoffmann — La Roche Inc, and the Company(10)†

4.23	Share Subscription and Purchase Agreement dated October 28, 2003 among the Company, Amarin Pharmaceuticals Company Limited, Watson Pharmaceuticals, Inc. and Lagrummet December NR 911 AB (under name change to WP Holdings AB)(11)

4.24	Asset Purchase Agreement dated February 11, 2004 between the Company, Amarin Pharmaceuticals Company Limited and Valeant Pharmaceuticals International(11)†

4.25	Amendment No. 1 to Asset Purchase Agreement dated February 25, 2004 between the Company, Amarin Pharmaceuticals Company Limited and Valeant Pharmaceuticals International(11)

4.26	Development Agreement dated February 25, 2004 between the Company and Valeant Pharmaceuticals International(11)

4.27	Settlement Agreement dated February 25, 2004 among Elan Corporation plc, Elan Pharma International Limited, Elan International Services, Ltd, Elan Pharmaceuticals, Inc., Monksland Holdings BV and the Company(11)

4.28	Debenture dated August 4, 2003 made by the Company in favor of Elan Corporation plc as Trustee(11)

4.29	Debenture Amendment Agreement dated December 23, 2003 between the Company and Elan Corporation plc as Trustee(11)

4.30	Debenture Amendment Agreement No. 2 dated February 24, 2004 between the Company and Elan Corporation plc as Trustee(11)

4.31	Loan Instrument dated February 25, 2004 executed by Amarin in favor of Elan Pharma International Limited(11)

4.32	Warrant dated February 25, 2004 issued by the Company in favor of the Warrant Holders named therein(11)

4.33	Form of Subscription Agreement, dated as of October 7, 2004 by and among the Company and the Purchasers named therein(12) (The Company entered into 14 separate Subscription Agreements on October 7, 2004 all substantially similar in form and content to this form of Subscription Agreement.)

4.34	Form of Registration Rights Agreement, dated as of October 7, 2004 between the Company and the Purchasers named therein(12) (The Company entered into 14 separate Registration Rights Agreements on October 7, 2004 all substantially similar in form and content to this form of Registration Rights Agreement.)

4.35	Share Purchase Agreement dated October 8, 2004 between the Company, Vida Capital Partners Limited and the Vendors named therein relating to the entire issued share capital of Laxdale Limited(12)

4.36	Escrow Agreement dated October 8, 2004 among the Company, Belsay Limited and Simcocks Trust Limited as escrow agent(12)

4.37	Loan Note Redemption Agreement dated October 14, 2004 between Amarin Investment Holding Limited and the Company(12)

4.38	Settlement Agreement dated 27 September 2004 between the Company and Valeant Pharmaceuticals International(13)†

4.39	Exclusive License Agreement dated October 8, 2004 between Laxdale and Scarista Limited pursuant to which Scarista has the exclusive right to use certain of Laxdale’s intellectual property(13)†

4.40	Clinical Supply Agreement between Laxdale and Nisshin Flour Milling Co., Limited dated 27th October 1999(13)†

4.41	Loan Note Redemption Agreement dated May, 2005 between Amarin Investment Holding Limited and the Company(13)

4.42	Services Agreement dated June 16, 2005 between Icon Clinical Research Limited and Amarin Neuroscience Limited(14)

4.43	Employment Agreement with Alan Cooke, dated May 12, 2004 and amended September 1, 2005(15)

4.44	Clinical Supply Extension Agreement dated December 13, 2005 to Agreement between Amarin Pharmaceuticals Ireland Limited and Amarin Neuroscience Limited and Nisshin Flour Milling Co (16) †

4.45	Securities Purchase Agreement dated May 20, 2005 between the Company and the purchasers named therein. The Company entered into 34 separate Securities Purchase Agreements on May 18, 2005 and in total issued 13,677,110 ordinary shares to management, institutional and accredited investors. The purchase price was $1.30 per ordinary share(16)

4.46	Securities Purchase Agreement dated January 23, 2006 between the Company and the purchasers named therein. The Company entered into 2 separate Securities Purchase Agreements on January 23, 2006 and in total issued 840,000 Ordinary Shares to accredited investors. The purchase price was $2.50 per ordinary share(16)

4.47	Assignment Agreement dated May 17, 2006 between Amarin Pharmaceuticals Ireland Limited and Dr Anthony Clarke, pursuant to which, Amarin Pharmaceuticals Ireland Limited acquired the global rights to a novel oral formulation of Apomorphine for the treatment of “off” episodes in patients with advanced Parkinson’s disease(16)

4.48	Amendment (Change Order Number 2), dated June 8, 2006 to Services Agreement dated June 16, 2005 between Icon Clinical Research Limited and Amarin Neuroscience Limited(22)

4.49	Securities Purchase Agreement dated October 18, 2006 between the Company and the purchasers named therein. The Company entered into 32 separate Securities Purchase Agreements on October 18, 2006 and in total issued 8,965,600 Ordinary Shares to institutional and accredited investors. The purchase price was $2.09 per ordinary share(16)

4.50	Master Services Agreement dated November 15, 2006 between Amarin Pharmaceuticals Ireland Limited and Icon Clinical Research (U.K.) Limited. Pursuant to this agreement, Icon Clinical Research (U.K.) Limited agreed to provide due diligence services to Amarin Pharmaceuticals Ireland Limited on ongoing licensing opportunities on an ongoing basis(16)

4.51	Agreement dated January 18, 2007 between Neurostat Pharmaceuticals Inc. (“Neurostat”), Amarin Pharmaceuticals Ireland Limited, Amarin Corporation plc and Mr. Tim Lynch whereby the Company agreed to pay Neurostat a finder’s fee relating to a potential licensing transaction and similar payments comprising upfront and contingent milestones totaling $565,000 and warrants to purchase 175,000 Ordinary Shares with an exercise price of $1.79 per ordinary share(22)

4.52	Lease Agreement dated January 22, 2007 between the Company, Amarin Pharmaceuticals Ireland Limited and Mr. David Colgan, Mr. Philip Monaghan, Mr. Finian McDonnell and Mr. Patrick Ryan. Pursuant to this agreement, Amarin Pharmaceuticals Ireland Limited took a lease of a premises at The First Floor, Block 2, The Oval, Shelbourne Road, Dublin 4, Ireland(16)

4.53	Amendment (Change Order Number 4), dated February 15, 2007 to Services Agreement dated June 16, 2005 between Icon Clinical Research Limited and Amarin Neuroscience Limited(16)

4.54	Employment Agreement Amendment with Alan Cooke, dated February 21, 2007(16)

4.55	Amendment (Change Order Number 3), dated March 1, 2007 to Services Agreement dated June 16, 2005 between Icon Clinical Research Limited and Amarin Neuroscience Limited(16)

4.56	Development and License Agreement dated March 6, 2007 between Amarin Pharmaceuticals Ireland Limited and Elan Pharma International Limited. Pursuant to this agreement, Amarin Pharmaceuticals Ireland Limited acquired global rights to a novel nasal lorazepam formulation for the treatment of emergency seizures in epilepsy patients(22)†

4.57	Consultancy Agreement dated March 9, 2007 between Amarin Corporation plc and Dalriada Limited. Under the Consultancy Agreement, Amarin Corporation plc will pay Dalriada Limited a fee of £240,000 per annum for the provision of the consultancy services. Dalriada Limited is owned by a family trust, the beneficiaries of which include our Chairman and Chief Executive Officer, Mr. Thomas Lynch, and members of his family(22)

4.58	Form of Securities Purchase Agreement dated June 1, 2007 between Amarin Corporation plc and the Purchasers named therein. Amarin Corporation plc entered into 11 separate Securities Purchase Agreements on June 1, 2007 all substantially similar in form and content to this Securities Purchase Agreement pursuant to which we issued an aggregate of 6,156,406 Ordinary Shares to such Purchasers, including management. The purchase price was $0.60 per ordinary share(22)

4.59	Equity Credit Agreement dated June 1, 2007 between Amarin Corporation plc and Brittany Capital Management. Pursuant to this agreement, Amarin has an option to draw up to $15,000,000 of funding at any time over a three year period solely at Amarin Corporation plc’s discretion(17)

4.60	Form of Equity Securities Purchase Agreement dated December 4, 2007 between Amarin Corporation plc and the Purchasers named therein. Amarin Corporation plc entered into 19 separate Equity Securities Purchase Agreements on December 4, 2007 all substantially similar in form and content to this Equity Securities Purchase Agreement pursuant to which we issued an aggregate of 16,290,900 Ordinary Shares to such Purchasers, including management. The purchase price was $0.33 per ordinary share(18)

4.61	Form of Debt Securities Purchase Agreement dated December 4, 2007 between Amarin Corporation plc and the Purchasers named therein. Amarin Corporation plc entered into 2 separate Debt Securities Purchase Agreements on December 4, 2007 both substantially similar in form and content to this Debt Securities Purchase Agreement pursuant to which we issued an aggregate of $2,750,000 of 3 year convertible loan notes to such Purchasers including management. The conversion price to convert the loan notes into Ordinary Shares of Amarin Corporation plc is $0.48 per ordinary share(18)

4.62	Stock Purchase Agreement dated December 5, 2007 between Amarin Corporation plc, the selling shareholders of Ester Neurosciences Limited (“Ester”), Ester, and Medica II Management L.P. pursuant to which Amarin Corporation plc acquired the entire issued share capital of Ester. Pursuant to this agreement, Amarin Corporation plc paid initial consideration of $15,000,000, of which $5,000,000 was paid in cash and $10,000,000 was paid through the issuance of shares of Amarin Corporation plc. Additional contingent payments, valued at an aggregate of $17,000,000 are payable in the event that certain development-based milestones are successfully completed(20)

4.63	Letter Agreement dated December 6, 2007 between Amarin Corporation plc and the Seller’s Representatives of the selling shareholders of Ester pursuant to which the definition of “Closing Date Average Buyer Stock Price” in the Stock Purchase Agreement dated December 5, 2007 described above was amended(21)

4.64	Senior Indenture dated December 6, 2007 between Amarin Corporation plc and Wilmington Trust Company. Under this Indenture, Amarin Corporation plc may issue one or more series of senior debt securities from time to time.(18)

4.65	First Supplemental Senior Indenture Dated December 6, 2007 between Amarin Corporation plc and Wilmington Trust Company. Under this Supplemental Senior Indenture, together with the senior debt indenture dated December 6, 2007 described above, Amarin Corporation plc issued its 8% Convertible Debentures due 2010(18)

4.66	Compromise Agreement dated December 19, 2007 between Amarin Corporation plc and Richard Stewart(19)

4.67	Collaboration Agreement dated January 8, 2008 between Amarin Pharmaceuticals Ireland Limited and ProSeed Capital Holdings (“ProSeed”). Pursuant to this agreement, 975,000 Ordinary Shares in Amarin Corporation plc were issued in the form of ADSs to ProSeed in respect of fees due for investment banking advice provided to Amarin Corporation plc and Amarin Pharmaceuticals Ireland Limited on the acquisition of Ester(19)†

4.68	Amendment No. 1 to Stock Purchase Agreement dated April 7, 2008 between Amarin Corporation plc and Medica II Management L.P. pursuant to which the definition of “Milestone II Time Limit Date” in the Stock Purchase Agreement dated December 5, 2007 described above was amended(22)

4.69	Employment Agreement dated April 28, 2008 with Dr Declan Doogan(19)

4.70	Form of Equity Securities Purchase Agreement dated May 13, 2008 between Amarin Corporation plc and the Purchasers named therein. Amarin Corporation plc entered into 9 separate Equity Securities Purchase Agreements on May 13, 2008 all substantially similar in form and content to this Securities Purchase Agreement pursuant to which we issued an aggregate of 12,173,914 Ordinary Shares and 8 Preference Shares to such Purchasers. The purchase price was $2.30 per Ordinary Share(19)†

4.71	Termination and Separation Agreement and Release Agreement, dated August 7, 2008, between Mr. Paul Duffy and Amarin Corporation plc(22)

4.72	Directors Securities Purchase Agreement dated May 13, 2008 Sunninghill Ltd, Simon Kukes, Michael Walsh and Amarin Corporation plc(22)

4.73	Change Order for Additional Biostatistics & Medical Writing Work dated June 04, 2008, between Icon Clinical Research Limited and Amarin Neuroscience Limited(22)

4.74	Consultancy Agreement, dated August 16, 2008, between Decisionability Inc and Amarin Neuroscience Limited(22)

4.75	Master Services Agreement, dated August 22, 2008, between Charles River Laboratories Preclinical Services Edinburgh Limited, Amarin Neuroscience Limited and Amarin Pharmaceuticals Ireland Ltd(22)

4.76	Work Order, dated September 3, 2008, between Charles River Laboratories Preclinical Services Edinburgh Limited, Amarin Neuroscience Limited and Amarin Pharmaceuticals Ireland Ltd(22)

4.77	Consultancy Agreement, dated October 10, 2008, between Icon Clinical Research Limited and Amarin Corporation plc(22)

4.78	Supply Agreement, dated February 23, 2009, between Nisshin Pharma Inc and Amarin Pharmaceuticals Ireland Ltd(23)

4.79	Trial A Letter Agreement dated February 24, 2009 between Medpace Inc and Amarin Pharma Inc and Amarin Pharmaceuticals Ireland Ltd(22)

4.80	Amendment and Waiver Agreement, dated May 25, 2009 between Ester Neurosciences Ltd., Medica II Management L.P. and Amarin Corporation plc(23)

4.81	Amendment number 2 to the Letter Agreement for certain initial services for certain initial services for the Ethyl-EPA Hypertriglyceridemia Studies between Medpace Inc and Amarin Pharma Inc and Amarin Pharmaceuticals Ireland Ltd dated February 24, 2009, as amended on 5 May, 2009(22)

4.82	Termination and Assignment Agreement, dated 21 July, 2009 between Elan Pharma International Limited and Amarin Pharmaceuticals Ireland Ltd(22)†

4.83	Amendment number 5 to the Letter Agreement for certain initial services for certain initial services for the Ethyl-EPA Hypertriglyceridemia Studies between Medpace Inc and Amarin Pharma Inc and Amarin Pharmaceuticals Ireland Ltd dated 1 December, 2008, as amended on 19 January, 2009, as further amended 30 January 2009, 5 May, 2009 and 3 August, 2009(22)

4.84	Master Services Agreement, dated September 29, 2009, between Medpace Inc and Amarin Pharma Inc and Amarin Pharmaceuticals Ireland Ltd(22)

4.85	Bridge Loan Agreement, dated July 31, 2009 between Sunninghill Ltd, Thomas G. Lynch, Simon Kukes, Michael Walsh, Midsummer Investments Limited, Midsummer Ventures LP, David Hurley, David Brabazon, Pram Lachman and Amarin Corporation plc. As amended by Amendment No.1 dated September 30, 2009(22)

4.86	Form of Equity Securities Purchase Agreement dated October 12, 2009 between Amarin Corporation plc and the Purchasers named therein. Amarin Corporation plc entered into 36 separate Equity Securities Purchase Agreements on October 12, 2009 all substantially similar in form and content to this Securities Purchase Agreement pursuant to which we issued an aggregate of 70,399,996 ordinary shares and warrants to purchase 35,199,996 ordinary shares to such Purchasers(22)

4.87	Compromise Agreement dated October 16, 2009 with Alan Cooke(22)

4.88	Warrant Agreement for Thomas G. Lynch to subscribe for and purchase 500,000 ordinary shares of £0.50 each in Amarin Corporation plc with an exercise price of $1.50(22)

4.89	Amendment Agreement dated October 12, 2009, to the Form of Equity Securities Purchase Agreement dated May 13, 2008 between Amarin Corporation plc and the Purchasers named therein(22)

4.90	Letter of Termination to William Mason dated October 9, 2009(26)

4.91	Letter of Termination to Anthony Russell-Roberts dated October 9, 2009(26)

4.92	Letter of Termination to John Climax dated October 9, 2009(26)

4.93	Letter Agreement dated October 12, 2009 with Dr. Declan Doogan(26)

4.94	Letter Agreement dated October 12, 2009 with Joseph S. Zakrzewski(26)

4.95	Letter Agreement dated October 16, 2009 with Thomas G. Lynch(26)

4.96	Employment Agreement dated November 5, 2009 with John F. Thero(26)

4.97	Amendment No. 1 to Securities Purchase Agreement dated December 2, 2009(26)

4.98	Letter Agreement dated December 9, 2009 with Thomas G. Lynch, Alan Cooke and Tom Maher(26)

4.99	Compromise Agreement dated December 10, 2009 with Tom Maher(25)

4.100	Management Rights Deed of Agreement dated October 16, 2009 by and among the Company and Purchasers named therein*

8.1	Subsidiaries of the Company*

11.1	Code of Ethics(16)

12.1	Certification of Declan Doogan required by Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

12.2	Certification of John F. Thero required by Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

13.1	Certification of Declan Doogan required by Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

13.2	Certification of John F. Thero required by Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

14.1	Consent of PricewaterhouseCoopers*

(1)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Form F-1, File No. 33-58160, filed with the Securities and Exchange Commission on February 11, 1993.
(2)	Incorporated herein by reference to Exhibit (a)(i) to the Company’s Registration Statement on Post-Effective Amendment No. 1 to Form F-6, File No. 333-5946, filed with the Securities and Exchange Commission on October 8, 1998.
(3)	Incorporated herein by reference to Exhibit (a)(ii) to the Company’s Registration Statement on Post-Effective Amendment No. 2 to Form F-6, File No. 333-5946, filed with the Securities and Exchange commission on September 26, 2002.
(4)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 31, 1999, filed with the Securities and Exchange Commission on June 30, 2000.
(5)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Form F-3, File No. 333-13200, filed with the Securities and Exchange Commission on February 22, 2001.
(6)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Securities and Exchange Commission on July 2, 2001.
(7)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on May 9, 2002.
(8)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Pre-Effective Amendment No. 2 to Form F-3, File No. 333-13200, filed with the Securities and Exchange Commission on November 19, 2001.
(9)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on form S-8, File No. 333-101775, filed with the Securities and Exchange Commission on December 11, 2002.
(10)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 21, 2002, filed with the Securities and Exchange Commission on April 24, 2003.
(11)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 31, 2004.
(12)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Form F-3, File No. 333-121421, filed with the securities and Exchange Commission on December 20, 2004.
(13)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission on April 1, 2005.
(14)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Form F-3, File No. 333-131479, filed with the Securities and Exchange Commission on February 2, 2006.
(15)	Incorporated by reference herein to certain exhibits in the Company’s Annual Report on Form 20-F for year ended December 31, 2005, filed with the Securities and Exchange Commission on March 30, 2006 as amended on From 20-F/A filed October 13, 2006.
(16)	Incorporated by reference herein to certain exhibits in the Company’s Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 5, 2007.
(17)	Incorporated by reference herein to certain exhibits in the Company’s Report of Foreign Private Issuer filed on Form 6-K with the Securities and Exchange Commission on June 1, 2007.
(18)	Incorporated by reference herein to certain exhibits in the Company’s Report of Foreign Private Issuer filed on Form 6-K with the Securities and Exchange Commission on December 17, 2007.
(19)	Incorporated by reference herein to certain exhibits in the Company’s Report of Foreign Private Issuer filed on Form 6-K with the Securities and Exchange Commission on December 19, 2007, as amended on Form 20-F/A filed September 24, 2008

(20)	Incorporated by reference herein to certain exhibits in the Company’s Report of Foreign Private Issuer filed on Form 6-K with the Securities and Exchange Commission on January 28, 2008.
(21)	Incorporated by reference herein to certain exhibits in the Company’s Report of Foreign Private Issuer filed on Form 6-K with the Securities and Exchange Commission on February 1, 2008.
(22)	Incorporated by reference herein to certain exhibits in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission on October 22, 2009.
(23)	Incorporated by reference herein to certain exhibits in Amendment No. 1 to the Company’s 2008 Annual Report on Form 20-F/A, filed with the Securities and Exchange Commission on December 4, 2009.
(24)	Incorporated by reference to Exhibit (a)(i) to the Company’s Registration Statement on Form F-6, File No. 333-147660 filed with the Securities and Exchange Commission on November 28, 2007.
(25)	Incorporated by reference herein to certain exhibits in the Company’s Report of Foreign Private Issuer filed on Form 6-K with the Securities and Exchange Commission on December 14, 2009.
(26)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Form F-1, File No. 33-163704, filed with the Securities and Exchange Commission on December 14, 2009.
*	Filed herewith
†	confidential treatment requested (the confidential potions of such exhibits have been omitted and filed separately with the Securities and Exchange Commission).

SIGNATURES

The registrant hereby certifies that it meets all of the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report on its behalf.

AMARIN CORPORATION PLC

By:	/s/ JOSEPH ZAKRZEWSKI
Mr. Joseph Zakrzewski
Executive Chairman

Date: June 24, 2010

By:	/s/ JOHN F. THERO
Mr. John F. Thero
Chief Financial Officer

Date: June 24, 2010

Report of Independent Registered Public Accounting Firm

To Board of Directors and Shareholders of Amarin Corporation plc:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive loss, shareholders equity and cash flows present fairly, in all material respects, the financial position of Amarin Corporation plc and its subsidiaries at December 31, 2009, and 2008, and January 1, 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board and in conformity with International Financial Reporting Standards as adopted by the European Union. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and International Standards on Auditing (UK and Ireland). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 4 to the consolidated financial statements, the Company changed the manner in which it accounts for share based payments in 2009.

Our audit of the consolidated financial statements of the company was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The company has included parent only information on the face of the consolidated financial statements and other parent company only disclosures in the notes to the financial statements. Such parent only information is presented for the purposes of additional analysis and is not a required part of the consolidated financial statements presented in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board or by International Financial Reporting Standards as adopted by the European Union. Such information has been subject to the auditing procedures applied in the audit of the consolidated financial statements, and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/ PricewaterhouseCoopers

Dublin, Ireland

June 24, 2010

AMARIN CORPORATION PLC

CONSOLIDATED GROUP INCOME STATEMENTS

(Amounts in US$, in thousands, except per share data)

	Note	December 31, 2009	December 31, 2008	December 31, 2007
Revenue		—	—	—
Research and development	6	(17,837)	(12,954)	(12,108)
General and administrative	6	(15,250)	(15,226)	(19,841)
Impairment of intangible assets	4	(21,374)	—	—
Other operating income	10	2,158	—	(8,784)

Total operating expenses		(52,303)	(28,180)	(40,733)

Operating loss		(52,303)	(28,180)	(40,733)
Finance income	11	780	9,627	2,279
Finance costs	12	(8,234)	(2,142)	(183)

Loss before tax		(59,757)	(20,695)	(38,637)
Income tax	13, 14	440	674	837

Loss after tax for the financial year		(59,317)	(20,021)	(37,800)

Loss attributable to owners of the Parent		(59,317)	(20,021)	(37,800)

Basic loss per ordinary share*	16	(1.40)	(0.91)	(3.86)

Diluted loss per ordinary share*	16	(1.40)	(0.91)	(3.86)

Shares used in calculation of basic and diluted loss per share attributable to owners of the Parent		42,424	22,063	9,784

*	Basic and diluted loss per share information is adjusted for a 1-for-10 share consolidation, effective January 18, 2008.

The accompanying notes are an integral part of the financial statements.

AMARIN CORPORATION PLC

CONSOLIDATED GROUP STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in US$, in thousands)

	December 31, 2009	December 31, 2008	December 31, 2007
Loss for the year	(59,317)	(20,021)	(37,800)

Comprehensive loss:
Currency translation	(137)	(599)	(575)

Total comprehensive loss	(59,454)	(20,620)	(38,375)

Loss attributable to:
Owners of the Parent	(59,454)	(20,620)	(38,375)

The accompanying notes are an integral part of the financial statements.

AMARIN CORPORATION PLC

CONSOLIDATED GROUP BALANCE SHEETS

(Amounts in US$, in thousands)

	Note	December 31, 2009	December 31, 2008*	January 1, 2008*
ASSETS
Non-current assets
Intangible assets	17	—	21,374	21,374
Property, plant and equipment	18	128	595	595
Available for sale investment	21	17	6	15

Total non-current assets		145	21,975	21,984

Current assets
Current tax recoverable	14	1,192	674	1,704
Other current assets	20	2,602	1,227	1,721
Cash on short term deposits		—	3,000	—
Cash		52,258	11,239	18,303

Total current assets		56,052	16,140	21,728

Total assets		56,197	38,115	43,712

EQUITY
Capital and reserves attributable to owners of the Parent holders of the Company
Share capital	28	83,930	25,928	12,942
Share premium		188,337	162,191	157,994
Share based payment reserve	30	22,793	21,022	16,389
Equity component of 8% convertible debt		—	—	145
Capital redemption reserve		27,633	27,633	27,633
Treasury shares		(217)	(217)	(217)
Foreign currency translation adjustment		(2,572)	(2,435)	(1,836)
Retained earnings		(271,302)	(203,766)	(184,795)

Total shareholders’ equity		48,602	30,356	28,255

LIABILITIES
Non-current liabilities
Borrowings	22	—	—	2,051
Provisions	26	890	627	606
Derivative financial liability	24	—	—	2,108
Other liabilities	25	12	24	36

Total non-current liabilities		902	651	4,801

Current liabilities
Trade payables	23	2,457	1,955	3,462
Accrued expenses and other liabilities	23	3,838	3,782	6,733
Current derivative financial liabilities	24	—	1,037	—
Provisions	26	398	334	461

Total current liabilities		6,693	7,108	10,656

Total liabilities		7,595	7,759	15,457

Total shareholders’ equity and liabilities		56,197	38,115	43,712

The accompanying notes are an integral part of the financial statements.

* These figures have been restated, please refer to note 4 for details.

AMARIN CORPORATION PLC

PARENT COMPANY BALANCE SHEETS

(Amounts in US$, in thousands)

	Note	December 31, 2009	December 31, 2008*	January 1, 2008*
ASSETS
Non-current assets
Intangible assets	17	—	21,374	21,374
Property, plant and equipment	18	2	5	19
Investment in subsidiaries	19	120,878	62,257	60,136
Available for sale investment	21	17	6	15

Total non-current assets		120,897	83,642	81,544

Current assets
Other current assets	20	544	533	1,059
Cash on short term deposits		—	3,000	—
Cash		25,826	9,550	17,298

Total current assets		26,370	13,083	18,357

Total assets		147,267	96,725	99,901

EQUITY
Capital and reserves attributable to owners of the Parent Company
Share capital	28	83,930	25,928	12,942
Share premium		181,328	162,191	157,994
Share based payment reserve	30	22,793	21,022	16,389
Equity component of 8% convertible debt		—	—	145
Capital redemption reserve		27,633	27,633	27,633
Foreign currency translation adjustment		832	832	832
Retained earnings		(178,900)	(144,314)	(125,531)

Total shareholders’ equity		144,625	93,292	90,404

LIABILITIES
Non-current liabilities
Borrowings	22	—	—	2,051
Provisions	26	—	77	606
Derivative financial liability	24	—	—	2,108

Total non-current liabilities		—	77	4,765

Current liabilities
Trade payables	23	363	447	841
Accrued expenses and other liabilities	23	2,194	1,564	3,430
Current derivative financial liabilities	24	—	1,037	—
Provisions	26	85	308	461

Total current liabilities		2,642	3,356	4,732

Total liabilities		2,642	3,433	9,497

Total shareholders’ equity and liabilities		147,267	96,725	99,901

The accompanying notes are an integral part of the financial statements.

* These figures have been restated, please refer to note 4 for details.

AMARIN CORPORATION PLC

CONSOLIDATED GROUP STATEMENTS OF CHANGES IN EQUITY

(Amounts in US $, in thousands)

	Share capital	Share premium	Share based payment reserve*	Equity component of 8% convertible debt	Capital redemption reserve	Treasury shares	Foreign currency translation reserve	Retained earnings	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
At January 1, 2007	7,990	149,322	4,824	—	27,633	(217)	(1,261)	(149,723)	38,568
Comprehensive income
Loss for the period	—	—	—	—	—	—	—	(37,800)	(37,800)
Other comprehensive income	—	—	—	—	—	—	(575)	—	(575)

Total comprehensive income	—	—	—	—	—	—	(575)	(37,800)	(38,375)

Transactions with owners
Share issuances	4,952	14,032	—	—	—	—	—	—	18,984
Share issuance costs	—	(948)	—	—	—	—	—	—	(948)
Share based payments	—	—	11,565	—	—	—	—	—	11,565
Fair value of warrants	—	(1,684)	—	—	—	—	—	—	(1,684)
Fair value of subsidiary	—	(2,728)	—	—	—	—	—	2,728	—
Fair value of equity on 8% convertible debt	—	—	—	145	—	—	—	—	145

Total transactions with owners	4,952	8,612	11,565	145	—	—	—	2,728	28,062

At December 31, 2007	12,942	157,994	16,389	145	27,633	(217)	(1,836)	(184,795)	28,255
Comprehensive income
Loss for the period	—	—	—	—	—	—	—	(20,012)	(20,012)
Other comprehensive income	—	—	—	—	—	—	(599)	(9)	(608)

Total comprehensive income	—	—	—	—	—	—	(599)	(20,021)	(20,620)

Transactions with owners
Share issuances	12,986	17,014	—	—	—	—	—	—	30,000
Share issuance costs	—	(3,693)	—	—	—	—	—	—	(3,693)
Share based payments	—	—	4,633	—	—	—	—	—	4,633
Fair value of option	—	(8,219)	—	—	—	—	—	—	(8,219)
Expiration of warrants	—	(905)	—	—	—	—	—	905	—
Fair value of equity on 8% convertible debt	—	—	—	(145)	—	—	—	145	—

Total transactions with owners	12,986	4,197	4,633	(145)	—	—	—	1,050	22,721

At December 31, 2008	25,928	162,191	21,022	—	27,633	(217)	(2,435)	(203,766)	30,356
Comprehensive income
Loss for the period	—	—	—	—	—	—	—	(59,317)	(59,317)
Other comprehensive income	—	—	—	—	—	—	(137)	—	(137)

Total comprehensive income	—	—	—	—	—	—	(137)	(59,317)	(59,454)

Transactions with owners
Share issuances	58,002	16,787	(1,737)	—	—	—	—	—	73,052
Share issuance costs	—	(4,188)	—	—	—	—	—	—	(4,188)
Share based payments	—	—	4,966	—	—	—	—	—	4,966
Transfer of fair value of warrants from financial liability	—	5,328	—	—	—	—	—	—	5,328
Transfer of fair value of option (1)	—	8,219	—	—	—	—	—	(8,219)	—
Transfer of fair value of share based payment to financial liability	—	—	(1,458)	—	—	—	—	—	(1,458)

Total transactions with owners	58,002	26,146	1,771	—	—	—	—	(8,219)	77,700

At December 31, 2009	83,930	188,337	22,793	—	27,633	(217)	(2,572)	(271,302)	48,602

(1)	Retained earnings include $8,219,000 relating to fair value movements of the derivative financial liability. As this option has now concluded, $8,219,000 has been transferred out of retained earnings back to share premium (see note 24 for further details).
(2)	Included in share premium is a warrant reserve of $61.7 million which reflects warrants in issue that have not been exercised.

The accompanying notes are an integral part of the financial statements.

* These figures have been restated, please refer to note 4 for details.

AMARIN CORPORATION PLC

PARENT COMPANY STATEMENTS OF CHANGES IN EQUITY

(Amounts in US $, in thousands)

	Share capital	Share premium	Share based payment reserve*	Equity component of 8% convertible debt	Capital redemption reserve	Foreign currency translation reserve	Retained earnings	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
At January 1, 2007	7,990	146,596	4,824	—	27,633	683	(128,194)	59,532
Comprehensive income
Income for the period	—	—	—	—	—	—	3,034	3,034
Foreign currency translation	—	—	—	—	—	149	—	149

Total comprehensive income	—	—	—	—	—	149	3,034	3,183

Transactions with owners
Share issuances	4,952	14,032	—	—	—	—	—	18,984
Share issuance costs	—	(950)	—	—	—	—	—	(950)
Share based payments	—	—	11,565	—	—	—	—	11,565
Fair value of warrants	—	(2,498)	—	—	—	—	—	(1,684)
Adjustment on asset acquisition	—	—	—	—	—	—	(371)	(371)
Fair value of equity on 8% convertible debt	—	—	—	145	—	—	—	145

Total transactions with owners	4,952	11,398	11,565	145	—	—	(371)	27,689

At December 31, 2007	12,942	147,171	16,389	145	27,633	832	(125,531)	90,404
Comprehensive income
Loss for the period (3)	—	—	—	—	—	—	(19,833)	(19,833)

Total comprehensive income	—	—	—	—	—	—	(19,833)	(19,833)

Transactions with owners
Share issuances	12,986	17,014	—	—	—	—	—	30,000
Share issuance costs	—	(3,693)	—	—	—	—	—	(3,693)
Share based payments	—	—	4,633	—	—	—	—	4,633
Fair value of option	—	(8,219)	—	—	—	—	—	(8,219)
Expiration of warrants	—	(905)	—	—	—	—	905	—
Fair value of equity on 8% convertible debt	—	—	—	(145)	—	—	145	—

Total transactions with owners	12,986	4,197	4,633	(145)	—	—	1,050	22,721

At December 31, 2008	25,928	162,191	21,022	—	27,633	832	(144,314)	93,292
Comprehensive income
Loss for the period (3)	—	—	—	—	—	—	(26,367)	(26,367)

Total comprehensive income	—	—	—	—	—	—	(26,367)	(26,367)

Transactions with owners
Share issuances	58,002	16,787	(1,737)	—	—	—	—	73,052
Share issuance costs	—	(4,188)	—	—	—	—	—	(4,188)
Share based payments	—	—	4,966	—	—	—	—	4,966
Transfer of fair value of warrants from financial liability	—	5,328	—	—	—	—	—	5,328
Transfer of fair value of option (1)	—	8,219	—	—	—	—	(8,219)	—
Transfer of fair value of share based payment to financial liability	—	—	(1,458)	—	—	—	—	(1,458)

Total transactions with owners	58,002	(26,856)	1,771	—	—	—	(8,219)	77,700

At December 31, 2009	83,930	125,417	21,583	—	27,633	832	(178,900)	144,625

(1)	Retained earnings include $8,219,000 relating to fair value movements of the derivative financial liability. As this option has now concluded, $8,219,000 has been transferred out of retained earnings back to share premium (see note 24 for further details).
(2)	Included in share premium is a warrant reserve of $61.7 million which reflects warrants in issue that have not been exercised.
(3)	Foreign currency translation reserve has been reclassified to retained earnings.

The accompanying notes are an integral part of the financial statements.

* These figures have been restated, please refer to note 4 for details.

AMARIN CORPORATION PLC

CONSOLIDATED GROUP CASH FLOW STATEMENTS

(Amounts in US $, in thousands)

	Note	December 31, 2009	December 31, 2008	December 31, 2007
Cash flows from operating activities
Loss after tax		(59,317)	(20,021)	(37,800)
Adjustments:
Depreciation of property, plant and equipment	18	582	251	217
Amortization of intangible assets	17	—	—	169
Impairment of intangible assets	17	21,374	—	8,784
Gain on sale of intellectual property	10	(700)	1	—
(Increase)/decrease fair value of available for sale investment	21	(11)	9	3
Share based payments	30	3,756	4,633	5,001
Share based payments — warrants	29	1,210	—	275
Effect of exchange rate changes on assets/liabilities and other items		272	335	(560)
Interest received	11	(199)	(374)	(1,252)
Interest expense	12	125	819	176
Interest on finance leases		4	4	4
Increase in other liabilities		(12)	—	—
Decrease/(increase) in other current assets		(1,374)	494	(250)
Decrease in current liabilities		(900)	(3,955)	(1,359)
(Decrease)/increase in provisions		327	(106)	797
Fair value (gain)/loss on derivative financial liability through income statement	11	7,191	(9,289)	(397)
R&D tax credit	16	(440)	(674)	(837)

Cash expended on operating activities		(28,112)	(27,873)	(27,029)
Tax refund		—	1,481	750

Net cash outflow from operating activities		(28,112)	(26,392)	(26,279)
Cash flows from investing activities
Purchase intangible assets		—	—	(5,810)
Interest received	11	199	374	1,252
Sale of Lorazapam	10	700	—	—
Purchases of property, plant and equipment		(126)	(317)	(415)

Net cash inflow/(outflow) from investing activities		773	57	(4,973)
Cash flows from financing activities
Proceeds from issue of share capital	30	66,400	30,000	9,685
Net proceeds on the issue of convertible debentures	24	5,600	—	2,750
Repayment of convertible debt	24	(2,000)	(2,750)	—
Interest paid		(125)	—	—
Expenses on issue of share capital		(4,188)	(3,693)	(285)
Expenses on issue of convertible debentures		—	—	(20)
Repayment of finance lease		(12)	(12)	(7)

Net cash inflow from financing activities		65,675	23,545	12,123
Net increase/(decrease) in cash and cash equivalents		38,336	(2,790)	(19,129)
Cash and cash equivalents at the beginning of the year		14,239	18,303	36,802
Exchange rate gains on cash and cash equivalents		(317)	(1,274)	630

Cash and cash equivalents at end of year		52,258	14,239	18,303

The accompanying notes are an integral part of the financial statements.

AMARIN CORPORATION PLC

PARENT COMPANY CASH FLOW STATEMENTS

(Amounts in US $, in thousands)

	Note	December 31, 2009	December 31, 2008	December 31, 2007
Cash flows from operating activities
(Loss)/Profit after tax		(33,215)	1,389	3,034
Adjustments:
Depreciation of property, plant and equipment	18	3	13	20
Amortization of intangible assets	17	—	—	58
Impairment of investment in subsidiary	19	457	—	4,593
Impairment of intangible assets	17	21,374	—	3,707
Impairment of property, plant and equipment	19	—	1	—
(Increase)/decrease fair value of available for sale investment	21	(11)	9	3
Share based payments	30	199	830	640
Share based payments — warrants	29	669	—	275
Effect of exchange rate changes on assets/liabilities and other items		472	657	(858)
Interest received	11	(60)	(341)	(1,197)
Interest expense	12	125	819	176
Decrease/(increase) in other current assets		(11)	526	10
(Decrease)/increase in current liabilities		(915)	(1,755)	1,238
Gain on strike off of subsidiaries		—	—	(14,085)
(Decrease)/increase in provisions		(300)	(682)	797
Fair value (gain)/loss on derivative financial liability through income statement	11	7,191	(9,289)	(397)

Cash inflow (expended) on operating activities		(4,022)	(7,823)	(3,266)
Tax refund		—	—	—

Net cash inflow (outflow) from operating activities		(4,022)	(7,823)	(3,266)
Cash flows from investing activities
Purchase intangible assets		—	—	(5,810)
Interest received	11	60	341	1,197
Investment in subsidiaries	19	(48,132)	(19,549)	(22,288)
Purchases of property, plant and equipment		—	—	(14)

Net cash outflow from investing activities		(48,072)	(19,208)	(26,915)
Cash flows from financing activities
Proceeds from issue of share capital	30	66,400	30,000	9,685
Net proceeds on the issue of convertible debentures	24	5,600	—	2,750
Repayment of convertible debt	24	(2,000)	(2,750)	—
Interest paid		(125)	—	—
Expenses on issue of share capital		(4,188)	(3,693)	(285)
Expenses on issue of convertible debentures		—	—	(20)

Net cash inflow from financing activities		65,687	23,557	12,130
Net increase/(decrease) in cash and cash equivalents		13,593	(3,474)	(18,051)
Cash and cash equivalents at the beginning of the year		12,550	17,298	34,719
Exchange rate gains on cash and cash equivalents		(317)	(1,274)	630

Cash and cash equivalents at end of year		25,826	12,550	17,298

The accompanying notes are an integral part of the financial statements.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS

for the year ended December 31, 2009

1. Going Concern

At December 31, 2009, Amarin Corporation plc (“Amarin” or the “Group”) had a cash balance of approximately $52.2 million. Based upon current business activities, the Group’s Directors forecast Amarin having sufficient cash to fund operations for at least the next 12 months from the date of this report. The Directors therefore believe that it is appropriate that these financial statements are prepared on a going concern basis. The basis of preparation assumes that the Group will continue in operational existence for the foreseeable future.

2. Basis of preparation

Amarin Corporation plc (formerly Ethical Holdings plc) is a public limited company with its primary stock market listing in the U.S. on the NASDAQ Capital Market. Amarin was originally incorporated in England as a private limited company on March 1, 1989 under the Companies Act 1985, and re-registered in England as a public limited company on March 19, 1993. Our registered office is located at 110 Cannon Street, London, EC4N 6AR, England. Our principal executive office is located at Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland and our telephone number is +353-1-6699010. Our principal research and development facility and certain of our executive offices are located in Mystic, Connecticut, USA.

The financial statements have been prepared in accordance with international financial reporting standards (“IFRS”) as adopted by the European Union (“E.U.”) and IFRS as issued by the International Accounting Standards Board (“IASB”) and U.K. Companies Act 2006. As used in this annual report, all references to “Parent Company” refer to the U.K. incorporated parent company only, Amarin Corporation plc. All references to the “Group”, the “Consolidated Group”, “Amarin”, “we”, “us” and “our” refer to the consolidated entity, which includes the Parent Company and all its wholly owned subsidiary companies, except as expressly noted otherwise.

Effective March 4, 2008, the United States Securities and Exchange Commission adopted rules to allow foreign private issuers to file financial statements prepared in accordance with IFRS as issued by the IASB without reconciliation to United States generally accepted accounting principles (“U.S. GAAP”). As such, this report does not include reconciliations from IFRS to U.S. GAAP.

The consolidated Group and Parent company financial statements are presented in US$ rounded to the nearest thousand, being the functional and presentation currency of the Parent company. They are prepared on the historical cost basis of accounting as modified by the revaluation of available-for-sale financial assets and derivative financial liabilities at fair value through profit or loss.

Accounting standards and interpretations effective in 2009 which are relevant to the Group

IFRS 2 (Amended) “Share-Based Payment: vesting conditions and cancellations” (effective retrospectively for annual periods beginning on or after January 1, 2009) (“IFRS 2”)

This amendment clarifies the accounting treatment of vesting conditions and cancellations. Specifically, this arises in respect of the fair value attributable to the Milestone Ia and Ib equity-settled share-based payment component of the Ester Neurosciences Limited asset acquisition which occurred on December 5, 2007. Milestone Ia was previously accounted for under IFRS 2. The fair value of Milestone Ia was part of the initial acquisition accounting for Ester on December 5, 2007. There is no change to the fair value of Milestone Ia under the Amendment to IFRS 2.

Under the Amendment to IFRS 2, Milestone Ib is determined to be a non-vesting condition. Non-vesting conditions are taken into account in measuring fair value of share based payments at the date of grant and there is no true-up for differences between expected and actual outcomes in subsequent periods. The Directors have undertaken an assessment of the financial effects of applying the Amendment to IFRS 2 on the 2009 disclosures and 2008 comparative disclosures which results in an increase in intangible assets of $1.458 million to a restated amount of $21.4 million and correspondingly an increase in the share-based payment reserve of $1.458 million.

IFRS 8, “Operating Segments” (effective January 1, 2009) (“IFRS 8”)

IFRS 8 is a disclosure standard only; its adoption has affected the identified operating segments for the Group. Reported segment results are now based on internal management reporting information that is regularly reviewed by the chief operating decision maker (“CODM”). The CODM has been identified as the Chief Executive Officer. In the previous annual and interim financial statements, segments were identified by reference to geographical location. For these financial statements we have one reporting segment, which is research and development.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

IAS 1 (revised 2007), “Presentation of Financial Statements” (effective January 1, 2009) (“IAS 1”)

The revised standard prohibits the presentation of items of income and expenses (that is ‘non-owner changes in equity’) in the statement of changes in equity, requiring ‘non-owner changes in equity’ to be presented separately from owner changes in equity. All ‘non-owners changes in equity’ are required to be shown in a performance statement. Entities can choose whether to present one performance statement (the statement of comprehensive income) or two statements (the income statement and statement of comprehensive income). As a result of the adoption of IAS 1 the Group has elected to present two statements: an income statement and statement of comprehensive income. The financial statements have therefore been prepared under these revised disclosure requirements.

Standards, amendments, and interpretations to existing standards that are not yet effective and have not been early adopted by the Group

IFRS 1 (Revised), ‘First-time Adoption of International Financial Reporting Standards’, (Effective for companies using IFRS for years ended 31st December 2010)

The current IFRS 1 has been amended many times to accommodate first time adoption requirements of new and amended IFRSs, resulting in a more complex and less clear standard. This revised version retains the substance of the original standard but with a changed structure. The revised IFRS 1 is not applicable to the Group as it has already adopted IFRS, however it would be applicable to other entities in the Group should they transition to IFRS at a future date.

IFRS 1 (Amendment), ‘Limited Exemption from Comparative IFRS 7 Disclosures for First-time Adopters’, (effective for annual periods beginning on or after 1 January 2009)

This amendment is still subject to EU endorsement. Certain first-time adopters have been provided with the same transition provisions (and thereby the same relief) as included in the amendment to IFRS 1. This amendment is not applicable to the Group as it is not a first-time adopter of IFRS.

IFRS 2 (Amendment) ‘Group Cash-settled share-based payment transactions’ (effective for financial periods beginning on or after 1 January 2010)

The amendment clarifies the scope and the accounting for group cash-settled share-based payment transactions in the separate financial statements of the entity receiving the goods or services when that entity has no obligation to settle the share-based payment transactions. The amendment also incorporates the guidance contained in IFRIC 8 and IFRIC 11. As a result the IFRIC 8 and IFRIC 11 have been withdrawn. The Group will adopt the amendment from January 1, 2010.

IFRS 3 (Revised), ‘Business combinations’ (Effective for companies using IFRS for years ended 31st December 2010)

The revised standard continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are to be recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently re-measured through the income statement. There is a choice on an acquisition-by-acquisition basis to measure the non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets. All acquisition-related costs should be expensed. The Group will apply IFRS 3 (Revised) prospectively to all business combinations from January 1, 2010. This is currently not applicable to Amarin.

IFRS 9, ‘Financial instruments’, (effective for financial periods beginning on or after 1 January 2013).

The new standard is still subject to EU endorsement. The new standard addresses classification and measurement of financial assets. IFRS 9 replaces the multiple classification models in IAS 39 with a single model that has only two classification categories: amortised cost and fair value. Classification under IFRS 9 is driven by the entity’s business model for managing financial assets and the contractual characteristics of the financial assets. IFRS 9 removes the requirement to separate embedded derivatives from financial asset hosts. IFRS 9 removes the cost exemption for unquoted equities. The Group will apply IFRS 9 from January 1, 2013, subject to EU endorsement.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

IAS 24 (Amendment) – Related Party Disclosures (effective for annual periods beginning on or after 1 January 2011).

This amendment is subject to EU endorsement. The amendment simplifies the definition of a related party and provides a partial exemption from the disclosure requirements for government-related entities. The group will adopt the amendment from 1 January 2011, subject to EU endorsement and is not expected to have an impact on the level of related party disclosures within the financial statements

IAS 27 (Revised), ‘Consolidated and separate financial statements’ (effective for financial periods beginning on or after 1 July 2009).

The revised standard requires the effects of all transactions with non-controlling interests to be recorded in equity if there is no change in control and these transactions will no longer result in goodwill on acquisitions from non-controlling interests or gains and losses on disposals to non-controlling interests. The standard also specifies the accounting when control is lost. Any remaining interest in the entity is re-measured to fair value, and a gain or loss is recognised in profit or loss. The revised standard currently would not have an impact on the financial statements, as there are no non-controlling interests as of 1 January 2010.

IAS 32 (Amendment) – Classification of Rights Issues (effective for annual periods beginning on or after 1 February 2010).

The amendment addresses the accounting for rights issues (rights, options or warrants) that are denominated in a currency other than the functional currency of the issuer. Previously such rights issues were accounted for as derivative liabilities. However, the amendment requires that, provided certain conditions are met, such rights are classified as equity regardless of the currency in which the exercise price is denominated. The Group will adopt the amendment from 1 January 2011 but it is currently not applicable to the Group.

IAS 39 (Amendment) – Eligible Hedged Items, ‘Financial Instruments: Recognition and Measurement’ (Effective for companies using IFRS for years ended December 31, 2010)

This amendment to IAS 39 clarifies how the principles that determine whether a hedged risk or portions of cash flows is eligible for designation as a hedged item or items should be applied. The Group will apply IAS 39 (Amendment) from January 1, 2010, but it is currently not applicable to the Group.

IFRIC 14 (Amendment), ‘Prepayments of a Minimum Funding Requirement’, (effective for financial periods beginning on or after 1 January 2012)

The amendment is still subject to EU endorsement. The amendment removes an unintended consequence of IFRIC 14 related to voluntary pension prepayments when there is a minimum funding requirement. The Group will apply the amendment from January 1, 2012 but it is currently not applicable to the Group.

IFRIC 17, ‘Distributions of Non-cash Assets to Owners’ (effective for companies using IFRS for years ended December 31, 2010)

This interpretation applies to transactions in which an entity distributes non-cash assets to shareholders either as a distribution of reserves or as dividends. The IFRIC also clarifies when an entity should recognise a dividend payable, ie when the dividend is appropriately authorised and no longer at the discretion of the entity. The Group will apply IFRIC 17 from January 1, 2010 but it is currently not applicable to the Group.

IFRIC 18, “Transfers of Assets from Customers” (effective for companies using IFRS for years ended 31st December 2010)

This interpretation applies to agreements in which an entity receives from a customer an item of property, plant and equipment (or an amount of cash which must be used to construct or acquire an item of property, plant and equipment) that the entity must use either to connect the customer to a network or to provide the customer with ongoing access to a supply of goods or services, or do both. The Group will apply IFRIC 18 from January 1, 2010 but it is currently not applicable to the Group.

IFRIC 19, ‘Extinguishing Financial Liabilities with Equity Instruments’, (effective for financial periods beginning on or after 1 July 2010)

IFRIC 19 requires a gain or loss to be recognised in profit or loss when a liability is settled through the issuance of the entity’s own equity instruments. The Interpretation is still subject to EU endorsement. The Group will apply IFRIC 19 from July 1, 2010 but it is currently not applicable to the Group.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Improvements to IFRS

The IASB has issued the ‘Improvements to IFRSs 2009’ standard which amends 10 standards, basis of conclusions and guidance, and 2 interpretations based on the exposure drafts issued in October 2007 and August 2008. The improvements include changes in presentation, recognition and measurement plus terminology and editorial changes.

Accounting Policies

The preparation of financial statements in conformity with IFRS as adopted by the E.U. and as issued by the IASB requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies.

(a) Basis of consolidation

The consolidated financial statements include the Parent Company and all its subsidiary undertakings. Subsidiaries are entities controlled by the Group. Control exists when the Group has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from the entity’s activities. Control generally accompanies a shareholding of more than one half of the voting rights. The financial statements of subsidiary companies are included in the Consolidated Financial Statements from the date of acquisition.

All intercompany account balances, transactions, and any unrealized gains and losses or income and expenses arising from inter-company transactions have been eliminated in preparing the consolidated financial statements. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

The purchase method of accounting is used in accounting for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred at the date of exchange, plus costs directly attributable to the acquisition. On the acquisition of a business, fair values are attributed to the identifiable assets, liabilities and contingent liabilities acquired. Goodwill arises when the fair value of the consideration given for a business exceeds the fair value of such assets, liabilities and contingent liabilities acquired. Goodwill arising on acquisitions is capitalized and subject to an impairment review, both annually and when there is an indication that the carrying value may not be recoverable.

Contingent consideration is recognized as an additional cost of an acquisition when it can be measured reliably and it is probable that an outflow of economic benefit will be required. The fair value of the contingent component is determined at the time of recognition through discounting the amounts payable to their present value. Contingent consideration for equity settled payments are determined using a Monte Carlo model.

(b) Intangible assets and research and development expenditure

In-process research and development

Acquired in-process research and development (“IPR&D”) is stated at cost less accumulated amortization and impairments. Acquired IPR&D arising on acquisitions is capitalized and amortized on a straight-line basis over its estimated useful economic life, which is the patent life of the intangible asset. The useful economic life commences upon generation of economic benefits relating to the acquired IPR&D.

Cost is defined as the amount of cash or cash equivalents paid, or the fair value of other consideration given. When IPR&D is acquired and the consideration is settled using the Group’s equity instruments, the IPR&D is stated at fair value at the date of acquisition. In cases where the fair value of the IPR&D acquired cannot be measured reliably, the fair value capitalized at the date of acquisition is measured by reference to the fair value of the equity instruments granted as consideration.

Capitalization policy

Costs incurred on development projects (relating to the design and testing of new or improved products) are recognized as intangible assets when the following criteria are fulfilled: completing the asset so it will be available for use or sale is technically feasible; management intends to complete the intangible asset and use or sell it; an ability to use or sell the intangible asset; it can be demonstrated how the intangible asset will generate probable future economic benefits; adequate technical, financial and other resources to complete the development and to use or sell the intangible asset are available; and the expenditure attributable to the intangible asset during its development can be reliably measured. To date, development expenditures have not met the criteria for recognition of an internally generated intangible asset.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Intangible assets not yet available for use are not subject to amortization but are tested for impairment at least annually. An impairment loss is recognized if the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset’s continued use.

Research and development expenditure

On an ongoing basis the Group undertakes research and development, including clinical trials to establish and provide evidence of product efficacy. Clinical trial costs are expensed to the income statement on a systematic basis over the estimated life of trials to ensure the costs charged reflect the research and development activity performed. To date, all research and development costs have been written off as incurred and are included within operating expenses. Research and development costs include staff costs, professional and contractor fees and external services.

Impairment of intangible assets

Intangible assets not yet available for use are not subject to amortization but are tested for impairment annually. Additionally, assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. Value in use assumes intangible assets will be developed and generate revenue and cash flows. Value in use is calculated by discounting the expected future cash flows. For the purposes of impairment, assets are consolidated into cash-generating units and an impairment charge is recognized whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount.

A cash-generating unit is the smallest identifiable asset group that generates cash flows that largely are independent from other asset groups. Impairment losses are recognized in the income statement. Impairment losses recognized in respect of cash-generating units are allocated to reduce assets within the group on a pro-rata basis.

An impairment loss may be reversed to the extent that the asset’s original carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. Non-financial assets that suffer impairment are reviewed for possible reversal of the impairment at each reporting date. An impairment loss recognized in prior periods will be reversed if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If this is the case, the carrying amount of the asset will be adjusted to its recoverable amount.

Allocation of CRO costs to accounting periods

Clinical trial costs are a significant component of research and development expenses and include costs associated with third-party contractors. We outsource a substantial portion of our clinical trial activities, utilizing external entities such as contract research organizations, independent clinical investigators, and other third-party service providers to assist us with the execution of our clinical studies. For each clinical trial that we conduct, certain clinical trial costs are expensed as incurred, while others are expensed over time based on the expected total number of patients in the trial, the rate at which patients enter the trial, and the period over which clinical investigators or contract research organizations are expected to provide services.

Clinical activities which relate principally to clinical sites and other administrative functions to manage our clinical trials are performed primarily by contract research organizations (CROs). CROs typically perform most of the start-up activities for our trials, including document preparation, site identification, screening and preparation, pre-study visits, training, and program management. These start-up costs usually occur within a few months after the contract has been executed and are event driven in nature. The remaining activities and related costs, such as patient monitoring and administration, generally occur ratably throughout the life of the individual contract or study.

For clinical studies, where payments are made periodically on a milestone achievement basis, we accrue expense on a straight-line basis over the estimated life of the trial. The amount of clinical study expense recognized in a quarter should be broadly consistent over the life of the trial. During the course of a trial, we monitor the progress of the trial to determine if actual results differ from our estimates. Our estimates and assumptions for clinical expense recognition could differ significantly from our actual results, which could cause material increases or decreases in research and development expenses in future periods when the actual results become known. No material adjustments to our past clinical trial accrual estimates were made during the three years ended December 31, 2009.

(c) Exceptional items

Exceptional items are those material items which, by virtue of their size or incidence, are presented separately in the financial statements to enable a full understanding of the Group’s financial performance. Transactions which may give rise to exceptional items include the impairment of intangible assets, litigation, and restructuring of business activities. Judgment is used by the Group in assessing exceptional items.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

(d) Foreign currency

Functional and presentation currencies

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in US$, which is the functional and presentation currency of the Parent company.

Transactions and balances

Transactions in foreign currencies are recorded at the average exchange rate prevailing in the month of the transaction. The resulting monetary assets and liabilities are translated into the appropriate functional currency at exchange rates prevailing at the balance sheet date and the resulting gains and losses are recognized in the income statement. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the income statement.

Consolidated companies

The results and financial position of all the Group’s entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

•

income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

•	all resulting exchange differences are recognized as a separate component of equity.

Monetary items that are receivable or payable to a foreign operation are treated as a net investment in the foreign operation by the Group as settlement is neither planned nor likely to occur in the foreseeable future. On consolidation, exchange differences arising from the translation of the net investment in foreign operations, are taken to equity. When a foreign operation is partially disposed or sold, exchange differences that were recorded in equity are recognized in the income statement as part of the gain or loss on sale. Fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

(e) Revenue

Revenue from technology licensing to third parties is recognized when earned and non-refundable, through the achievement of specific milestones set forth in the applicable contract, when there is no future obligation with respect to the revenue and receipt of the consideration is probable, in accordance with the terms prescribed in the applicable contract.

(f) Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

Subsequent costs are included in the assets carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repair and maintenance costs are charged to the income statement during the financial period in which they are incurred.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. Depreciation is calculated using the straight line method to write down the value of assets to their residual value over their estimated useful lives as follows:

Plant & equipment	5-10 years
Short leasehold	5-10 years
Fixtures & fittings	5 years
Computer equipment	5 years

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

(g) Trade Payables

Trade and other payables are initially recognized at fair value and subsequently measured at amortized cost, which approximates to fair value given the short nature of these liabilities.

(h) Investments in subsidiary undertakings

Investments in subsidiary undertakings are shown at cost less any provision for impairment. Cost includes loans advanced to/received from subsidiary undertakings that are considered to form part of the net investment in the subsidiary undertakings. Investments in subsidiaries also include the cost of recharges to subsidiary undertakings for share based payment expense incurred by the Parent company.

(i) Leases

Property, plant and equipment acquired under a lease that transfers substantially all of the risks and rewards of ownership to the Group (finance lease), are capitalized. Upon initial recognition, a finance lease is capitalized at an amount equal to the lower of its fair value and the present value of the minimum lease payments at inception of the lease. The discount rate to be used in calculating the present value of the minimum lease payments is the interest rate implicit in the lease. Subsequent to initial recognition the property, plant and equipment acquired under the finance lease is accounted for in accordance with the accounting policy applicable to the asset.

Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. Finance charges on finance leases are expensed over the term of the lease to give a constant periodic rate of interest charge in proportion to the capital balances outstanding. All other leases which are not considered finance leases are operating leases. Rental payments on operating leases are expensed on a straight-line basis over the term of the lease.

(j) Available for sale financial assets

Available for sale financial assets are non-derivative assets that are either designated in this category or not classified in any other category. Equity securities are classified as available for sale. They are measured on initial recognition and subsequently at fair value within non-current assets. Fair value gains or losses are recognized directly in equity. A significant or prolonged decline in the fair value of the investment below its cost is considered as an indicator that the investment is impaired.

If any such evidence exists, the accumulated fair value adjustments recognized in equity are included in the income statement as gains or losses from investments. Impairment losses recognized in the income statement on available for sale securities are not reversed through the income statement if there is a subsequent increase in value. Available for sale financial assets are classified in non-current assets as management does not intend to dispose of the assets during the next 12 months.

(k) Derivative financial liabilities

Derivative Financial liabilities

Derivative financial liabilities on initial recognition are recorded at fair value, being the fair value of consideration received. They are subsequently held at fair value, with gains and losses arising for changes in fair value recognized in the income statement at each period end. The Group derecognizes the derivative financial liability, and recognizes a gain in the income statement when its contractual obligations are cancelled or expired. If the Group issues shares to discharge the liability, the derivative financial liability is derecognized and share premium and share capital are recognized on the issuance of those shares.

Where options and warrants give rise to obligations to issue ordinary shares, other than on the exchange of a fixed amount of cash or another financial asset for a fixed number of shares, they are classified as financial liabilities on the balance sheet. Where these instruments meet the definition of derivatives they are included at fair value on the balance sheet at each reporting year end, with the resulting unrealized gains or losses being recorded in the income statement.

If the terms of options or warrants initially classified as derivative financial liabilities lapse, such that the obligation becomes an exchange of a fixed amount of cash or another financial asset for a fixed number of shares, the derivative financial liability is reclassified out of financial liabilities into equity at its fair value on that date.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

At settlement date, if the instruments are settled in shares the carrying value of the options and warrants are derecognised and transferred to equity at their fair value at that date. The cash proceeds received from shareholders for additional shares are recorded in the share capital and share premium account.

Borrowings

Compound financial instruments issued by the group comprise convertible notes that can be converted to share capital at the option of the holder, and the number of shares to be issued does not vary with changes in their fair value.

The fair value of the liability portion of a compound financial instrument is recognized initially using a market interest rate for an equivalent liability that does not have an equity conversion option. This amount is recorded as a liability on an amortized cost basis until extinguished on conversion, redemption or maturity. The remainder of the proceeds is allocated to the conversion option. Where the conversion option results in the issuance of a fixed number of shares for a fixed price, the fair value of the conversion option is recognized in equity. Where the conversion option gives rise to obligations to issue ordinary shares, other than on the exchange of a fixed amount of cash or another financial asset for a fixed number of shares, they are considered embedded derivatives and are classified as derivative financial liabilities.

Subsequent to initial recognition, the liability component is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not re-measured subsequent to initial recognition except on conversion or expiry.

On exercise of the conversion option, the liability component and the derivative financial liability, where applicable, are derecognized with the liability component being transferred to equity at its carrying value and the derivative financial liability being transferred at its fair value at the date of conversion.

(l) Current and deferred taxation

Current tax is the expected tax payable on the taxable income for the year using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is calculated using the liability method, based on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the tax bases. However, the deferred tax is not accounted for as it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects either accounting nor taxable profit or loss. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities at rates expected to apply in the period when the temporary differences reverse based on the laws that have been enacted or substantively enacted by the reporting date.

(m) Employee benefits

Pension obligations and vacation pay

The Group accounts for pensions and other employee benefits under IAS 19 “Employee benefits”. Short term employee benefits including vacation pay are accrued for in the period in which the related employee service is rendered.

The Group operates a defined contribution benefit plan. For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available. The Group provides no other post retirement benefits to its employees.

Termination benefits

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to either: terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal: or providing termination benefits as a result of an offer made to encourage voluntary redundancy. Benefits falling due more than 12 months after the balance sheet date are discounted to their present value.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Share based payments

The Group operates an equity-settled, share based payments plan. The fair value of the employee services received in exchange for the grant of the options is recognized as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, including the impact of any non-market vesting conditions. Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At each balance sheet date, the entity revises its estimates of the number of options that are expected to vest. It recognizes the impact of the revision to original estimates, if any, in the income statement, with a corresponding adjustment to equity.

When the Group modifies share options and the fair value of the options granted increases, the incremental fair value granted is recognized over the remaining vesting period. The incremental fair value is calculated as the difference between the fair value of the modified option and that of the original option, both estimated at the date of the modification.

The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.

The grant by the Group of options over its equity instruments to the employees of subsidiary undertakings is treated as a capital contribution in the books of the subsidiary. The fair value of employee services received by the subsidiary, measured by reference to the grant date fair value, is recognized over the vesting period as an increase to investment in subsidiary undertakings, with a corresponding credit to equity.

Provision is made for employer’s National Insurance and similar taxes that arise on the exercise of certain share options, calculated using the market price at the balance sheet date.

In transactions where the Group receives goods and services from non-employees in exchange for its equity instruments, the corresponding increase in equity is measured at the fair value of the goods and services received.

(n) Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks, other short term highly liquid investments with original maturities of three months or less and for the purposes of the cashflow statement, bank overdrafts are included within cash and cash equivalents. Bank overdrafts are shown within borrowings in current liabilities on the balance sheet.

(o) Provisions and contingencies

A provision is recognized in the balance sheet when there is a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefit will be required to settle the obligation and it is reliably measured. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Included in provisions are onerous leases.

A contingent liability is disclosed where the existence of the obligation is considered more than remote.

Contingent consideration payable under collaborative agreements is recognized when it is probable that any cash flow of economic benefit will be required and can be measured reliably. Payments relating to the funding of research are expensed and payments relating to the acquisition of an asset are capitalized. Provisions are re-measured at each balance sheet date based on the best estimate of the settlement amount.

(p) Finance income and costs

Finance income comprises interest income on cash and cash equivalents, gains on the disposal of available for sale financial assets, gains on fair value movements of derivative financial instruments and foreign currency gains on financing activities. Interest income is recognized on a time proportion basis using the effective interest method.

Finance costs comprise foreign currency losses incurred on financing activity, impairment losses on financial assets, borrowing costs and fair value movement on derivative financial instruments. Borrowing costs are allocated to financial reporting periods over the effective life of the related borrowings using the effective interest method.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

(q) Share capital

(i) Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares, options or warrants are recognized as a deduction from share premium account in equity. On January 18, 2008, our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of £0.05 each became one ordinary share of £0.5. Unless otherwise specified, all shares and share related information in these financial statements have been adjusted to give effect to this 1-for-10 ordinary share consolidation.

(ii) Treasury shares

When share capital recognized as equity is repurchased, it is classified as treasury shares, with the amount of the consideration paid, including directly attributable costs, being recognized as a reduction from equity. When such shares are subsequently re-issued, any consideration received, net of any directly attributable incremental transaction costs, is included in equity.

(iii) Warrants and options granted in connection with ordinary share issuances

Where at the time of an ordinary share issuance the Group grants shareholders warrants or options to acquire additional shares, the total consideration received is apportioned on a fair value basis between that relating to the issued shares, which is recorded in share capital and share premium account, and the warrants or options. Where the options or warrants give rise to an obligation for the Group to issue, if called to do so, a fixed number of shares for a fixed amount of money in functional currency terms, then the options or warrants are classified into a separate component in equity.

(iv) Preference shares

Preference Shares issued are classified as equity. At December 31, 2007, Amarin had 440,855,934 Preference Shares of £0.05 each forming part of its authorized share capital. On May 16, 2008, pursuant to articles 5 and 6 of the Articles of Association, the board of directors resolved that: (i) 80 of the £0.05 Preference Shares be consolidated into 8 Preference Shares with a nominal value of £0.5 each; and (ii) the Preference Shares with a nominal value of £0.5 each be issued and allotted to subscribers, and be known as “Series A Preference Shares”. In conjunction with the $70.0 million October 2009 private placement of ordinary shares, these 8 Series A Preference Shares were converted into 8 ordinary shares in the Group.

(r) Earnings per share

The Group presents basic and diluted earnings per share (“EPS”) data for its own ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Group by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which comprise convertible debentures, share options and warrants granted. If the number of ordinary or potential ordinary shares outstanding increases as a result of a capitalization, bonus issue or share split, or decreases as a result of a reverse share split, the calculation of basic and diluted earnings per share for all periods presented shall be adjusted retrospectively. If these changes occur after the balance sheet date but before the financial statements are authorized for issue, the per share calculations for those and any prior period financial statements presented shall be based on the new number of shares.

(s) Segment reporting

A segment is a distinguishable component of the Group that is engaged in either providing related products or services which is subject to risks and rewards that are different from those of other segments. The Chief Operating Decision-Maker has been identified as our Chief Executive Officer. The Chief Executive Officer reviews the Group’s internal reporting in order to assess performance and allocate resources. Management has determined that research and development is the one operating segment.

(t) Capital redemption reserve

The capital redemption reserve is comprised of deferred shares previously in issue, which were cancelled.

(u) Patent costs

The Group undertakes to protect its intellectual property using patent applications. Costs associated with such applications are written off as incurred where they relate to ongoing development expenditure that is also not capitalized. Acquired patent costs arising on acquisitions are capitalized and amortized on a straight-line basis over its estimated useful economic life. The useful economic life commences upon generation of economic benefits relating to the acquired patent.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

3. Critical Accounting Estimates and Assumptions

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Intangible assets and research and development expenditure

Acquired in-process research and development

Acquired in-process research and development (“IPR&D”) is stated at cost less accumulated amortization and impairments. Acquired IPR&D arising on acquisitions is capitalized and amortized on a straight-line basis over its estimated useful economic life, which is the patent life of the intangible asset. The useful economic life commences upon generation of economic benefits relating to the acquired IPR&D.

Cost is defined as the amount of cash or cash equivalents paid, or the fair value of other consideration given. When IPR&D is acquired and the consideration is settled using the Group’s equity instruments, the IPR&D is stated at fair value at the date of acquisition. In cases where the fair value of the IPR&D acquired cannot be measured reliably, the fair value capitalized at the date of acquisition is measured by reference to the fair value of the equity instruments granted as consideration.

Capitalization policy for internal in-process research and development

Costs incurred on development projects (relating to the design and testing of new or improved products) are recognized as intangible assets when the following criteria are fulfilled: completing the asset so it will be available for use or sale is technically feasible; management intends to complete the intangible asset and use or sell it; an ability to use or sell the intangible asset; it can be demonstrated how the intangible asset will generate probable future economic benefits; adequate technical, financial and other resources to complete the development and to use or sell the intangible asset are available; and the expenditure attributable to the intangible asset during its development can be reliably measured. To date, development expenditures have not met the criteria for recognition of an internally generated intangible asset.

Costs incurred on development projects are recognized as intangible assets when the following criteria are met: (i) the asset is technically feasible; (ii) management intends to complete the asset and either use or sell it; (iii) the asset has the ability to used or sold; (iv) the asset will generate probable future economic benefit; (v) adequate technical, financial and other resources to complete development are available; and (vi) the expenditure attributable to the asset’s development can be reliably measured. To date, our development expenditures have not met the criteria for recognition of an internally generated intangible asset.

Intangible assets not yet available for use are not subject to amortization but are tested for impairment at least annually. An impairment loss is recognized if the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset’s continued use.

Research and development expenditures

Research and development expenditures not capitalized are expensed to our consolidated income statement as incurred. One of the largest areas of research and development costs incurred relates to clinical trials. When we conduct clinical trials, expenditures for such trials may be incurred over multiple years. Clinical trial costs are expensed to the income statement on a systematic basis over the estimated timeline of the trials to ensure the costs charged reflect the research and development activity performed. To date, all research and development costs have been expensed as incurred.

Carrying value and impairment of capitalized intangible assets

Intangible assets are tested for impairment at least annually. An impairment loss is recognized if the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset’s continued use.

The Group acquired certain intangible assets in conjunction with the asset acquisition of Ester Neurosciences Limited in December 2007 (“EN101”). The carrying value of EN101 was comprised of cash paid, Amarin ordinary shares issued, and Amarin ordinary shares to be issued upon achievement of certain milestones. The Group used certain assumptions to determine the probability and fair value of these contingent payments. In June 2009, Amarin amended the Ester acquisition agreement with Medica II Management L.P (“Medica”), the former shareholders of Ester, such that (i) Amarin agreed to seek a partner for EN101, (ii) Amarin is released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations by Amarin will be made from income received from potential partners, if any. At December 31, 2009 the Group assessed the

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

development and commercialization opportunities for EN101 and determined that this asset had a nil recoverable amount. As such, the Group recorded an impairment charge of $19.9 million and all associated assets were written down to zero at December 31, 2009. See note 4 for further details.

Milestone and royalty payments

Judgment is also required in assessing the cost to Amarin of achieving triggering events such as milestones and settlement of royalty commitments. For the purpose of calculating the cost of investment and R&D expenditure management use their judgment to assess the probability that milestones/royalty commitments will be achieved.

Share based payments

The Group operates an equity-settled, share based payments plan and enters into transactions where the consideration is settled with shares. Management judgment is required in assessing the number of shares expected to vest, and the determination of the fair value of the awards.

Onerous lease

The Group is party to a number of property leases. When we vacate premises during the term of the lease, management judgment is required in assessing whether the lease can be successfully sub let or is onerous.

Allocation of clinical trial costs to accounting periods

A significant portion of our clinical trial costs are associated with third-party contractors. We outsource a substantial portion of our clinical trial activities, utilizing external entities such as contract research organizations, independent clinical investigators and other third-party service providers to assist us with the execution of our clinical studies. For each clinical trial that we conduct, certain clinical trial costs are expensed immediately, while others are expensed over time based on the expected total number of patients in the trial, the rate at which patients enter the trial and the period over which clinical investigators or contract research organizations are expected to provide services.

Clinical activities which relate principally to clinical sites and other administrative functions to manage our clinical trials are performed primarily by contract research organizations (“CROs”). CROs typically perform most of the start-up activities for our trials, including document preparation, site identification, screening and preparation, pre-study visits, training and program management. These start-up costs usually occur within a few months after the contract has been executed and are event driven in nature. The remaining activities and related costs, such as patient monitoring and administration, generally occur ratably throughout the life of the individual contract or study.

For clinical studies, where payments are made periodically on a milestone achievement basis, we accrue expense on a straight-line basis over the estimated life of the trial. The amount of clinical study expense recognized in a quarter should be broadly consistent over the life of the trial. During the course of a trial, we monitor the progress of the trial to determine if actual results differ from our estimates. Our estimates and assumptions for clinical expense recognition could differ significantly from our actual results, which could cause material increases or decreases in research and development expenses in future periods when the actual results become known. No material adjustments to our past clinical trial accrual estimates were made during the years ended December 31, 2009, 2008 or 2007.

Carrying value of investment in subsidiaries

The carrying value of the Group’s investment in subsidiaries is tested when there is an indication of impairment. The Group uses the present value of future cash flows of their products to determine whether an impairment provision is required. These cash flows assume the Group’s products will be approved by the FDA and/or EMEA and will be capable of generating revenues. Management judgment is required in forecasting the revenue potential of a successful product, the probability that the product can be developed and the ability to secure a partnering arrangement and in selecting an appropriate discount rate.

Fair value of derivatives and other financial instruments

Derivative financial liabilities are recorded at fair value on initial recognition, being the fair value of consideration received. They are subsequently held at fair value, with gains and losses arising for changes in fair value recognized in the income statement at each period end. The fair value of derivative financial liabilities is determined using binomial valuation techniques. The Group uses its judgment to select a variety of methods and make assumptions that are mainly based on market conditions existing at each balance sheet date.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Taxation

The Group is subject to income taxes in a number of jurisdictions. Provisions for tax liabilities require management to make judgments and estimates in relation to tax issues and exposures. Amounts provided are based on management’s interpretation of country specific tax laws and the likelihood of settlement. Where the final outcome is different from the amounts that were initially recorded, such differences will impact the current tax and deferred tax provisions in the period in which such determination is made.

Deferred tax assets require management judgment in determining the amount to be recognized. In particular, significant judgment is used when assessing the extent to which deferred tax assets should be recognized, with consideration given to the timing and level of future taxable income in the relevant jurisdiction.

4. Ester acquisition, restatement for IFRS 2 and impairment of intangible asset

Ester acquisition

In December 2007 we purchased 100% of the outstanding share capital of Ester Neurosciences Limited (“Ester”). The purchase price consisted of (i) an upfront payment of $5.2 million, (ii) $10.0 million in common stock and (iii) a contingent common stock payment of $5.0 million, based on the achievement of Milestone Ia. The achievement of Milestone Ia was considered probable and recognized as part of the initial investment. As Milestone Ia was an equity settled transaction, it was fair valued at the date of acquisition in accordance with IFRS 2, “Share-based payment: vesting conditions and cancellations”. The $4.8 million fair value of the equity payment was included in equity as share based payment reserve and included in the corresponding total intangible asset value of $19.9 million.

Under the terms of the Ester agreement, further consideration was payable if further milestones were achieved: (i) $6 million payable in cash or shares (at Amarin’s option) upon successful completion of a Phase II Myasthenia Gravis (“MG”) study to support commencement of a Phase III program in the U.S. (“Milestone Ib”) and (ii) $6 million payable in cash upon successful completion of the U.S. Phase III clinical trial to support an NDA filing for MG in the U.S. (“Milestone II”).

The fair value of Milestone Ia was included within equity at December 31, 2008 and 2007 in share based payment reserve, in accordance with IFRS 2.

Adoption of IFRS 2 Revised

On 1 January 2009 Amarin adopted IFRS 2 revised which required retrospective application. Under the Amendment to IFRS 2, milestones 1a and 1b are determined to be non-vesting conditions. Non-vesting conditions are taken into account in measuring the grant date fair value of share based payments and there is no true-up for differences between expected and actual outcomes in subsequent periods. As Milestone Ia was originally accounted for under IFRS 2, there is no change in value. Under the Amendment to IFRS 2, the achievement of Milestone Ib was determined to be a non-vesting condition and was fair valued at $1.458m. The application of this amendment resulted in the following retrospective adjustments to Amarin’s consolidated statement of financial position at December 31, 2008 and 1 January, 2008:

•	Intangible assets increased by $1.458 million;

•	Total assets increased by $1.458 million;

•	Share based payment reserves increased by $1.458 million;

•	Shareholder’s equity increased by $1.458 million; and,

•	Shareholder’s equity and liabilities increased by $1.458 million.

In June 2009, Amarin amended the Ester acquisition agreement with Medica II Management L.P (“Medica”), the former shareholders of Ester, such that (i) Amarin agreed to seek a partner for EN101, (ii) Amarin is released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations by Amarin will be made from income received from potential partners, if any. If Amarin fails to secure a partnering arrangement with 21 months from the amendment date, (period may be extended to 27/30 months) Amarin can either reassume its research and development diligence obligations contained in the original agreement (this option expires at the 27 month extension) or, at the request of Medica (the original owner of EN 101), transfer back in full its rights in the share capital of Ester. The amendment extinguishes in full the Company’s obligation to settle milestone Ia. In consideration of this amendment and waiver agreement, we issued 1,315,789 shares to the former Ester shareholders.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Under the amendment, in relation to Milestone Ib, Amarin has a contractual obligation to pay to Medica only to the extent monies received (if any) from a third party licensee or partner up to a maximum of $6,000,000. This contractual obligation was accounted for as a financial liability under IAS 32 ‘Financial instruments presentation and disclosure’. Prior to the amendment and waiver agreement the obligation to settle milestone 1b was expected to be settled in shares. Post the amendment and waiver agreement this obligation is to be cash settled and is therefore accounted for as a financial liability at its fair value of $1.45 million. The share based payment reserve has been adjusted to reflect the change from equity to cash settled.

Intangible Asset Impairment

Subsequent to the October 2009 financings and subsequent board changes, in December 2009, Amarin announced its heightened strategic and operating focus on cardiovascular disease and its cessation of research and development of product candidates in the field of central nervous system disorders. Pursuant to these decisions Amarin undertook a re-assessment of the development and commercialization opportunities and risks for EN101. The company now considers its EN101 intangible asset to be fully impaired having been unsuccessful in obtaining a satisfactory out-licensing or partnering arrangement. The company is currently in negotiations with Medica to transfer back in full its rights in the share capital of Ester.

The financial liability associated with the Milestone Ib contractual obligation, fair valued at $1,458,000, was also written-off as the company no longer has any liability under the amendment and waiver agreement. The net impact of the intangible asset impairment ($19.9 million) and the write off of the financial liability ($1.45 million) has been shown on the face of the income statement.

5. Segment information

The Chief Operating Decision-Maker has been identified as our Chief Executive Officer. The Chief Executive Officer reviews the Group’s internal reporting in order to assess performance and allocate resources. Management has determined there is one operating segment based on these reports, which is research and development.

	Note	December 31, 2009	December 31, 2008	December 31, 2007
Revenue
Research and development	6	(17,837)	(12,954)	(12,108)
General and administrative	6	(15,250)	(15,226)	(19,841)
Impairment of intangible assets	4	(21,374)	—	(8,784)
Other operating income	4,10	2,158	—	—

Total operating expenses		(52,303)	(28,180)	(40,733)

Operating loss		(52,303)	(28,180)	(40,733)
Finance income	11	780	9,627	2,279
Finance costs	12	(8,234)	(2,142)	(183)

Loss before tax		(59,757)	(20,695)	(38,637)
Income tax	13,14	440	674	837

Loss after tax for the financial year		(59,317)	(20,021)	(37,800)

6. Operating expenses – Consolidated

	Note	2009	2008	2007
		$’000	$’000	$’000
General and administrative expenses
General and administrative expenses[1,2]		4,480	5,938	9,794
Employee benefit expenses		3,701	4,731	4,736
Depreciation of property, plant and equipment		395	251	217
Operating lease expenses		261	1,120	1,260
Amortization of intangible assets			—	169
Restructuring costs[3]		2,702	—	—
Share based payments[4]	30	3,711	3,186	3,665

		15,250	15,226	19,841
Impairment of intangible assets	4	21,374	—	8,784
Release of IFRS 2 intangible	4,10	(1,458)	—	—

Total general and administrative expenses		35,166	15,226	28,625

Research and development expenses
General research and development expenses[5]		12,936	8,487	8,563
Employee benefit expenses		3,646	2,653	2,209
Restructuring costs	6	—	367	—
Share based payments	30	1,255	1,447	1,336

Total research and development expenses		17,837	12,954	12,108

Total operating expenses		53,003	28,180	40,733

[1]

Included in general and administrative expenses in 2008 is a provision of $522,000 for an onerous lease on Gemini House, Ely Cambridgeshire. The lease on the property expires in November 2014 and is currently sublet until January 2011.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

[2]

Included within general and administrative expenses in 2007 is a termination payment of $908,000 for an onerous lease on Gemini House, Ely Cambridgeshire. The lease expires in November 2014 and is currently sublet until January 2011.

[3]

Represents a provision of $2,702,000 for the closure of the Dublin office. During 2009, the Group decided to substantially close its corporate headquarters in Dublin, Ireland and transfer most functions to Mystic, Connecticut. We have fully provided for redundancy costs, onerous lease costs and closure costs that arose as a result of that decision.

[4]	Includes $1,210,000 for warrants issued in October 2009 to three executives in association with termination agreements.
[5]	Research and development costs include professional and contractor fees, materials and external services.

7. Exceptional operating expenses

	2009	2008	2007
	$’000	$’000	$’000
Impairment of intangible assets[1]	21,374	—	8,784
Release of IFRS 2 liability reserve[1]	(1,458)	—	—
Redundancy[2]	1,988	367	—
Property	617	—	—
Other Related Costs	97	—	—

Total	22,618	367	8,784

[1]

At December 31, 2009 the Group conducted an assessment of the carrying value of its intangible asset, EN101 and determined the value to be fully impaired. As a result, the full value of the intangible was written-off, and we recorded a charge of $19.9 million for the period ended December 31, 2009. The financial liability associated with the Milestone Ib contractual obligation, fair valued at $1,458,000, was also written-off.

[2]	During 2009 the Group transfered all operational functions to its Mystic, Connecticut facility and have fully provided for redundancy costs and closure costs as a result.

8. Directors’ emoluments

	2009	2008	2007
	$’000	$’000	$’000
Aggregate emoluments	832	1,437	3,688
Group pension contributions to money purchase schemes	49	47	90

	881	1,484	3,778

The Group paid or accrued pension contributions to money purchase pension schemes on behalf of one Director for December 31, 2009, and three Directors for both December 31, 2008 and 2007. Mr. Groom waived emoluments in respect of the year ended December 31, 2008 and 2007 amounting to $17,000 and $50,000, respectively.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Total remuneration of Directors (including benefits in kind) includes amounts paid to:

Highest paid Director

	2009	2008	2007[1]
	$’000	$’000	$’000
Aggregate emoluments[2]	495	616	1,517
Group pension contributions to money purchase schemes	49	27	60

	544	643	1,577

During each of the years ended December 31, 2009, 2008 and 2007 no director exercised options. Options granted to Directors under the Amarin 2002 Stock Option Plan Director during the years ended December 31, 2009, 2008 and 2007 amounted to 110,000, nil and 7,500, respectively.

[1]	Included in aggregate emoluments in 2007 was a termination payment of $908,000.
[2]	Includes $63,000 in director fees and $432,000 pursuant to a consulting agreement between the Group and Dalraida Limited, a company owned by the Director. See note 35 on related party transactions.

9. Employee information

The average monthly number of persons (including Executive Directors) employed by the Group during the year was:

	2009 Number	2008 Number	2007 Number
Marketing and administration	13	16	17
Research and development	13	11	8

	26	27	25

	2009	2008	2007
	$’000	$’000	$’000
Staff costs (for the above persons):
Wages and salaries	5,758	6,331	6,075
Social security costs	454	505	566
Other pension costs	306	548	304
Termination payments	1,955	556	—
IFRS 2 warrant costs	1,210	—	—
IFRS 2 share based payment	3,756	4,633	5,001

	13,439	12,573	11,946

At December 31, 2009, the Group employed 20 people.

The average monthly number of persons (including executive directors) employed by the Parent Company during the year was:

	2009 Number	2008 Number	2007 Number
Marketing and administration	1	2	2

	2009	2008	2007
	$’000	$’000	$’000
Staff costs (for the above persons):
Wages and salaries	451	743	677
Social security costs[1]	(4)	9	121
Other pension costs	54	1	68
IFRS 2 share based payment	199	830	1,587
IFRS 2 warrant costs	669	—	—

	1,369	1,583	2,453

At the end of 2009, the Parent Company employed 1 person.

[1]	In April 2009, the Parent received a refund of $4,000 for social security taxes paid in 2008.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

10. Other Operating Income

	2009	2008	2007
	$’000	$’000	$’000
Release of intangible reserve[1]	1,458	—	—
Sale of lorazepam[2]	700	—	—

	2,158	—	—

[1]	During 2009 the Group wrote off the intellectual property for EN101. See note 4 for further details.
[2]	During 2009 the Group sold their intellectual property rights in lorazepam to Elan Corporation plc for a one-time payment of $700,000, which was paid to the Group in cash.

11. Finance income

	2009	2008	2007
	$’000	$’000	$’000
Interest income on short term bank deposits	199	374	1,252
Change in market value of available for sale investments	11	—	—
Fair value gains on derivative financial liabilities	504	9,289	397
Foreign exchange (losses)/gains	66	(36)	630

Total Finance income	780	9,627	2,279

Interest income

Includes income earned on short term bank deposits.

Fair value gains on derivative financial liabilities

December 2007 Warrants

In conjunction with a registered direct offering in December 2007, we issued 1,043,703 warrants to purchase ordinary shares at an exercise price of $4.80 per share. Per the warrant agreement, if at any time prior to December 6, 2009 we issue (i) ordinary shares, (ii) securities convertible into ADSs or ordinary shares, (iii) warrants to purchase ADSs or ordinary shares or (iv) options to purchase any of the foregoing, to a third party at a price that is less than, or converts at a price that is less than $3.66, the warrant exercise price shall be adjusted to equal 130% of the new issue price. Due to the price adjustment feature of these warrants, under IAS 32 “Financial instruments: presentation” these warrants are classified as financial liabilities. In accordance with IAS 39 “Financial instruments: recognition and measurement” these warrants are initially measured at fair value with subsequently changes in fair value recognized in the income statement.

The fair value of these warrants was $2.40 per share on the date of issue, or approximately $2,505,000 in the aggregate. The fair value of these warrants on December 31, 2007 was $2.01 per share, or approximately $2,108,000 in the aggregate. The resulting decrease in the fair value of the warrants from the date of the financing to December 31, 2007 of $397,000 was recognized as a gain during 2007 in finance income. At December 31, 2008, the fair value of these warrants was $0.51 per share, or $533,000 in the aggregate. The resulting decrease in the fair value of these warrants of $1,575,000 was recognized as a gain during 2008 in finance income.

At December 6, 2009 the pricing variability feature of these warrants expired. As a result, the number and value of the underlying shares became fixed and the fair value of these warrants at on December 6, 2009 was determined to be $1,012,000. The resulting increase in the fair value of the warrants of $479,000 was included in finance costs in 2009, and the fair value of the warrants of $1,012,000 was reclassified from derivative financial liability to warrant reserve.

May 2008 Warrants

On May 13, 2008, we completed a private placement of ordinary shares to institutional investors and certain current and former directors. Under the terms of the agreement, these investors had the option to participate in a further financing dependent upon the Group achieving certain business milestones. The amount subscribed was split between an equity component and an “option” to subscribe for an additional amount of up to $30.0 million. On May 13, 2008, the Group calculated the fair value of this option to be $8,219,000 using a Monte Carlo Option Pricing Model. At December 31, 2008, the fair value of this option was recalculated to be $504,000. The decrease in the fair value of the option from the date of the financing to December 31, 2008 of $7,714,000 was recognized as a gain during 2008 in finance income.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

In October 2009, in conjunction with the $70.0 million private placement of ordinary shares and per agreement with investors, this funding “option” related to the May 2008 funding was cancelled. Therefore, the remaining fair value of this option at December 31, 2009 is zero, and the decrease in the fair value of the option of $504,000 was recognized as a gain during 2009 in finance income.

12. Finance costs

	2009	2008	2007
	$’000	$’000	$’000
On finance leases	4	4	4
Effective interest	3,993	819	176
Impairment on available for sale investments (see note 21)	—	9	3
Fair value of losses on derivative financial liabilities	3,827	—	—
Foreign exchange losses & bank charges	410	1,310	—

Total Finance costs	8,234	2,142	183

Effective interest

In June 2009 and July 2009 we issued a total of $5.6 million in 8% convertible bridge loans, as well as 3,111,105 warrants for the purchase of ordinary shares in conjunction with these loans (see June and July 2009 Bridge Notes discussed below). In conjunction with the $70.0 million October 2009 private placement, $3.6 million of the $5.5 million outstanding bridge loan notes were converted into 3,999,996 ordinary shares and new warrants were issued to purchase 1,999,996 ordinary shares at an exercise price of $1.50. Accrued interest on these bridge notes was repaid in cash and the holders of the remaining $1.9 million bridge loans elected to have their principal and accrued interest repaid in cash. As a result of the retirement of the bridge notes, we recognized $3,868,000 for the amortization of the notional interest.

On December 4, 2007, the Group issued $2,750,000 of convertible debentures with an annual interest rate of 8%. The debentures had a mandatory redemption requirement in the event of a subsequent financing and the fair value of the liability at December 31, 2007 was $2,055,000. These notes were repaid in May 2008 in conjunction with a $30.0 million private placement of ordinary shares. Notional interest and coupon interest during 2008 and 2007 include costs for these convertible debentures.

Fair value of losses on derivative financial liabilities

June and July 2009 Bridge Notes

In June 2009 we completed a $2.6 million private placement of 8% convertible bridge loans (“June 2009 bridge”) due August 2009, with certain existing investors including several current and former directors of the Group. In conjunction with the June 2009 bridge we issued 1,444,442 warrants with an exercise price of $1.00. In July 2009, we completed a second private placement of $3.0 million of 8% convertible bridge loans due September 30, 2009 (the “July 2009 bridge”). In conjunction with the July 2009 bridge (i) $0.1 million of the June 2009 bridge notes were repaid, (ii) the maturity date of the June 2009 bridge notes was extended to September 30, 2009, (iii) we cancelled and reissued 1,388,887 of the June 2009 warrants with an exercise price of $1.00 and (iv) we issued an additional 1,666,663 warrants with an exercise price of $1.00.

In accordance with IAS 39 “Financial instruments: recognition and measurement” the conversion feature of these notes are initially measured at fair value with subsequently changes in fair value recognized in the income statement. The fair value of the conversion feature of the June 2009 and July 2009 notes was $542,000 and $622,000, respectively, at the date of issue. In addition, the fair value of the warrants issued in conjunction with the June 2009 and July 2009 bridge notes was $1,334,000 and $1,469,000, respectively, at the date of issuance.

In conjunction with the $70.0 million October 2009 private placement, $3.6 million of the $5.5 million outstanding bridge loan notes were converted into 3,999,996 ordinary shares and new warrants were issued to purchase 1,999,996 ordinary shares at an exercise price of $1.50. Accrued interest on these bridge notes was repaid in cash and the holders of the remaining $1.9 million bridge loans elected to have their principal and accrued interest repaid in cash. On October 16, 2009, the date of the conversion, the fair value of the June and July 2009 warrants was $4,315,000, and the fair value of the June and July 2009 bridge conversion option was $3,000,000. The resulting increase in the fair value of the warrants of $1,512,000 and the resulting increase in the fair value of the conversion option of $1,835,000 were both recognized as a loss on derivative financial liabilities during 2009. The fair value of the bridge warrants of $4,315,000 was subsequently reclassified from derivative financial liability to warrant reserve. The fair value of the bridge conversion option of $1,835,000 was subsequently reclassified from derivative financial liability to share premium.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

December 2007 Warrants

In conjunction with a registered direct offering in December 2007, we issued 1,043,703 warrants to purchase ordinary shares at an exercise price of $4.80 per share. Per the warrant agreement, if at any time prior to December 6, 2009 we issue (i) ordinary shares, (ii) securities convertible into ADSs or ordinary shares, (iii) warrants to purchase ADSs or ordinary shares or (iv) options to purchase any of the foregoing, to a third party at a price that is less than, or converts at a price that is less than $3.66, the warrant exercise price shall be adjusted to equal 130% of the new issue price. Due to the price adjustment feature of these warrants, under IAS 32 “Financial instruments: presentation” these warrants are classified as financial liabilities. In accordance with IAS 39 “Financial instruments: recognition and measurement” these warrants are initially measured at fair value with subsequently changes in fair value recognized in the income statement.

The fair value of these warrants was $2.40 per share on the date of issue, or approximately $2,505,000 in the aggregate. The fair value of these warrants on December 31, 2007 was $2.01 per share, or approximately $2,108,000 in the aggregate. The resulting decrease in the fair value of the warrants from the date of the financing to December 31, 2007 of $397,000 was recognized as a gain during 2007 in finance income. At December 31, 2008, the fair value of these warrants was $0.51 per share, or $533,000 in the aggregate. The resulting decrease in the fair value of these warrants of $1,575,000 was recognized as a gain during 2008 in finance income.

At December 6, 2009 the pricing variability feature of these warrants expired. As a result, the number and value of the underlying shares became fixed and the fair value of these warrants at on December 6, 2009 was determined to be $1,012,000. The resulting increase in the fair value of the warrants of $479,000 was included in finance costs in 2009, and the fair value of the warrants of $1,012,000 was reclassified from derivative financial liability to warrant reserve.

Foreign exchange losses & bank charges

Foreign exchange losses incurred during the year ended December 31, 2009, primarily resulted from cash balances held in non-dollar denominated currencies with the strengthening of the non-dollar cash balances against the dollar during the year. Foreign exchange losses incurred during the year ended December 31, 2008 primarily resulted on cash balances held in sterling due to the strengthening of the dollar against sterling in the period and $0.3 million of foreign exchange losses on cash balances held in euro due to the strengthening of the dollar against euro in the period. Amarin holds some of its cash in sterling and euro to fund our expenditures in the U.K. and E.U. We have no current plan to convert the Group’s sterling or euro cash balances into dollars. Amarin manages foreign exchange risk by holding its cash in the currencies in which the Group expects to incur future cash outflows.

13. Loss before taxation

	2009	2008	2007
	$’000	$’000	$’000
Loss before taxation is stated after charging/(crediting):
Depreciation/amortization charge for the period:
Intangible assets	—	—	169
Owned property, plant and equipment	561	226	207
Property, plant and equipment held under finance leases	21	25	10
Auditors remuneration:
Auditor’s remuneration for audit of Group and Company statutory accounts	303	282	444
Auditor’s remuneration for audit of subsidiaries’ statutory accounts	31	32	72
Auditor’s service for Sarbanes Oxley	—	—	101
Other advisory services	—	13	52
Taxation Compliance services	19	29	43
Taxation Advisory services	106	117	88
Operating lease charges:
Plant and machinery	—	4	10
Other operating lease charges	466	1,120	1,250
Foreign exchange difference	344	211	(630)

In order to maintain the independence of the external auditors, the Board has determined policies as to what non-audit services can be provided by the Group’s external auditors and the approval processes related to them.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

14. Taxation

	2009	2008	2007
	$’000	$’000	$’000
Tax on loss before taxation:
Irish corporation tax at 12.5%:
current year	(440)	(674)	(837)
Total current tax credit	(440)	(674)	(837)

Total tax credit	(440)	(674)	(837)

The following items represent the principal reasons for the differences between corporate income taxes computed at the U.K. and Irish statutory tax rate and the total tax charge for the year.

	2009	2008	2007
	$’000	$’000	$’000
Loss before taxation	(59,757)	(20,695)	(38,637)

Loss on ordinary activities multiplied by rate of corporate tax of 12.5% (2008, 20%, 2009, 30%)	(7,470)	(4,136)	(11,710)
Expenses not allowable for tax purposes	4,831	1,084	5,102
Earnings at passive and CGT rates	(3,970)	194	—
Losses carried forward	7,949	2,968	—
Unrecognized accelerated capital allowances and other timing differences	911	1,518	4,516
R&D Tax credit (rate difference)	413	677	734
Income not taxable	(1,798)	(2,322)	—
Difference between UK/Irish and overseas tax rate	(1,306)	(657)	521

Total tax credit	(440)	(674)	(837)

The tax residency of Amarin Corporation plc migrated to Ireland in April 2008. Unutilized UK trading losses at the date of migration, approximately $35,209,000, are no longer available for offset against taxable profits. The corporate tax rate in the UK, US and Israel is 28%, 34% and 26%, respectively. The corporate tax rate in Ireland is 12.5% for profits on trading activities and 25% for non-trading activities. For the years ended December 31, 2009 and 2008 the Group’s tax rate was 12.5% and 20%, respectively.

Tax losses carried forward in Amarin Corporation plc at December 31, 2009 and 2008 were $15,599,000 and $1,458,000, respectively, subject to confirmation by Irish tax authorities. Tax losses carried forward in Amarin Neuroscience Limited at December 31, 2009, 2008 and 2007 were $49,749,000, $43,369,000 and $43,364,000, respectively, subject to confirmation by U.K. tax authorities.

Tax losses carried forward in Amarin Pharmaceuticals Ireland Limited at December 31, 2009, 2008 and 2007 were $26,856,000, $16,287,000 and $13,778,000, respectively, subject to confirmation by Irish tax authorities.

Tax losses carried forward in Ester Neurosciences Limited at December 31, 2009, 2008 and 2007 were $9,910,000, $9,882,000 and $9,189,000, respectively, subject to confirmation by Israeli tax authorities. These tax losses form part of the current negotiations with Medica concerning the transfer back of the full rights in the share capital of Ester.

Tax losses carried forward in Amarin Pharmaceutical Inc. at December 31, 2009 and 2008 were $4,444,000 and $1,120,000, respectively, subject to confirmation by U.S. tax authorities.

The Group has an unrecognized deferred tax asset as follows:

	2009	2008	2007
	$’000	$’000	$’000
Accelerated capital allowances	(196)	(135)	(19,409)
Temporary timing differences	(2,616)	(1,893)	(3,446)
Losses	(24,003)	(17,753)	(32,499)

	(26,815)	(19,781)	(55,354)

15. Profit/(Loss) for the financial period

As permitted by section 408 of the Companies Act 2006, the Parent’s Income Statement has not been included in these financial statements. Please see statement of changes in equity on page 83 for details of the Parent’s results.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

16. Loss per ordinary share

	2009	2008	2007
	$’000	$’000	$’000
Loss for the financial year attributable to ordinary shareholders	(59,317)	(20,021)	(37,800)

	U.S. cents	U.S. cents	U.S. cents
Basic loss per ordinary share	(1.40)	(0.91)	(3.86)
Diluted loss per ordinary share	(1.40)	(0.91)	(3.86)

	Number	Number	Number
Weighted average number of ordinary shares in issue	42,423,602	22,063,974	9,783,595
Dilutive impact of convertible debentures	—	—	—
Dilutive impact of share options and warrants outstanding	—	—	—

Diluted average number of ordinary shares in issue	42,423,602	22,063,974	9,783,595

Basic

Basic loss per share is calculated by dividing the loss attributable to equity holders of the Group by the weighted average number of ordinary shares in issue during the year. In 2009, 2008 and 2007, 20,079 shares, representing the weighted average number of treasury shares, have been deducted in arriving at the weighted average number of ordinary shares.

Diluted

Diluted loss per share is calculated by dividing the loss for the year by the weighted average number of ordinary shares outstanding to assume conversion of all potentially dilutive shares. Potentially dilutive shares include share options, warrants and convertible debt on an as-if-converted basis. Since the Group reported a net loss from continuing operations in 2009, 2008 and 2007, none of the Group’s contingently issuable shares were dilutive. The Group’s has 48,981,678 contingently issuable shares at December 31, 2009, consisting of 41,217,578 warrants and 7,764,100, options over ordinary shares. None of the Group’s contingently issuable shares granted since December 31, 2009 are dilutive.

On January 18, 2008, our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of £0.05 each became one ordinary share of £0.5. Unless otherwise specified, all shares and share related information in these financial statements have been adjusted to give effect to this 1-for-10 ordinary share consolidation.

17. Intangible assets

Group	IPR&D
($’000)
Cost
At January 1, 2007	14,096
Acquisitions (see note 4)	19,916
Adoption of IFRS 2 Revised	1,458
Impairments (see note 19)	(14,096)

At December 31, 2007 and December 31, 2008	21,374
Impairment (see note 4)	(21,374)

At December 31, 2009	—

Amortization
At January 1, 2007	4,460
Charge for the year	169
Elimination on impairments	(4,629)

At December 31, 2007, December 31, 2008 and December 31, 2009	—

Net book value at December 31, 2009	—

Net book value at December 31, 2008	21,374
Net book value at December 31, 2007	21,374

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Parent Company	IPR&D
($’000)
Cost
At January 1, 2007	7,238
Acquisitions (see note 4)	19,916
Adoption of IFRS 2 Revised	1,458
Impairments (see note 19)	(7,238)

At December 31, 2007 and December 31, 2008	21,374

Impairment (see note 4)	(21,374)

At December 31, 2009	—

Amortization
At January 1, 2007	3,473
Charge for the year	58
Elimination on impairments	(3,531)

At December 31, 2007, December 31, 2008 and December 31, 2009	—

Net book value at December 31, 2009	—
Net book value at December 31, 2008	21,374
Net book value at December 31, 2007	21,374

Intangible Asset Impairment

See note 4 for the details on intangible asset impairment and adoption of IFRS 2 Revised.

2007 Impairment

During 2007 the data from our two Phase III trials for AMR101 to treat Huntington’s disease data showed no statistically significant difference in either AMR 1010 study versus placebo with regard to the primary and secondary endpoints of the study. As a result, during 2007 the Group recorded an impairment charge of $8,784,000, representing the previously capitalized intangible value of AMR101.

Of the total impairment of $9,467,000 booked in 2007, $8,784,000 was recognized in the income statement and $683,000 was recognized in the foreign currency translation reserve.

18. Property, plant and equipment

Group

Cost	Short leasehold	Plant and equipment	Fixtures and fittings	Computer equipment	Total
	$’000	$’000	$’000	$’000	$’000
At January 1, 2007	109	16	29	476	630
Additions	152	76	8	232	468
Foreign exchange adjustments	3	3	5	19	30

At December 31, 2007	264	95	42	727	1,128
Additions	—	26	15	286	327
Disposals	—	—	—	(265)	(265)
Foreign exchange adjustments	(18)	(6)	(3)	(48)	(75)

At December 31, 2008	246	115	54	700	1,115
Additions	—	—	6	120	126
Disposals	(4)	(4)	—	(3)	(11)
At December 31, 2009	242	111	60	817	1,230

Accumulated depreciation

At January 1, 2007	4	3	4	305	316
Charge for the year	40	17	12	148	217

At December 31, 2007	44	20	16	453	533
Charge for the year	48	20	16	167	251
Eliminated on disposals	—	—	—	(264)	(264)

At December 31, 2008	92	40	32	356	520
Charge for the year	150	51	22	359	582
Eliminated on disposals	—	—	—	—	—

At December 31, 2009	242	91	54	715	1,102

Net book value at December 31, 2009	0	20	6	102	128

Net book value at December 31, 2008	154	75	22	344	595

Net book value at December 31, 2007	220	75	26	274	595

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Plant and equipment includes assets held under finance leases and purchase contracts as follows:

Cost	$’000
At January 1, 2007	—
Additions	53

At December 31, 2007	53
Additions	10

At December 31, 2008 and December 31, 2009	63

Accumulated depreciation
At January 1, 2007	—
Charge for the year	10

At December 31, 2007	10
Charge for the year	25
Disposals	—

At December 31, 2008	35
Charge for the year	21
At December 31, 2009	56
Net Book Value at December 31, 2009	7

Net Book Value at December 31, 2008	28

Net Book Value at December 31, 2007	43

Parent Company

Cost	Fixtures and fittings	Computer equipment	Total
	$’000	$’000	$’000
At January 1, 2007	—	259	259
Additions	8	6	14

At December 31, 2007	8	265	273
Impairments	—	(265)	(265)

At December 31, 2008	8	—	8

Additions	6	—	6

At December 31, 2009	14	—	14

Accumulated depreciation
At January 1, 2007	—	234	234
Charge for the year	1	19	20

At December 31, 2007	1	253	254
Charge for the year	2	11	13
Eliminated on impairments	—	(264)	(264)

At December 31, 2008	3	—	3
Charge for the year	1	—	1
Foreign exchange adjustments	8		8
At December 31, 2009	12	—	12

Net book value at December 31, 2009	2	—	2

Net book value at December 31, 2008	5	—	5

Net book value at December 31, 2007	7	12	19

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

19. Investments in subsidiaries – Parent Company

Cost	$’000
At January 1, 2007	22,715
Gain on strike off of Amarin Pharmaceuticals Company Limited	15,745
Loss on strike off of Ethical Pharmaceuticals (U.K.) Limited	(1,660)
Loss on impairment of investment in subsidiary	(4,593)
IFRS 2 re-charges to subsidiaries during the period	5,641
Other inter company movements during the year	22,288

At December 31, 2007	60,136
IFRS 2 re-charges to subsidiaries during the period	3,794
Foreign exchange movement	(21,222)
Other inter company movements during the year, primarily funding	19,549

At December 31, 2008	62,257
IFRS 2 re-charges to subsidiaries during the period	4,098
Foreign exchange movement	6,848
Loss on impairment of investment in subsidiary	(457)
Other inter company movements during the year, primarily funding	48,132

At December 31, 2009(1)	120,878

(1)	This balance comprises long term intercompany loans and equity investments in subsidiaries.

The Parent Company has assessed its investment in subsidiaries for impairment due to the loss making results of those companies for the year ended December 31, 2009. The Parent Company uses the present value of future cash flows of their products candidates, AMR 101 and EN101, to determine whether an impairment provision is required. These cash flows, which reflect the risks and uncertainties associated with the products, are then discounted to an appropriate net present value.

Disclosures on the impairment test completed for AMR101 for hypertriglyceridemia and Huntington’s disease are described below. Impairment of EN101 has been described in note 17.

Net present values involve highly sensitive estimates and assumptions specific to the nature of our activities with regard to:

•	The amount and timing of projected future cash flows;

•	The selected discount rate;

•	The outcome of research and development activities (compound efficacy, results of clinical trials, etc.);

•	The amount and timing of projected costs to develop AMR 101 into commercially viable products;

•	The probability of obtaining regulatory approval;

•	Long-term sales forecasts; and

•	Sales erosion rates after the end of patent protection and timing of the entry of generic competition.

Factors that could result in shortened useful lives or impairments include:

•	Negative outcome from research and development activities with AMR 101 for Hypertriglyceridemia

•	Failure to obtain regulatory approval;

•	Failure to secure a development and marketing partner; and

•	Lower than anticipated future sales for AMR 101 for Hypertriglyceridemia.

We have adopted a uniform method for assessing AMR 101 for Hypertriglyceridemia. Typically three probability-weighted scenarios are used, which reflect the risks and uncertainties associated with the asset.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Discount rates used in these scenarios are based on our weighted average cost of capital, which are then probability adjusted to reflect specific risks associated with our industry.

Due to the above factors, actual cash flows and values could vary significantly from the forecasted future cash flows and related values which are derived using discounting techniques. Key assumptions include:

Discount rate	15%
Probability of success	<50%
Population growth rate	0.9%
Prevalence	110/1,000,000

Discount rate is based on the weighted average cost of capital to Amarin. Probability of success is based on management’s best estimate of the likelihood that the product will achieve FDA approval. Population growth and prevalence are based on industry information. A sensitivity analysis was performed on AMR101 for hypertriglyceridemia using a discount rate of 20% and resulted in an excess in the recoverable amount of the investment in subsidiary over its carrying amount. In 2007, the company provided for approximately $4.6 million for impairment on AMR101 for Huntington’s disease related investments. No value is assumed for AMR101 for Huntington’s disease at December 31, 2009.

Interest in Group undertakings at December 31, 2009

	Country of incorporation		Proportion of nominal value of issued share capital held by the
Name of Undertaking	or registration	Description of shares held	Group	Parent
			%	%
Amarin Pharma Inc	USA	100 $0.01 ordinary shares	100	100
Amarin Pharmaceuticals Ireland Limited	Ireland	100 €1 ordinary shares	100	100
Amarin Neuroscience Limited	Scotland	4,000,000 £l ordinary shares	100	100
Ester Neurosciences Limited	Israel	1,320,264 NIS 0.01 ordinary shares	100	100
		440,526 NIS 0.01 “A” redeemable convertible preference shares	100	100
		1,212,145 NIS 0.01 “B” redeemable convertible preference shares	100	100
Amarin Finance Limited	Bermuda	11,991 $1 ordinary shares	100	100

•	All of the above listed companies are wholly-owned subsidiaries of Amarin Corporation plc.

•	Amarin Pharma Inc. was incorporated on August 31, 2007.

•	Amarin Pharmaceuticals Ireland Limited was incorporated on October 5, 2005.

•	Amarin Neuroscience Limited was incorporated on October 21, 1997.

•	Ester Neurosciences Limited was acquired on December 5, 2007 and was accounted for as an asset acquisition.

•	Amarin Finance Limited was incorporated on June 23, 2006 and has never been active.

Group undertakings during the year had the following nature of business:

Research and development companies:

•	Amarin Pharma Inc

•	Amarin Pharmaceuticals Ireland Limited

•	Amarin Neuroscience Limited

•	Ester Neurosciences Limited

Non trading (inactive) companies:

•	Amarin Finance Limited

In 2007 we struck off Ethical Pharmaceuticals (U.K.) Limited and Amarin Pharmaceuticals Company. As a result of their strike off the Group recognized a net gain of $14,085,000 during 2007 due to the forgiveness of intercompany loans.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

20. Other current assets

	Group			Parent Company
	December 31,			December 31,
	2009	2008	2007	2009	2008	2007
	$’000	$’000	$’000	$’000	$’000	$’000
Current tax receivable	1,192	674	1,704	—	—	—

Other current assets
Other receivables	242	666	840	104	307	625
Prepayments	2,360	561	881	440	226	434

	2,602	1,227	1,721	544	533	1,059

Current tax receivable relates to tax credits for research and development held within Amarin Neuroscience Limited.

No provision or charge against bad or doubtful debts has been made during 2009, 2008 or 2007.

The fair value of other debtors is not materially different than their carrying values.

21. Available for sale investments

Fair value	$’000
At December 31, 2006	18
Impairments recorded in the income statement	(3)

At December 31, 2007	15
Impairments recorded in the income statement	(9)

At December 31, 2008	6

Increase in market value recorded in income statement	11

At December 31, 2009	17

The Group holds a minority interest in a publicly traded company. At December 31, 2009 and 2008, the market value of this investment was approximately $17,000 and $6,000, respectively.

22. Borrowings

As of December 31, 2009, the Group and Parent Company had no debt.

June and July 2009 Bridge Notes

In June 2009 we completed a $2.6 million private placement of 8% convertible bridge loans (“June 2009 bridge”) due August 2009, with certain existing investors including several current and former directors of the Group. In conjunction with the June 2009 bridge we issued 1,444,442 warrants with an exercise price of $1.00. In July 2009, we completed a second private placement of $3.0 million of 8% convertible bridge loans due September 30, 2009 (the “July 2009 bridge”). In conjunction with the July 2009 bridge (i) $0.1 million of the June 2009 bridge notes were repaid, (ii) the maturity date of the June 2009 bridge notes was extended to September 30, 2009, (iii) we cancelled and reissued 1,388,887 of the June 2009 warrants with an exercise price of $1.00 and (iv) we issued an additional 1,666,663 warrants with an exercise price of $1.00.

In accordance with IAS 39 “Financial instruments: recognition and measurement” the conversion feature of these notes are initially measured at fair value with subsequently changes in fair value recognized in the income statement. The fair value of the conversion feature of the June 2009 and July 2009 notes was $542,000 and $622,000, respectively, at the date of issue. In addition, the fair value of the warrants issued in conjunction with the June 2009 and July 2009 bridge notes was $1,334,000 and $1,469,000, respectively, at the date of issuance.

In conjunction with the $70.0 million October 2009 private placement, $3.6 million of the $5.5 million outstanding bridge loan notes were converted into 3,999,996 ordinary shares and new warrants were issued to purchase 1,999,996 ordinary shares at an exercise price of $1.50. Accrued interest on these bridge notes was repaid in cash and the holders of the remaining $1.9 million bridge loans elected to have their principal and accrued interest repaid in cash. On October 16, 2009, the date of the conversion, the fair value of the June and July 2009 warrants was $4,315,000, and the fair value of the June and July 2009 bridge conversion option was $3,000,000. The resulting increase in the fair value of the warrants of $1,512,000 and the resulting increase in the fair value of the conversion option of $1,835,000 were both recognized as a loss on derivative financial liabilities during 2009. The fair value of the bridge warrants of $4,315,000 was subsequently reclassified from derivative financial liability to warrant reserve. The fair value of the bridge conversion option of $1,835,000 was subsequently reclassified from derivative financial liability to share premium.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

December 2007 Convertible Debentures

On December 4, 2007, the Group issued $2,750,000 of convertible debentures with an annual interest rate of 8%. The debentures had a mandatory redemption requirement in the event of a subsequent financing and the fair value of the liability at December 31, 2007 was $2,055,000. In May 2008, in conjunction with a $30.0 million private placement of ordinary shares these debentures were fully repaid.

23. Accrued and other liabilities

	Group			Parent Company
	December 31,			December 31,
	2009	2008	2007	2009	2008	2007
	$’000	$’000	$’000	$’000	$’000	$’000
Trade and other payables	2,457	1,955	3,462	363	447	841

Current liabilities:
Obligations under finance leases	13	13	10	—	—	—
Other taxes and social security	90	125	180	—	—	60
Other payables	136	197	206	50	79	86
Accruals and deferred income[1]	3,599	3,447	6,337	2,144	1,485	3,284

	3,838	3,782	6,733	2,194	1,564	3,430

[1]	Included in accruals and deferred income at December 31, 2009, 2008 and 2007 is $1,211,000, $724,000 and $941,000, respectively, for employee termination payments.

24. Other current derivative financial liabilities

The Group and Parent Company had no derivative financial liabilities at December 31, 2009.

Fair value gains on derivative financial liabilities

December 2007 Warrants

In conjunction with a registered direct offering in December 2007, we issued 1,043,703 warrants to purchase ordinary shares at an exercise price of $4.80 per share. Per the warrant agreement, if at any time prior to December 6, 2009 we issue (i) ordinary shares, (ii) securities convertible into ADSs or ordinary shares, (iii) warrants to purchase ADSs or ordinary shares or (iv) options to purchase any of the foregoing, to a third party at a price that is less than, or converts at a price that is less than $3.66, the warrant exercise price shall be adjusted to equal 130% of the new issue price. Due to the price adjustment feature of these warrants, under IAS 32 “Financial instruments: presentation” these warrants are classified as financial liabilities. In accordance with IAS 39 “Financial instruments: recognition and measurement” these warrants are initially measured at fair value with subsequently changes in fair value recognized in the income statement.

The fair value of these warrants was $2.40 per share on the date of issue, or approximately $2,505,000 in the aggregate. The fair value of these warrants on December 31, 2007 was $2.01 per share, or approximately $2,108,000 in the aggregate. The resulting decrease in the fair value of the warrants from the date of the financing to December 31, 2007 of $397,000 was recognized as a gain during 2007 in finance income. At December 31, 2008, the fair value of these warrants was $0.51 per share, or $533,000 in the aggregate. The resulting decrease in the fair value of these warrants of $1,575,000 was recognized as a gain during 2008 in finance income.

At December 6, 2009 the pricing variability feature of these warrants expired. As a result, the number and value of the underlying shares became fixed and the fair value of these warrants at on December 6, 2009 was determined to be $1,012,000. The resulting increase in the fair value of the warrants of $479,000 was included in finance costs in 2009, and the fair value of the warrants of $1,012,000 was reclassified from derivative financial liability to warrant reserve.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

May 2008 Warrants

On May 13, 2008, we completed a private placement of ordinary shares to institutional investors and certain current and former directors. Under the terms of the agreement, these investors had the option to participate in a further financing dependent upon the Group achieving certain business milestones. The amount subscribed was split between an equity component and an “option” to subscribe for an additional amount of up to $30.0 million. On May 13, 2008, the Group calculated the fair value of this option to be $8,219,000 using a Monte Carlo Option Pricing Model. At December 31, 2008, the fair value of this option was recalculated to be $504,000. The decrease in the fair value of the option from the date of the financing to December 31, 2008 of $7,714,000 was recognized as a gain during 2008 in finance income.

In October 2009, in conjunction with the $70.0 million private placement of ordinary shares and per agreement with investors, this funding “option” related to the May 2008 funding was cancelled. Therefore, the remaining fair value of this option at December 31, 2009 is zero, and the decrease in the fair value of the option of $504,000 was recognized as a gain during 2009 in finance income.

Fair value of losses on derivative financial liabilities

June and July 2009 Bridge Notes

In June 2009 we completed a $2.6 million private placement of 8% convertible bridge loans (“June 2009 bridge”) due August 2009, with certain existing investors including several current and former directors of the Group. In conjunction with the June 2009 bridge we issued 1,444,442 warrants with an exercise price of $1.00. In July 2009, we completed a second private placement of $3.0 million of 8% convertible bridge loans due September 30, 2009 (the “July 2009 bridge”). In conjunction with the July 2009 bridge (i) $0.1 million of the June 2009 bridge notes were repaid, (ii) the maturity date of the June 2009 bridge notes was extended to September 30, 2009, (iii) we cancelled and reissued 1,388,887 of the June 2009 warrants with an exercise price of $1.00 and (iv) we issued an additional 1,666,663 warrants with an exercise price of $1.00.

In accordance with IAS 39 “Financial instruments: recognition and measurement” the conversion feature of these notes are initially measured at fair value with subsequently changes in fair value recognized in the income statement. The fair value of the conversion feature of the June 2009 and July 2009 notes was $542,000 and $622,000, respectively, at the date of issue. In addition, the fair value of the warrants issued in conjunction with the June 2009 and July 2009 bridge notes was $1,334,000 and $1,469,000, respectively, at the date of issuance.

In conjunction with the $70.0 million October 2009 private placement, $3.6 million of the $5.5 million outstanding bridge loan notes were converted into 3,999,996 ordinary shares and new warrants were issued to purchase 1,999,996 ordinary shares at an exercise price of $1.50. Accrued interest on these bridge notes was repaid in cash and the holders of the remaining $1.9 million bridge loans elected to have their principal and accrued interest repaid in cash. On October 16, 2009, the date of the conversion, the fair value of the June and July 2009 warrants was $4,315,000, and the fair value of the June and July 2009 bridge conversion option was $3,000,000. The resulting increase in the fair value of the warrants of $1,512,000 and the resulting increase in the fair value of the conversion option of $1,835,000 were both recognized as a loss on derivative financial liabilities during 2009. The fair value of the bridge warrants of $4,315,000 was subsequently reclassified from derivative financial liability to warrant reserve. The fair value of the bridge conversion option of $1,835,000 was subsequently reclassified from derivative financial liability to share premium.

December 2007 Warrants

At December 6, 2009 the pricing variability feature of the warrants issued in December 2007 expired. As a result, the number and value of the underlying shares became fixed and the fair value of these warrants at on December 6, 2009 was determined to be $1,012,000. The resulting increase in the fair value of the warrants of $479,000 was included in finance losses in 2009, and the fair value of the warrants of $1,012,000 was reclassified from derivative financial liability to warrant reserve.

	Group			Parent Company
	December 31,			December 31,
	2009	2008	2007	2009	2008	2007
	$’000	$’000	$’000	$’000	$’000	$’000
Derivative financial liabilities:
Financing option	—	504	—	—	504	—
Warrants associated with option	—	533	2,108	—	533	2,108

	—	1,037	2,108	—	1,037	2,108

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Derivative financial liability	$’000
Derivative financial liability in respect of warrants at December 5, 2007	2,505
Fair value gain on derivative financial liability	(397)
Derivative financial liability in respect of warrants at December 31, 2007	2,108

Fair value gain on derivative financial liability	(1,575)
Derivative financial liability in respect of warrants at December 31, 2008	533
Fair value gain on derivative financial liability	479
Transfer from financial liability to warrant reserve on December 6, 2009	(1,012)

Derivative financial liability in respect of warrants at December 31, 2009	nil

25. Other liabilities

	Group			Parent Company
	December 31,			December 31,
	2009	2008	2007	2009	2008	2007
	$’000	$’000	$’000	$’000	$’000	$’000
Obligations under finance leases > 1 yr	12	24	36	—	—

Future minimum lease payments to which the Group and the Parent Company are committed under finance leases are as follows:

	Group			Parent Company
	December 31,			December 31,
	2009	2008	2007	2009	2008	2007
	$’000	$’000	$’000	$’000	$’000	$’000
Not later than one year	13	13	13	—	—	—
Later than 1 year and not later than five years	12	26	40	—	—	—
Less: future finance charges on finance leases	—	(3)	(7)	—	—	—

	25	36	46	—	—	—
Less: current maturities	(13)	(12)	(10)	—	—	—

Long term maturity	12	24	36	—	—	—

Finance lease liabilities are in respect of office equipment with lease terms of five years. Finance lease liabilities are effectively secured obligations, as the rights to the leased asset revert to the lessor in the event of default. The fair value of the finance lease liabilities is not materially different to their carrying value.

26. Provisions – Group

	Onerous lease	National Insurance	Total
At December 31, 2006	151	119	270
Additional provision	957	—	957
Amount used	(41)	(119)	(160)

At December 31, 2007	1,067	—	1,067
Additional provision	522	—	522
Amount used	(428)	—	(428)
Foreign exchange movement	(200)	—	(200)

At December 31, 2008	961	—	961
Additional provision	617	—	617
Amount used	(359)	—	(359)
Foreign exchange movement	69	—	69

At December 31, 2009	1,288	—	1,288

At December 31, 2009 and 2008 provisions due within one year were $398,000 and $334,000, respectively. At December 31, 2009 and 2008 provisions greater than one year were $890,000 and $627,000, respectively.

Onerous lease

At December 31, 2007 we vacated our office space at Curzon Street, London. We are obliged to pay rent, service charges and rates to the end of the lease, which expired on March 20, 2010. We have fully provided for these costs.

In December 2005 our lease for office space in Ely, Cambridgeshire became onerous. We are obliged to pay rent, service charges and rates to the end of the lease, which expires in November 2014. The premises have been sublet to January 2011. At December 31, 2008 we provided for the period post January 2011 to the date of expiration of the lease.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

In October 2009, our lease at The Oval, Shelbourne Road, Dublin became onerous. The lease provides for a five year break clause on January 22, 2012 provided one year’s written notice is provided. At December 31, 2009 we provided in full for rent, rates and service charge for the period to January 22, 2012.

National insurance

The provision for employer’s National Insurance contributions relates to amounts due on the exercise of certain share options held by employees which will accumulate over the vesting period of the relevant options. Due to the decline in the share price during the year, there is no provision for National Insurance at December 31, 2009 and December 31, 2008.

Provisions - Parent Company

	Onerous lease	National Insurance	Total
At December 31, 2006	151	119	270
Additional provision	957	—	957
Amount used	(41)	(119)	(160)

At December 31, 2007	1,067	—	1,067
Additional provision	—	—	—
Amount used	(497)	—	(497)
Foreign exchange movement	(185)	—	(185)

At December 31, 2008	385	—	385
Additional provision	—	—	—
Amount used	(333)	—	(267)
Foreign exchange movement	33	—	(33)

At December 31, 2009	85	—	85

Provisions due within one year at December 31, 2009 and 2008 were $85,000 and $308,000, respectively. Provisions greater than one year at December 31, 2009 and 2008 were $nil and $77,000, respectively.

At December 31, 2007 it was decided to vacate our premises at Curzon Street, London. We are obliged to pay rent, service charges and rates to the end of the lease which expired on March 20, 2010. We have fully provided for these costs.

During 2008 the Group assigned the lease for the premises in Ely, Cambridgeshire to Amarin Neuroscience Ltd.

27. Financial risk management

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), liquidity and credit risk. Details of the Group’s financial instruments with regard to liquidity risk, interest rate risk and foreign currency risk are disclosed in the following sections to this note. It has been, and continues to be, the policy of the Board to minimize the exposure of the Group to these risks.

The Group has available financial instruments including finance leases, cash and other liquid resources, and various items, such as receivables, trade payables, that arise directly from its operations.

Capital risk management

The Group’s objective when managing its capital structure is to safeguard the Group’s ability to continue as a going concern. The Group raises capital through the issuance of shares. Please refer to note 28 for further details on the Group’s issued share capital.

The balance sheet position at December 31, 2009 is not representative of the position throughout the period as cash and shares fluctuate considerably depending on when fund-raising activities have occurred. The highest cash balance during the year was $61,000,000 and lowest was $1,195,000.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Liquidity risk

We currently operate with limited resources. On March 31, 2010, we had a cash balance of approximately $44.4 million. Based upon current business activities, we forecast having sufficient cash to fund operations for at least a period of 12 months from the date of this report. Our future capital requirements will depend on many factors, including the:

•	progress of pre-clinical development and laboratory testing and clinical trials;

•	time and costs involved in obtaining regulatory approvals;

•	number of product candidates we pursue;

•	costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and

•

the costs associated with commercializing our product candidates if they receive regulatory approval, including the cost and timing of developing sales and marketing capabilities, or entering into strategic collaboration with others relating to the commercialization of our product candidates.

The Group has historically financed its operations through a number of equity finances and convertible debentures and, where possible, entered into borrowing facilities in order to protect short term liquidity. More recently, Amarin has raised capital through offerings of ordinary shares and warrants and intends to obtain additional funding through earning license fees from new partners for its drug development pipeline, the receipt of proceeds from the exercise of outstanding warrants and options and/or completing further equity-based and/or debt financings.

The table below analyses the Group’s and Parent Company’s financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. With the exception of borrowings, all the amounts disclosed in the table are equal to their carrying balances as the impact of discounting is not significant. The amounts disclosed for borrowings are the contractual undiscounted cash flows and hence will not agree to the amount disclosed on the balance sheet. All borrowings were repaid during 2009.

Group

At December 31, 2009	< 1 year	1-2 years	2-5 years	> 5 years
	$’000	$’000	$’000	$’000
Borrowings	—	—	—	—
Trade and other payables	6,295	—	—	—
Finance Leases	12	12	—	—
Derivative financial instruments	—	—	—	—

At December 31, 2008	< 1 year	1-2 years	2-5 years	> 5 years
	$’000	$’000	$’000	$’000
Borrowings	—	—	—	—
Trade and other payables	5,724	—	—	—
Finance Leases	12	12	12	—
Derivative financial instruments	1,037	—	—	—

At December 31, 2007	< 1 year	1-2 years	2-5 years	> 5 years
	$’000	$’000	$’000	$’000
Borrowings	220	220	2,970	—
Trade and other payables	10,187	—	—	—
Finance Leases	13	13	27	—
Derivative financial instruments	—	2,108	—	—

Parent Company

At December 31, 2009	< 1 year	1-2 years	2-5 years	> 5 years
	$’000	$’000	$’000	$’000
Trade and other payables	2,554	—	—	—
Derivative financial instruments	—	—	—	—

At December 31, 2008	< 1 year	1-2 years	2-5 years	> 5 years
	$’000	$’000	$’000	$’000
Trade and other payables	2,011	—	—	—
Derivative financial instruments	1,037	—	—	—

At December 31, 2007	< 1 year	1-2 years	2-5 years	> 5 years
	$’000	$’000	$’000	$’000
Borrowings	220	220	2,970	—
Trade and other payables	4,271	—	—	—
Derivative financial instruments	—	2,108	—	—

Credit risk

The Group and Parent Company are exposed to credit-related losses in the event of non-performance by third parties to financial instruments. Credit risk arises predominantly from cash and cash equivalents, including deposits with banks. For our principal banks and institutions, only independently rated parties with a minimum rating of ‘A’ are accepted. At year end, all principal banks used by the Group and Parent Company were ‘A’ rated.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Creditor payment policy

It is Amarin’s normal procedure to agree terms of transactions, including payment terms, with suppliers in advance. Payment terms vary, reflecting local practice throughout the world. It is Amarin’s policy that payments be made in a timely manner, provided suppliers perform in accordance with the agreed terms. Amarin’s policy follows the DTI’s Better Payment Policy, copies of which can be obtained from the Better Payments Group’s website.

Financial liabilities

The Group’s financial liabilities at December 31, 2009, 2008 and 2007 comprised trade and other payables, borrowings, derivative financial instruments and finance leases.

	31-Dec-09				31-Dec-08				31-Dec-07
	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total
	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Sterling	—	8	1,517	1,525	—	37	2,266	2,303	—	46	5,144	5,190
Euro	—	—	2,057	2,057	—	—	1,852	1,852	—	—	2,290	2,290
US$	—	16	2,703	2,719	—	—	2,641	2,641	—	2,750	4,812	7,562
JPY	—	—	6	6	—	—	—	—	—	—	—	—
NIS	—	—	—	—	—	—	2	2	—	—	49	49

Total	—	25	6,282	6,307	—	37	6,761	6,798	—	2,796	12,295	15,091

The Parent’s financial liabilities at December 31, 2009, 2008 and 2007 consist of trade and other payables, borrowings, derivative financial instruments and finance leases.

	31-Dec-09				31-Dec-08				31-Dec-07
	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total
	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Sterling	—	—	1,282	1,282	—	—	585	585	—	—	1,972	1,972
Euro	—	—	797	797	—	—	615	615	—	—	813	813
US$	—	—	478	478	—	—	1,848	1,848	—	2,750	3,594	6,344
JPY	—	—	—	—	—	—	—	—	—	—	—	—
NIS	—	—	—	—	—	—	—	—	—	—	—	—

Total	—	—	2,557	2,557	—	—	3,048	3,048	—	2,750	6,379	9,129

Market risk/interest rate risk profile of financial assets

The Group’s financial assets are comprised of cash, other receivables, short term deposits and available for sale investments.

	31-Dec-09				31-Dec-08				31-Dec-07
	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total
	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Sterling	1,208	—	1,274	2,482	2,247	—	197	2,444	9,046	—	343	9,389
Euro	1,067	—	120	1,187	5,070	—	57	5,127	606	—	46	652
US$	50,000	—	1,798	51,798	3,928	3,000	184	7,112	8,666	—	79	8,745
JPY	—	—	—	—	—	—	—	—	—	—	—	—
NIS	—	—	—	—	—	—	—	—	—	—	57	57

Total	52,275	—	3,192	55,467	11,245	3,000	438	14,683	18,318	—	525	18,843

The Parent’s financial assets are comprised of cash, other receivables, short term deposits and available for sale investments.

	31-Dec-09				31-Dec-08				31-Dec-07
	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total	Floating Rate	Fixed Rate	Non Interest Bearing	Total
	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Sterling	532	—	5	537	1,225	—	23	1,248	8,950	—	176	9,126
Euro	162	—	3	165	4,934	—	2	4,936	173	—	1	174
US$	25,132	—	25	25,157	3,397	3,000	54	6,451	8,189	—	79	8,268
JPY	—	—	—	—	—	—	—	—	—	—	—	—
NIS	—	—	—	—	—	—	—	—	—	—	—	—

Total	25,826	—	33	25,859	9,556	3,000	79	12,635	17,312	—	256	17,568

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

28. Called-up share capital

	December 31,
	2009	2008	2007
	$’000	$’000	$’000
Authorized
155,914,406 ordinary shares of £0.50 at each of December 31, 2009, 2008 and 2007	125,319	125,319	125,319
Nil, 8.0 and Nil “Series A” preference shares of £0.50 at each December 31, 2009, 2008 and 2007, respectively	—	—	—
440,855,854 preference shares of £0.05 at each of December 31, 2009, 2008 and 2007	40,566	40,566	40,566

	165,885	165,885	165,885

Allotted, called up and fully paid
Nil, 8.0 and Nil “Series A” preference shares of £0.50 each at December 31, 2009, 2008 and 2007, respectively	—	—	—
98,801,982, 27,046,716 and 13,905,737 ordinary shares of £0.50 each at December 31, 2009, 2008 and 2007, respectively	83,930	25,928	12,942

Share consolidation

On January 18, 2008, our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of £0.05 each became one ordinary share of £0.5. Unless otherwise specified, all shares and share related information in these financial statements have been adjusted to give effect to this 1-for-10 ordinary share consolidation.

Ordinary Shares

On October 16, 2009, we completed a $70.0 million private placement with both existing and new investors resulting in $66.4 million in proceeds and an additional $3.6 million from bridge notes converted in conjunction with the private placement. In consideration for the $66.4 million in cash proceeds Amarin issued 66.4 million units, each unit consisting of (i) one ADS (representing one ordinary share) at purchase price of $1.00 and (ii) a warrant with a five year term to purchase 0.5 of an ADS at an exercise price of $1.50 per ADS.

In October 2009, the Group issued 39,473 ordinary £0.50 shares pursuant to an agreement with Proseed Capital Holdings.

In conjunction with the $70.0 million October 2009 private placement, $3.6 million of the $5.5 million outstanding bridge loan notes were converted into 3,999,996 ordinary shares and new warrants were issued to purchase 1,999,996 ordinary shares at an exercise price of $1.50. Accrued interest on these bridge notes was repaid in cash and the holders of the remaining $1.9 million bridge loans elected to have their principal and accrued interest repaid in cash.

In June 2009, we amended the December 2007 Ester Neurosciences Limited (“Ester”) acquisition agreement such that (i) Amarin would seek a partner for EN101, (ii) Amarin was released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations of Amarin would be paid only from income received from potential partners, if any. In consideration for the amendment we issued 1,315,789 ordinary shares to the former shareholders of Ester.

In May 2008 we announced a private placement of ordinary shares for up to $60.0 million under two separate tranches. Under the first tranche completed on May 19, 2008, we received gross proceeds of $30.0 million ($26.3 million, net) and issued 13,043,479 ADSs (each representing one ordinary share) at a purchase price of $2.30 per ADS. The option to invest the second tranche of $30.0 million was cancelled in conjunction with the $70.0 million October 2009 financing.

In January 2008, the Group issued 97,500 Ordinary £0.50 Shares pursuant to an agreement with ProSeed Capital Holdings.

In conjunction with a registered direct offering in December 2007, we issued 1,629,090 ADSs (representing one ordinary share per ADS) at a purchase price of $3.30, for gross proceeds of $5.4 million. In conjunction with this offering we issued 1,043,703 warrants to purchase ordinary shares at an exercise price of $4.80 per share. Per the warrant agreement, if at any time prior to December 6, 2009 we issue (i) ordinary shares, (ii) securities convertible into ADSs or ordinary shares, (iii) warrants to purchase ADSs or ordinary shares or (iv) options to purchase any of the foregoing, to a third party at a price that is less than, or converts at a price that is less than $3.66, the warrant exercise price shall be adjusted to equal 130% of the new issue price. As a result of the issuance of ADSs in the

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

May 2008 private placement at $2.30 per ADS, these exercise price of these warrants were adjusted down to $2.99 per share from their original grant price of $4.80 per share. As a result of the issuance of ADSs in the October 2009 private placement at $.90 per ADS, the exercise price of these warrants was adjusted down again, to $1.17 per share.

Preference Shares

The issuance of preference shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that ordinary shareholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preference shares also could have the effect of delaying, deterring or preventing a change in control of the Group.

The Group’s Articles of Association and English Law provide that the holders of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of that preference share. On May 16, 2008, pursuant to articles 5 and 6 of the Articles of Association, the board of directors resolved that: (i) 80 of the £0.05 Preference Shares be consolidated into 8 Preference Shares with a nominal value of £0.5 each; and (ii) the Preference Shares with a nominal value of £0.5 each be issued and allotted to subscribers, and be known as “Series A Preference Shares”, and shall be issued with the rights, and subject to the restrictions and limitations, set out in forms 128(1) and 128(4) filed with Companies House in the U.K. in May 2008. In conjunction with the $70.0 million October 2009 private placement of ordinary shares, these 8 Series A Preference Shares were converted into 8 ordinary shares in the Group. No preference shares were outstanding at December 31, 2009.

29. Options and Warrants Outstanding

Options

On January 18, 2008, our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of £0.05 each became one ordinary share of £0.5. Unless otherwise specified, all shares and share related information in these financial statements have been adjusted to give effect to this 1-for-10 ordinary share consolidation. Outstanding options to purchase ordinary shares at December 31, 2009 are as follows:

		Options Outstanding		Options Exercisable
Year of Grant	Number Outstanding	Weighted Average Years Remaining Contractual Life (1)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
2000	1,000	1.5	$30.00	1,000	$30.00
2001	6,600	1.4	91.63	6,600	91.63
2002	16,000	1.8	85.64	16,000	85.64
2003	12,000	3.1	27.26	12,000	27.26
2004	51,500	1.3	8.79	51,500	8.79
2005	135,500	2.3	19.86	135,500	19.86
2006	350,000	1.5	8.70	350,000	8.70
2007	169,000	5.0	4.51	134,833	4.54
2008	1,709,000	3.7	2.64	1,339,000	2.70
2009	5,313,500	9.7	1.34	143,500	1.56

	7,764,100	7.7	$2.69	2,189,933	$2.03

(1)	Under certain severance agreements made in conjunction with the reorganization of the Group in late 2009, the contractual lives and vesting schedules of certain option agreements were modified.

Warrants

In June 2009 we completed a $2.6 million private placement of 8% convertible bridge loans (“June 2009 bridge”) due August 2009, with certain existing investors including several current and former directors of the Group. In conjunction with the June 2009 bridge we issued 1,722,221 warrants with an exercise price of $1.00. In July 2009, we completed a second private placement of $3.0 million of 8% convertible bridge loans due September 30, 2009 (the “July 2009 bridge”). In conjunction with the July 2009 bridge (i) $0.1 million of the June 2009 bridge notes were repaid, (ii) the maturity date of the June 2009 bridge notes was extended to September 30, 2009, (iii) we cancelled and reissued 1,666,666 of the June 2009 warrants with an exercise price of $1.00 and (iv) we issued an additional 1,388,884 warrants with an exercise price of $1.00.

On October 16, 2009, we completed a $70.0 million private placement with both existing and new investors resulting in $66.4 million in proceeds and an additional $3.6 million from bridge notes converted in conjunction with the private placement. In consideration for the $66.4 million in net cash proceeds Amarin issued 66.4 million units, each unit consisting of (i) one ADS (representing one ordinary share) at purchase price of $1.00 and (ii) a warrant with a five year term to purchase 0.5 of an ADS at an exercise price of

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

$1.50 per ADS. In consideration for the conversion of $3.6 million of convertible bridge notes, Amarin issued 4.0 million units, each unit consisting of (i) one ADS (representing one ordinary share) at a purchase price of $0.90 and (ii) a warrant with a five year term to purchase 0.5 of an ADS an exercise price of $1.50 per ADS.

Outstanding warrants to purchase ordinary shares at December 31, 2009 are as follows:

Number of Warrants Outstanding	Note	Grant Date	Expiration Date	Exercise price per ordinary share	Share price on issue date	Fair value per warrant on issue date
846,310	1	12/21/05	12/21/10	$14.30	$11.90	$9.10
29,400	2	1/26/06	1/26/11	$30.60	$27.20	$21.00
17,500	3	4/27/07	1/17/14	$17.90	$18.20	$14.90
61,559	4	6/1/07	5/31/12	$7.20	$6.00	$4.90
3,000	5	6/21/07	6/20/10	$6.00	$5.40	$3.70
1,000	6	11/29/07	11/28/12	$3.40	$3.60	$3.00
1,043,703	7&8	12/5/07	12/3/12	$1.17	$3.60	$2.40
55,555	9	6/4/09	6/3/14	$1.00	$1.39	$1.39
1,388,887	10	7/31/09	7/30/14	$1.00	$1.39	$1.39
1,666,663	10	7/31/09	7/30/14	$1.00	$1.36	$1.39
35,199,996	11	10/16/09	10/15/14	$1.50	$1.64	$1.34
904,005	12	10/16/09	10/15/14	$1.50	$1.64	$1.34

41,217,578

(1)	During December 2005, 913,488 warrants were issued to investors at a rate of approximately 35% of shares acquired. These warrants were granted at a price of $14.30 and are exercisable from 19 June 2006 to 21 December 2010. If our trading market price is equal to or above $47.60, as adjusted for any stock splits, stock combinations, stock dividends and other similar events, for each of any twenty consecutive trading days, then the Group at any time thereafter shall have the right, but not the obligation, on 20 days’ prior written notice to the holder, to cancel any unexercised portion of this warrant for which a notice of exercise has not yet been delivered prior to the cancellation date.
(2)	During January 2006, via the private placement referred to in note 28, 29,400 warrants were issued to those investors at a rate of approximately 35% of shares acquired. These warrants were granted at a price of $30.60 and are exercisable from 25 July 2006 to 26 January 2011. If our trading market price is equal to or above $102.00, as adjusted for any stock splits, stock combinations, stock dividends and other similar events, for each of any twenty consecutive trading days, then the Group at any time thereafter shall have the right, but not the obligation, on 20 days’ prior written notice to the holder, to cancel any unexercised portion of this warrant for which a notice of exercise has not yet been delivered prior to the cancellation date.
(3)	In April 2007, 17,500 warrants were issued in consideration for termination and release of certain contractual obligations and a license of certain intellectual property rights pursuant to an agreement between NeuroStat, Amarin Pharmaceuticals Ireland Limited, Amarin Corporation plc and Tim Lynch. These warrants were granted at a price of $17.90 and are exercisable from April 27, 2007 to January 17, 2014. The fair value of these warrants was expensed to the income statement in accordance with IFRS 2.
(4)	During June 2007, via the registered direct offering, 61,559 warrants were issued to those investors at a rate of approximately 10% of shares acquired. These warrants were granted at a price of $7.20 and are exercisable from June 1, 2007 to May 31, 2012. If our trading market price is equal to or above $18.00, as adjusted for any stock splits, stock combinations, stock dividends and other similar events, for each of any twenty consecutive trading days, then the Group at any time thereafter shall have the right, but not the obligation, on 20 days’ prior written notice to the holder, to cancel any unexercised portion of this warrant for which a notice of exercise has not yet been delivered prior to the cancellation date.
(5)	During June 2007, 3,000 warrants were issued in consideration for advisory services performed by ProSeed pursuant to an advisory services agreement between ProSeed and Amarin Corporation plc. These warrants were granted at a price of $0.60 and are exercisable from June 21, 2007 to June 20, 2010. The fair value of these warrants was expensed to the income statement in accordance with IFRS 2. If our trading market price is equal to or above $18.00, as adjusted for any stock splits, stock combinations, stock dividends and other similar events, for each of any twenty consecutive trading days, then the Group at any time thereafter shall have the right, but not the obligation, on 20 days’ prior written notice to the holder, to cancel any unexercised portion of this warrant for which a notice of exercise has not yet been delivered prior to the cancellation date.
(6)	During November 2007, 1,000 warrants were issued in consideration for consulting services performed by Strategic Pharmaceuticals Solutions, Inc., pursuant to the Consulting Agreement, dated as of July 31, 2007, by and among Amarin Pharmaceuticals Ireland Limited, a wholly owned subsidiary of the Group, and the Strategic Pharmaceuticals Solutions, Inc. The fair value of these warrants was expensed to the income statement in accordance with IFRS 2. These warrants were granted at a price of $3.40 and are exercisable from November 29, 2007 to November 28, 2012.
(7)	During December 2007, via the registered direct offering referred to in note 28, 814,538 warrants were issued to those equity investors at a rate of approximately 50% of shares acquired and 229,166 warrants were issued to those convertible debt investors at a rate of approximately 40% of debt acquired. These warrants were granted at a price of $4.80 and are exercisable from December 4, 2007 to December 3, 2012. If our trading market price is equal to or above $9.15, as adjusted for any stock splits, stock combinations, stock dividends and other similar events, for each of any twenty consecutive trading days, then the Group at any time thereafter shall have the right, but not the obligation, on 20 days’ prior written notice to the holder, to cancel any unexercised portion of this warrant for which a notice of exercise has not yet been delivered prior to the cancellation date. Per the warrant agreement, if at any time prior to December 6, 2009, the Group issues ordinary shares, securities convertible into ADSs or ordinary shares, warrants to purchase ADSs or ordinary shares or options to purchase any of the foregoing to a third party (other than any Exempt Issuance) at a price that is less than, or converts at a price that is less than, $3.66 (such lesser price, the “Down-round Price”), then the Exercise Price shall be adjusted to equal 130% of the Down-round Price. On May 14, 2008, we announced a private placement of Ordinary Shares for up to $60.0 million. The first tranche from investors of $30.0 million closed on May 19, 2008 (see note 28 for further details). These warrants have therefore been re-priced to $2.99 per share from their original grant price of $4.80 per share. On October 16, 2009, $3.6 million convertible bridge loan notes converted at $0.90 per share (see note 35 for further details). These warrants have therefore been re-priced again, to $1.17 per share.
(8)	As these warrants have a variable price, due to the price adjustment clause as described in paragraph 9 above, under IAS 32 “Financial instruments: presentation” these warrants are financial liabilities. In accordance with IAS 39 “Financial instruments: recognition and measurement” these warrants should be measured at fair value through the income statement. At December 31, 2008, the warrants had a fair value of $0.51 per share. A fair value gain of $1,575,000 is recognized in finance income for the year ended December 31, 2008. At December 31, 2007, the warrants had a fair value of $2.00 per share. A fair value gain of $397,000 was recognized in finance income for the year ended December 31, 2007. At December 5, 2007 (date of issue) the warrants had a fair value of $2.40 per warrant. At December 6, 2009 the ‘round down pricing’ adjustment which resulted in the variability, expired and the number and value of shares became fixed. These warrants were valued at $1,012,000 on December 6, 2009 and this amount was reclassified from derivative financial liability to warrants reserve.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

(9)	In June 2009 these warrants were issued at an exercise price of $1.00 as part of a $2.6 million private placement of 8% convertible bridge loans. They are exercisable from June 4, 2009 to June 3, 2014.
(10)	In July 2009 1,388,887 warrants from the June 2009 bridge financing were cancelled and re-issued at an exercise price of $1.00, and 1,666,663 new warrants were issued as part of the $3.0 million convertible bridge loan financing. All 3,055,550 warrants are exercisable from July 31, 2009 to July 30, 2014.
(11)	In conjunction with our $70.0 million October 2009 private placement, we issued 33,200,000 warrants at an exercise price of $1.50, which are exercisable from October 16, 2009 to October 15, 2014. Also, in conjunction with this financing, $3.6 million of the $5.5 million outstanding bridge loan notes were converted into 3,999,996 ordinary shares and new warrants were issued to purchase 1,999,996 ordinary shares at an exercise price of $1.50.
(12)	In October 2009, warrants were issued to former employees of Amarin Corporation plc on the same terms as investors in October 2009 financing and are exercisable from October 16, 2009 to October 15, 2014. The Group recorded compensation expense for these warrants of $1,210,000 for the year ended December 31, 2009.

Derivative financial liability

$’000
Derivative financial liability in respect of warrants at December 5, 2007	2,505
Fair value gain on derivative financial liability	(397)
Derivative financial liability in respect of warrants at December 31, 2007	2,108

Fair value gain on derivative financial liability	(1,575)
Derivative financial liability in respect of warrants at December 31, 2008	533
Fair value gain on derivative financial liability	479
Transfer from financial liability to warrant reserve on December 6, 2009	(1,012)

Derivative financial liability in respect of warrants at December 31, 2009	nil

The following assumptions were used to estimate the fair values of the warrants granted:

	December 6, 2009	December 31, 2008	December 31, 2007
Share price	$1.26	$0.71	$3.60
Risk free interest rate (percentage)	1.31%	1.551%	3.441%
Volatility (percentage)	130%	113%	114%
Contractual life	5 years	5 years	5 years
Remaining contractual life	3 years	3.9 years	4.9 years
Dividend yield	—	—	—

The approach used to value the warrants uses a share price modeling technique with Monte Carlo simulation. Expected future risk neutral share price distributions were developed using the Monte Carlo technique. These were used to calculate the expected payoffs to the warrant holders, based on their contractual terms. These payoffs were then discounted to present value to estimate their fair value. Expected volatilities are based on historical volatility of our stock and other factors, such as implied market volatility. This is based on analysis of daily price changes over a five year measurement period from the date of grant, December 5, 2007 and period ends, December 6, 2009, December 31, 2008 and December 31, 2007. The risk free rate for periods within the contractual life of the warrant is based on the U.S. Treasury yield curve in effect at the time of grant.

30. Share-based payments

2002 Stock Option Plan

The Amarin Corporation plc 2002 Stock Option Plan (the “Plan”) as amended, effective January 1, 2002, provides for a maximum of 10.0 million ordinary shares to be issued to eligible persons, which includes Directors, employees, officers, consultants and independent contractors. The plan is administered by the remuneration committee of our Board of Directors and expires on January 1, 2012. On January 18, 2008, our ordinary shares were consolidated on a 1-for-10 basis whereby ten ordinary shares of 5p each became one ordinary share of 50p. All shares and share related information have been adjusted to give effect to this 1-for-10 ordinary share consolidation.

Effective January 1, 2006, IFRS 2 was adopted and the comparative amounts were restated where applicable. The adoption of IFRS 2 has no impact on the net assets of the Group. The operating loss for the years ended December 31, 2009, 2008 and 2007 includes a non cash charge for share-based compensation as follows:

	2009	2008	2007
	($ millions)	($ millions)	($ millions)
R&D	1.2	1.4	1.3
G&A	3.7	3.2	3.7

Total	4.9	4.6	5.0

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Following the decline in the Group’s stock price due to the poor Phase III results for AMR101 for Huntington’s disease, the Remuneration Committee amended the exercise price of 552,666 stock options granted from December 8, 2006 to April 11, 2007 to $4.40 per share, from original exercise prices ranging between $18.00 and $30.00 per share. The incremental fair value was the fair value of the options at the date of the amendment less the fair value of the options at the grant date. This incremental fair value was expensed over the remaining vesting period of the options, in addition to the expense for the original option fair value. As a result of the amendment, under IFRS 2, the Group recognized incremental compensation expense for the increase in fair value due to the modification of $143,000 in the twelve months ended December 31, 2007. The total incremental compensation expense at the date of modification was $368,000.

On December 4, 2007, we entered in to a Collaboration Agreement with ProSeed Capital Holdings CVA (“Proseed”) under which we paid Proseed 97,500 ordinary shares in consideration for advisory services related to the Ester acquisition. The fair value of these shares was $350,000, based on the closing price of $3.60 of our ADSs on the NASDAQ Capital Market on December 4, 2007, the date prior to the closing of the acquisition. In October 2009, the Group issued 39,473 ordinary £0.50 shares pursuant to an agreement with Proseed Capital Holdings.

A summary of activity under the 2002 Stock Option Plan for the years ended December 31, 2009, 2008 and 2007 is as follows:

	2009 Number of Options	2009 Weighted average exercise	2008 Number of Options	2008 Weighted average exercise price	2007 Number of Options	2007 Weighted average exercise price*
	Number	$	Number	$	Number	$
Outstanding at January 1	2,742,852	6.35	1,080,481	16.90	896,492	19.94
Granted	5,341,000	1.33	1,807,000	2.64	273,500	4.47
Exercised	—	—			(666)	12.50
Expired	(198,919)	14.61	(122,295)	45.46
Forfeited	(120,833)	4.32	(22,334)	3.11	(88,845)	9.30
Outstanding at December 31	7,764,100	2.69	2,742,852	6.35	1,080,481	16.90

Exercisable at December 31	2,189,933	2.03	719,263	15.35	511,593	27.53

During the periods ended December 31, 2009, 2008 and 2007 all options were granted at the market price. Options outstanding and exercisable at the periods ended December 31, 2009, 2008 and 2007 had the following attributes:

	2009 Number of Options	2009 Weighted average exercise price	2008 Number of Options	2008 Weighted average exercise price	2007 Number of Options	2007 Weighted average exercise price*
	Number	$	Number	$	Number	$
Outstanding at December 31,
Options granted at market price	7,743,500	2.52	2,708,436	5.54	975,936	1.32
Options granted at discount to market price	12,500	56.34	14,650	71.04	69,779	80.14
Options granted at premium to market price	8,100	86.82	19,766	68.78	34,766	52.48
Exercisable at December 31,
Options granted at market price	2,169,333	5.28	684,847	12.62	406,748	16.38
Options granted at discount to market price	12,500	56.34	14,650	71.04	69,779	80.14
Options granted at premium to market price	8,100	86.82	19,766	68.78	34,766	52.48

The weighted average fair value of the stock options granted during the year ended December 31, 2009, 2008 and 2007 was $1.02, $2.04 and $13.70, respectively.

For the year ended December 31, 2009, no cash was received for the exercise of options, and 120,833 options were forfeited. For the year ended December 31, 2008, no cash was received from the exercise of options, and 22,334 options were forfeited. For the year ended December 31, 2007, we received $8,000 from the exercise of share options, and 88,845 options were forfeited.

The following assumptions were used to estimate the fair values of options granted:

	Years ended December 31,
	2009	2008	2007
Risk free interest rate (percentage)	2.19	2.82	4.58
Volatility (percentage)	115%	110%	100%
Expected forfeiture rate (percentage)	5%	5%	5%
Dividend yield	—	—	—
Expected option life	5	4	4
Forced exercise rate (percentage)	10%	10%	10%
Minimum gain for voluntary exercise rate (percentage)	33%	33%	33%
Voluntary early exercise at a minimum gain rate (percentage)	50%	50%	50%

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Employee stock options granted prior to June 30, 2009 generally vested over a three-year service period. Employee stock options granted after June 30, 2009 generally vest over a four-year service period. All employee stock options are settled by the issuance of new ordinary shares. Compensation expense recognized for all option grants is net of estimated forfeitures and is recognized over the awards’ respective requisite service periods. The fair values relating to all options granted were estimated on the date of grant using the Binomial Lattice option pricing model. Expected volatilities are based on historical volatility of our stock and other factors, such as implied market volatility. This is based on analysis of daily price changes over a four year measurement period from the period end, December 31, 2009, and used historical exercise data based on the age at the grant of the option holder to estimate the option’s expected term, which represents the period of time that the options granted are expected to be outstanding. The risk free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. We recognize compensation expense for the fair values of those awards which have graded vesting on an accelerated recognition basis.

During the year ended December 31, 2009 and 2008, the Group accelerated the vesting of 1,208,667 and 71,300 options, respectively, and recorded an expense of $1,686,000 and $376,000 for these accelerated vesting terms, respectively. The unvested component of these options has been expensed in the period in which the employees were terminated. Options outstanding at December 31, 2009 are as follows:

		Options Outstanding		Options Exercisable
Year of Grant	Number Outstanding	Weighted Average Years Remaining Contractual Life (1)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
2000	1,000	1.5	$30.00	1,000	$30.00
2001	6,600	1.4	91.63	6,600	91.63
2002	16,000	1.8	85.64	16,000	85.64
2003	12,000	3.1	27.26	12,000	27.26
2004	51,500	1.3	8.79	51,500	8.79
2005	135,500	2.3	19.86	135,500	19.86
2006	350,000	1.5	8.70	350,000	8.70
2007	169,000	5.0	4.51	134,833	4.54
2008	1,709,000	3.7	2.64	1,339,000	2.70
2009	5,313,500	9.7	1.34	143,500	1.56

	7,764,100	7.7	$2.69	2,189,933	$2.03

(1)	Under certain severance agreements made in conjunction with the reorganization of the Group in late 2009, the contractual lives and vesting schedules of certain option agreements were modified.

Other share based payments

In December 2007 we purchased 100% of the outstanding share capital of Ester Neurosciences Limited (“Ester”). The purchase price consisted of (i) an upfront payment of $5.2 million, (ii) $10.0 million in common stock and (iii) a contingent common stock payment of $5.0 million, based on the achievement of Milestone Ia. The achievement of Milestone Ia was considered probable and recognized as part of the initial investment. As Milestone Ia was an equity settled transaction, it was fair valued at the date of acquisition in accordance with IFRS 2, “Share-based payment: vesting conditions and cancellations”. The $4.8 million fair value of the equity payment was included in equity as share based payment reserve and included in the corresponding total intangible asset value of $19.9 million.

In accordance with the Ester agreement, further consideration may become payable if the following milestones were achieved: (i) $6 million payable in cash or shares (at Amarin’s option) upon successful completion of a Phase II Myasthenia Gravis (“MG”) study to support commencement of a Phase III program in the U.S. (“Milestone Ib”) and (ii) $6 million payable in cash upon successful completion of the U.S. Phase III clinical trial to support an NDA filing for MG in the U.S. (“Milestone II”).

The fair value of Milestone Ia was included within equity at December 31, 2008 and 2007 in share based payment reserve, in accordance with IFRS 2. On June 10, 2009 Amarin announced encouraging results from its Phase 2a study of EN101 in MG, the primary criteria required to achieve Milestone Ia.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

The amendment to IFRS 2 clarifies the accounting treatment of vesting conditions and cancellations. Specifically, this arises in respect of the fair value attributable to the Milestone Ia and Ib equity-settled share-based payment component of the Ester agreement. Milestone Ia was previously accounted for under IFRS 2, the fair value of Milestone Ia was included in the statement of financial position and therefore, no retrospective adjustment is required. Under the Amendment to IFRS 2, the achievement of Milestone Ib was determined to be a non-vesting condition. Non-vesting conditions are taken into account in measuring the grant date fair value of share based payments and there is no true-up for differences between expected and actual outcomes in subsequent periods.

In June 2009, Amarin amended the Ester acquisition agreement with Medica II Management L.P (“Medica”), the former shareholders of Ester, such that (i) Amarin agreed to seek a partner for EN101, (ii) Amarin is released from all research and development diligence obligations contained in the original agreement and (iii) all remaining payment obligations by Amarin will be made from income received from potential partners, if any. If Amarin fails to secure a partnering arrangement with 21 months from the amendment date, (period may be extended to 27/30 months) Amarin can either reassume its research and development diligence obligations contained in the original agreement (this option expires at the 27 month extension) or, at the request of Medica (the original owner of EN 101), transfer back in full its rights in the share capital of Ester. The amendment and waiver agreement extinguishes in full the Group’s obligation to settle milestone Ia. In consideration of this amendment and waiver agreement, we issued 1,315,789 shares to the former Ester shareholders.

Under the amendment to IFRS 2, in relation to Milestone Ib, Amarin has a contractual obligation to pay to Medica only to the extent monies received (if any) from a third party licensee or partner up to a maximum of $6,000,000. During 2009, this contractual obligation was fair valued at $1,458,000 and accounted for as a financial liability under IAS 32. As the financial liability released Amarin from its equity settled obligation, the cost of the release (the fair value of the liability) was deducted from equity.

Therefore, the application of this amendment to IFRS 2 resulted in the following retrospective adjustments to our consolidated statement of financial position at December 31, 2007:

•	Intangible assets increased by $1.458 million;

•	Total assets increased by $1.458 million;

•	Share based payment reserves increased by $1.458 million;

•	Shareholder’s equity increased by $1.458 million; and,

•	Shareholder’s equity and liabilities increased by $1.458 million.

The application of the Amendment to IFRS 2 has had no impact on our consolidated income statements or our calculation of basic and fully diluted earnings per share for the years ended December 31, 2009, 2008 and 2007.

At December 31, 2009, the intangible asset related to EN101 was deemed to be fully impaired. As a result, the full value of the intangible was written-off, and we recorded a charge of $19.9 million for the period ended December 31, 2009. The financial liability associated with the Milestone Ib contractual obligation, fair valued at $1,458,000, was also written-off.

31. Capital commitments

Purchase obligations that have been contractually committed to but have not been provided for in the financial statements as of December 31, 2009, 2008 and 2007 amounted to $5,824,000, $864,000 and $674,000, respectively. Purchase obligations relate to manufacturing contracts with a third party for the production of our products and fees for clinical research.

32. Financial commitments

a) Operating Leases

The Group and Parent Company had future minimum payments under non-cancellable operating leases as follows:

	2009 Land and Buildings		2008 Land and Buildings		2007 Land and Buildings
	Group	Parent Company	Group	Parent Company	Group	Parent Company
	$’000	$’000	$’000	$’000	$’000	$’000
< 1 year	685	65	929	322	1,278	715
> 1 year and < 5 years	912	—	1,412	159	2,755	1,714
> 5 years	—	—	126	—	496	496

	1,597	65	2,467	481	4,529	2,925

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

The Group and Parent Company’s minimum sublease payments receivable under non-cancellable operating subleases are as follows:

	2009 Land and Buildings		2008 Land and Buildings		2007 Land and Buildings
	Group	Parent Company	Group	Parent Company	Group	Parent Company
	$’000	$’000	$’000	$’000	$’000	$’000
< 1 year	212	—	192	—	265	265
> 1 year and < 5 years	25	—	215	—	562	562
> 5 years	—	—	—	—	—	—

	237	—	407	—	827	827

The Group has a professional services agreement with its CRO to provide services associated with its two registration trials for AMR101. The total projected cost of the trials is approximately $28.0 million, of which approximately $4.7 million was paid as of December 31, 2009.

On March 20, 2010 the lease at 7 Curzon Street terminated and no further payments are due.

On January 22, 2007 Amarin Pharmaceuticals Ireland Limited entered into a twenty year operating lease relating to land and buildings which can be cancelled after 5 years. The annual rent payable is €166,000 (approximately $234,000).

On November 1, 2008 Amarin Pharma Inc entered into a three year operating lease relating to land and buildings which expires on October 31, 2011. The annual rent payable is $65,000.

The Group sublet properties under operating lease agreements which terminate in 2011. The Group’s lease expires in November 2014. There are no contingent based rents included in the income statement.

(b) Royalty and Milestone Obligations

The Group is party to certain milestone and royalty obligations under several product development agreements. These milestone payment and royalty obligations are related to agreements for technology related to central nervous system indications. We are no longer actively pursuing central nervous system indications and therefore, believe that it is unlikely that we will incur any further milestone payment obligations or royalty obligations under these agreements. We have no provision for any of these obligations as of December 31, 2009. Previous milestone and royalty agreements include:

•	an agreement in respect of certain patents and other intellectual property rights relating to a formulation of the compound Apomorphine, no longer in development;

•

our 2009 Supply Agreement with Nisshin Pharma Inc (“Nisshin”) a one-time non refundable payment of $0.5 million is due to Nisshin upon the first marketing approval of AMR101 in the U.S. or in the E.U.;

•

the 2009 Lorazepam sale agreement with Elan whereunder Elan did not assume any obligations under a related Neurostat development agreement, and, as a result, Amarin retained a potential obligation to make two milestone payments to Neurostat, contingent upon future events: (i) a $0.2 million payment if the drug is administered to human subjects and (ii) a $0.2 million payment if the drug is tested in an efficacy study, as defined in the agreement; and

•

the 2004 Laxdale purchase agreement whereupon the attainment of development milestones, we are required to issue additional ordinary shares to or make cash payments on 8-9% on future revenues of AMR101 neuroscience intellectual property. These assets are no longer in development by the Group. If the Group were to continue development of these assets acquired from Laxdale, the potential royalties consist of 7% payable to Scarista Limited, 0.5% payable to each of Dr. Malcolm Peet and Dr. Krishna Vaddadi and 1% payable to Dr. Mehar Manku (subject to a graduated scale). In addition, upon receipt of marketing approval in the United States and Europe for the first indication of any product containing Amarin Neuroscience intellectual property, we must make an aggregate stock or cash payment (at the sole option of each of the sellers) of GBP 7.5 million for each of the two potential market approvals (i.e., GBP 15.0 million maximum). In addition, upon receipt of a marketing approval in the United States and Europe for any other product using Amarin Neuroscience intellectual property or for a different indication of a previously approved product, we must make an aggregate stock or cash payment (at the sole option of each of the sellers) of GBP 5.0 million for each of the two potential market approvals (i.e., GBP10.0 million maximum). The average buying rate as of June 16, 2010 was US$1.48 per GBP.

33. Contingent liabilities

The Group is not presently subject to any litigation where the potential risk of significant liability arising from such litigation is considered to be more than remote.

34. Pensions

The Group operates a number of defined contribution money purchase pension plans for certain eligible employees. The assets of the plans are held separately from those of the Group in independently administered funds. Pension expenses represent contributions paid and payable by the Group to the funds and amounted to $306,000, $548,000 and $304,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

35. Post Balance Sheet Events

On January 1, 2010 Mr. Thomas Lynch resigned as Chairman of the Board of Directors and Mr. Joseph Zakrzewski was appointed as a director and Executive Chairman. Mr. Lynch remains as a non-executive Director of the Group through June 30, 2010.

On February 2, 2010 Mr. Jan Van Heek was appointed to the board as a director and appointed as chairman of the audit committee.

36. Related party transactions

All related party transactions are approved in accordance with our policy for related party transactions, which requires Audit Committee review and approval, followed by the approval of a majority of the Board of Directors who do not have a material interest in the transaction.

A. Elan

In February 2007, we signed a development and license agreement with Elan Pharma International Limited, a subsidiary of Elan Corporation, plc (“Elan”), licensing the rights to develop and market a nasal formulation of lorazepam (NanoCrystal®). Mr. Shane Cooke, chief financial officer of Elan is related to Mr. Alan Cooke, our former president and chief operating officer. Under the terms of the agreement, we paid $192,000 to Elan during the year ended December 31, 2008. On July 22, 2009 we sold all rights in lorazepam back to Elan for $700,000.

B. Financings

Financings

(i) October 2009 Private Placement

In October 2009, several of our current and former directors purchased approximately 36.0 million ADSs (in the form of ordinary shares) in a private placement, including:

•	17 million ADSs purchased by Abingworth LLP and Abingworth Bioequities Master Fund, where Mr. Joe Anderson, a Director of Amarin, is a partner;

•	7 million ADSs purchased by Orbimed Advisors LLC, where Dr. Carl L. Gordon, a Director of Amarin, is a General Partner;

•	7 million ADSs purchased by Sofinnova Venture Partners VII, L.P., where Dr. James I. Healy, a Director of Amarin, is a Managing General Partner; and

•

5 million ADSs purchased by Fountain Healthcare Partners Fund 1, L.P. Fountain Healthcare Partners Ltd. is the sole General Partner of Fountain Healthcare Partners Fund 1, L.P. Dr Manus Rogan is a Managing Partner of Fountain Healthcare Partners Ltd. and is also a non-executive director of Amarin.

(ii) June 2009 Convertible Bridge Notes

In June 2009, Sunninghill Limited, a company controlled by Dr. John Climax, who was a non-executive director of Amarin until October 2009, participated in a private placement of convertible bridge loan notes in the amount of $2 million. In June 2009, Mr. Thomas Lynch, then an executive director of Amarin, participated in a private placement of convertible bridge loan notes in the amount of $0.25 million.

(iii) May 2008 Private Placement

In May 2008, several of our current and former directors purchased approximately 10.9 million ADSs (in the form of ordinary shares) in a private placement, including:

•	3.6 million ADSs purchased by Sofinnova Venture Partners VII, L.P., where Dr. James I. Healy, a director of Amarin, is a Managing General Partner;

•	3.3 million ADSs purchased by Orbimed Advisors LLC, where Dr. Carl L. Gordon, a director of Amarin, is a General Partner of Orbimed;

•

2.2 million ADSs purchased by Thomas, McNerney & Partners LP, where Dr. Eric Aguiar, a former director of Amarin, is a Partner. Dr. Aguiar resigned as a non-executive director of Amarin on June 1, 2009.

•

1.8 million ADSs purchased by Panorama Capital LP, where Dr. Srinivas Akkaraju, a former director of Amarin, was formerly Managing Director. Dr. Akkaraju resigned as a non-executive director of Amarin on May 15, 2009.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

C. Icon

At December 31, 2009 Poplar Limited, a company controlled by Dr. Climax, a former non-executive Director of the Group until October 2009, owned approximately 5.5% of Icon plc. Under a 2005 agreement with Amarin, Icon Clinical Research Limited (a company wholly owned by Icon Plc) performed trial management services for Amarin’s studies on AMR101 for HD. For the years ended December 31, 2009 and 2008 Amarin incurred costs of $0.3 million and $0.4 million, respectively, under this agreement. The former Chairman and Chief Executive Officer and current non-executive director, Mr. Thomas Lynch has served as an outside director of Icon since January 1996. He is also a member of Icon’s audit committee, compensation committee and nominations committee.

D. Transactions with Directors and Executive officers

The total compensation of our key management, defined as directors and executive officers was as follows:

	For the Years Ended December 31,
	2009	2008	2007
	$’000	$’000	$’000
Short-term employee benefits	2,950	3,106	3,690
Post-employment benefits	—	—	75
Warrant-based compensation	1,210	—	—
Share-based compensation	2,170	2,011	2,300
Termination benefits	1,103	—	804

Total	7,433	5,117	6,869

There are no service contracts greater than one year in existence between any of the directors and executive officers of Amarin.

Mr. Thomas Lynch

In March 2007, Amarin’s Remuneration Committee reviewed and approved a consultancy agreement between the Group and Dalriada Limited for Dalriada Limited to provide consultancy services to the Group, including consultancy services relating to financing and other corporate finance matters, investor and media relations and implementation of corporate strategy. Under the Consultancy Agreement, the Group pays Dalriada Limited a fee of £240,000 per annum for the provision of the consultancy services through June 30, 2010 at which time the agreement terminates. An additional amount of £195,000 was also approved by the remuneration committee of which £75,000 was paid during the year ended December 31, 2007 in respect of consultancy services, with the remainder being paid during the year ended December 31, 2008. In January 2009, the annual consultancy fee was revised to €300,000 per annum and an additional performance related payment of $100,000 was paid.

Dalriada Limited is owned by a family trust, the beneficiaries of which include Mr. Thomas Lynch, former Amarin Chairman and Chief Executive Officer and current non-executive director, and family members.

On October 16, 2009, Mr. Lynch was issued 500,000 warrants to purchase shares in Amarin upon the completion of the $70 million financing raised by Amarin. The fair value of these warrants on the date of grant was $669,000, which was expensed by the Company. In conjunction with Mr. Lynch’s participation in the June and July 2009 bridge loans, he received 277,777 shares and 277,776 warrants. The warrants are exercisable for five years from the issuance date, 138,888 warrants have an exercise price of $1.00 and 138,888 warrants have an exercise price of $1.50.

Mr. Alan Cooke

On October 16, 2009, Mr. Cooke, Amarin’s former President and Chief Financial Officer, entered a compromise agreement with the Group. Pursuant to the compromise agreement, Mr. Cooke received a termination payment of €375,000, his 289,167 options to purchase shares in the Group became fully vested and are exercisable until October 16, 2010. Mr. Cooke’s 255,833 vested options to purchase shares in the Group will remain exercisable for a period of twelve months.

During October 2009, Mr. Cooke was issued 247,050 warrants to purchase shares in Amarin. The fair value of these warrants on the date of grant was $331,000, which was expensed by the Company. The warrant exercise price is $1.50 and they are exercisable for five years from the issuance date. In addition, Mr. Cooke subsequently entered into a consulting agreement with the Group on October 31, 2009.

Mr. Conor Dalton

On October 19, 2009, Mr. Dalton entered a compromise agreement with the Group. Pursuant to the compromise agreement, Mr Dalton will receive a termination payment of €142,340. Mr Dalton’s unvested options to purchase shares in the Group will vest and become exercisable until June 30, 2011. In addition, Mr. Dalton subsequently entered into a consulting agreement with the Group.

AMARIN CORPORATION PLC

NOTES TO THE CONSOLIDATED GROUP AND PARENT COMPANY FINANCIAL STATEMENTS—(Continued)

for the year ended December 31, 2009

Dr. Mehar Manku

On February 2, 2010, Dr. Manku entered a compromise agreement with the Group. Pursuant to the compromise agreement, Dr. Manku will receive a termination payment of £148,909. Dr. Manku’s 250,000 options to purchase shares in the Group became fully vested and are exercisable until April 30, 2013. In addition, Dr. Manku subsequently entered into a consulting agreement with the Group.

Mr. Thomas Maher

During October 2009, Mr. Maher was issued 156,955 warrants to purchase shares in Amarin. The fair value of these warrants on the date of grant was $210,000, which was expensed by the Company. The warrant exercise price is $1.50 and the exercise period is five years from the issuance date. On December 10, 2009, Mr. Maher entered a compromise agreement with the Group. Pursuant to the compromise agreement, Mr Maher will receive a termination payment of €273,498. Mr Maher’s 377,500 options to purchase shares in the Group became fully vested and are exercisable until June 30, 2011. In addition, Mr. Maher subsequently entered into a consulting agreement with the Group on October 31, 2009.

E. Decisionability LLP

In August 2008, we entered into a consultancy agreement with Decisionability LLP, where Dr. Declan Doogan, Amarin’s former Head of Research & Development and current interim Chief Executive Officer, is a partner. During the year ended December 31, 2008 we paid Decisionability approximately £112,000. This contract was terminated in October 2008.

37. Approval of financial statements

The Financial Statements were approved for issuance on June 24, 2010.

Exhibit 4.100

MANAGEMENT RIGHTS DEED OF AGREEMENT

THIS MANAGEMENT RIGHTS DEED OF AGREEMENT (this “Deed”) is made as of October 16, 2009 by and among:

(1)	AMARIN CORPORATION PLC, a company incorporated under the laws of England and Wales (the “Company”); and

(2)	The other persons and entities party hereto (each a “Purchaser,” and collectively the “Purchasers”).

RECITAL:

(A)	The Company and the other persons and entities listed on the signature pages to this Deed are parties to a Securities Purchase Agreement dated as of October 12, 2009 (as amended and in effect from time to time, the “Purchase Agreement”).

(B)	The Purchasers have purchased from the Company the number of the Company’s Ordinary Shares (the “Ordinary Shares”), each Ordinary Share represented by one American Depositary Share (each an “ADS”), and the number of warrants to purchase Ordinary Shares represented by ADSs (the “Warrants”) in each case as set forth opposite such Purchaser’s name on Exhibit A to the Purchase Agreement.

(C)	The Purchasers and the Company wish to enter into this Deed to set forth their understanding and agreement with regard to the election and appointment of directors to the Board of Directors of the Company (the “Board”).

(D)	In consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	Capitalized terms used but not otherwise defined herein shall have the definitions ascribed to them in the Purchase Agreement.

“Abingworth” means Abingworth LLP and its Affiliates, including, without limitation, Abingworth Bioventures V LP, Abingworth Bioventures V Co-Invest Growth Equity Fund LP, and Abingworth Bioequities Master Fund Limited;

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing). Without limiting the foregoing, in the case of Abingworth, “Affiliate” shall include Abingworth’s managed accounts;

“Designated Director” shall mean in respect of each Lead Investor and Abingworth, each person whom such Purchaser has designated for nomination or appointment to the Board pursuant to this Deed;

“Investor” means each Purchaser together with and on behalf of its Affiliates from time to time holding or controlling Voting Securities;

“Lead Investors” means the Lead Investors other than Longitude Venture Partners L.P. and its Affiliates;

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise); and

“Voting Securities” means with respect to each Investor, the ADSs and Ordinary Shares (including ADSs and Ordinary Shares issued upon the exercise of Warrants) at the time held of record by such Investor or as to which it has voting control.

2.	NOMINATION AND ELECTION OF DIRECTORS

2.1	For so long as a Lead Investor, together with its Affiliates owning or controlling Voting Securities, beneficially owns the number of Ordinary Shares equal to at least fifty percent (50%) of the number of Ordinary Shares it purchased at Closing, determined severally as to each Lead Investor, the Company will procure that the Board nominates for election to the Board in accordance with Article 110 of the Company’s Articles of Association (as amended from time to time) each Designated Director specified by such Lead Director.

2.2	For so long as the Lead Investors, together with their Affiliates owning or controlling Voting Securities, beneficially own in the aggregate, at least twenty-five percent (25%) of the then issued and outstanding Ordinary Shares of the Company, determined collectively as to the Lead Investors as a group, the Company will procure that the Board nominates for election to the Board in accordance with Article 110 of the Company’s Articles of Association (as amended from time to time) two Designated Directors (both of whom will be independent) specified by the Lead Investors. The identity of said two Designated Directors shall be determined in accordance with procedures agreed among the Lead Investors.

2.3	For so long as Abingworth, together with its Affiliates owning or controlling Voting Securities, beneficially owns the number of Ordinary Shares equal to at least five percent (5%) of the then issued and outstanding Ordinary Shares of the Company, the Company will procure that the Board nominates for election to the Board in accordance with Article 110 of the Company’s Articles of Association (as amended from time to time) a Designated Director specified by Abingworth.

2.4	Each Investor, severally and not jointly, and solely with respect to its Voting Securities, agrees that:

(a)	at any meeting (whether general, extraordinary, annual or special and whether or not an adjourned or postponed meeting) of the holders of Ordinary Shares, however called, or in connection with any written consent of the holders of Ordinary Shares, such Investor shall vote (or cause to be voted) all of its Voting Securities in favor of the election to the Board of each of the Designated Directors nominated by the Lead Investors and Abingworth pursuant to this Section 2; and

(b)	such Investor shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or would violate its obligations hereunder.

3.	DESIGNATION OF DIRECTORS

3.1	On the Closing Date, the Designated Directors shall be as follows:

(i)	Carl L. Gordon shall be the Designated Director of the Orbimed Purchasers as shown on the signature page of this Deed;

(ii)	James I. Healy shall be the Designated Director of the Sofinnova Purchaser as shown on the signature page of this Deed;

(iii)	Manus Rogan shall be the Designated Director of the Fountain Purchaser as shown on the signature page of this Deed; and

(iv)	Joseph Anderson shall be the Designated Director of the Abingworth Purchasers as shown on the signature page of this Deed.

3.2	The parties acknowledge that although the Lead Investors have not yet specified Designated Directors in accordance with Section 2.2 of this Deed, the Lead Investors reserve the right to designate such persons at any time after the date hereof.

3.3	From time to time during the term of this Deed, each Investor who is entitled to specify a Designated Director pursuant to this Deed may, in its sole discretion:

(a)	notify the Company and the other Investors in writing of its intention to remove from the Board any of its Designated Directors; or

(b)	notify the Company and the other Investors in writing of its intention to designate a new Designated Director (whether to replace a prior Designated Director or to fill a vacancy left by its prior Designated Director).

3.4	In the event of such an initiation of a removal or selection of a Designated Director under this Section 3, each other Investor shall vote its Voting Securities and/or cause its Designated Directors, if any, to exercise his or her voting rights as a director in accordance with Article 111 of the Company’s Articles of Association (as amended from time to time) as may be necessary to cause: (a) the removal from the Board of the Designated Director so specified for removal; and (b) the election to the Board of any such new Designated Director.

4.	NO LIABILITY FOR ELECTION OF DESIGNATED DIRECTOR

None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party or its Affiliates makes any representation or warranty as to the fitness or competence of any Designated Director by virtue of such party’s execution of this Deed, such party’s nomination or designation of a Designated Director hereunder, or such party’s vote for any Designated Director pursuant to this Deed.

5.	PROXY

To secure the obligations of the Investors to vote their Voting Securities in accordance with the provisions of this Deed, each Investor (each, a “Proxy Grantor”) hereby grants a power of attorney to each other Investor entitled hereunder to nominate or designate a Designated Director (each, a “Proxy Grantee”) as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Proxy Grantor’s Voting Securities to give effect to the director nomination, removal and designation rights of the Proxy Grantee hereunder, but only to the extent provided herein. Each Proxy Grantee may exercise the irrevocable proxy granted to it hereunder, in its sole discretion, at any time the Proxy Grantor fails to honor its obligations under Sections 2 or 3 hereof in respect of persons nominated or designated by such Proxy Grantee. The proxies and powers granted pursuant to this Section 5 are coupled with an interest and are given to secure the performance of each of the obligations of the Investors hereunder. Such proxies and powers shall be irrevocable with respect to each Proxy Grantee for so long as such Proxy Grantee is entitled hereunder to nominate or designate a Designated Director and shall survive the death, incompetency, disability, bankruptcy or dissolution of any Investor or any of its Affiliates.

6.	INDEMNIFICATION AGREEMENTS

For so long as any Investor shall have the right to nominate or designate a Designated Director, the Company shall have entered into and will keep in effect an indemnification agreement with each such person who becomes a director, in form and substance mutually satisfactory to the Company, Abingworth and the Lead Investors.

7.	COMPLIANCE WITH DEED AND ARTICLES

7.1	Each of the parties undertakes to each of the other parties that it will (so far as it is lawfully able) use the powers vested in it from time to time as director, officer, employee and shareholder (as the case may be) to procure that the Company complies with its Articles of Association and this Deed.

7.2	Each of the parties will procure (so far as it is lawfully able) that the Articles of Association of the Company shall not be amended so as to frustrate the purposes of the Deed.

7.3	Each of the parties undertakes to each of the other parties that it will comply with the obligations imposed on it by the Articles of Association.

8.	TERMINATION

This Deed shall terminate only upon the unanimous written consent of the Investors who at the time have the right to nominate or designate members of the Board as provided herein.

9.	ADDITIONAL SECURITIES

For the avoidance of doubt, in the event that, subsequent to the date of this Deed, any voting shares or other voting securities are issued on, or in exchange for, any of ADSs or Ordinary Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, the additional Ordinary Shares, ADSs and other such shares or securities so issued shall be deemed to be Voting Securities for purposes of this Deed.

10.	MISCELLANEOUS

10.1	Successors and Assigns. The provisions of this Deed shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto, provided that this Agreement may not be assigned by any party hereto except to its Affiliates owning or controlling Voting Securities and this Deed shall not be binding on Persons to whom a Purchaser transfers Voting Securities unless such transferee is an Affiliate of the transferring Purchaser. Each Purchaser (i) agrees to cause its Affiliates from time to time holding or controlling Voting Securities to comply with the provisions hereof binding on such Purchaser and its Affiliates and (ii) shall be liable to the other Investors for any breach of this Deed by its Affiliates.

10.2	Governing Law. This Deed and any non contractual obligations arising out of it shall be governed by the laws of England and Wales, and the parties submit to the exclusive jurisdiction of the English courts for the purpose of hearing and determining any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any contractual or non-contractual obligation arising out of or in connection with this Deed) and for the purpose of enforcement of any judgment against their respective assets.

10.3	Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Deed.

10.4	Entire Agreement. This Deed and the Purchase Agreement (and the exhibits thereto) constitute the full and entire understanding and agreement among the parties with regard to the subject hereof.

10.5	Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Deed by any party, that this Deed shall be specifically enforceable, and that any breach or threatened breach of this Deed shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.6	Amendment; Waiver. Neither this Deed nor any term hereof may be amended or waived other than by the unanimous consent of the Investors who at the time have the right to nominate or designate Members of the Board as provided herein; provided, however, that (i) any Investor may unilaterally waive its rights (but not its obligations) hereunder but only by a written instrument signed by such Investor, and any such waiver shall be binding only upon such Investor and (ii) no such amendment or waiver shall increase the obligations of the Company or any Investor who does not have the right to nominate or appoint a Designated Director as provided herein without the Company’s such Investor’s prior written consent, as the case may be.

10.7	Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Deed, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

10.8	Severability. If any provision of this Deed becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Deed, and such court will replace such illegal, void or unenforceable provision of this Deed with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Deed shall be enforceable in accordance with its terms.

10.9	Counterparts. This Deed may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

10.10	Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Deed shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Deed or any waiver on such party’s part of any provisions or conditions of the Deed must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Deed by law, or otherwise afforded to any party, shall be cumulative and not alternative.

10.11	Independent Nature of Investors’ Obligations and Rights. Nothing contained in this Deed or in the Purchase Agreement, and no action taken by any party hereto pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Deed and the Purchase Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Deed or out of the Purchase Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Deed and the Purchase Agreement.

This Deed has been entered into and delivered as a deed on the date stated at the beginning of this Deed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Management Rights Deed of Agreement as a deed as of the date first above written.

The Company Executed as a deed by AMARIN CORPORATION PLC

By:	/s/ William T. Mason
Name: William T. Mason
Title: Director

The Orbimed Purchasers Executed as a deed by CADUCEUS PRIVATE INVESTMENTS III, LP

By:	OrbiMed Capital GP III LLC
Its:	General Partner

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: General Partner

Executed as a deed by ORBIMED ASSOCIATES III, LP

By:	OrbiMed Advisors LLC
Its:	General Partner

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Partner

The Sofinnovia Purchaser Executed as a deed by SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C.
Its:	General Partner

By:	/s/ James I. Healy
Name: James I. Healy
Title: Managing General Partner

The Fountain Purchaser Executed as a deed by FOUNTAIN HEALTHCARE PARTNERS FUND 1, L.P.

By:	Fountain Healthcare Partners Ltd.
Its:	General Partner

By:	/s/ Manus Rogan
Name: Manus Rogan
Title: Managing Partner

The Abingworth Purchasers Executed as a deed by ABINGWORTH BIOVENTURES V L.P

By:	Abingworth LLP
Its:	Manager

By:	/s/ Joseph Anderson
Name: Joseph Anderson
Title: Partner

By:	/s/ Timothy Haines
Name: Timothy Haines
Title: Partner

Executed as a deed by ABINGWORTH BIOVENTURES V CO-INVEST GROWTH EQUITY FUND LP

By:	Abingworth LLP
Its:	Manager

By:	/s/ Joseph Anderson
Name: Joseph Anderson
Title: Partner

By:	/s/ Timothy Haines
Name: Timothy Haines
Title: Partner

Executed as a deed by ABINGWORTH BIOEQUITIES MASTER FUND LIMITED

By:	/s/ Joseph Anderson
Name: Joseph Anderson Title: Director

The Other Purchasers Executed as a deed by STICHTING DEPOSITARY APG DEVELOPED MARKETS EQUITY POOL

By:	/s/ R. Van Der Zeeuw
Name: R. Van Der Zeeuw
Title: Authorized Signatory

By:	/s/ P.M.L. Frentrop
Name: P.M.L. Frentrop
Title: Authorized Signatory

Executed as a deed by BIOMEDICAL OFFSHORE VALUE FUND, LTD.

By:	Great Point Partners, LLC, its Investment Manager

By:
Name: Jeffrey R. Jay Title: Senior Managing Member

Executed as a deed by BIOMEDICAL VALUE FUND, L.P.

By:	Great Point Partners, LLC, its General Partner

By:
Name: Jeffrey R. Jay
Title: Senior Managing Member

Executed as a deed by VISIUM BALANCED MASTER FUND, LTD.

By:
Name: Mark Gottlieb
Title: Signatory

Executed as a deed by OPUS POINT HEALTHCARE INNOVATIONS FUND, L.P.

By:
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by OPUS POINT HEALTHCARE VALUE FUND, L.P.

By:
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by OPUS POINT HEALTHCARE (LOW NET) FUND, L.P.

By:
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by OPUS POINT CAPITAL PRESERVATION FUND, L.P.

By:
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by CAPITAL VENTURES INTERNATIONAL

By:
Name: Martin Kobinger Title: Investment Manager

Executed as a deed by CUMMINGS BAY CAPITAL

By:
Name: Michael Gregory Title: Authorised Person

Executed as a deed by GENEVE CORP.

By:
Name: Michael Gregory Title: Authorised Person

Executed as a deed by BIOHEDGE HOLDINGS LIMITED

By:
Name: Steven Salmon Title: President, Rosalind Advisors, Inc.

Executed as a deed by ROSALIND CAPITAL PARTNERS, L.P.

By:
Name: Steven Salmon Title: President, Rosalind Advisors, Inc.

Executed as a deed by BOXER CAPITAL LLC

By:	/s/ Chris Fuglesang
Name: Chris Fuglesang Title: Member, Counsel

Executed as a deed by RCG PB LTD.

By:
Name: Jeffrey C. Smith Title: Authorized Signatory

Executed as a deed by RAMIUS ENTERPRISE MASTER FUND LTD.

By:
Name: Jeffrey C. Smith Title: Authorized Signatory

Executed as a deed by RA CAPITAL HEALTHCARE FUND, L.P.

By:
Name: Peter Kolchinsky Title: Manager

Executed as a deed by BLACKWELL PARTNERS, LLC

By:
Name: Peter Kolchinsky Title: Manager

Executed as a deed by SUNNINGHILL LIMITED

By:
Name: Title: Director

By:
Name: Title: Director

Executed as a deed by MIDSUMMER VENTURES, LP

By:
Name: Michael Amsalem Title: President of General Partner, Midsummer Advisors

Executed as a deed by MIDSUMMER INVESTMENT, LIMITED

By:
Name: Michael Amsalem Title: Director

/s/ David Brabazon
David Brabazon

David Hurley

/s/ Thomas G. Lynch
Thomas G. Lynch

/s/ Dr. Simon Kukes
Dr. Simon Kukes

Eunan Maguire

/s/ Anthony Russell Roberts
Anthony Russell Roberts

Executed as a deed by LONGITUDE VENTURE PARTNERS, L.P.

By: Longitude Capital Partners, LLC Its: General Partner

By:	/s/ Patrick Enright
Name: Patrick Enright Title: Managing Director

Executed as a deed by LONGITUDE CAPITAL ASSOCIATES, L.P.

By: Longitude Capital Partners, LLC Its: General Partner

By:	/s/ Patrick Enright
Name: Patrick Enright Title: Managing Director

Exhibit 8.1

SUBSIDIARIES OF AMARIN CORPORATION PLC

Subsidiary Name	Country of Incorporation or Registration	Proportion of Ownership Interest and Voting Power Held
Amarin Neuroscience Limited	Scotland	100%
Amarin Pharmaceuticals Ireland Limited	Ireland	100%
Amarin Finance Limited	Bermuda	100%
Ester Neurosciences Limited	Israel	100%
Amarin Pharma Inc	USA	100%

Exhibit 12.1

CERTIFICATION

I, Declan Doogan, certify that:

1.	I have reviewed this annual report on Form 20-F of Amarin Corporation plc;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 24, 2010	/s/ Declan Doogan
Declan Doogan Interim Chief Executive Officer (Principal Executive Officer)

Exhibit 12.2

CERTIFICATION

I, John F. Thero, certify that:

1.	I have reviewed this annual report on Form 20-F of Amarin Corporation plc;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 24, 2010	/s/ John F. Thero
John F. Thero Chief Financial Officer (Principal Financial Officer)

Exhibit 13.1

AMARIN CORPORATION PLC

CERTIFICATION OF DECLAN DOOGAN, INTERIM CHIEF EXECUTIVE OFFICER

OF AMARIN CORPORATION PLC, PURSUANT TO SECTION 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amarin Corporation plc (the “Company”) on Form 20-F for the period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Declan Doogan
Name: Declan Doogan Title: Interim Chief Executive Officer (Principal Executive Officer) Date: June 24, 2010

Exhibit 13.2

AMARIN CORPORATION PLC

CERTIFICATION OF JOHN F. THERO, CHIEF FINANCIAL OFFICER

OF AMARIN CORPORATION PLC, PURSUANT TO

SECTION 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amarin Corporation plc (the “Company”) on Form 20-F for the period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John F. Thero
Name: John F. Thero Title: Chief Financial Officer (Principal Financial Officer) Date: June 24, 2010

Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-1, as supplemented (File No. 333-163704), and Form S-8 (File No. 333-146839, 333-143358, 333-132520, 333-110704, 333-101775 and 333-84152) of Amarin Corporation plc of our report dated June 23, 2010 relating to the financial statements of Amarin Corporation plc which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Dublin, Ireland

June 24, 2010.